                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               NUTRITION MEDICAL, INC.
                   (Name of Registrant as Specified In Its Charter)

                                    Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          Common Stock, $.04 par value per share

     2)   Aggregate number of securities to which transaction applies:

          1,364,001 shares of Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          Pursuant to the ZEVEX Transaction, the Company will receive cash equal to $500,000, tangible personal property valued at approximately $420,000 and shares of common stock of ZEVEX International, Inc, valued (based on an average of the high and low prices on October 8, 1998 as reported on the American Stock Exchange) at $524,687.50. Pursuant to the GalaGen Transaction, the Company will receive cash equal to $175,000 and shares of common stock of GalaGen, Inc. valued at $625,000. The total consideration received by the Company in connection with the ZEVEX Transaction and the GalaGen Transaction will be $2,244,687.50.

     4)   Proposed maximum aggregate value of transaction:

          $2,244,687.50 (see above for an explanation of the calculation)

     5)   Total Fee Paid: $448.94

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            NUTRITION MEDICAL, INC.

                       9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

Dear Shareholder:

    You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Nutrition Medical, Inc. (the "Company") to be held at the Kelly Inn at 2705 North Annapolis Lane, Plymouth, Minnesota, on Tuesday, December 22, 1998, 10:30 a.m. (Minneapolis time).

    The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Following the formal business portion of the Annual Meeting, shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO RICHARD J. HEGSTRAND, CHIEF OPERATING OFFICER OF THE COMPANY, AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, 9850 51ST AVENUE NORTH, SUITE 110, MINNEAPOLIS, MINNESOTA. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                    Sincerely,
                                    /s/ Richard J. Hegstrand
                                    RICHARD J. HEGSTRAND
                                    CHIEF OPERATING OFFICER

Minneapolis, Minnesota
December 8, 1998

                            NUTRITION MEDICAL, INC.
                       9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 22, 1998

                            ------------------------

To the Shareholders of

  NUTRITION MEDICAL, INC.:

    Notice is here by given that the Annual Meeting of the Shareholders of Nutrition Medical, Inc. (the "Company") will be held at 10:30 a.m. (Minneapolis time) on December 22, 1998, at the Kelly Inn at 2705 North Annapolis Lane, Plymouth, Minnesota, for the following purposes:

    1. To elect three directors, each to serve for a one-year term and until his successor is elected and qualified.

    2. To vote on the approval of the Asset Purchase Agreement, dated as of July 27, 1998 (the "ZEVEX Agreement"), by and between the Company and ZEVEX, Inc., a Delaware corporation ("ZEVEX, Inc."), pursuant to which the Company has agreed to sell and transfer, and ZEVEX, Inc. has agreed to purchase and assume, certain of the assets and liabilities of the Company in connection with the Company's enteral feeding pump and plastic disposables business. Details of this transaction and other important information, including the Company's intended use of the proceeds from this transaction, are set forth in the accompanying Proxy Statement which you are urged to read carefully.

    3. To vote on the approval of the Asset Purchase Agreement dated as of September 1, 1998, as amended pursuant to an Amendment Agreement dated October 28, 1998 (collectively, the "GalaGen Agreement"), by and between the Company and GalaGen Inc., a Delaware corporation ("GalaGen"), pursuant to which the Company has agreed to sell and transfer, and GalaGen has agreed to purchase and assume, certain of the assets and liabilities of the Company in connection with the Company's critical care business. Details of this transaction and other important information, including the Company's intended use of the proceeds from this transaction are set forth in the accompanying Proxy Statement which you are urged to read carefully.

    4. To vote on the approval of an amendment to the Second Restated Articles of Incorporation, as amended, of the Company changing the name of the Company to NM Holdings, Inc.

    5. To ratify the appointment of Ernst & Young LLP, as the independent auditors of the Company for the fiscal year ending December 31, 1998.

    6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST IN FAVOR OF ALL NOMINEES AND FOR EACH OF THE PROPOSALS LISTED ON THE PROXY CARD.

    A purpose of the Annual Meeting is to consider the sale of all or substantially all of the property and assets of the Company. Holders of common stock, $.04 par value, of the Company ("Common Stock") who do not vote their shares in favor of the ZEVEX Agreement or the GalaGen Agreement, and who strictly comply with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA"), have the right to object to the approval of the ZEVEX Agreement or the GalaGen

Agreement, as the case may be, and may make written demand for payment of the "fair value" of their shares of Common Stock ("Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Sections 302A.471 and 302A.473 of the MBCA, a copy of which is attached as Exhibit C to the Proxy Statement. In addition, a description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth under the caption "Additional Information About The ZEVEX Transaction and the GalaGen Transaction--Rights Of Dissenting Shareholders" in the Proxy Statement.

    Only holders of record of Common Stock at the close of business on November 17, 1998, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON.

                                          By Order of the Board of Directors
                                          /s/ Anwar H. Bhimani
                                          Anwar H. Bhimani
                                          SECRETARY

December 8, 1998

IMPORTANT: PLEASE RETURN EACH PROXY CARD SENT TO YOU. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 22, 1998
                                 --------------

         This proxy statement is provided in connection with the 1998 Annual Meeting (the "Annual Meeting") of Shareholders of Nutrition Medical, Inc. (the "Company"), which will be held at 10:30 a.m. on December 22, 1998, at the Kelly Inn at 2705 North Annapolis Lane, Plymouth, Minnesota, and any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company.

         The Board of Directors is aware of five items of business to be considered at the Annual Meeting: (1) the election of three directors; (2) approval of the Asset Purchase Agreement, dated as of July 27, 1998 (the "ZEVEX Agreement"), by and between the Company and ZEVEX, Inc., a Delaware corporation ("ZEVEX, Inc."); (3) approval of the Asset Purchase Agreement, dated as of September 1, 1998, as amended pursuant to an amendment dated as of October 28, 1998 (collectively, the "GalaGen Agreement"), by and between the Company and GalaGen Inc., a Delaware corporation ("GalaGen"); (4) approval of an amendment to the Second Restated Articles of Incorporation of the Company (the "Articles of Incorporation") changing the name of the Company to NM Holdings, Inc.; and
(5) ratification of the appointment of Ernst & Young LLP, as the independent auditors of the Company for the fiscal year ending December 31, 1998. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgement.

         The Board of Directors recommends that an affirmative vote be cast in favor of all nominees and for each of the proposals listed in the proxy (or voting instructions) card. By completing and returning the accompanying proxy, the shareholder authorizes Richard J. Hegstrand and Anwar H. Bhimani, as designated on the face of the proxy, to vote all shares for the shareholder. All returned proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each of the nominees and the listed proposals. Regardless of the size of your holdings, you are encouraged to complete and return the proxy or voting instructions card so that your shares may be voted at the Annual Meeting. A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Chief Operating Officer of the Company at the Company's principal executive offices at 9850
51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, by execution of a later dated proxy or by attending and voting at the Annual Meeting.

         This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about December 8, 1998.

         Holders of record of the shares of common stock, $.04 par value, of the Company ("Common Stock"), at the close of business on November 17, 1998, will be entitled to vote on all matters at the

Annual Meeting. Each share of Common Stock will be entitled to one vote. On November 17, 1998, a total of 1,364,001 shares of Common Stock were outstanding. A majority of the voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting. A majority of the shares of Common Stock, represented in person or by proxy, will be required to elect the directors of the Company, approve the amendment to the Articles of Incorporation of the Company changing the name of the Company to NM Holdings, Inc., and ratify the appointment of Ernest & Young, LLP, as the independent auditors of the Company. The ZEVEX Agreement and the GalaGen Agreement must be approved by the holders of a majority of outstanding shares of Common Stock.

         Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted for purposes of determining the presence of a quorum at the Annual Meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters other than the election of directors. Since the Minnesota Business Corporation Act (the "MBCA") requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal to approve the ZEVEX Agreement and the GalaGen Agreement, if shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of Common Stock to their broker or such shareholders explicitly abstain from voting on such proposals, the effect will be the same as a vote against the approval of the ZEVEX Agreement and GalaGen Agreement, as the case may be. Executed but unmarked proxies will be voted for approval of the ZEVEX Agreement, for approval of the GalaGen Agreement, for election of the directors, for approval of the amendment to the Articles of Incorporation and for the ratification of the Company's independent auditors.

         All expenses in connection with the solicitation of this proxy will be paid by the Company. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or electronic transmission.

                                TABLE OF CONTENTS

                                                                                                     PAGE
SUMMARY.................................................................................................1
     Date, Time and Place of Special Meeting............................................................1
     Record Date; Shareholders Entitled to Vote; Quorum.................................................1
     Purpose of the Meeting.............................................................................1
     The ZEVEX Transaction and the GalaGen Transaction..................................................2
         The ZEVEX Transaction..........................................................................2
         The GalaGen Transaction........................................................................3
     Proceeds of the ZEVEX Transaction and the GalaGen Transaction......................................4
     Closing Conditions.................................................................................6
     Termination of the ZEVEX Agreement and the GalaGen Agreement.......................................7
     The Closing Dates..................................................................................7
     Recommendation of the Company's Board of Directors.................................................7
     Shareholder Approval...............................................................................7
     Rights of Dissenting Shareholders..................................................................8
     Federal Income Tax Consequences....................................................................8
     Regulatory Approval................................................................................8
     The Company........................................................................................8
     Market for Common Stock............................................................................9
     ZEVEX, Inc. and ZEVEX International, Inc...........................................................9
     GalaGen Inc........................................................................................9

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION............................................10

PROPOSAL 1:
ELECTION OF DIRECTORS..................................................................................11
     Nominees for Election at the Annual Meeting.......................................................11

DIRECTOR, EXECUTIVE OFFICER AND
BENEFICIAL OWNERSHIP INFORMATION.......................................................................12
     Director Compensation.............................................................................12
         1996 Director Plan............................................................................12
     Committees and Meetings of the Board of Directors.................................................13
     Certain Transactions..............................................................................13
     Executive Officers................................................................................14
     Executive Compensation............................................................................14
         Summary Compensation Table....................................................................14
         Severance Agreement...........................................................................15
         Current Compensation..........................................................................15
     Stock Options.....................................................................................16
     Section 16(a) Beneficial Ownership Reporting Compliance...........................................16


                                       -i-


                                                                                                     PAGE

     Security Ownership of Certain Beneficial Owners and Management....................................16

PROPOSAL 2:
APPROVAL OF THE ZEVEX AGREEMENT........................................................................19
     Background of and Reasons for the ZEVEX Transaction...............................................19
     Recommendation of the Board of Directors..........................................................20
     Interests of Certain Persons in the ZEVEX Transaction.............................................20
     Regulatory Approvals..............................................................................20
     Description of the ZEVEX Agreement................................................................20
         General.......................................................................................20
         Closing Date..................................................................................21
         Consideration.................................................................................21
         Terms of the Transaction......................................................................22
         Representations and Warranties of the Company.................................................23
         Operation of the Company Prior to Closing.....................................................23
         Transitional Matters..........................................................................24
         Closing Conditions............................................................................25
         Termination...................................................................................27
         Indemnification...............................................................................27
     The ZEVEX Marketing Agreement.....................................................................28
     Accounting Treatment..............................................................................29

PROPOSAL 3:
APPROVAL OF THE GALAGEN AGREEMENT......................................................................30
     Background of and Reasons for the GalaGen Transaction.............................................30
     Recommendation of the Board of Directors..........................................................30
     Interests of Certain Persons in the GalaGen Transaction...........................................30
     Regulatory Approvals..............................................................................31
     Description of the GalaGen Agreement..............................................................31
         General.......................................................................................32
         Closing Date..................................................................................32
         Consideration.................................................................................32
         Terms of the Transaction......................................................................33
         Representations and Warranties................................................................35
         Operations of the Company Prior to the Closing................................................35
         Transitional Matters..........................................................................36
         Closing Conditions............................................................................36
         Registration Rights...........................................................................38
         Termination...................................................................................40
         Indemnification...............................................................................40
     Marketing Agreement...............................................................................41
     Accounting Treatment..............................................................................42


                                      -ii-


                                                                                                     PAGE

ADDITIONAL INFORMATION
ABOUT THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION................................................43
     Plans for the Company After the ZEVEX Transaction and the GalaGen Transaction.....................43
         General.......................................................................................43
         Potential Conflict of Interest................................................................45
         Shareholder Agreements........................................................................46
         Prior Blank Check Offering Experience.........................................................46
         Reporting Requirements........................................................................47
         Market Maker Activities.......................................................................48
     Rights of Dissenting Shareholders.................................................................48
     Certain Federal Income Tax Consequences...........................................................50

GENERAL INFORMATION REGARDING THE COMPANY..............................................................53
     Company Pro Forma Financial Information...........................................................53
     Management's Discussion and Analysis of Financial Condition of the Company - 1999 Plan of
         Operations....................................................................................60
         Company Operations............................................................................60
         Product Sales.................................................................................60
         Operating Expenses............................................................................60
         Patent Infringement Litigation................................................................61
         Liquidity and Capital Resources...............................................................61
     Business of the Company...........................................................................63
         General.......................................................................................63
         Products......................................................................................64
         Background....................................................................................64
         Critical Care Products........................................................................65
         Research and Development......................................................................66
         Manufacturing and Distribution................................................................66
         Marketing.....................................................................................66
         Competition...................................................................................67
         Government Regulation.........................................................................67
         Employees.....................................................................................67
         Property......................................................................................68
         Litigation....................................................................................68
     Management's Discussion and Analysis of Financial Condition and Results of Operation of the
         Company.......................................................................................69
         General.......................................................................................69
         Results of Operations.........................................................................70
             Twelve Months Ended December 31, 1997 and 1996............................................70


                                                                                                     PAGE

             Twelve Months Ended December 31, 1996 and 1995............................................71
             Three Months Ended September 30, 1998 and 1997............................................71
             Nine Months Ended September 30, 1998 and 1997.............................................72
         Discontinued Operations.......................................................................74
         Year 2000 Issue...............................................................................74
         Liquidity and Capital Resources...............................................................75
     Market Price and Dividend Data of the Company.....................................................76
     Risk Factors......................................................................................78
         Lack of Operating Profits; Limited Operating History..........................................78
         Product Acceptance and Pricing................................................................78
         Dependence on Contract Manufacturers..........................................................79
         Possible Fluctuations in Operating Results....................................................79
         Customer Concentration........................................................................79
         Future Capital Requirements; No Assurance Future Capital Will Be Available....................79
         Litigation Involving Competitors..............................................................80
         Competition...................................................................................80
         Product Liability and Insurance Risks.........................................................81
         Government Regulation.........................................................................81
         Control by Principal Shareholders.............................................................81
         Trademarks....................................................................................81
         Undesignated Stock............................................................................82
         Limitations on Broker-Dealer Sales of Common Stock; Applicability of "Penny Stock"
              Rules; No Assurance of Continued Quotation on the Nasdaq Stock Market....................82
         Dependence Upon Management....................................................................83
         Speculative Nature of Company's Proposed Operations...........................................84
         Scarcity of and Competition  for Business Opportunities.......................................84
         No Agreement or Standards for Business Opportunities..........................................84
         Reporting Requirements under the Exchange Act.................................................84
         Lack of Diversification.......................................................................85
         Change in Control and Management..............................................................85
         Disadvantages of Blank Check Offerings........................................................85
         Effect of Patent Litigation Lawsuit...........................................................85

GENERAL INFORMATION REGARDING ZEVEX....................................................................87
     Business of ZEVEX.................................................................................87
         General.......................................................................................87
         Broad Experience and Expertise with Numerous Medical Devices..................................87
         Devices That ZEVEX Manufactures for Others and Their Markets..................................88
         ZEVEX'S Proprietary Products..................................................................89
         Design and Engineering Capabilities...........................................................89
         Manufacturing Capabilities....................................................................90
         Marketing and Sales...........................................................................90


                                      -iv-


                                                                                                     PAGE

         Significant Customers.........................................................................91
         Backlog.......................................................................................91
         Competition...................................................................................92
         Research and Development for ZEVEX's Proprietary Products.....................................92
         Patents, Trademarks, and Other Proprietary Rights.............................................92
         Governmental Regulation.......................................................................93
         Employees.....................................................................................94
         Properties and Facilities.....................................................................94
         Legal Proceedings.............................................................................94
     Market Price and Dividend Data of ZEVEX International.............................................94
     Risk Factors......................................................................................95
         Dependence on Major Customers.................................................................96
         Risk Factors Relating to ZEVEX, Inc.'s Customers..............................................96
         Uncertainty of Market Acceptance of Out-Sourcing Manufacturing of Medical Instruments........100
         Competition in Out-Sourcing Manufacturing of Medical Instruments.............................101
         Early Termination of Agreements..............................................................101
         Risk Factors in Marketing ZEVEX, Inc.'s Proprietary Products.................................101
         Regulatory Compliance for Manufacturing Facilities...........................................102
         Product Development..........................................................................103
         Design and Manufacturing Process Risks.......................................................104
         Expansion of Marketing; Limited Distribution.................................................104
         Product Recalls..............................................................................104
         Risk of Product Liability....................................................................105
         Potential Inability to Sustain and Manage Growth.............................................105
         Dependence Upon Management...................................................................105
         Patent Protection............................................................................106
         Control by Management and Certain Major Shareholders.........................................106
         Suppliers and Shortages of Component Parts...................................................106
         Customer Conflicts...........................................................................106
         Future Capital Requirements..................................................................107
         Reliance on Efficiency of Distribution and Third Parties.....................................107
         Volatility of Revenues and Product Mix.......................................................107
         Uncertain Protection of Intellectual Property................................................108
         Limited Market for ZEVEX, Inc. Common Stock..................................................108
         Possible Volatility of Stock Price...........................................................109
         Issuance of Additional Shares for Acquisition or Expansion...................................109
         Dividends....................................................................................109
         Impact of Anti-Takeover Measures; Possible Issuance of Preferred Stock; Classified Board.....109
         Foreign Exchange, Currency, and Political Risk...............................................110
     Year 2000........................................................................................111


                                       -v-


                                                                                                     PAGE


GENERAL INFORMATION REGARDING GALAGEN.................................................................112
     Business of GalaGen..............................................................................112
         Forward-Looking Statements...................................................................112
         Introduction.................................................................................112
         Background...................................................................................113
         Business Strategy, Collaborations and License Agreements.....................................114
         Manufacturing System.........................................................................116
         Proprietary Rights and Patents...............................................................117
         Government Regulation........................................................................118
         Competition..................................................................................119
         Properties...................................................................................120
         Legal Proceedings............................................................................120
     Management's Discussion and Analysis of Financial Condition and Results of Operations of
         GalaGen......................................................................................120
         General......................................................................................120
         Results of Operations........................................................................121
         Twelve Months ended December 31, 1997, 1996 and 1995.........................................121
         Three Months Ended September 30, 1998 and 1997...............................................123
         Nine Months Ended September 30, 1998 and September 30, 1997..................................124
         Liquidity and Capital Resources..............................................................125
     Year 2000........................................................................................128
     Market Price and Dividend Data of GalaGen........................................................128
     Risk Factors.....................................................................................129
         General......................................................................................129
         Nutritional Products.........................................................................130
         Pharmaceutical Products......................................................................131

PROPOSAL 4:
AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION................................................133

PROPOSAL 5:
RATIFICATION OF INDEPENDENT AUDITORS..................................................................133

OTHER MATTERS.........................................................................................134

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS......................................................134

AVAILABLE INFORMATION.................................................................................134



                                                                      PAGE
FINANCIAL STATEMENTS...................................................F-1

EXHIBIT A..............................................................A-1

EXHIBIT B..............................................................B-1

EXHIBIT C..............................................................C-1

EXHIBIT D..............................................................D-1

EXHIBIT E..............................................................E-1


                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT, IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT AND IN THE EXHIBITS HERETO. SHAREHOLDERS ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT CAREFULLY. THE COMPANY HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO IT, ZEVEX, INC. HAS SUPPLIED ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO IT AND ITS PARENT COMPANY ZEVEX INTERNATIONAL, INC. AND GALAGEN HAS SUPPLIED ALL INFORMATION IN THIS PROXY STATEMENT RELATING TO IT. EACH OF THE COMPANY, ZEVEX, INC. AND GALAGEN MAKE NO REPRESENTATIONS AS TO INFORMATION CONTAINED HEREIN SUPPLIED BY THE OTHER COMPANIES.

DATE, TIME AND PLACE OF SPECIAL MEETING

         The Annual Meeting (the "Annual Meeting") of Shareholders of the Company will be held on December 22, 1998 at 10:30 a.m. (Minneapolis time) at the Kelly Inn at 2705 North Annapolis Lane, Plymouth, Minnesota.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Only holders of record of shares of common stock, $.04 par value, of the Company (the "Common Stock"), on November 17, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of November 17, 1998, there were 1,364,001 shares of Common Stock outstanding, held of record by approximately 925 shareholders. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the voting power of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting.

PURPOSE OF THE MEETING

         At the Annual Meeting, shareholders will be asked to (1) elect three directors to serve on the Board of Directors of the Company; (2) approve the ZEVEX Agreement; (3) approve the GalaGen Agreement; (4) approve an amendment to the Second Restated Articles of Incorporation of the Company changing the name of the Company to NM Holdings, Inc.; and (5) ratify the appointment of Ernst & Young LLP, as the independent auditors of the Company.

THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION

         THE ZEVEX TRANSACTION

         THE ZEVEX AGREEMENT. Pursuant to the terms of the ZEVEX Agreement, the Company will sell and transfer, and ZEVEX, Inc. will purchase and assume, the assets and certain liabilities of the Company related to the Company's enteral feeding pump and plastic disposables business (the "Pump Business"), which includes the production and distribution of enteral feeding pumps, delivery sets and enteral feeding tubes (but not including formulas and nutritional products). Upon the approval of the ZEVEX Agreement and the closing of the transactions contemplated by the ZEVEX Agreement (the "ZEVEX Transaction"), the Company will receive a total purchase price (the "ZEVEX Purchase Price") of (i) $500,000 in cash, $50,000 of which will be placed in escrow (the "ZEVEX Escrowed Funds");
(ii) an amount equal to the Company's actual cost of (x) all parts and materials for the repair of enteral feeding pumps, (y) parts and materials for the manufacture of delivery sets and feeding tubes and (z) finished products consisting of delivery sets and feeding tubes (collectively, the "Parts Inventory"), and (iii) 115,000 shares of common stock, $.001 par value, of ZEVEX International, Inc., the parent company of ZEVEX, Inc. ("ZEVEX International" and ZEVEX, Inc. are collectively referred to herein as "ZEVEX"). The ZEVEX Purchase Price will be subject to certain adjustments as more fully described below in "Approval of the ZEVEX Agreement--Description of the ZEVEX Agreement." The ZEVEX Agreement also provides that the Company and ZEVEX, Inc. are entitled to indemnification under certain circumstances, and that ZEVEX, Inc. is entitled to offset against the ZEVEX Escrowed Funds any amounts it is entitled to receive pursuant to its indemnification rights. See "Approval of the ZEVEX Agreement--Description of the ZEVEX Agreement--Indemnification."

         The cash amount to be paid to the Company for the Parts Inventory on the date of the closing of the ZEVEX Transaction (the "ZEVEX Closing Date"), as described in the preceding paragraph, will be an amount equal to the dollar value of the Parts Inventory estimated to be on hand as of the ZEVEX Closing Date (the "Estimated Parts Inventory") less 10% (the "ZEVEX Hold Back") of such amount which will be retained to cover any difference between the dollar value of the Estimated Parts Inventory and the dollar value of the actual Parts Inventory on hand as of the ZEVEX Closing Date (the "Actual Parts Inventory"). See "Approval of the ZEVEX Agreement--Description of the ZEVEX Agreement--Consideration." Promptly after the ZEVEX Closing Date, the Company will undertake a physical inventory of all Parts Inventory. Within thirty days of the completion of such inventory, the Company will prepare and provide ZEVEX, Inc. with a statement setting forth the dollar value of the Parts Inventory. The ZEVEX Purchase Price will be increased or decreased, as the case may be, by any amount, for which the Actual Parts Inventory differs from the dollar value of the Estimated Parts Inventory. The ZEVEX Hold Back, less any deductions, will be paid to the Company within ten days following the determination of the Actual Parts Inventory.

         The Company has agreed to (x) transfer to Elan International Services Ltd., a Bermuda corporation ("EIS"), the ZEVEX Shares and $450,000 of the cash to be received at the ZEVEX

Closing Date and (y) issue a warrant to purchase 50,000 shares of Common Stock at $3.50 per share to EIS as consideration for: (i) the cancellation of a promissory note dated January 13, 1997 (the "Promissory Note") issued by the Company to Elan Pharma Inc., a Massachusetts corporation under common control with EIS ("Elan Pharma"), that was subsequently transferred to EIS and (ii) the redemption from EIS of 213,750 shares of Common Stock currently held by EIS (the "Elan Owned Shares"). The Promissory Note and the Elan Owned Shares were issued to Elan Pharma in connection with the Company's purchase of certain assets from Elan Pharma pursuant to an Asset Purchase Agreement dated January 13, 1997 by and between the Company and Elan Pharma, which assets currently constitute the assets used in connection with the Pump Business. The Elan Owned Shares are subject to an Irrevocable Proxy Agreement dated January 13, 1997, by and between the Company and EIS whereby the Company, as directed by its Board of Directors, has been appointed to vote all of such shares through January 13, 2000.

         THE ZEVEX MARKETING AGREEMENT. The Company and ZEVEX, Inc. entered into an exclusive marketing agreement dated July 27, 1998 (the "ZEVEX Marketing Agreement") in connection with the execution of the ZEVEX Agreement. Pursuant to the terms of the ZEVEX Marketing Agreement, the Company granted ZEVEX, Inc. an exclusive worldwide license to market, sell, distribute and service enteral feeding pumps, delivery sets and enteral feeding tubes on and before the ZEVEX Closing Date. For each product sold by ZEVEX, Inc. pursuant to the terms of the ZEVEX Marketing Agreement, ZEVEX, Inc. will pay the Company the Company's actual cost of such products purchased by the Company for resale for ZEVEX, Inc., except for certain back orders of enteral feeding pumps for which ZEVEX, Inc. has paid to the Company a non-recurring royalty payment of $40,000 for sales of such pumps.

         For a complete description of the ZEVEX Transaction, see "Approval of the ZEVEX Agreement."

         THE GALAGEN TRANSACTION

         THE GALAGEN AGREEMENT. Pursuant to the terms of the GalaGen Agreement, the Company will sell and transfer, and GalaGen will purchase and assume, certain of the assets and liabilities of the Company used in connection with the Company's critical care business. Upon approval of the GalaGen Agreement and the closing of the transactions (the "GalaGen Closing Date") contemplated by the GalaGen Agreement (the "GalaGen Transaction"), the Company will receive a total purchase price of $831,000 consisting of $206,000 in cash and shares of the common stock, $.01 par value, of GalaGen valued at $625,000 (the "GalaGen Shares"), subject to certain adjustments as more fully described below in "Approval of the GalaGen Agreement--Description of the GalaGen Agreement--Consideration." In addition, GalaGen has agreed to pay the Company a royalty equal to 9% of net sales received by GalaGen from sales of the Company's critical care products (other than Glutasorb Ready to Use) by GalaGen in the United States pursuant to the GalaGen Agreement that exceed: (i) $5 million during the year ended December 31, 2000; (ii) $6 million during the year ended December 31, 2001; and (iii) $7.5 million during the year ended December 31, 2002. In addition, GalaGen has agreed to pay the Company an international royalty for sales by GalaGen of the Company's critical care products (other than Glutasorb Ready to Use) in all countries other than the United States and of Glutasorb Ready to Use in all countries other than the United States and certain other foreign countries equal to 5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the one year anniversary date of the GalaGen Closing Date and 2.5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the second year anniversary date of the GalaGen Closing Date. The GalaGen Agreement also provides that the Company and GalaGen are entitled to indemnification under certain circumstances. See "Approval of the GalaGen Agreement--Description of the GalaGen Agreement--Indemnification."

         THE GALAGEN MARKETING AGREEMENT. In connection with the execution of the GalaGen Agreement, the Company and GalaGen entered into a Marketing Agreement dated September 1, 1998, as amended pursuant to an amendment dated October 1, 1998 (collectively, the "GalaGen Marketing Agreement") pursuant to which the Company granted GalaGen the right to market, sell and distribute the Company's critical care products in the United States and worldwide on or before December 31, 1998 (unless earlier terminated). For a complete summary of the GalaGen Marketing Agreement, see "Approval of the GalaGen Agreement."

PROCEEDS OF THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION

         The proceeds of the GalaGen Transaction and the remaining proceeds of the ZEVEX Transaction will be retained by the Company. It is the intention of the Company's Board of Directors (the "Board of Directors") to use such proceeds along with other cash and cash equivalents held by the Company to pursue business combinations with another entity or entities engaged in other lines of business. As a result, the Company could be defined as a "shell" company, whose sole purpose upon the closing of the ZEVEX Transaction and GalaGen Transaction will be to locate and consummate an acquisition transaction with another entity. Management believes that, with cash on hand, such business combinations would be attractive to potential business partners and would better serve the interests of the Company's shareholders than a liquidation of the Company and distribution of its assets to such shareholders. Pending any such business combinations, the net proceeds of the ZEVEX Transaction and GalaGen Transaction, after deduction of the expenses incurred by the Company in connection therewith, will be invested in U.S. government securities. See "Additional Information About the ZEVEX Transaction and the GalaGen Transaction--Plans for the Company After the ZEVEX Transaction and the GalaGen Transaction."

         Upon the closing of the ZEVEX Transaction and the GalaGen Transaction, the Company will seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a corporation registered under the Securities Exchange Act of 1934 (the "Exchange Act"). As such, the Company's proposed business activities would classify the Company as a "blank check" company.

         The Company anticipates that the selection of a business opportunity in which to participate will be complex and entail risks. For a discussion of the risks of the Company's proposed business activities, see "General Information Regarding the Company--Risk Factors."

         The Company expects to concentrate its search for a business acquisition on technology and medical companies located in Minnesota and surrounding states, but may participate in a business venture of virtually any kind or nature. The Company may seek a business opportunity with entities that have recently commenced operations or wish to utilize the public marketplace in order to raise capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. This unlimited scope will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

         The analysis of new business opportunities will be undertaken by the officers and directors of the Company, none of whom is a professional business analyst. No director or officer of the Company has entered into an agreement or understanding with any other person to resign at the request of such person or to act on behalf of or at the direction of such other person. Company management intends to concentrate on identifying prospective business opportunities which may be brought to its attention through present associations of the Company's directors. No Company officer or director, or any of their affiliates or associates have had any preliminary contact or discussion with any representative of any proposed business opportunity entity. There are no present plans, proposals, arrangements or understandings by and between the Company's officers and directors and representatives of any other potential business opportunity entity regarding the proposed acquisition of such business opportunity entity.

         In analyzing prospective business opportunities, Company management will consider such matters as available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available; the potential for further research and development; specific risk factors not now foreseeable but which may then be anticipated to impact the proposed activities of the Company, the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Company management will meet personally with key personnel of the business opportunity entity as part of their investigation.

         The Company will not pay any of its directors or officers any finder's or other fees, or borrow any funds to make any payments to its officers and directors, or their affiliates or associates in connection with the assessment, valuation, negotiation or acquisition of potential business opportunities. No Company director or officer has previously utilized any consultant or adviser in connection with a merger or acquisition transaction. It is not anticipated that any outside consultant or advisor, other than the Company's accountants, legal counsel and an independent appraiser or business valuation expert, will be utilized by the Company in connection with the search, assessment, negotiation or acquisition of any proposed business opportunity transaction. As a result, there have been no discussions, understandings, contracts or agreements with any outside consultants.

         The Company will not acquire or merge with any company or entity for which audited financial statements or unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP") cannot be obtained within a reasonable period of time prior to the closing of the proposed transaction. In addition, the Company will not acquire or merge with any company or entity for which audited financial statements cannot be obtained within a reasonable period of time after the closing of the proposed transaction. The Company will provide full disclosure of the terms of any proposed transactions to its shareholders (including audited financial statements or unaudited financial statements prepared in accordance with GAAP of the target company) and any applicable dissenters' rights prior to the closing of the proposed transaction to the extent required by applicable law.

         The Company does not currently intend to obtain and use additional funds other than the net proceeds received by the Company from the closing of the ZEVEX Transaction and GalaGen Transaction to finance the acquisition of a business opportunity. However, the Company may pursue additional funding sources if such sources are required to finance and consummate a business opportunity acquisition transaction. As a result, there have been no preliminary agreements or understandings by and among the Company, its officers and directors, any affiliated entities or lending institutions with respect to any loan agreement or arrangement. Furthermore, there are no plans, proposals, arrangements or understandings by the Company to sell or issue additional shares of Common Stock or other capital stock in order to finance the acquisition of a business opportunity.

         The Company may grant options to directors and officers to purchase shares of Common Stock pursuant to the Company's current stock incentive plans in accordance with normal past practices.

         For additional information regarding the Company's activities after the closing of the ZEVEX Transaction and GalaGen Transaction, see "Additional Information About the ZEVEX Transaction and the GalaGen Transaction--Plans for the Company After the ZEVEX Transaction and the GalaGen Transaction."

CLOSING CONDITIONS

         The ZEVEX Transaction and the GalaGen Transaction are each subject to various closing conditions, including, in each case, the absence of any event that would prevent the consummation of the transactions contemplated by the ZEVEX Agreement and GalaGen Agreement, respectively, or that would cause any of the transactions contemplated by such respective agreements to be rescinded following consummation of such transactions. See "Approval of the ZEVEX

Agreement--Description of the ZEVEX Agreement--Closing Conditions" and "Approval of the GalaGen Agreement--Description of the GalaGen Agreement--Closing Conditions."

TERMINATION OF THE ZEVEX AGREEMENT AND THE GALAGEN AGREEMENT

         Each of the ZEVEX Agreement and GalaGen Agreement may, under specified circumstances, be terminated and the respective transactions abandoned, notwithstanding shareholder approval of the ZEVEX Agreement and the GalaGen Agreement, as the case may be. See "Approval of the ZEVEX Agreement--Description of the ZEVEX Agreement--Termination" and "Approval of the GalaGen
Agreement--Description of the GalaGen Agreement--Termination."

THE CLOSING DATES

         Unless otherwise agreed to by the respective parties to the ZEVEX Agreement and the GalaGen Agreement, or otherwise provided by law, the ZEVEX Transaction and GalaGen Transaction, respectively, will become effective upon the consummation of the transactions contemplated by such applicable purchase agreements after all conditions precedent to the ZEVEX Transaction and the GalaGen Transaction, as the case may be, are satisfied or waived (the "ZEVEX Closing Date" and the "GalaGen Closing Date," respectively, and collectively, the "Closing Dates"). Subject to shareholder approval and adoption of the ZEVEX Agreement and GalaGen Agreement at the Annual Meeting, as the case may be, and the satisfaction or waiver of the terms and conditions in such applicable agreements, the Closing Dates are expected to occur as soon as practicable after the Annual Meeting.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board of Directors has determined that the ZEVEX Transaction and the GalaGen Transaction are each fair from a financial point of view to, and in the best interests of, the Company's shareholders. The Board of Directors has approved the ZEVEX Agreement and the GalaGen Agreement and recommends that shareholders vote in favor of the proposals to approve and adopt both agreements. See "Approval of the ZEVEX Agreement--Recommendation of the Board of Directors" and "Approval of the GalaGen Agreement--Recommendation of the Board of Directors."

SHAREHOLDER APPROVAL

         Approval of the ZEVEX Transaction and GalaGen Transaction require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. It is expected that all 361,259 shares of Common Stock beneficially owned by the current directors and executive officers of the Company as of the Record Date and all of the Elan Owned Shares (approximately 26.5% of the total number of outstanding shares of Common Stock at such date) will be voted in favor of each of the proposals to be presented at the Annual Meeting.

RIGHTS OF DISSENTING SHAREHOLDERS

         Under the Minnesota Business Corporation Act (the "MBCA"), any holder of Common Stock who does not vote such shareholder's shares in favor of the ZEVEX Agreement or the GalaGen Agreement and who strictly complies with the provisions of Sections 302A.471 and 302A.473 of the MBCA, the full text of which is attached as Exhibit C to this Proxy Statement, has the right to object to the approval and adoption of the ZEVEX Agreement or the GalaGen Agreement, as the case may be, and may make written demand for payment of the "fair value" of such shareholder's shares of Common Stock. See "Additional Information About the ZEVEX Transaction and the GalaGen Transaction--Rights of Dissenting Shareholders."

FEDERAL INCOME TAX CONSEQUENCES

         It is not expected that the ZEVEX Transaction or the GalaGen Transaction will result in any federal income tax consequences to shareholders of the Company other than EIS and shareholders exercising dissenters' rights under the MBCA. The material tax issues affecting dissenting shareholders are discussed under "Additional Information About the ZEVEX Transaction and the GalaGen Transaction--Certain Federal Income Tax Consequences."

REGULATORY APPROVAL

         The Company and ZEVEX each believe that no regulatory approvals are or will be required in connection with the ZEVEX Transaction. The Company and GalaGen each believe that no regulatory approvals are or will be required in connection with the GalaGen Transaction.

THE COMPANY

         The Company develops and sells nutrition products marketed as cost-effective, generic alternatives to equivalent national brand products. The Company also markets and sells protein formulas, enteral pumps and related disposable delivery hardware.

         The principal executive office of the Company is located at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, and the Company's telephone number is (612) 551-9595.

MARKET FOR COMMON STOCK

         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "NMED." On November 6, 1998, the Company received notice from the Nasdaq Stock Market-sm- that its Common Stock was not in compliance with the minimum bid price requirement of $1.00 per share, pursuant to NASD Marketplace Rule 4310(c)(4). On November 19, 1998, the Company received notice from the Nasdaq Stock Market that it did not maintain net tangible assets of at least $2 million as required pursuant to NASD Marketplace Rule 4310(c)(2). Company management is currently assessing potential actions to bring the Company in compliance with Rules 4310(c)(2) and 4310(c)(4). On June 10, 1998, the Company effected a four-for-one reverse stock split (the "Reverse Stock Split") in response to a Nasdaq SmallCap Market listing requirement that the Common Stock maintain a minimum bid price of $1.00 per share. Unless otherwise noted, all share numbers and per share prices contained in this Proxy Statement reflect the Reverse Stock Split. See "General Information Regarding the Company--Market Price and Dividend Data of the Company"

ZEVEX, INC. AND ZEVEX INTERNATIONAL, INC.

         ZEVEX, Inc. is a wholly-owned subsidiary of ZEVEX International. ZEVEX, Inc. designs and manufactures advanced medical devices including surgical systems, device components and sensors for medical technology companies. ZEVEX, Inc. also designs, manufactures and markets its own medical devices using proprietary technologies.

         The principal executive offices of ZEVEX are located at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123 and their telephone number is (801) 264-1001.

GALAGEN INC.

         GalaGen is a nutritional products company that utilizes its proprietary immune boosting technology and patented manufacturing processes to commercialize health-promoting foods, beverages and ingredients. GalaGen continues to expand applications for its Proventra-TM- Brand Natural Immune Components technology and develop a portfolio of Proventra based products that targets the needs of consumers and the healthcare market. GalaGen currently has Basics Plus in test markets in conjunction with its marketing and manufacturing partner, Lifeway Foods, Inc., and has several other projects under way in various stages of development.

         The principal executive office of GalaGen is located at 4001 Lexington Ave. North, Arden Hills, Minnesota 55126, and its phone number is (651) 481-2105.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

         Certain information contained in this Proxy Statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (as amended). This Proxy Statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of the Company, ZEVEX and GalaGen, and the effect of the ZEVEX Transaction and the GalaGen Transaction, as the case may be. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described in "General Information Regarding the Company--Risk Factors," "General Information Regarding GalaGen--Risk Factors" and "General Information Regarding ZEVEX--Risk Factors." Neither the Company, ZEVEX nor GalaGen undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting, each director to hold office until the Company's next Annual Meeting of Shareholders, or until his successor is elected and qualified. Each of the persons named below has consented to serve as a director if elected. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by proxy, at the Annual Meeting is required for election of each nominee. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the three nominees listed below. If for any reason any nominee is unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         Certain biographical information regarding the nominees for election as directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.

         GEORGE E. KLINE, age 62, has been a director of the Company since May 1995. Since 1966, Mr. Kline has been President of Venture Management, a financial consulting services firm. He has invested in over 160 companies and served on the board of directors of over 50 public companies. In 1996, he was one of the first recipients of the Outstanding Directors Award in the State of Minnesota. He has lectured on venture financing at the College of St. Thomas. Currently, he guest lectures at the Carlson School of Management, University of Minnesota and is on the advisory committee on MBA programs. Since 1985, Mr. Kline has also served as an officer of Brightstone Capital, Ltd. LLC, a venture capital partnership. Mr. Kline is also a director of CyberOptics Corporation, which designs, manufactures and markets intelligent, non-contact sensors and integrated systems that measure the minute characteristics, dimensions and distances required for process and quality control in the automated assembly of complex manufactured goods; FieldWorks, Incorporated, which designs, manufactures, markets and supports portable computing platforms and computer system solutions for use in demanding field environments; and Rimage Corporation, which designs, manufactures and markets CD recordable ("CD-R") and computer diskette duplication and production equipment and provides high volume data duplication services on diskette, CD-R and CD-ROM. Mr. Kline resigned as a director of Virtual Fund.com (f/k/a LaserMaster Technologies, Inc.) in June 1998 and declined to stand for re-election as a director of Health Fitness Corporation (which manages corporate fitness centers and owns and manages physical therapy clinics) in March 1998. Mr. Kline also resigned as a director of Applied Biometics, Inc., which develops, manufactures and intends to market cardiac output monitoring devices, in March 1998.

         LAWRENCE A. LEHMKUHL, age 61, has been a director of the Company since January 1995. From 1985 to March 1993, Mr. Lehmkuhl was President and Chief Executive Officer of St. Jude Medical, Inc., a medical device manufacturer, and from April 1993 to February 1995, Mr. Lehmkuhl was Chairman of its Board of Directors. From 1966 to 1985, Mr. Lehmkuhl was employed by American Hospital Supply Corporation in various management capacities. Mr. Lehmkuhl is also a director of Kera Vision, Inc., which was founded in 1986 to develop and commercialize proprietary medical products for the treatment of common vision problems, including myopia (nearsightedness), hyperopia (farsightedness) and astigmatism. Mr. Lehmkuhl was previously a director of Fischer Imaging Corporation, which designs, manufactures and markets specialty and general purpose medical imaging systems for the diagnosis and treatment of disease.

         HILDING C. NELSON, age 60, was appointed as a director of the Company in November 1998 to fill the vacancy created by the resignation of William L. Rush. Mr. Nelson was a director of Kinnard Investments, Inc., a publicly-held holding company that provides financial products and services, from October 1979 until his resignation in May 1998 and was Chairman of its Board of Directors from October 1995 until his resignation. From April 1995 to October 1995, Mr. Nelson was President and Chief Executive Officer of and consultant to Pet Food Warehouse, Inc., a retailer of pet food and supplies. Mr. Nelson is also a director of Image Systems Corporation, which designs, develops, manufactures and markets large high bright high resolution monitors. Since January 1, 1990, Mr. Nelson has been a private investor and has also previously served as President of Lund International Holdings, Inc., a leading designer, manufacturer and marketer of a broad line of appearance accessories for new and used light trucks, including pickup trucks, sport utility vehicles, minivans and other vans and a leading manufacturer of aftermarket and original equipment manufacturer accessories for the heavy truck market.

                         DIRECTOR, EXECUTIVE OFFICER AND
                        BENEFICIAL OWNERSHIP INFORMATION

         The following information sets forth selected compensation, beneficial ownership and other information regarding the Company's directors, officers and beneficial owners. All outstanding share numbers and per share prices set forth below have been restated to reflect the Company's one- for-four reverse stock split that was effective June 10, 1998.

DIRECTOR COMPENSATION

         Directors of the Company receive no compensation other than authorized expense reimbursement and stock options granted either prior to or under the 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan") described below.

         1996 DIRECTOR PLAN

         The shareholders of the Company adopted the 1996 Director Plan in August 1996. The 1996 Director Plan provides for an automatic grant of non-qualified stock options to purchase 3,750 shares of Common Stock to non-employee directors on the date such individuals are first appointed directors of the Company, and an automatic grant of options to purchase an additional 1,875 shares of Common Stock on the day after each subsequent annual meeting of the Company's shareholders. The exercise price for such shares of Common Stock is equal to the fair market value of the Common Stock on the date of grant. The options granted upon appointment to the Board of Directors vest and become exercisable as to 50% of the shares on the date of grant and an additional 25% on each of the first and second anniversary dates of such grant, if the holder remains a director on these respective dates. The options granted in connection with subsequent annual meetings vest and become exercisable as to 100% of the shares six months after the date of such grant if the holder remains a director on such date. The Company has reserved 25,000 shares of Common Stock for issuance under the 1996 Director Plan. As of the date of this Proxy Statement, Mr. Kline and Mr. Lehmkuhl have each received options to purchase 1,875 shares of Common Stock pursuant to the 1996 Director Plan and Mr. Nelson has received options to purchase 3,750 shares of Common Stock pursuant to the 1996 Directors Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors has a Compensation Committee which currently consists of George E. Kline and Lawrence A. Lehmkuhl. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews recommendations of the Chief Executive Officer concerning compensation for the other executives and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors. The Compensation Committee also administers the Company's 1995 Long-Term Incentive and Stock Option Plan and the 1996 Director Plan. The Compensation Committee did not meet in 1997.

         The Board of Directors has an Audit Committee which currently consists of George E. Kline and Lawrence A. Lehmkuhl. The Audit Committee was established to review the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls, and to report the results of its review to management and to the full Board of Directors. The Audit Committee met twice in 1997.

         The Board of Directors has no standing nomination committee.

         During 1997, the Board of Directors held six meetings. All incumbent directors attended at least 75% of the meetings that were held while they were serving on the Board of Directors.

         Kenneth L. Evenstad, who served as a director of the Company since May 1995 and was a member of the Compensation and Audit Committees in 1997, resigned as a director effective May 1, 1998.

CERTAIN TRANSACTIONS

         On June 30, 1996, the Company sold 12,500 shares of Common Stock for $125,000, or $10.00 per share, to Brightstone Fund VII, whose general partner is George E. Kline. Mr. Kline is a member of the Board of Directors. Management of the Company believes that the terms of this transaction were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future material transactions with officers, directors or 5% beneficial shareholders of Common Stock, or affiliates of such persons, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the outside members of the Company's Board of Directors who do not have an interest in the transaction.

EXECUTIVE OFFICERS

         RICHARD J. HEGSTRAND, age 45, was appointed Chief Operating Officer of the Company in August 1998. Mr. Hegstrand had been Chief Financial Officer and Secretary of the Company from November 1995 and December 1996, respectively, until his resignation in October 1997. Mr. Hegstrand is also currently an accounting and financial consultant to CARA Collision and Glass, Inc., an automobile maintenance company. From December 1992 until September 1995, Mr. Hegstrand was employed by PDS Financial Corporation, an equipment finance company, most recently as its Vice President and Chief Financial Officer. From January 1987 to December 1992, Mr. Hegstrand served in various management capacities with Magnetic Data, Inc., a computer disk- drive refurbisher, most recently as Chief Financial Officer.

         ANWAR H. BHIMANI, age 43, has been Secretary of the Company since October 1997. Mr. Bhimani also served as Chief Financial Officer of the Company from October 1997 to August 1998. Mr. Bhimani is also currently the Vice President--Controller of Carlson Hospitality Corporation. From November 1996 to July 1997, Mr. Bhimani was Chief Financial Officer of U-Ship, Inc., a manufacturer and operator of self-service shipping kiosks. Mr. Bhimani was Chief Financial Officer of VISTA Information Services, Inc. from March 1994 to December 1995. Prior to that, Mr. Bhimani was Chief Financial Officer of Reuter Manufacturing, Inc.

EXECUTIVE COMPENSATION

         The following table sets forth certain information for 1995, 1996 and 1997 concerning the compensation of the Company's President and Chief Executive Officer (the "Named Executive Officer") for services rendered during those years. No other executive officer of the Company received aggregate annual salary and bonus compensation of more than $100,000 during 1997.

         SUMMARY COMPENSATION TABLE

          Name and                                                   Long-Term           All Other
     Principal Position        Year       Annual Compensation   Compensation Options   Compensation
     ------------------        ----       -------------------   --------------------   ------------
                                          Salary        Bonus
                                          ------        -----
William L. Rush (3)            1997       $95,000           --             --           $ 2,118(1)
     President and Chief       1996       $95,000      $20,000         25,000           $   451(2)
      Executive Officer        1995       $89,000      $20,000             --                  --


----------

(1) Consists of disability insurance and the term life insurance portion of a split dollar value life insurance policy, proceeds from which are payable to a beneficiary designated by Mr. Rush.

(2)      Consists of disability insurance provided.

(3) Mr. Rush resigned as a director, Chairman of the Board, Chief Executive Officer and President of the Company effective August 31, 1998.

         SEVERANCE AGREEMENT

         In connection with Mr. Rush's resignation on August 31, 1998, the Company and Mr. Rush entered into a Separation Agreement and General Release dated October 9, 1998 (the "Rush Severance Agreement"). Pursuant to the terms of the Rush Severance Agreement, (i) Mr. Rush received a cash payment of $95,000 in lieu of the payments to which Mr. Rush was previously entitled under the terms of his employment agreement, dated as of October 1, 1996 (the "Rush Employment Agreement"), with the Company; (ii) Mr. Rush retained the option to purchase 25,000 shares of Common Stock at an exercise price of $14.00 per share that was initially granted pursuant to the Rush Employment Agreement, which vested, with respect to 12,500 of such shares, on April 1, 1998, and with respect to the remaining 12,500 of such shares upon the execution of the Rush Severance Agreement, and will expire on August 31, 2000 with respect to any shares for which the option has not been exercised on or prior to such date; (iii) the Company transferred its beneficiary rights under the keyman life insurance policy procured by the Company in Mr. Rush's name to a designee of Mr. Rush's choice; (iv) the Company granted Mr. Rush the right to collect $4,000 of the cash surrender value of the split dollar insurance policy procured by the Company in Mr. Rush's name; (v) the Company agreed to pay Mr. Rush a lump sum payment of $17,642 in lieu of any and all other benefits to which Mr. Rush was entitled under the terms of the Rush Employment Agreement; and (vi) the Company paid Mr. Rush $3,471.16 for his accrued and unpaid vacation.

         CURRENT COMPENSATION

         Upon his resignation as President and Chief Executive Officer of the Company, Mr. Rush entered into a consulting agreement with the Company pursuant to which he will provide, for a fee of $200 per hour, consulting services in the manner and at such times as requested by the Company. Pursuant to the terms of his consulting agreement, Mr. Rush is required to report to the Chief Operating Officer of the Company. Upon his resignation as Chief Financial Officer of the Company, Mr. Bhimani also entered into a consulting agreement with the Company pursuant to which he will provide, for a fee of $75 per hour, consulting services in the manner and at such times as requested by the Company. Pursuant to the terms of his consulting agreement, Mr. Bhimani is required to report to the Chief Operating Officer of the Company. Mr. Bhimani will also receive a bonus of $15,000 upon the closing of the later of the ZEVEX Transaction or the GalaGen Transaction in consideration for his continued assistance to the Company after his resignation. See "Approval of the ZEVEX Agreement--Interests of Certain Persons" and "Approval of the GalaGen Agreement--Interests of Certain Persons." Mr. Hegstrand is also providing services to the Company pursuant to a consulting agreement. Pursuant to the terms of his consulting agreement, Mr. Hegstrand receives a fee of $75 per hour and reports to the Company's Board of Directors. Mr.

Hegstrand receives no additional remuneration for serving as the Company's Chief Operating Officer.

STOCK OPTIONS

         No stock option grants were made to the Named Executive Officer during the fiscal year ended December 31, 1997.

         To date, the Named Executive Officer has not exercised any options to purchase shares of Common Stock. The following table sets forth the number and aggregate dollar value of all unexercised options held by the Named Executive Officer, as of December 31, 1997, at which time the closing per share sale price of the Common Stock as reported on the Nasdaq Small Cap Market was $4.00. On December 3, 1998, the closing per share sale price of the Common Stock was $1.00.

                                    Number of Shares                     Value of Unexercised
                             Underlying Unexercised Options              In-The-Money Options
       Name                       at December 31, 1997                   at December 31, 1997
       ----                       --------------------                   --------------------
                          Exercisable            Nonexercisable     Exercisable       Nonexercisable
                          -----------            --------------     -----------       --------------
William L. Rush              12,500                  12,500             (1)                 (1)


---------------------
(1) None of the Named Executive Officer's stock options were in the money as of December 31, 1997. The exercise price per share of all of the Named Executive Officer's stock options is $14.00.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

         Based solely on a review of copies of such forms furnished to the Company during the fiscal year ended December 31, 1997, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied, with the exception of a failure by George E. Kline, a director of the Company, to timely file a Form 4 disclosing the purchase of 7,500 shares of Common Stock on April 15, 1997. Mr. Kline's purchase of such shares was reported on an amended Form 4 filed with the Commission on July 29, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Company's only outstanding class of voting securities is Common Stock, of which 1,364,001 shares were outstanding as of the close of business on November 17, 1998, the record date of the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 1, 1998 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of outstanding Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officer and (iv) all executive officers and directors as a group. In addition, shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days from the date hereof (the "Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

           Name                                      Number                Percent of Class of Common Stock
           ----                                      ------                --------------------------------
William L. Rush (1)                                  210,000                            15.11%
     11730 50th Place North
     Plymouth, MN 55442

Lawrence A. Lehmkuhl (2)                              18,635                             1.36%
     134 Dellwood Avenue
     Dellwood, MN 55110

George E. Kline (2) (3)                              147,625                            10.65%
     Brightstone Capital
     4750 IDS Center
     Minneapolis, MN 55402

Hilding C. Nelson (4)                                  1,875                             *
     920 Second Avenue South
     Minneapolis, MN 55402

Brightstone Funds (5)                                127,500                             9.26%
     Venture Management
     4750 IDS Center
     Minneapolis, MN 55402

Elan International Services Ltd.  (6)                213,750                            15.67%
     102 St. James' Court
     Flatts, Smith FL04
     Bermuda

All directors and officers as a                      401,110                            27.72%
     group (6 persons) (7)

__________________________
* Less than 1%.

(1) Includes 25,000 shares issuable pursuant to Currently Exercisable Options.

(2) Includes 9,375 shares issuable pursuant to Currently Exercisable Options.

(3) Includes 50,000 shares owned by Brightstone Fund IV, 37,500 shares owned by Brightstone Fund VI, 27,500 shares owned and 7,500 shares issuable pursuant to warrants held by Brightstone Fund VII and 5,000 shares issuable pursuant to a warrant held by Brightstone Capital. George E. Kline, a director of the Company, and James A. Bernards serve as general partners of all of the Brightstone entities referenced above. By virtue of this position, Mr. Kline and Mr. Bernards may be deemed to have voting and investment control over the shares owned by such Brightstone entities, and thus beneficial owners of those shares. Mr. Kline and Mr. Bernards disclaim any beneficial ownership of such shares. Also includes 10,750 shares held by Venture Management Profit Plan & Trust, of which Mr. Kline is the sole trustee and beneficiary.

(4)      Includes 1,875 shares exercisable pursuant to Currently Exercisable
         Options.

(5) These shares are also included in beneficial ownership of Mr. Kline. See footnote (3) above.

(6) These shares are subject to an Irrevocable Proxy Agreement whereby the Company, as directed by the Board of Directors, has been appointed to vote all of the shares through January 13, 2000.

(7)      Includes 82,975 shares issuable pursuant to Currently Exercisable
         Options.

                                   PROPOSAL 2:
                         APPROVAL OF THE ZEVEX AGREEMENT

BACKGROUND OF AND REASONS FOR THE ZEVEX TRANSACTION

         The Company's original core business consisted of developing and marketing certain clinical nutrition products to hospitals and other healthcare facilities as a cost-effective alternative to brand-name products. In 1996, the Company diversified its core business and commenced marketing its clinical nutrition products to the adult nutrition retail market. However, the Company was not able to maintain competitive profit margins in the adult nutrition product retail market. In January 1997, the Company attempted to augment its financial performance by acquiring from Elan Pharma a line of enteral feeding pumps, plastic disposables products and nutrition product formulas. Although the addition of these product lines increased the Company's gross revenues, Company management determined that the costs associated with integrating these product lines with the Company's existing core business rendered the Company's financial performance objectives unattainable.

         The Board of Directors believes that the continued operation of the Company's current businesses is unviable due to the lack of synergy between its critical care products and the enteral feeding pump and plastic disposables product lines and the inability of the Company to achieve volume sales in either market. The Company does not believe that it has a sufficient amount of cash to adequately exploit new product development opportunities and aggressively pursue marketing strategies required to drive growth in the Company's industry. In the Company's enteral feeding pump and plastic disposables business (the "Pump Business"), the Company faced the risk of having its products rendered obsolete due to the limited amount of research and development funding available. The patent infringement lawsuit described in "General Information Regarding the Company--Business of the Company--Litigation" has hampered the Company's ability to market its product lines effectively.

         Furthermore, the Company has accumulated net losses of approximately $6.9 million since its inception. The Board of Directors does not foresee an end to these continued losses if the Company continues in its current direction and businesses. Therefore, the Board of Directors has decided that it is in the best interest of the Company and its shareholders to discontinue its current business operations. The Board of Directors believes that shareholder value will be maximized through the sale of the assets comprising the Company's current businesses and by using the proceeds thereof to pursue the potential acquisition of other business opportunities.

         The Board of Directors believes that the ZEVEX Transaction will enhance shareholder value by allowing the Company to remove a significant liability from its balance sheet, (I.E., the Promissory Note), and by reducing the number of shares of Common Stock outstanding through the acquisition of the Elan Owned Shares. EIS and Elan Pharma have agreed to cancel the Promissory Note and return the Elan Owned Shares to the Company in exchange for 115,000 shares of Common Stock, $.001 par value, of ZEVEX International (the "ZEVEX Shares"), $450,000 in cash and a warrant to purchase 50,000 shares of Common Stock for $3.50 per share exercisable over a three year period commencing on the ZEVEX Closing Date. As of September 30, 1998, the Promissory Note was accounted for as a $1,957,117 liability on the Company's balance sheet. The principal amount of the Promissory Note (initially, $3,000,000) together with accrued interest (3% annually) is payable in full on January 12, 2004. The Board of Directors believes that the removal of the Promissory Note from the Company's balance sheet and the reduction in the number of outstanding shares of Common Stock will allow the Company to pursue other business opportunities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors has determined that the terms and conditions of the ZEVEX Transaction are fair from a financial point of view to, and in the best interests of, the Company's shareholders.

         THE BOARD OF DIRECTORS HAS APPROVED THE ZEVEX AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO
APPROVE AND ADOPT THE ZEVEX AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE ZEVEX TRANSACTION

         Anwar H. Bhimani, the Secretary and former Chief Financial Officer of the Company, who resigned such position on August 31, 1998, will receive a bonus of $15,000 upon the closing of the later of the ZEVEX Transaction and the GalaGen Transaction in consideration for his continued assistance to the Company following the date of his resignation.

REGULATORY APPROVALS

         The Company and ZEVEX believe that no regulatory approvals are or will be required in connection with the ZEVEX Transaction other than approvals under applicable state and federal securities laws and regulations.

DESCRIPTION OF THE ZEVEX AGREEMENT

         The information under this caption is qualified in its entirety by reference to the full text of the ZEVEX Agreement, a copy of which is attached as Exhibit A to this Proxy Statement.

         GENERAL

         The Company and ZEVEX, Inc. entered into the ZEVEX Agreement on July 27, 1998. If the shareholders of the Company approve the ZEVEX Agreement, the Company will sell and transfer, and ZEVEX, Inc. will purchase and assume, certain of the assets and liabilities, respectively, of the Company used in connection with the Pump Business, and the Company will receive a total purchase price equal to $500,000 in cash ($50,000 of which will be placed in escrow), the Company's actual cost of the Parts Inventory and the ZEVEX Shares. See "--Consideration."

         CLOSING DATE

         If all of the conditions described under "--Closing Conditions," are satisfied or waived (to the extent permitted by the ZEVEX Agreement), the ZEVEX Transaction will be consummated and become effective on the second business day following such satisfaction or waiver, or on such other date agreed to by the parties. It is currently contemplated that the ZEVEX Closing Date will occur on or about December 31, 1998. There can be no assurance that all conditions to the ZEVEX Transaction will be satisfied.

         CONSIDERATION

         In connection with the ZEVEX Transaction, ZEVEX, Inc. has agreed to pay the Company $500,000 in cash, the Company's actual cost of the Parts Inventory (the "Actual Parts Inventory") and issue the ZEVEX Shares (collectively, the "ZEVEX Purchase Price"), by delivery of immediately available funds in the amount of $450,000, an amount equal to the estimated dollar value of the Parts Inventory (the "Estimated Parts Inventory") less 10% of such amount which will be held back to cover any difference between the dollar value of the Estimated Parts Inventory and the dollar value of the Actual Parts Inventory (the "ZEVEX Hold Back"), and a certificate for the ZEVEX Shares.

         The remaining $50,000 cash portion of the ZEVEX Purchase Price (the "ZEVEX Escrowed Funds") will be placed in escrow. The escrow agent will hold the ZEVEX Escrowed Funds for a period of 180 days following the ZEVEX Closing Date. Pursuant to the terms of the ZEVEX Agreement, ZEVEX, Inc. will be entitled to deduct certain amounts from the ZEVEX Escrowed Funds for: (i) any expenses incurred by ZEVEX, Inc. and approved in advance by the Company associated with any product returns or warranty claims related to products sold by the Company prior to the ZEVEX Closing Date to the extent the Company would bear such expenses under the applicable warranty and return policies offered by the Company for such products; and (ii) any amounts due ZEVEX, Inc. pursuant to the indemnification provisions of the ZEVEX Agreement, which are described under "--Indemnification."

         The cash amount to be paid to the Company for the Parts Inventory on the ZEVEX Closing Date, as described above, will be an amount equal to the dollar value of the Estimated Parts Inventory less the ZEVEX Hold Back. Promptly after the ZEVEX Closing Date, the Company will undertake a physical inventory of the Parts Inventory. Within thirty days of the completion of such physical inventory, the Company will prepare and provide to ZEVEX, Inc. a statement setting forth the dollar value of the Actual Parts Inventory. The Purchase Price will be increased or decreased, as the case may be, by any amount by which the Actual Parts Inventory differs from the Estimated Parts Inventory.

         TERMS OF THE TRANSACTION

         Pursuant to terms of the ZEVEX Agreement, the Company has agreed to sell, transfer, convey and deliver to ZEVEX, Inc., and ZEVEX, Inc. has agreed to purchase, certain assets of the Company (the "ZEVEX Acquired Assets"), which will include the following items related to the Pump Business: (i) tangible personal property such as machinery, tooling, tools, molds, jigs and dies; (ii) inventories of raw materials and supplies, enteral feeding pumps (including enteral feeding pumps subject to pump lease agreements), delivery sets, and feeding tubes, manufactured and purchased parts in connection therewith, goods in process and finished goods (collectively, the "General Inventory"); (iii) supplies, containers, labels, packaging materials, and similar items; (iv) all documents or other tangible materials embodying technology used in connection with the manufacture, promotion or distribution of products; (v) all intellectual property, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions as specifically described in Schedule 2(a)(v) to the ZEVEX Agreement; (vi) goodwill and going concern value; (vii) agreements, contracts, purchase orders, sales orders, indentures, mortgages, instruments, security interests, guarantees, commitments, other similar arrangements and rights thereunder (other than pump lease agreements), as listed on Schedule 2(a)(vii)(A) to the ZEVEX Agreement, and pump lease agreements as described on
Schedule 2(a)(vii)(B) to the ZEVEX Agreement (collectively, the "Assumed Contracts"); (viii) warranties provided by VR Industries, Inc. to the Company in connection with the manufacture of enteral feeding pumps; (ix) claims, deposits, prepayments, refunds and the like; (x) causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment or refund (including any such item relating to the payment of taxes); (xi) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies to the extent they are assignable under law; (xii) original regulatory documentation, including device master records, device history records, original 510(k) applications in their entirety, and 510(k) notification letters from the United States Food and Drug Administration; and (xiii) printed copies (and computerized copies where available) of books, records, ledgers, files, documents, customer lists, pump tracking information, prospect lists, dealer and distributor lists, purchase orders and invoices, product data, price lists, quotes and bids, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, stock photographs, artwork, dyes, studies, reports, training and operating manuals, and other printed or written materials.

         Assets of the Company that ZEVEX, Inc. will not purchase include: (i) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto;
(ii) any formulas or nutritional products of the Company and associated intellectual property; (iii) rights in and with respect to the assets associated with the Company's employee benefit plans; (iv) cash, cash equivalents, accounts, notes, and other receivables of the Company; (v) the Company's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the

Company as a corporation; (vi) the original books and records of the Company and the accounting or other software used by the Company to maintain such books and records; (vii) certain manufacturing fixed assets held in Canada; (viii) equipment to manufacture and package infant formula; and (xiv) office equipment and furniture.

         ZEVEX has agreed to assume no liabilities of the Company, except obligations of the Company arising after the ZEVEX Closing Date under the Assumed Contracts.

         REPRESENTATIONS AND WARRANTIES

         The ZEVEX Agreement contains various representations and warranties of the Company and ZEVEX, Inc. relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due incorporation, organization, power and standing of, and similar corporate matters with respect to, each of the Company and ZEVEX, Inc.; (ii) the authorization, execution, delivery, performance and enforceability of the ZEVEX Agreement by each such party; (iii) the absence of any governmental or regulatory authorization, consent or approval required to consummate the transactions contemplated by the ZEVEX Agreement; (iv) the absence of any conflict with each party's respective charter or bylaws, with applicable law or with certain contracts and agreements; and (v) the absence of any brokerage, finder's or other fees due in connection with the sale of the ZEVEX Acquired Assets.

         The Company also made certain additional representations and warranties to ZEVEX relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) title to the ZEVEX Acquired Assets; (ii) the condition of the General Inventory to be acquired by ZEVEX, Inc.; (iii) certain contracts and commitments; (iv) its proprietary rights to intellectual property; (v) its licenses and permits and compliance with applicable laws; (vi) certain tax matters; (vii) customers and suppliers; (viii) compliance with the Company's product warranties; (ix) the absence of any basis for potential product liability; and (x) the composition of the ZEVEX Acquired Assets.

         OPERATION OF THE COMPANY PRIOR TO CLOSING

         The Company and ZEVEX, Inc. have agreed that, prior to the closing of the ZEVEX Transaction, the business of the Company will be conducted in accordance with certain restrictions set forth in the ZEVEX Agreement. Among other things, ZEVEX, Inc. and the Company have agreed that: (i) each of the Company and ZEVEX, Inc. will use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the ZEVEX Transaction; (ii) the Company will give any notices to third parties and will use reasonable efforts to obtain any third party consents that ZEVEX, Inc. may request in connection with the transfer of the ZEVEX Acquired Assets and the assumption of contracts thereunder; (iii) each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental authorities required in connection with the sale of the ZEVEX Acquired Assets; (iv) the Company will use its best efforts to continue to operate the Pump Business in the ordinary course of business consistent with past custom and practice; (v) the Company will promptly notify ZEVEX, Inc. of any (A) notice from any governmental or regulatory agency or authority in connection with the transactions contemplated by the ZEVEX Agreement (except for tax notices of which the Company must only advise ZEVEX, Inc. if the same would result in a lien on the ZEVEX Acquired Assets); or (B) damage to or claim against the ZEVEX Acquired Assets; (vi) the Company will use its reasonable best efforts to duly observe and perform in all material respects all terms, conditions and requirements under all contracts relating to the Pump Business; (vii) the Company will permit representatives of ZEVEX, Inc. to have full access to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Pump Business; (viii) the Company will give prompt notice to ZEVEX, Inc. of any fact or circumstance of which the Company has knowledge which would make any representation or warranty of the Company included in the ZEVEX Purchase Agreement untrue or inaccurate; (ix) unless the Company's Board of Directors determines that there would be a material risk of liability on the part of the members of the Board of Directors to the Company's shareholders, the Company will not (A) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Pump Business (including any acquisition structured as a merger, consolidation, or share exchange) or (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek, any of the foregoing, and the Company will notify ZEVEX, Inc. immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing; and (x) the Company will use its best efforts to have manufactured and delivered to Nestle Clinical Nutrition ("Nestle") prior to the ZEVEX Closing Date all enteral feeding pumps on order by Nestle as of July 27, 1998.

         TRANSITIONAL MATTERS

         The Company and ZEVEX, Inc. have agreed to adhere to certain covenants after the closing of the ZEVEX Transaction, including the following: (i) in the event and for so long as either of ZEVEX, Inc. or the Company is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand (a "defending party") in connection with (x) any transaction contemplated under the ZEVEX Agreement or
(y) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the ZEVEX Closing Date involving the Pump Business, the non- defending party will use its reasonable best efforts to cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the defending party is entitled to indemnification therefor as described in "--Indemnification"); (ii) the Company will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associated with the Pump Business from maintaining the same business relationships with ZEVEX, Inc. after the ZEVEX Closing Date as it is maintained with the Company prior to such date; (iii) the Company will refer all customer inquiries relating to the Pump Business to ZEVEX, Inc. from and after the ZEVEX Closing Date; (iv) the Company will treat and hold as confidential, and refrain from using, all information concerning the affairs of the Pump Business not generally available to the public; (v) the Company will deliver to ZEVEX, Inc. all tangible embodiments (and all copies) of such information which are in the Company's possession; (vi) the Company will not engage directly or indirectly in any business related to the Pump Business for a period of five years beginning on the ZEVEX Closing Date; (vii) the Company will maintain product liability insurance against product liability claims in policy amounts and with deductibles identical to that maintained during the ninety day period prior to July 27, 1998 in such a manner as to provide coverage after the closing of the ZEVEX Transaction for any and all claims arising out of products sold by the Company related to the Pump Business prior to the ZEVEX Closing Date, provided that such insurance will not be less than $1,000,000 per occurrence and $3,000,000 on an annual aggregate basis; (viii) each of ZEVEX, Inc. and the Company will be responsible for its own product liability, costs and expenses if any, associated with the marketing, sales, distribution and service of the products sold, distributed or serviced pursuant to the terms of the ZEVEX Marketing Agreement, except that the Company will indemnify ZEVEX, Inc. for all of its costs and expenses relating to any claims made against it with respect to the purchase order between the Company and Nestle for approximately 750 enteral feeding pumps; and (ix) the Company will be liable for all expenses associated with any warranty claims and product returns associated with pump or plastic disposables products sold by it prior to the ZEVEX Closing Date to the extent the Company would bear such expenses under the applicable warranty and return policies offered by the Company for such products and will reimburse ZEVEX, Inc. for such expenses to the extent actually incurred by ZEVEX and approved in advance by the Company.

         CLOSING CONDITIONS

         The ZEVEX Transaction will be consummated only if the ZEVEX Agreement is approved and adopted by the holders of a majority of the outstanding shares of Common Stock. The closing of the ZEVEX Transaction is also subject to the satisfaction of certain other conditions specified in the ZEVEX Agreement, unless such conditions are waived in writing. The failure of any such condition to be satisfied, if not waived, would prevent consummation of the ZEVEX Transaction.

         ZEVEX, Inc's obligation to consummate the transactions to be performed by it in connection with the closing of the ZEVEX Transaction is subject to the satisfaction of, among other things, the following conditions: (i) the representations and warranties of the Company contained in the ZEVEX Agreement will be true and correct in all material respects at and as of the ZEVEX Closing Date; (ii) the Company will have performed and complied with all of its covenants under the ZEVEX Agreement in all material respects which are to be complied with by the Company prior to or on the ZEVEX Closing Date; (iii) the Company will have procured all third party consents requested by ZEVEX, Inc. in connection with the transfer of the ZEVEX Acquired Assets and the contracts assumed by ZEVEX, Inc. pursuant to the ZEVEX Transaction; (iv) certain third parties will have executed estoppel certificates certifying as to the Company's ownership of certain ZEVEX Acquired Assets currently in the possession of such third parties; (v) the Board of Directors and shareholders will have approved the ZEVEX Agreement in all material respects; (vi) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (x) prevent consummation of any of the transactions contemplated by the ZEVEX Agreement, (y) cause any of the transactions contemplated by the ZEVEX Agreement to be rescinded following consummation or (z) affect adversely the right of ZEVEX, Inc. to own the ZEVEX Acquired Assets and to operate the Pump Business; (vii) the Company will have delivered to ZEVEX, Inc. an opinion of counsel regarding the Company and the ZEVEX Transaction; (viii) the Company will have delivered to ZEVEX, Inc. a fully executed investment representation letter from EIS regarding the ZEVEX Shares;
(ix) the Company and ZEVEX, Inc. will have entered into a mutually agreeable escrow agreement with a third party for the Escrowed Funds; (x) all actions to be taken by the Company in connection with the consummation of the transactions contemplated by the ZEVEX Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by the ZEVEX Agreement will be reasonably satisfactory in form and substance to ZEVEX, Inc.; and (xi) no material adverse change in the financial condition or results of operation of the Pump Business, or in the condition or value of the ZEVEX Acquired Assets, taken as a whole, will have occurred between July 27, 1998 (the date of the ZEVEX Agreement) and the ZEVEX Closing Date (other than economic or market conditions generally affecting the enteral feeding device market).

         The Company's obligation to consummate the transactions to be performed by it in connection with the closing of the ZEVEX Transaction is subject to satisfaction of the following conditions, among others: (i) the representations and warranties of ZEVEX contained in the ZEVEX Agreement will be true and correct in all material respects at and as of the ZEVEX Closing Date; (ii) ZEVEX, Inc. will have performed and complied with all of its covenants under the ZEVEX Agreement in all material respects which are to be complied with by it prior to or on the ZEVEX Closing Date; (iii) the Board of Directors of ZEVEX, Inc. will have approved the ZEVEX Agreement in all material respects; (iv) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (x) prevent consummation of any of the transactions contemplated by the ZEVEX Agreement or (y) cause any of the transactions contemplated by the ZEVEX Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge will be in effect); (v) ZEVEX, Inc. will have delivered to the Company an opinion of counsel regarding ZEVEX, Inc. and the ZEVEX Transaction; (vi) the Company and ZEVEX, Inc. will have entered into a mutually agreeable escrow agreement with a third party for the Escrowed Funds; (vii) all actions to be taken by ZEVEX, Inc. in connection with the consummation of the transactions contemplated by the ZEVEX Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by the ZEVEX Agreement will be reasonably satisfactory in form and substance to the Company; and (viii) the Company will have entered into a settlement agreement with Elan Pharma and EIS with respect to the satisfaction of the Company's obligations to Elan Pharma and EIS pursuant to that certain Asset Purchase Agreement dated January 13, 1997 by and between the Company and Elan Pharma.

         TERMINATION

         The ZEVEX Agreement may be terminated under any of the following circumstances: (i) by mutual written consent of the Company and ZEVEX; (ii) by either party, by giving written notice to the non-terminating party at any time prior to the ZEVEX Closing Date (x) in the event the non- terminating-party has breached any material representation, warranty, or covenant made by it contained in the ZEVEX Agreement in any material respect, and the breach has continued without cure for a period of 30 days after the notice of breach, or (y) if the closing of the ZEVEX Transaction has not occurred on or before December 31, 1998, by reason of the failure of any condition precedent to the terminating party's obligation to consummate the transactions contemplated by the ZEVEX Agreement (unless the failure results primarily from the terminating party's breach of any representation, warranty, or covenant contained in the ZEVEX Agreement).

         INDEMNIFICATION

         The Company has agreed to indemnify ZEVEX, Inc. and its officers, directors, representatives and agents from and against all liabilities such parties may suffer from, arising out of, relating to, in the nature of, or caused by: (i) any breach of the Company's representations or warranties contained in the ZEVEX Agreement or in any document furnished or required to be furnished pursuant to the ZEVEX Agreement provided that the claim for indemnification arises prior to or during the one year period beginning on the ZEVEX Closing Date (except for indemnification claims asserting a breach by the Company of (x) its representation that it holds good and marketable title to the ZEVEX Acquired Assets, free and clear of all security interests and liens, or
(y) its representation that, among other things, (A) it has the right to use all intellectual property necessary for the operation of the Pump Business, (B) that, in connection with the operation of the Pump Business and to the Company's knowledge, the Company has not interfered with or infringed upon the intellectual property rights of others nor have third parties infringed upon or interfered with the Company's intellectual property rights, (C) that, to the Company's knowledge, the intellectual property of the Pump Business will not interfere with, infringe upon, misappropriate or otherwise come in conflict with, any intellectual property rights of third parties as a result of the continued operation of the Pump Business as presently conducted and as presently proposed to be conducted, and (D) the Company has no knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Pump Business, which representations shall be in full force and effect for the applicable statute of limitations); (ii) any breach of any of the Company's covenants or other commitments contained in the ZEVEX Agreement; (iii) any liability for unpaid taxes of the Pump Business with respect to any year or portion thereof ending on or before the ZEVEX Closing Date (or for any year beginning before and ending after the ZEVEX Closing Date to the extent allocable to the portion of such period beginning before and ending on the ZEVEX Closing
Date); (iv) any action, suit, proceeding, compromise, assignment or judgment arising out of or incidental to any of the matters for which the Company is to indemnify ZEVEX, Inc.; and (v) any liability of the Company which is not a liability being assumed by ZEVEX, Inc. pursuant to the ZEVEX Agreement, including (x) any liability of the Company that becomes a liability of ZEVEX, Inc. under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability or otherwise by applicable law, (y) any liability of the Company arising out of the use, ownership and possession of the ZEVEX Acquired Assets prior to the closing of the ZEVEX Transaction and (z) those obligations under the contracts being assumed by ZEVEX, Inc. which have accrued prior to the ZEVEX Closing Date.

         ZEVEX, Inc. has agreed to indemnify the Company and its officers, directors, representatives and agents from and against all liabilities such parties may suffer from, arising out of, relating to, in the nature of, or caused by: (i) any breach of ZEVEX, Inc.'s representations or warranties contained in the ZEVEX Agreement or in any document furnished or required to be furnished pursuant to the ZEVEX Agreement provided that the claim for indemnification arises prior to or during the one year period beginning on the ZEVEX Closing Date; (ii) any breach of any of ZEVEX, Inc.'s covenants or other commitments contained in the ZEVEX Agreement; (iii) any liability being assumed by ZEVEX, Inc. pursuant to the terms of the ZEVEX Agreement; and (iv) any action suit, proceeding, compromise, assignment or judgment arising out of or incidental to any of the matters for which ZEVEX, Inc. is to indemnify the Company.

         ZEVEX, Inc. will have option of recovering all or any part of an indemnifiable expense (in lieu of seeking any indemnification to which it is entitled) by drawing against the ZEVEX Escrowed Funds. Neither the Company nor ZEVEX, Inc. will be entitled to indemnification unless and until the aggregate amount of valid claims against the indemnifying party exceed $10,000 (the "ZEVEX Indemnification Threshold"). If the ZEVEX Indemnification Threshold is exceeded, the party to be indemnified will be entitled to the entire amount of such claims from the indemnifying party, including the amount up to the ZEVEX Indemnification Threshold. Each party's indemnification liability is limited to an aggregate of $800,000 for indemnification claims that arise as a result of a breach by such party of a representation or warranty contained in the ZEVEX Agreement (including claims for indemnification pursuant to any actions, suits, proceedings, compromises, assignments or judgments arising out of or in connection with such breach).

THE ZEVEX MARKETING AGREEMENT

         The Company and ZEVEX, Inc. entered into the ZEVEX Marketing Agreement on July 27, 1998 pursuant to which the Company granted ZEVEX, Inc., (i) an exclusive worldwide license to market, sell, distribute and service enteral feeding pumps, delivery sets and enteral feeding tubes that were being marketed and sold by the Company prior to the effective date of the ZEVEX Marketing Agreement and (ii) a royalty-free exclusive, worldwide license to use any trademark, trade names, or identifying slogans of the Company affixed to the products subject to the ZEVEX Marketing Agreement or any accompanying labels, containers, cartons, or technical or promotional literature, whether or not registered, in connection with the marketing, sale, distribution, or service of such products.

         For each product sold by ZEVEX, Inc. under the ZEVEX Marketing Agreement, ZEVEX, Inc. will pay the Company the Company's actual cost of such products purchased by the Company for resale to ZEVEX, Inc., except for certain back orders of enteral feeding pumps for which ZEVEX, Inc. will pay the Company a non-recurring royalty payment of $40,000 for sales of such pumps. In addition, ZEVEX, Inc. will pay the Company an additional amount equal to 12% of the cost of such products, which is intended to cover the Company's overhead expenses relating to the shipping and handling of such products. Product liability and warranty claims arising during the term of the ZEVEX Marketing Agreement will be handled as set forth in the ZEVEX Agreement and as described in "--Transitional Matters."

         The ZEVEX Marketing Agreement will terminate on the earlier of (i) December 31, 1998, (ii) the closing of the ZEVEX Transaction or (iii) the termination of the ZEVEX Agreement. In addition, the parties may terminate the ZEVEX Marketing Agreement (x) upon written agreement signed by both parties, (y) by a party, if the other party defaults in the performance of any material term or condition of the of the ZEVEX Marketing Agreement, and such default is not cured during a ten day period following notice thereof, or (z) by a party, upon, among other things, the liquidation, dissolution, reorganization, merger, change in control, sale of all or substantially all of the assets, appointment of receivership or insolvency, of or by the other party.

ACCOUNTING TREATMENT

         The ZEVEX Purchase Price and the ZEVEX Assumed Liabilities will be allocated to the ZEVEX Acquired Assets based on the fair value of the assets acquired and liabilities assumed.

                                   PROPOSAL 3:
                        APPROVAL OF THE GALAGEN AGREEMENT

BACKGROUND OF AND REASONS FOR THE GALAGEN TRANSACTION

         The Company's original core business consisted of developing and marketing certain clinical nutrition products to hospitals and other healthcare facilities as a cost-effective alternative to brand-name products. In 1996, the Company diversified its core business and commenced marketing its clinical nutrition products to the adult nutrition retail market. However, the Company was not able to maintain competitive profit margins in the adult nutrition product retail market. In January 1997, the Company attempted to augment its financial performance by acquiring from Elan Pharma a line of enteral feeding pumps, plastic disposables products and nutrition product formulas. Although the addition of these product lines increased the Company's gross revenues, Company management determined that the costs associated with integrating these product lines with the Company's existing core business rendered the Company's financial performance objectives unattainable.

         The Board of Directors of the Company believes that the continued operation of the Company's current businesses is unviable due to cumulative net losses of the Company incurred since inception. As of September 30, 1998, the Company had accumulated net losses of approximately $6.9 million. The Board of Directors does not foresee an end to these continued losses if the Company continues in its current direction and businesses. Therefore, the Board of Directors has decided that it is in the best interest of the Company and its shareholders to discontinue its current business operations. The Board of Directors believes that shareholder value will be maximized through the sale of the assets comprising the Company's current businesses and by using the proceeds thereof to pursue the potential acquisition of other business opportunities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors has determined that the terms and conditions of the GalaGen Transaction are fair from a financial point of view to, and in the best interests of, the Company's shareholders.

         THE BOARD OF DIRECTORS HAS APPROVED THE GALAGEN AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO
APPROVE AND ADOPT THE GALAGEN AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE GALAGEN TRANSACTION

         Anwar H. Bhimani, the Secretary and former Chief Financial Officer of the Company, who resigned such position on August 31, 1998, will receive a bonus of $15,000 upon the closing of the later of the ZEVEX Transaction and the GalaGen Transaction in consideration for his continued assistance to the Company following the date of his resignation.

         William L. Rush, the former Chief Executive Officer, President, Chairman of the Board and director of the Company, d/b/a Medical Nutrition, Inc., a Minnesota corporation wholly-owned by Mr. Rush (the "Representative"), and GalaGen have entered into a Consulting Contract effective as of September 1, 1998 (the "Consulting Contract"). Pursuant to the terms of the Consulting Contract, GalaGen appointed the Representative as a consultant to provide services related to the development of functional food and medical food products. In consideration for such services, GalaGen has agreed to pay the Representative a base fee of $4,250 per month during the term of the Consulting Contract. In addition, GalaGen has granted to the Representative an option to purchase 10,000 shares of GalaGen common stock, $.01 par value, at an exercise price equal to $2.375 per share. The initial term of the Consulting Contract is six months and may be renewed upon the mutual agreement of the parties to the Consulting Contract. The Consulting Contract is attached as Exhibit D to this Proxy Statement.

         Mr. Rush, the Representative, and GalaGen have also entered into a Sales Representative Agreement dated as of October 1, 1998 (the "Sales Agreement"). Pursuant to the terms of the Sales Agreement, GalaGen appointed the Representative as an independent sales representative for soliciting orders for and distributors of certain products marketed and sold by GalaGen (including certain GalaGen Products (as defined below)) outside of the United States. In consideration for such solicitation and distribution services, GalaGen has agreed to pay the Representative a base fee of $6,000 per month during the term of the Sales Agreement and a monthly commission (subject to adjustment as set forth in the Sales Agreement) equal to the lower of 20% of the Representative's sales of such products or 50% of gross profits arising from such sales. The Representative may also receive a monthly commission (subject to adjustment as set forth in the Sales Agreement) equal to the lower of 20% of sales of products to distributors identified by Representative or 50% of gross profits arising from such sales, plus the lower of 12.5% of direct sales to distributors in close proximity to distributors identified by Representative or 50% of gross profits arising from such sales. In addition, the Representative may receive up to 50% of fees received by GalaGen arising from licenses granted by GalaGen to produce, distribute or sell certain GalaGen products in portions of the territory subject to the Sales Agreement. Furthermore, GalaGen has granted to the Representative an option to purchase 25,000 shares of GalaGen common stock, $.01 par value, at an exercise price equal to $2.25 per share. The initial term of the Sales Agreement is one year and may be renewed upon the mutual agreement of the parties to the Sales Agreement. The Sales Agreement is attached as Exhibit E to this Proxy Statement.

REGULATORY APPROVALS

         The Company and GalaGen believe that no regulatory approvals are or will be required in connection with the GalaGen Transaction other than approvals under applicable state and federal securities laws and regulations.

DESCRIPTION OF THE GALAGEN AGREEMENT

         The information under this caption is qualified in its entirety by reference to the full text of the GalaGen Agreement, a copy of which is attached as Exhibit B to this Proxy Statement.

         GENERAL

         The Company and GalaGen entered into an Asset Purchase Agreement on September 1, 1998, and an amendment dated October 28, 1998 (collectively, the "GalaGen Agreement"). If the shareholders of the Company approve the GalaGen Agreement, the Company will sell and transfer, and GalaGen will purchase and assume, certain of the assets and liabilities, respectively, of the Company used in connection with the Company's critical care business, and the Company will receive a total purchase price equal to $831,000 consisting of $206,000 in cash and $625,000 worth of shares of common stock, $.01 par value, of GalaGen (the "GalaGen Shares"), subject to certain adjustments as more fully described below in "--Consideration." GalaGen has also agreed to pay the Company a royalty equal to 9% of net sales received by GalaGen for sales of the GalaGen Products (other than Glutasorb Ready to Use) in the United States that exceed (i) $5 million during the year ended December 31, 2000, (ii) $6 million during the year ended December 31, 2001, and (iii) $7.5 million during the year ended December 31, 2002. GalaGen has also agreed to pay the Company an international royalty for sales of the GalaGen Products (other than Glutasorb Ready to Use) in all countries other than the United States and of Glutasorb Ready to Use in all countries except the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland, Denmark, Sweden, Norway and Finland equal to 5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the one year anniversary date of the GalaGen Closing Date and 2.5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the second year anniversary date of the GalaGen Closing Date.

         CLOSING DATE

         If the GalaGen Agreement is adopted by the requisite vote of the Company's shareholders, the GalaGen Transaction will be consummated and become effective after the conditions to the GalaGen Transaction are satisfied (or waived to the extent permitted), or on such other date agreed to by the parties. It is currently contemplated that the closing date of the GalaGen Transaction will occur on or about December 29, 1998. There can be no assurance that all conditions to the GalaGen Transaction will be satisfied. See "--Closing Conditions."

         CONSIDERATION

         In connection with the GalaGen Transaction, GalaGen has agreed to pay the Company $206,000 in cash and deliver to the Company the GalaGen Shares ("the GalaGen Purchase Price"), by delivering $206,000 and a certificate for the GalaGen Shares. GalaGen has also agreed to pay the Company a royalty equal to 9% of net sales received by GalaGen for sales of the GalaGen Products (other than Glutasorb Ready to Use) in the United States that exceed (i) $5 million during the year ended December 31, 2000, (ii) $6 million during the year ended December 31, 2001, and (iii) $7.5 million during the year ended December 31, 2002. In addition, GalaGen has agreed to pay the Company an international royalty for sales of the GalaGen Products (other than Glutasorb Ready to Use) in all countries other than the United States and of Glutasorb Ready to Use in all countries except the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland,

Denmark, Sweden, Norway and Finland equal to 5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the one year anniversary date of the GalaGen Closing Date and 2.5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the second year anniversary date of the GalaGen Closing Date.

         GalaGen will be entitled to reduce the amount of the $206,000 cash payment by an amount equal to the difference between $200,000 and the Inventory Value of the Company's GalaGen Product inventory as determined not more than three days prior to the GalaGen Closing Date, provided, however, such reduction will not exceed $175,000. "Inventory Value" means the amount of the GalaGen Products invoiced to the Company by the applicable GalaGen Product manufacturer plus freight charges for the following: (i) inventory of GalaGen Products (other than Glutasorb Ready to Use, Pro-Peptide VHN and Pro-Peptide Vanilla) (A) with a shelf life (as measured from the expiration date of such inventory) of at least eight months, and (B) 10% of such inventory with a shelf life between six and eight months, except that no Inventory Value will be included for inventory representing more than a twelve-month supply of such GalaGen Products based on historical sales ("Historical Sales") of such GalaGen Products for the six month period prior to the date of the GalaGen Agreement, (ii) inventory of Glutasorb Ready to Use that is expected to be sold from the GalaGen Closing Date through January 31, 1999 based on Historical Sales of such GalaGen Product, and (iii)(X) if the expiration dates of the inventory of Pro-Peptide VHN and Pro-Peptide Vanilla are not extended through September 30, 1999, the inventory of Pro-Peptide VHN expected to be sold from the GalaGen Closing Date through December 31, 1998 and the inventory of Pro- Peptide Vanilla expected to be sold from the GalaGen Closing Date through March 31, 1999, each based on Historical Sales of such GalaGen Products, or (Y) if the expiration dates of the inventory of Pro-Peptide VHN and Pro-Peptide Vanilla are extended through September 30, 1999, the inventory of such GalaGen Products expected to be sold between the GalaGen Closing Date and August 31, 1999, based on Historical Sales of such GalaGen Products.

         In addition, the number of GalaGen Shares issuable to the Company may be reduced up to a maximum amount of $25,000 for any loss, destruction, condemnation or material damage to the tangible GalaGen Acquired Assets (other than inventory of GalaGen Products) that occurs on or prior to the GalaGen Closing Date, in an amount equal to the difference between the liquidation value and the salvage value, if any, of such GalaGen Acquired Assets.

         TERMS OF THE TRANSACTION

         Pursuant to terms of the GalaGen Agreement, the Company has agreed to sell, transfer, convey and deliver to GalaGen, and GalaGen has agreed to purchase, certain assets of the Company in connection with the Company's critical care business (the "GalaGen Acquired Assets") which will include: (i) all of the Company's rights to the GalaGen Products; (ii) certain fixed assets of the Company; (iii) all of the Company's interest in inventories of GalaGen Products, supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials used in connection with the Business and the Company's interest in all orders or contracts for the purchase of supplies, raw materials, parts, product labels and packaging materials used in connection with the

Business; (iv) all of the Company's rights under contracts, purchase orders and agreements pursuant to which the Company has agreed to purchase and sell the GalaGen Products after the GalaGen Closing Date; (v) all of the Company's rights under any warranty or guarantee by any applicable GalaGen Acquired Asset manufacturer, supplier or other transferor; (vi) copies of all sales and purchase records, customer lists, supplier lists, production records and other similar records related to the GalaGen Products or associated with the Business as it applies to the GalaGen Products; (vii) all advertising, marketing and promotional materials associated with the GalaGen Products; (viii) all of the Company's rights to indentures, guarantees, leases, commitments and other agreements related to the GalaGen Products; (ix) all of the Company's interest in any copyrights, patents, trademarks, trade names, logos, trade secrets, inventions, know how, other confidential information and other intellectual property of any nature related to or arising from the GalaGen Products, together with pending applications for any of the foregoing; (x) the Company's interest in those franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and government agencies related to the GalaGen Products or associated with the Business that are assignable to GalaGen; and (xi) all goodwill and other general intangibles of the Company related to the GalaGen Products or arising from the Business as it applies to the GalaGen Products.

         GalaGen will not purchase any other assets of the Company other than the GalaGen Acquired Assets.

         In addition, GalaGen has agreed to assume certain liabilities of the Company (the "GalaGen Assumed Liabilities"), which include: (i) liabilities and obligations of the Company arising after the GalaGen Closing Date under contracts, purchase orders or other agreements of the Company assigned to or assumed by GalaGen; and (ii) all of the Company's obligations to provide to any employee of the Company who subsequently enters into an employment agreement with GalaGen up to five days of vacation within such employee's first year of employment with GalaGen in accordance with GalaGen's Vacation/PFT policy.

         "Business" is defined in the GalaGen Agreement as the business of selling and distributing the GalaGen Products.

         "GalaGen Products" include: Fiber-PRO, Glutasorb-TM- Ready to Use, GlucoPro-TM- Vanilla, L-Emental-TM- Hepatic, L-Emental-TM- Pediatric, L-Emental-TM-, Nitro-PRO, Pro-Peptide-TM- for Kids, Pro-Peptide-TM-Unflavored, Pro-Peptide-TM- VHN, Pro-Peptide-TM- Vanilla, Nutrition Liquid, Nutrition Plus Liquid, Instant Nutrition, Instant Nutrition (Lactose Free) ISO-PRO, ISO-LAN, ULTRA-PRO, ULTRA-LAN and NUTRA-LAN.

         In addition, the Company has granted GalaGen a right of first refusal to purchase all of the Company's rights to L-Emental-TM- Plus ("LEP") during the one year period following the GalaGen Closing Date pursuant to which the Company will not assign, transfer, convey or otherwise dispose of any of its rights to LEP unless the Company, upon receiving a written offer for such rights from a Qualifying Offeror, notifies GalaGen, in writing, of the terms and conditions of such offer.

GalaGen will then have 21 days following receipt of the Company's notice to elect to purchase such rights on the same terms and conditions as provided in the Qualifying Offeror's offer on the terms set forth in the written notice to GalaGen. If GalaGen fails to elect to purchase such rights within such 21 day period, then the Company may sell all of its rights to LEP to such Qualifying Offeror on the terms set forth in the written notice to GalaGen. If the closing of such sale does not occur during the 60 day period following the expiration of GalaGen's 21 day period, then all offers to purchase the Company's rights to LEP will again be subject to the above notice requirements. A "Qualifying Offeror" means a person or entity that (i) is not under any legal or contractual limit preventing the consummation of the purchase transaction and (ii) is financially able to complete such transaction.

         REPRESENTATIONS AND WARRANTIES

         The GalaGen Agreement contains various representations and warranties of the Company and GalaGen relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due incorporation, organization, power and standing of, and similar corporate matters with respect to, each of the Company and GalaGen; (ii) the authorization, execution, delivery, performance and enforceability of the GalaGen Agreement by each such party; (iii) the absence of any governmental or regulatory authorization, consent or approval required to consummate the transactions contemplated by the GalaGen Agreement; (iv) the absence of any conflict with each party's respective articles of incorporation or bylaws, with applicable law or with certain contracts and agreements; (v) the absence of pending or threatened litigation or investigations; (vi) the absence of any brokerage, finder's or other fees due in connection with the sale of the GalaGen Acquired Assets; and (vii) certain securities law matters.

         The Company also made certain additional representations and warranties to GalaGen relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) title to the GalaGen Acquired Assets; (ii) condition of the GalaGen Acquired Assets; (iii) certain contracts and commitments; (iv) its proprietary rights to intellectual property; (v) its permits and compliance with laws; (vi) certain tax matters; and (vii) the composition of the GalaGen Acquired Assets.

         OPERATIONS OF THE COMPANY PRIOR TO THE CLOSING

         The Company has agreed that, prior to the GalaGen Closing Date, the business of the Company will be conducted in accordance with certain restrictions set forth in the GalaGen Agreement. Among other things, the Company has agreed to: (i) use reasonable efforts to preserve the business organization of the Business; (ii) not hire new employees for the Business or increase any compensation or benefits for such employees; (iii) not sell, transfer or dispose of or abandon any portion of the GalaGen Acquired Assets, except in the ordinary course of business; (iv) not permit any of the GalaGen Acquired Assets to become subject to any additional mortgage, lien, charge or encumbrance, other than purchase money interests; (v) maintain the GalaGen Acquired Assets in customary repair, order and condition and maintain insurance in substantially the same form and amount comparable to that currently in effect; (vi) not modify or amend any contract, lease, commitment or other agreement that constitutes GalaGen Acquired Assets or waive or assign to a third party any of its rights thereunder; (viii) continue to collect its accounts receivable and pay its accounts payable in accordance with past business practices; (ix) maintain inventories and other consumable materials and supplies at levels reasonably required to conduct the Business; (x) furnish information to and cooperate with GalaGen to acquire all consents and approvals required from governmental and regulatory authorities necessary to consummate the GalaGen Transaction; and (xi) permit GalaGen and its designees to have access to certain books and records of the Company.

         TRANSITIONAL MATTERS

         The Company and GalaGen have agreed, among other things, that (i) GalaGen will file an application for listing the GalaGen Shares on the Nasdaq National Market or Nasdaq SmallCap Market; (ii) GalaGen will file all required documents to obtain all necessary approvals under state securities laws to consummate the transactions contemplated by the GalaGen Agreement; (iii) for the nine month period following the GalaGen Closing Date, the Company will make certain employees and other personnel available to GalaGen to assist in interpreting and reconciling books, records and correspondence, responding to customer inquiries and other matters, upon terms and conditions mutually agreed to by the Company and GalaGen; (iv) GalaGen will have the right to use the "Nutrition Medical" name and any trademarks or symbols related to the "Nutrition Medical" name in connection with the GalaGen Products for the one year period commencing on the GalaGen Closing Date; (v) certain employees of the Company hired by GalaGen will continue to have access to the Company's office space assigned to each such employee in the Company's facility for a period up to but no later than November 30, 1998, and GalaGen will pay the Company certain costs and fees for each such employee's activities; (vi) the Company and GalaGen will remit to the other party payments received by the Company or GalaGen for sales of GalaGen Products made by the other party; and (vii) until termination of the GalaGen Agreement, the Company will not, directly or indirectly, through any officer, director, agent, employee or affiliate, solicit, initiate or encourage submission of a proposal or offer relating to any acquisition of the GalaGen Products or Business, and will not participate in negotiations or discussions, or furnish information, cooperate or otherwise facilitate regarding the same, except the Company may furnish information to a person pursuant to a confidentiality agreement and participate in negotiations regarding such a proposal or offer, if the Board of Directors concludes in good faith, upon advice of legal counsel, that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law.

         CLOSING CONDITIONS

         The GalaGen Transaction will be consummated only if the GalaGen Agreement is approved and adopted by the affirmative vote of the holders of a majority of Common Stock. The GalaGen Transaction also is subject to the satisfaction of certain other conditions specified in the GalaGen Agreement, unless such conditions are waived (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the GalaGen Transaction.

         The obligations of GalaGen to consummate the transactions to be performed by it in connection with the closing of the GalaGen Transaction are subject to the satisfaction of, among other things, the following conditions:
(i) the representations and warranties of the Company contained in the GalaGen Agreement will be true and correct at and as of the GalaGen Closing Date; (ii) the Company will have delivered a certificate of the Secretary of the Company providing that the execution and delivery of the GalaGen Agreement, a noncompetition agreement between the Company and GalaGen, and the other agreements, documents and instruments contemplated thereby, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company; (iii) no material adverse change in the GalaGen Acquired Assets as a whole or to the Business will have occurred; (iv) the Company will have observed and performed all of its covenants under the GalaGen Agreement to be observed or performed on or prior to the GalaGen Closing Date; (v) GalaGen will have received Uniform Commercial Code searches against the Company as particularly specified in the GalaGen Agreement together with tax lien and judgement searches that disclose no liens or security interests against the GalaGen Acquired Assets; (vi) GalaGen will have received executed copies of any material consents necessary to permit the assignment of the Company's contracts, purchase orders and other agreements that constitute GalaGen Acquired Assets without a respective breach thereof; (vii) the Company will have made all filings and registrations with all federal, state and local government agencies or authorities required to be made by the Company in connection with the GalaGen Agreement and the consummation of the transactions contemplated by the GalaGen Agreement; (viii) GalaGen and the Company will have received all required consents and approvals of governments and governmental agencies; (ix) GalaGen will have received an opinion from the Company's legal counsel; (x) GalaGen will have received accurate and complete copies of all documents and instruments related to the purchase and sale of the GalaGen Acquired Assets; (xi) there will have been no governmental order restraining or otherwise prohibiting the consummation of the purchase and sale of the GalaGen Acquired Assets, and no corporation, person, firm or governmental agency will have instituted an action or proceeding not previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the GalaGen Acquired Assets; (xii) GalaGen will have received such bills of sale, assignments and other documents of transfer reasonably required to transfer to GalaGen the GalaGen Acquired Assets; (xiii) GalaGen and the Company will have entered into a noncompetition agreement; (xiv) the Company will have terminated all distribution and independent representative agreements; and (xvi) all litigation and claims related to the GalaGen Product Pro-Peptide-TM- for Kids will have been resolved to the reasonable satisfaction of GalaGen.

         The obligations of the Company to consummate the transactions to be performed by it in connection with the closing of the GalaGen Transaction are subject to the satisfaction of, among other things, the following conditions:
(i) the representations and warranties of GalaGen contained in the GalaGen Agreement will be true and correct at and as of the GalaGen Closing Date; (ii) GalaGen will have delivered a certificate of the Secretary of GalaGen providing that the execution and delivery of the GalaGen Agreement and the other agreements, documents and instruments contemplated thereby have been duly authorized by all necessary corporate action on the part of GalaGen; (iii) GalaGen will have observed and performed all of its covenants under the GalaGen Agreement to be observed or performed on or prior to the GalaGen Closing Date; (iv) the Company will have received executed copies of any material consents necessary to permit the assignment of the Company's contracts, purchase orders and other agreements that constitute GalaGen Acquired Assets without a breach thereof; (v) GalaGen will have made all filings and registrations with all federal, state and local government agencies or authorities required to be made by GalaGen in connection with the GalaGen Agreement and the consummation of the transactions contemplated by the GalaGen Agreement; (vi) GalaGen and the Company will have received all required consents and approvals of governments and governmental agencies; (vii) the Company will have received an opinion from GalaGen's legal counsel; (viii) there will have been no governmental order restraining or otherwise prohibiting the consummation of the purchase and sale of the GalaGen Acquired Assets, and no corporation, person, firm or governmental agency will have instituted an action or proceeding not previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the GalaGen Acquired Assets and
(ix) the GalaGen Shares will continue to be listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market and the GalaGen Shares received by the Company pursuant to the GalaGen Agreement will have been approved for listing on such applicable stock exchange.

         REGISTRATION RIGHTS

         Upon the GalaGen Closing Date, GalaGen has agreed to promptly prepare and file a registration statement with the Securities and Exchange Commission covering all of the GalaGen Shares received by the Company as consideration for the GalaGen Acquired Assets. In addition, GalaGen has agreed to use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of two years from the date the registration statement is initially declared effective. If the registration statement does not become effective within 180 days after the GalaGen Closing Date, GalaGen will issue to the Company, as liquidated damages, additional GalaGen Shares which constitute 10% of the GalaGen Shares initially issuable to the Company under the GalaGen Agreement. GalaGen will bear the following fees, costs and expenses with respect to the registration of such GalaGen Shares: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for GalaGen, all internal expenses and legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the GalaGen Shares are to be registered or qualified. The Company will bear all of its own expenses with respect to the registration of such GalaGen Shares except that GalaGen will bear up to $1,250 of legal fees and expenses incurred by the Company in connection with such registration statement, and in the event GalaGen is unable to register such GalaGen Shares on Form S-3, GalaGen will bear all the Company's legal fees and expenses of counsel in connection with such registration.

         GalaGen may suspend sales of GalaGen Shares under such registration statement for a period no longer than 90 days if (a) such sales would materially adversely affect, or would be improper in view of, a proposed financing, reorganization, merger and certain other transactions, or (b) GalaGen is conducting a public offering of its capital stock and the managing underwriter of such offering concludes, in its reasonable judgment, that sales of the GalaGen Shares by the Company would materially adversely affect the success of the offering.

         GalaGen Shares received by the Company will not be transferred to shareholders of the Company in connection with the GalaGen Transaction, and the Company has agreed not to transfer such GalaGen Shares to any other person except in accordance with federal and state securities laws. The Company has agreed that it will not sell or otherwise transfer its GalaGen Shares except pursuant to the registration statement described above during the two year period following the GalaGen Closing Date and except as follows: (i) upon effectiveness of the registration statement, the Company may sell or transfer up to 10% of its GalaGen Shares; (ii) for each of the first through sixth month following the GalaGen Closing Date, the Company may sell or transfer up to an additional 5% of its GalaGen Shares; and (iii) for each of the seventh through twelfth month following the GalaGen Closing Date, the Company may sell or transfer an additional 10% of its GalaGen Shares.

         GalaGen and the Company have each agreed to indemnify the other party, its directors, officers, any underwriter and any controlling person from and against, and will reimburse for, any loss, damage, liability, cost and expense to which the other party or any of such other party's directors, officers, underwriters or controlling persons may become subject under applicable federal securities laws or otherwise insofar as such losses, damages, liabilities, costs and expenses (including legal fees): (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, (ii) arise out of or are based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to GalaGen's indemnification obligations, that arise out of any violation or alleged violation by GalaGen of applicable federal or state securities law. The Company will only be liable to GalaGen and GalaGen will not be liable to the Company, for any untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in strict conformity with written information furnished by the Company specifically for use in the preparation of the registration statement.

         In the event the indemnification referred to above from the indemnifying party is unavailable to or unenforceable by the indemnified party, then the indemnifying party shall contribute to the amount paid or payable (including legal or other fees and expenses reasonably incurred in connection with any investigation or proceeding) by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that gave rise to such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and the indemnified party will be determined by referring to whether any action in question has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

         TERMINATION

         The GalaGen Agreement may be terminated under any of the following circumstances: (i) by mutual written consent of the Company and GalaGen at any time prior to the GalaGen Closing Date; (ii) by GalaGen, if the Company is in breach, in any material respect of any representation, warranty or covenant in the GalaGen Agreement and such breach is not cured by the Company by the fourteenth calendar day after notice of such breach has been received by the Company; (iii) by GalaGen or the Company, if the transactions contemplated by the GalaGen Agreement are not consummated by December 31, 1998 unless the party seeking to terminate the GalaGen Agreement fails to perform or observe its covenants, agreements and conditions thereof; and (iv) by GalaGen or the Company, if any court of competent jurisdiction in the United States or other United States governmental body has issued an order, decree or ruling or taken any other action restraining or otherwise prohibiting the consummation of the transactions contemplated by the GalaGen Agreement and such order, decree ruling or other action becomes final and non-appealable.

         INDEMNIFICATION

         Pursuant to the terms of the GalaGen Agreement, the Company has agreed to defend, indemnify and hold harmless GalaGen for: (i) any and all liabilities and obligations arising from or in connection with the ownership of the GalaGen Acquired Assets or the operation of the Business as it relates to the GalaGen Acquired Assets on or prior to the GalaGen Closing Date; (ii) any and all product liability or similar claims with respect to the GalaGen Products sold or delivered by the Company on or prior to the GalaGen Closing Date; (iii) any and all loss, injury, damage or deficiency from any misrepresentation, omission or breach of warranty by the Company of its representations, warranties and covenants contained in the GalaGen Agreement or any other agreement, instrument or document contemplated hereby; (iv) any and all loss, injury, damage or deficiency resulting from any non-fulfillment by the Company of any of its covenants or agreements under the GalaGen Agreement; (v) any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to (i), (ii), (iii) or (iv); and (vi) any and all liabilities and obligations arising from or in connection with the performance by the Company of its obligations under the GalaGen Marketing Agreement. No claim for indemnification will be made by GalaGen until the aggregate amount of such claims exceeds $5,000. The Company will only be liable to GalaGen under such indemnification obligations for a maximum amount of $175,000. The Company's representations, warranties and covenants under the GalaGen Agreement will survive the closing of the GalaGen Transaction and continue in full force and effect for twelve months thereafter (subject to any applicable statutes of limitation), except for any federal or state tax liability claims related to the sale of GalaGen Products or the Business on or prior to the GalaGen Closing Date, or any claim based on any untruth or inaccuracy of any representation or warranty made in the GalaGen Agreement or any statement or certificate furnished thereunder with any intent to deceive, defraud or with reckless disregard for the truth or accuracy thereof. Any pending claim for indemnity which was made prior to the expiration of such twelve month period will not expire until the final determination and satisfaction of such claim.

         Pursuant to the terms of the GalaGen Agreement, GalaGen has agreed to defend, indemnify and hold harmless the Company for: (i) any and all liabilities and obligations arising from or in connection with the ownership of the GalaGen Acquired Assets or the operation of the Business as it relates to the GalaGen Acquired Assets after the GalaGen Closing Date; (ii) any and all product liability or similar claims with respect to the GalaGen Products sold or delivered by GalaGen after the GalaGen Closing Date; (iii) any and all loss, injury, damage or deficiency from any misrepresentation, omission or breach of warranty by GalaGen of its representations, warranties and covenants contained in the GalaGen Agreement or any other agreement, instrument or document contemplated hereby; (iv) any and all loss, injury, damage or deficiency resulting from any non- fulfillment by GalaGen of any of its covenants or agreements under the GalaGen Agreement; (v) any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to (i), (ii), (iii) or (iv); and (vi) any and all liabilities and obligations arising from or in connection with the performance by GalaGen of its obligations under the GalaGen Marketing Agreement. No claim for indemnification will be made by the Company until the aggregate amount of such claims exceeds $5,000. GalaGen will only be liable to the Company under such indemnification obligations for a maximum of $175,000. GalaGen's representations, warranties and covenants under the GalaGen Agreement will survive the closing of the GalaGen Transaction and continue in full force and effect for twelve months thereafter (subject to any applicable statutes of limitation), except for any claim based on the untruth or inaccuracy of any representation or warranty made in the GalaGen Agreement or any statement or certificate furnished thereunder with any intent to deceive, defraud or with reckless disregard for the truth or accuracy thereof. Any pending claim for indemnity which was made prior to the expiration of such twelve month period will not expire until the final determination and satisfaction of such claim.

MARKETING AGREEMENT

         The Company and GalaGen entered into a Marketing Agreement dated September 1, 1998 and an amendment dated October 1, 1998 (collectively, the "GalaGen Marketing Agreement") pursuant to which the Company granted GalaGen the right to market, sell and distribute the GalaGen Products in the United States and worldwide on or before December 31, 1998 (unless terminated earlier) at prices and terms determined by GalaGen.

         The Company granted GalaGen a royalty-free license to use the Company's trademarks, trade names and other identifying slogans in connection with the distribution of the GalaGen Products under the GalaGen Marketing Agreement. The Company has agreed to purchase GalaGen Products from GalaGen Product manufacturers for resale and shipping to GalaGen at a price to be paid by GalaGen equal to the Company's invoice price from the applicable GalaGen Product manufacturer, plus shipping, labor and other specified costs. In addition, GalaGen has agreed to pay the Company an additional amount equal to 15% of GalaGen's selling price to its customers for such GalaGen Products that cover the Company's warehouse rent and support services, invoicing services and collection services. The Company will also make its computer systems and customer databases available to GalaGen employees and permit GalaGen employees to process orders at the Company's facility. All collection activities will be performed by the Company, and GalaGen has agreed to pay the Company certain office space charges. The Company will offer warranties on the GalaGen Products similar to the warranties previously offered by the Company, and the Company will continue to cover warranty claims.

         The GalaGen Marketing Agreement will terminate on the earlier of (i) December 31, 1998, (ii) the GalaGen Closing Date, or (iii) the termination date of the GalaGen Agreement. In addition, the parties may terminate the GalaGen Marketing Agreement (x) upon a written agreement signed by both parties, (y) by a party, if the other party defaults in the performance of any material term or condition of the GalaGen Marketing Agreement, and such default is not cured during a ten day period following notice thereof, or (z) by a party, upon, among other things, the liquidation, dissolution, reorganization, merger, change in control, sale of all or substantially all of the assets, appointment of receivership or insolvency, of or by the other party.

ACCOUNTING TREATMENT

         The GalaGen Purchase Price and the GalaGen Assumed Liabilities will be allocated to the GalaGen Acquired Assets based on the fair values of the assets acquired and liabilities assumed.

                             ADDITIONAL INFORMATION
             ABOUT THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION


PLANS FOR THE COMPANY AFTER THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION

         GENERAL

         The majority of the consideration from the ZEVEX Transaction will be used to retire the Promissory Note and for the repurchase of the Elan Owned Shares, as described in "Approval of the ZEVEX Agreement--Background of and Reasons for the ZEVEX Transaction," and the consideration from the GalaGen Transaction will be retained by the Company. It is the intention of management of the Company to pursue business combinations with another entity engaged in other lines of business. As a result, the Company could be defined as a "shell" company, whose sole purpose upon the closing of the ZEVEX Transaction and GalaGen Transaction will be to locate and consummate an acquisition transaction with another entity. Management believes that, with cash on hand, such a combination would be attractive to several potential business partners and will better serve the interests of the Company's shareholders than a liquidation of the Company and distribution of its assets to such shareholders. Pending any such business combination, the net proceeds of the ZEVEX Transaction and GalaGen Transaction, after deduction of the expenses incurred by the Company in connection therewith, will be invested in U.S. government securities.

         Upon the closing of the ZEVEX Transaction and the GalaGen Transaction, the Company will seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a corporation registered under the Securities Exchange Act of 1934 (the "Exchange Act"). As such, the Company's proposed business activities would classify the Company as a "blank check" company. This discussion of the Company's proposed business activities upon the closing of the ZEVEX Transaction and the GalaGen Transaction is purposefully general and is not meant to restrict the Company's virtually unlimited discretion to search for and acquire potential business opportunities.

         The Company anticipates that the selection of a business opportunity in which to participate will be complex and entail risks. For a discussion of the risks of the Company's proposed business activities, see "General Information Regarding the Company--Risk Factors." Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Company management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financings may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for shareholders and other factors.

         The Company expects to concentrate its search for a business acquisition on technology and medical companies located in Minnesota and surrounding states, but may participate in a business venture of virtually any kind or nature. The Company may seek a business opportunity with entities that have recently commenced operations or wish to utilize the public marketplace in order to raise capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. This unlimited scope will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

         In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization or joint venture with another company or entity. The Company may also acquire the stock or assets of any existing business. Upon the consummation of a transaction, it is possible that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the transaction, resign and be replaced by new directors, without a vote of the Company's shareholders.

         The analysis of new business opportunities will be undertaken by the officers and directors of the Company, none of whom is a professional business analyst. No director or officer of the Company has entered into an agreement or understanding with any other person to resign at the request of such person or to act on behalf of or at the direction of such other person. Company management intends to concentrate on identifying prospective business opportunities which may be brought to its attention through present associations of the Company's directors. No Company officer or director, or any of their affiliates or associates have had any preliminary contact or discussion with any representative of any proposed business opportunity entity. There are no present plans, proposals, arrangements or understandings by and between the Company's officers and directors and representatives of any potential business opportunity entity regarding the proposed acquisition of such business opportunity entity.

         In analyzing prospective business opportunities, Company management will consider such matters as available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available; the potential for further research and development; specific risk factors not now foreseeable but which may then be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Company management will meet personally with key personnel of the business opportunity entity as part of its investigation.

         The Company will not pay any of its directors or officers any finder's or other fees, or borrow any funds to make any payments to its officers and directors, or their affiliates or associates in connection with the assessment, valuation, negotiation or acquisition of potential business opportunities. No Company director or officer has previously utilized any consultant or adviser in connection with a merger or acquisition transaction. It is not anticipated that any outside consultant or advisor, other than the Company's accountants, legal counsel and an independent appraiser or business valuation expert, will be utilized by the Company in connection with the search, assessment, negotiation or acquisition of any proposed business opportunity transaction. As a result, there have been no discussions, understandings, contracts or agreements with any outside consultants.

         The Company will not acquire or merge with any company or entity for which audited financial statements or unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP") cannot be obtained within a reasonable period of time prior to the closing of the proposed transaction. In addition, the Company will not acquire or merge with any company or entity for which audited financial statements cannot be obtained within a reasonable period of time after the closing of the proposed transaction. The Company will provide full disclosure of the terms of any proposed transactions to its shareholders (including audited financial statements or unaudited financial statements of the target company prepared in accordance with GAAP) and any applicable dissenters' rights prior to the closing of the proposed transaction to the extent required by applicable law.

         The Company does not intend to obtain or use additional funds other than the net proceeds received by the Company from the closing of the ZEVEX Transaction and GalaGen Transaction to finance the acquisition of a business opportunity. However, the Company may pursue additional funding sources if such funding sources are required to finance and consummate a business opportunity acquisition transaction. As a result, there have been no preliminary agreements or understandings by and among the Company, its officers and directors, any affiliated entities or lending institutions with respect to any loan agreement or arrangement. Furthermore, there are no plans, proposals, arrangements or understandings by the Company to sell or issue additional shares of Common Stock or other capital stock in order to finance the acquisition of a business opportunity.

         The Company may grant options to directors and officers to purchase shares of Common Stock pursuant to the Company's current stock incentive plans in accordance with normal past practices.

         POTENTIAL CONFLICT OF INTEREST

         The Company's officers and directors participate in other business ventures. Company management does not currently intend to pursue a business opportunity with any other company or entity in which a member of Company management serves as an officer, director, partner, or in which such member or any of his family members own or hold any ownership interest (a "Related Party"). In the event an officer or director of the Company may be a Related Party with respect to such a business opportunity candidate, the Company's directors and officers have informally agreed that such Related Party individual will recuse himself from any and all activities in connection with the Company's assessment, valuation, negotiation and acquisition of the business opportunity, and such potential acquisition will be approved by the non-Related Party members of the Company's Board of Directors. Company management is not aware of any circumstances under which this agreement, through their own initiative, may be changed while current management is in control of the Company. The non-Related Party members will negotiate the terms of any such transaction on an arms-length basis with such other entity and anticipate taking other measures (including, but not limited to, acquiring an independent appraisal of the value of the subject business opportunity entity) to assure that the negotiated terms of any such transaction are in the best interest of the Company and its shareholders. As a result of this informal agreement, the Company believes that the non-Related Party members of the Board of Directors will be able to effectively comply with their fiduciary duties to the Company, and will not be subject to a potential conflict of interest.

         In the event of a breach of a director's or officer's fiduciary duty to the Company, the Company and its shareholders may assert any applicable remedy under Minnesota corporate law for damages arising from such breach. However, such proceedings may be prohibitively expensive and time consuming.

         SHAREHOLDER AGREEMENTS

         There are no arrangements, agreements or understandings between non-management shareholders and Company management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. There is no agreement providing that any non-management shareholder will exercise his, her or its voting rights to continue to reelect the current directors. However, it is expected that certain non-management shareholders will do so based on informal discussions between Company management and such shareholders.

         PRIOR BLANK CHECK OFFERING EXPERIENCE

         The following is a summary of certain blank check offering transactions involving George E. Kline, the director of the Company who will serve as the primary contact in soliciting prospective business opportunity acquisition transactions on behalf of the Company.

         Mr. Kline was a founder, director and president of Techne Corporation, which raised $800,000 in October 1983. In December 1985, Techne Corporation acquired Research and Diagnostic Systems, a manufacturer of biological products and hematology controls, for $3,000,000 worth of its stock. Public trading of Techne common stock began in February 1989. Mr. Kline resigned as a director of Techne Corporation in 1990. Current revenues of Techne Corporate exceed $70 million. Mr. Kline holds no shares of common stock of Techne Corporation.

         Mr. Kline was also a founder, director and president of Acquerre II Corporation ("Acquerre"), which was incorporated in March 1990. Acquerre raised $1,500,000 in a public offering at $.50 per share in September 1990. In April 1992, Acquerre acquired Pet Food Warehouse, which owned and operated three "Pet Food Superstores" in Minnesota. Acquerre completed a private placement of $3,000,000 worth of its stock in December 1992. The proceeds of this offering were used for expansion purposes. In February 1994, the company obtained $18.3 million through a secondary public offering and was approved for national market service listing. In June 1995, the company hired Marvin Goldstein, a former president of Dayton Hudson Corporation, as its president. The company, with 32 stores and approximately $70 million in revenues, was acquired in December 1996 by PETCO Animal Supplies, Inc. for approximately $43,000,000.

         REPORTING REQUIREMENTS

         Upon the consummation of the ZEVEX Transaction and the GalaGen Transaction, the Company will continue to be subject to regulation under the Exchange Act. As a result, the Company will be required to file periodically with the Securities and Exchange Commission (the "Commission") reports and documents regarding, among other things, the Company's business activities, financial performance and condition. In the event the Company no longer becomes subject to regulation under the Exchange Act, the Company will voluntarily file such reports and documents with the Commission.

         In connection with a business opportunity acquisition, the owners of such business opportunity will, upon the closing of a business opportunity acquisition transaction with the Company, incur significant legal and accounting costs in connection with Exchange Act reporting requirements including the preparation of Form 8-Ks, 10-Ks or 10-KSBs, agreements and related reports and documents. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous Exchange Act filings. The time and additional costs that may be incurred by some business opportunity entities may significantly delay or preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         Company management believes that the Company will not be subject to regulation under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to an exemption under the 1940 Act, the Company believes it will not be subject to regulation under the 1940 Act since the Company intends to be engaged primarily in a business other than that of investing, reinvesting, owning, holding or trading in securities. The applicable exemption requires the Company to engage in such other business activity within the one year period following the ZEVEX Closing Date and GalaGen Closing Date. In the event the Company is unable to acquire another business opportunity entity within such one year period, the Company could be subject to regulation under the 1940 Act. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Commission as to its status under the 1940 Act and, consequently, any violation of the 1940 Act would subject the Company to material adverse consequences.

         MARKET MAKER ACTIVITIES

          Company management does not intend to undertake any efforts to cause a market to develop in the Company's securities until after such time the Company has successfully consummated a business opportunity acquisition transaction. As a result, there have been no preliminary discussions by and among Company management and any market maker regarding such market maker's participation in future trading activity of the shares of Common Stock. Upon the consummation of a business opportunity acquisition transaction, the Company will ask certain broker-dealers, including Miller, Johnson & Kuehn, Incorporated, the broker-dealer which has previously acted as a market maker in the Common Stock, to participate in future trading activities.

RIGHTS OF DISSENTING SHAREHOLDERS

         Under the Minnesota Business Corporation Act ("MBCA"), the holders of Common Stock are entitled to certain dissenters' rights with respect to the ZEVEX Transaction and the GalaGen Transaction. The following is a summary of the rights of the shareholders of the Company who dissent from the ZEVEX Transaction or GalaGen Transaction. The summary does not purport to be complete and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA (the "Minnesota Dissenters' Rights Statute"), a copy of which is attached as Exhibit C hereto.

         Under the MBCA, shareholders have the right to dissent from the ZEVEX Transaction or the GalaGen Transaction and, subject to certain conditions provided for under Minnesota law, are entitled to receive payment for the fair value of their shares of Common Stock. Assuming shareholder approval of the ZEVEX Agreement and the GalaGen Agreement, shareholders will be bound by the terms of the ZEVEX Agreement and the GalaGen Agreement unless they dissent by complying with all of the requirements of the Minnesota Dissenters' Rights Statute. Any shareholder contemplating exercising the right to demand such payment should carefully review the Minnesota Dissenters' Rights Statute, a copy of which is included as Exhibit C to this Proxy Statement, and in particular the procedural steps. A SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS WILL LOSE THE RIGHT TO DISSENT.

         Set forth below, to be read in conjunction with the full text of the Minnesota Dissenters' Rights Statute, is a summary of the procedures relating to the exercise of dissenters' rights by shareholders of the Company.

         Any shareholder who wishes to dissent must deliver to the Company, prior to the vote on the ZEVEX Agreement and the GalaGen Agreement, a written notice of intent to demand payment for such shareholder's shares if the applicable transaction is effectuated. In addition, such shareholder must not vote his or her shares of Common Stock in favor of the ZEVEX Agreement or the GalaGen Agreement, as the case may be. A shareholder who fails to deliver the notice on time or who votes in favor of the ZEVEX Agreement and the GalaGen Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote AGAINST approval of the ZEVEX

Agreement or the GalaGen Agreement or a direction to abstain, the proxy will be voted for approval of the ZEVEX Agreement and the GalaGen Agreement, which will have the effect of waiving such shareholders' dissenters' rights.

         If the ZEVEX Agreement or the GalaGen Agreement is approved by the Company's shareholders, the Company is required to deliver a written dissenters' notice to all of its shareholders who gave timely notice of intent to demand payment and who did not vote in favor of either the ZEVEX Agreement or the GalaGen Agreement. The notice must (i) state where the payment demand and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received; (ii) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) supply a form for demanding payment and requiring the dissenting shareholder to certify the date on which such shareholder acquired his or her shares of Common Stock; and (iv) be accompanied by a copy of the Minnesota Dissenters' Rights Statute.

         In order to receive fair value for the shares of Common Stock, a shareholder who is sent the dissenters' notice described above must demand payment within 30 days following the date of notice, deposit such shareholder's certificates representing shares of Common Stock and complete other information as required by such notice. A shareholder who demands payment and deposits such shareholder's certificates representing shares of Common Stock as requested by the dissenters' notice retains all other rights of a shareholder of the Company until such rights are canceled by the consummation of the ZEVEX Transaction or the GalaGen Transaction, as the case may be. The Company may restrict the transfer of uncertificated shares from the date of the demand for payment until the ZEVEX Transaction and the GalaGen Transaction are consummated; however, the holder of uncertificated shares retains all other rights of a shareholder of the Company until those rights are canceled by the consummation of the ZEVEX Transaction or the GalaGen Transaction, as the case may be.

         Except for shares of Common Stock acquired by a dissenter after the date of the first announcement to the public of the transaction from which such dissenter dissents, upon the consummation of the ZEVEX Transaction or the GalaGen Transaction, as the case may be, or upon receipt of the payment demand (whichever is later), the Company must pay each dissenter who complies with the foregoing requirements the amount the Company estimates to be the fair value of the dissenter's shares of Common Stock plus accrued interest. The payment must be accompanied by certain financial information concerning the Company, a statement of the Company's estimate of the fair value of the shares, an explanation of the method used to reach the estimate, a brief description of the procedure to be followed to demand supplemental payment and a copy of the Minnesota Dissenters' Rights Statute.

         If a dissenting shareholder believes the amount remitted by the Company is less than fair value for the shares of Common Stock plus interest, the dissenter may notify the Company in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due, and may demand payment of the dissenter's estimate, by following the procedures set forth in the Minnesota Dissenters' Rights Statute.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The ZEVEX Transaction and the GalaGen Transaction will be taxable transactions to the Company. Because such transactions will not qualify as tax-free reorganizations under the Internal Revenue Code of 1986, as amended (the "Code"), the ZEVEX Shares and GalaGen Shares received by the Company will be treated like cash in an amount equal to their respective fair market values, in computing the Company's gain or loss, if any, on such transactions.

         It is not expected that the ZEVEX Transaction and the GalaGen Transaction will result in any federal income tax consequences to shareholders of the Company other than shareholders exercising dissenters' rights under the MBCA. Such dissenting shareholders of the Company may be subject to state and federal income tax, as described below.

         Under currently existing provisions of the Code, the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the exercise of dissenters' rights. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the ZEVEX Transaction and the GalaGen Transaction for a Company shareholder who properly exercises his or her dissenters' rights under the MBCA, who is a citizen or resident of the United States and who, on the date of disposition of such holder's shares of Common Stock, holds such shares as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address the material federal income tax aspects of the ZEVEX Transaction and the GalaGen Transaction for any dissenting shareholder who is not a citizen or resident of the United States. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations, trusts, and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to dissenting shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The Company has not requested either the Internal Revenue Service or counsel to rule or issue an opinion on the federal income tax consequences of the ZEVEX Transaction or the GalaGen Transaction. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE ZEVEX TRANSACTION AND THE GALAGEN TRANSACTION.

         For federal income tax purposes, the ZEVEX Transaction and the GalaGen Transaction will be treated as a taxable redemption of Common Stock from each holder of the Company's Common Stock who properly exercises dissenter's rights, subject to the provisions of Section 302 of the Code. Under the rules of Section 302, the determination of whether the exchange of Common Stock for cash pursuant to the exercise of dissenter's rights has the effect of a distribution of a dividend will be made, on a shareholder by shareholder basis, by comparing the proportionate, percentage interest of a shareholder after the ZEVEX Transaction and the GalaGen Transaction with the proportionate, percentage interest of such shareholder before such transactions. In making this comparison, there must be taken into account (1) any other shares of Common Stock actually owned by such shareholder, and (2) any such shares considered to be owned by such shareholder by reason of the constructive ownership rules set forth in Section 318 of the Code. These constructive ownership rules apply in certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of such individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds stock options.

         Under applicable Internal Revenue Service guidelines, such a redemption involving a holder of a minority interest in the Company whose relative stock interest in the Company is minimal, who exercises no control over the affairs of the Company and who experiences a reduction in the shareholder's proportionate interest in the Company, both directly and by application of the foregoing constructive ownership rules, generally will not be deemed to have resulted in a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Accordingly, the federal income tax consequences to the Company's shareholders who exercise dissenters' rights will generally be as follows:

(i) Assuming that the shares of Common Stock exchanged by a dissenting shareholder for cash in connection with the ZEVEX Transaction and the GalaGen Transaction are capital assets in the hands of the dissenting shareholder at the ZEVEX Closing Date or the GalaGen Closing Date, as the case may be, such dissenting shareholder may recognize a capital gain or loss by reason of the consummation of the ZEVEX Transaction or GalaGen Transaction, respectively.

(ii) The capital gain or loss, if any, will be long-term with respect to shares of Common Stock held for more than twelve (12) months as of the ZEVEX Closing Date or the GalaGen Closing Date, as the case may be, and short-term with respect to such shares held for twelve (12) months or less.

(iii) The amount of capital gain or loss to be recognized by each dissenting shareholder will be measured by the difference between the amount of cash received by such dissenting shareholder in connection with the exercise of dissenters' rights and such dissenting shareholder's adjusted tax basis in the Common Stock at the ZEVEX Closing Date or the GalaGen Closing Date, as the case may be.

(iv) An individual's long-term capital gain is subject to federal income tax at a maximum rate of 20%, while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year ($1,500 in the case of a married individual filing a separate return). Capital losses in excess of these limits can be carried forward to future years.

(v) A corporation's long-term capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains in any tax year, subject to the carryback and carryforward rules of the Code.

         Cash payments made pursuant to the ZEVEX Transaction and the GalaGen Transaction will be reported to the extent required by the Code to dissenting shareholders and the Internal Revenue Service. Such amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain dissenting shareholders by reason of the events specified in Section 3406 of the Code and the Treasury Regulations promulgated thereunder, which include failure of a dissenting shareholder to supply the Company or its agent with such dissenting shareholder's taxpayer identification number. Accordingly, Company dissenting shareholders (or other payees) will be asked to provide the dissenting shareholder's taxpayer identification number (social security number in the case of an individual, or employer identification number in the case of other dissenting shareholders of the Company) on a Form W-9 and to certify that such number is correct. Withholding may also apply to Company dissenting shareholders who are otherwise exempt from such withholding, such as a foreign person, if such person fails to properly document its status as an exempt recipient. Each dissenting shareholder of the Company, and, if applicable, each other payee, should complete and sign a Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

                    GENERAL INFORMATION REGARDING THE COMPANY

COMPANY PRO FORMA FINANCIAL INFORMATION

         The following tables set forth the unaudited pro forma financial information of the Company (the "Unaudited Pro Forma Financial Statements"), which consists of (i) the pro forma balance sheet of the Company as of September 30, 1998, giving effect to the ZEVEX Transaction and the GalaGen Transaction on such date, and (ii) the pro forma statement of operations of the Company for the fiscal year ended December 31, 1997 and the nine month period ended September 30, 1998, giving effect to the ZEVEX Transaction and the GalaGen Transaction as if such transactions had occurred on January 1, 1997.

         The Unaudited Pro Forma Financial Statements and the related notes are provided for illustrative purposes only and are not necessarily indicative of the balance sheets and statements of operations that would have been reported had the ZEVEX Transaction and the GalaGen Transaction occurred on the dates indicated, nor do they represent a forecast of the financial position at any future period. The Unaudited Pro Forma Financial Statements and the related notes should be read in conjunction with the historical financial statements and related notes of the Company and GalaGen which are included elsewhere herein.

                             NUTRITION MEDICAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                                     FOR THE
                          YEAR ENDED DECEMBER 31, 1997

                                                               PRO-FORMA STATEMENT OF OPERATIONS
                                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                               ------------------------------------------------------------------
                                                                   ADJUSTMENT
                                                 UNADJUSTED        FOR ZEVEX,       ADJUSTMENT        ADJUSTED
                                                STATEMENT OF          INC.          FOR GALAGEN     STATEMENT OF
                                                 OPERATIONS          (1)(3)           (2)(3)         OPERATIONS
                                               ---------------   --------------    -------------   --------------
Sales.......................................   $     4,104,601   $   (2,306,586)   $  (1,378,375)  $      419,640
Cost of goods...............................         2,811,443       (1,937,755)        (614,455)         259,233
                                               ---------------   --------------    -------------   --------------

Gross margin................................         1,293,158         (368,831)        (763,920)         160,407

Selling, general and administrative.........         2,538,184         (687,533)        (879,002)         971,649
Research and development....................           627,438          (31,516)         (74,940)         520,982
Goodwill amortization & writeoff............         1,853,936       (1,853,936)              --               --
                                               ---------------   --------------    -------------   --------------
   Total operating expenses.................         5,019,558       (2,572,985)        (953,942)       1,492,631
                                               ---------------   --------------    -------------   --------------

Operating income (loss).....................        (3,726,400)       2,204,154          190,022       (1,332,224)

Interest income (expense)...................           (69,215)         195,184               --          125,969
                                               ---------------   --------------    -------------   --------------

Income (loss) from continuing operations....        (3,795,615)       2,399,338          190,022       (1,206,255)

Loss from discontinued operations...........          (365,023)              --               --         (365,023)
                                               ---------------   --------------    -------------   --------------

Net income (loss)...........................   $    (4,160,638)  $    2,399,338    $     190,022   $   (1,571,278)
                                               ---------------   --------------    -------------   --------------
                                               ---------------   --------------    -------------   --------------

Loss per share data
   Loss from continuing operations..........   $         (2.80)              --               --   $        (1.06)
   Loss from discontinued operations........             (0.27)              --               --            (0.32)
                                               ---------------   --------------    -------------   --------------
Net loss per share..........................   $         (3.07)  $           --    $          --   $        (1.38)
                                               ---------------   --------------    -------------   --------------
                                               ---------------   --------------    -------------   --------------

Weighted average number of shares
   outstanding..............................         1,355,631         (213,750)              --        1,141,881
                                               ---------------   --------------    -------------   --------------
                                               ---------------   --------------    -------------   --------------

---------------

(1) Represents all revenues and expenses associated with the Pump Business that have been excluded to adjust for the assumed sale of the Pump Business on January 1, 1997.

(2) Represents all revenues and expenses associated with the Company's critical care business, excluding L-Emental-TM- Plus, that have been excluded to adjust for the assumed sale of the Company's critical care business on January 1, 1997.

(3) Overhead costs were allocated to each business based on specific identification where possible and an allocation based on proportional revenues.

                             NUTRITION MEDICAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                                     FOR THE
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998

                                                                 PRO-FORMA STATEMENT OF OPERATIONS
                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                    ------------------------------------------------------------
                                                     UNADJUSTED                                       ADJUSTED
                                                     STATEMENT       ADJUSTMENT      ADJUSTMENT      STATEMENT
                                                         OF          FOR ZEVEX,      FOR GALAGEN         OF
                                                     OPERATIONS     INC. (1)(3)        (2)(3)        OPERATIONS
                                                    ------------   --------------   -------------   ------------
Sales............................................   $  3,691,817   $   (2,223,876)  $    (995,873)  $    472,068
Cost of goods....................................      2,464,762       (1,639,900)       (557,634)       267,228
                                                    ------------   --------------   -------------   ------------

Gross margin.....................................      1,227,055         (583,976)       (438,239)       204,840

Selling, general and administrative..............      1,531,089         (610,106)       (545,069)       375,914
Research and development.........................         76,027          (10,569)        (27,845)        37,613
                                                    ------------   --------------   -------------   ------------
   Total operating expenses......................      1,607,116         (620,675)       (572,914)       413,527
                                                    ------------   --------------   -------------   ------------

Operating income (loss)..........................       (380,061)          36,699         134,675       (208,687)

Interest income (expense)........................       (102,191)         168,183              --         65,992

Income (loss) from continuing operations.........       (482,252)         204,882         134,675       (142,695)

Loss from discontinued operations................         25,245               --              --         25,245
                                                    ------------   --------------   -------------   ------------

Net income (loss)................................   $   (457,007)  $      204,882   $     134,675   $   (117,450)
                                                    ------------   --------------   -------------   ------------
                                                    ------------   --------------   -------------   ------------

Loss per share data
   Loss from continuing operations...............   $       (.34)              --              --   $       (.12)
   Loss from discontinued operations.............            .02               --              --            .02
                                                    ------------   --------------   -------------   ------------
Net loss per share...............................   $       (.34)              --              --   $       (.10)
                                                    ------------   --------------   -------------   ------------
                                                    ------------   --------------   -------------   ------------

Weighted average number of shares
   outstanding...................................      1,364,005         (213,750)             --      1,150,255
                                                    ------------   --------------   -------------   ------------
                                                    ------------   --------------   -------------   ------------

---------------
(1) Represents all revenues and expenses associated with the Pump Business that have been excluded to adjust for the assumed sale of the Pump Business on January 1, 1997.

(2) Represents all revenues and expenses associated with the Company's critical care business, excluding L Emental-TM- Plus, that have been excluded to adjust for the assumed sale of the Company's critical care business on January 1, 1997.

(3) Overhead costs were allocated to each business based on specific identification where possible and an allocation based on proportional revenues.

                             NUTRITION MEDICAL, INC.
                             PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                     UNADJUSTED                                            ADJUSTED
                                      BALANCE                                              BALANCES
                                   SEPTEMBER 30,     ZEVEX, INC.        GALAGEN          SEPTEMBER 30,
                                        1998         ADJUSTMENTS      ADJUSTMENTS            1998
                                   --------------   -------------     ------------      --------------
ASSETS
Current Assets
   Cash.........................   $    2,151,718   $     470,313(1)  $    200,000(2)   $    2,822,031
   Accounts Receivable..........          398,230              --          (15,000)(5)         383,230
   Inventory....................          784,513        (470,313)(3)     (250,000)(4)          64,200
   Prepaid expenses.............           30,883              --               --              30,883
                                   --------------   -------------     ------------      --------------
     Total current assets.......        3,365,344              --          (65,000)          3,300,344

Property and equipment (net)....        1,049,677        (777,848)(6)     (105,083)(7)         166,746
Other investments...............               --              --          625,000(8)          625,000
                                   --------------   -------------     ------------      --------------
     Total assets...............   $    4,415,021   $    (777,848)    $    454,917      $    4,092,090
                                   --------------   -------------     ------------      --------------
                                   --------------   -------------     ------------      --------------

LIABILITIES AND EQUITY
Current liabilities
   Accounts payable.............   $      270,552              --               --      $      270,522
   Payroll liabilities..........          185,962              --               --             185,962
   Accrued expenses.............          148,030              --               --             148,030
                                   --------------   -------------     ------------      --------------
     Total current liabilities..          604,544              --               --             604,544
Note payable....................        1,957,117      (1,957,117)(9)           --                  --
                                   --------------   -------------     ------------      --------------
     Total liabilities..........        2,561,661      (1,957,117)              --             604,544

Equity
   Common stock.................           54,560          (8,550)(9)           --              46,010
   Paid-in capital..............        8,706,435              --               --           8,706,435
   Retained earnings............       (6,907,635)      1,187,819(10)      454,917(10)      (5,264,899)
                                   --------------   -------------     ------------      --------------
   Total equity.................        1,853,360       1,179,269          454,917           3,487,546
                                   --------------   -------------     ------------      --------------
   Total liabilities and equity.   $    4,415,021   $    (777,848)    $    454,917      $    4,092,090
                                   --------------   -------------     ------------      --------------
                                   --------------   -------------     ------------      --------------

---------------

(1) Represents cash received from the ZEVEX Transaction, net of amounts transferred to EIS in settlement of the Promissory Note and cancellation of the Elan Owned Shares.

(2) Represents cash received from the GalaGen Transaction of $206,000 (less an expense reimbursement of $6,000).

(3) Represents inventory transferred to ZEVEX, Inc. as part of the sale of the Pump Business. This inventory includes a supply of certain enteral feeding tubes that constitutes more than a 9 to 12 month supply based on Company historical sales that will not be accepted by ZEVEX, Inc. This inventory would be saleable by the Company if it continued the Pump Business.

(4) Represents inventory transferred to GalaGen as part of the sale of the Company's critical care business. This inventory includes the cost of certain inventory that will be rendered obsolete upon the consummation of the GalaGen Transaction (including nutrition bars, packaging materials and miscellaneous raw materials) due to GalaGen's desire to discontinue the manufacture and sale of such products.

(5) Represents amount of accounts receivables deemed uncollectible as a result of the sale of the Pump Business and the Company's critical care business. Normally, the Company collects receivables net of bad debt reserves. Additional writeoffs may occur upon the closing of the GalaGen Transaction, upon the severance of certain customer relationships and the Company's inability to leverage its position to collect such accounts. The Company may enter into payment arrangements with such customers for a settlement amount less than the total outstanding receivables amount owed to the Company.

(6) Represents the book value of equipment (primarily enteral feeding pumps and manufacturing equipment) transferred to ZEVEX, Inc.

(7) Amount that represents the book value of equipment, comprised primarily of warehouse and office equipment transferred to GalaGen.

(8) Represents market price of the GalaGen Shares received by the Company. The Company will record the GalaGen Shares based on the closing sale price as reported on the Nasdaq National Market or Small Cap Market on the date of receipt. The Company expects to have less than a 5% ownership interest in GalaGen after the consummation of the GalaGen Transaction. The Company will account for the GalaGen Shares as "available for sale" securities under SFAS 115 and record unrealized gains and losses as of the respective balance sheet date.

(9) Represents the cancellation of the Promissory Note in return for $450,000 of the proceeds and the ZEVEX Shares received in the ZEVEX Transaction. In connection with such cancellation, the Company will issue a warrant to Elan Pharma to purchase 50,000 shares of Common Stock at an exercise price of $3.50 per share exercisable for the three year period commencing on the date of issuance. The warrant has not been assigned any value because the market price of the Common Stock is significantly below the exercise price. Upon receipt, the Company will retire the Elan Owned Shares. These shares will be deemed to be authorized but unissued shares of Common Stock. Since the redeemed shares will be recorded at par value, no gain will be attributed to the redemption of the Elan Owned Shares.

(10)     (a)       In exchange for the assets representing the Company's
                   Pump Business, the Company, pursuant to the ZEVEX Agreement, will receive as consideration $500,000 in cash, an amount equal to the Company's actual cost of inventory of parts, materials for the manufacturing and repair of enteral feeding pump and plastic disposables products and finished products estimated to be worth $420,313, and 115,000 shares of the common stock, $.001 par value of ZEVEX International, Inc.
                   (the "ZEVEX Shares"), which has an estimated value of $862,500 (based upon a per share price of $7.50). The inventory of parts, materials and finished products constitutes no more than a nine month supply of products based on Company historical sales figures. Excess inventory will be written off upon consummation of the ZEVEX
                   Transaction at an estimated amount equal to $50,000. The book value of the assets to be transferred by the Company to ZEVEX is $777,848. As a result, the gain from the consummation of the ZEVEX Transaction is estimated to be $534,652, calculated as follows:

                Cash                                          $        920,313
                ZEVEX Shares                                           862,500
                                                              ----------------
                         Total Consideration Received                1,782,813

                Inventory                                              470,313
                Fixed Assets                                           777,848
                                                              ----------------
                         Book Value of Assets Sold                   1,248,161
                                                              ----------------

                         Gain                                 $        534,652
                                                              ----------------
                                                              ----------------

         (b) The Company has agreed to transfer to EIS, the ZEVEX Shares and $450,000 cash to be received by the Company upon the closing of the ZEVEX Transaction and issue a warrant to purchase 50,000 shares of Common Stock at a purchase price of $3.50 per share in exchange for the redemption of the Elan Owned Shares and the cancellation of the Promissory Note. Outstanding principal and accrued interest payable to EIS under the Promissory Note as of September 30, 1998 is $1,957,117. Because the Common Stock is reported at par value, no gain is attributed to the redemption of the shares of Common Stock. As a result, the Company anticipates reporting a gain on the EIS portion of the ZEVEX Transaction of $653,167 calculated as follows:

                Cancellation of Promissory Note               $      1,957,117
                Cancellation of Elan Owned Shares                        8,550
                                                              ----------------
                         Total Consideration Received                1,965,667

                Cash                                                   450,000
                ZEVEX Shares Issued to Elan Pharma                     862,500
                                                              ----------------
                                                                     1,312,500
                                                              ----------------

                Gain on Settlement                            $        653,167
                                                              ----------------
                                                              ----------------

         (c) In exchange for the assets related to the Company's critical care business, the Company pursuant to the GalaGen Agreement will receive $206,000 ($200,000 net of $6,000 expense reimbursement) in cash and shares of the common stock, $.01 par value, of GalaGen valued at $625,000. Certain of the Company's inventory of nutrition bars and packaging material valued at approximately $50,000 that exceeds a certain shelf life will not be transferred and will be written off as a result of the GalaGen Transaction. In addition, the Company believes certain accounts receivables worth $15,000 may become uncollectible as a result of the GalaGen Transaction arising from the severance of certain customer relationships and the Company's inability to leverage its relationship with such customers to effect collection. Fixed assets with a book value of approximately $105,083 will be transferred to GalaGen. As a result, the gain from the consummation of the GalaGen Transaction is estimated to be $454,917, calculated as follows:

                Cash Received                                $        200,000
                GalaGen Shares Received                               625,000
                                                             ----------------
                         Total Consideration Received                 825,000

                Inventory                                             250,000
                Accounts Receivable Settlement                         15,000
                Fixed Assets                                          105,083
                                                             ----------------
                         Total Amount Paid                            370,083
                                                             ----------------

                Gain                                         $        454,917
                                                             ----------------
                                                             ----------------

         (d) The amount of consideration to be received by the Company under the ZEVEX Agreement and GalaGen Agreement will be adjusted based on the amount of Company inventory calculated on or about the respective closing dates. Pursuant to the terms and conditions of the Company's respective marketing agreements with ZEVEX, Inc. and GalaGen, the Company has agreed to purchase inventory of products for resale to ZEVEX, Inc. and GalaGen, respectively. As a result of these ongoing purchase and resale transactions, the amount of inventory will continue to change. As a result, the Company will receive cash in an amount equal to inventory on hand at or about the respective closing date, net of certain inventory items which may not be accepted by the applicable purchasers.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE COMPANY - 1999 PLAN OF OPERATIONS

         COMPANY OPERATIONS

         Upon the consummation of the ZEVEX Transaction and the GalaGen Transaction, the Company will have sold substantially all of its revenue generating assets. The Company's remaining product, L-Emental Plus, is subject to a patent infringement lawsuit (See "General Information Regarding the Company--Business of the Company--Litigation") and is not expected to generate meaningful revenues. As a result of the consummation of the ZEVEX Transaction and GalaGen Transaction, the Company will substantially reduce operating expenses while the Company pursues potential business opportunity acquisitions. The Company will discontinue all sales and marketing efforts. On and after January 31, 1999, the Company anticipates that it will not need to retain any full time employees. The Company's day to day operations will be handled, on a part time basis, by the Company's Chief Operating Officer whose duties will be primarily to assist in effecting orders of L-Emental Plus with current Company customers, assist in product line transfers, effect further expense reductions, assist in the resolution of the L-Emental Plus lawsuit, assist in federal and state securities act compliance matters and assist the Board of Directors in the search, assessment, negotiation and acquisition of a business opportunity entity. Company management cannot estimate the amount of time the Company will operate in this manner. Once the Company successfully acquires a business opportunity entity, the Company will take all measures to rebuild its operating infrastructure in a manner required to effectively operate such acquired business opportunity.

         PRODUCT SALES

         The Company expects to generate nominal revenues from the sale of its remaining product, L-Emental Plus. Due to the patent infringement litigation, the Company was unable to sell its rights to this product to GalaGen. However, the Company believes that a favorable outcome of the litigation will enable it to sell all of its rights in L-Emental Plus to a third party purchaser. In the event the Company does not receive a favorable outcome in the litigation, the Company expects that the sale of L-Emental Plus will be discontinued. Prior to the resolution of the litigation, the Company expects to fulfill outstanding orders of L-Emental Plus from current customers but does not intend to actively market the product to new customers. Consequently, the Company believes that current monthly sales of L-Emental Plus, estimated at $20,000, will decrease over time. Since the Company intends to suspend all distribution activities upon the consummation of the ZEVEX Transaction and GalaGen Transaction, Company management expects to outsource the distribution of L-Emental Plus and does not expect to generate any significant gross profit from sales of L- Emental Plus.

         OPERATING EXPENSES

         The Company expects to incur a monthly net loss of $24,000 from day to day operations. This loss includes gross estimated operating expenses of $32,000, consisting primarily of office/warehouse and consulting expenses, offset by interest income of approximately $8,000 attributable to the Company's investment of excess cash reserves. Excluded from the estimated monthly loss are any costs in excess of the Company's reserve established to defend the ongoing patent infringement lawsuit, damages payable by the Company upon an unsuccessful resolution of the lawsuit and the costs incurred by the Company in seeking potential business opportunity acquisitions. Although the Company does not anticipate paying any specific finder's fee in connection with the search, negotiation, assessment and acquisition of a potential business opportunity, the Company will incur other expenses in connection therewith such as travel, legal, accounting, independent appraisal or valuation expert costs.

         Company management is actively seeking to sublease its current office/warehouse facility. Monthly costs under the Company's current lease (which expires in November 2001) total approximately $10,000. Company management believes that a sublease arrangement could reduce projected monthly net losses from $24,000 to $14,000. Although the Company believes that it can find a suitable subtenant, there is no assurance that the Company will be able to find a subtenant. It is possible that the Company may agree to sublease its current office/warehouse facility at a rate less than the Company's current monthly rent obligations. In such case, the Company would take a one-time charge equal to such rate differential over the remaining term of the lease.

         PATENT INFRINGEMENT LITIGATION

         Company management believes that the patent infringement lawsuit involving L-Emental Plus may serve as an impediment to the Company's ability to successfully acquire a business opportunity entity. Continued delay in the settlement of the lawsuit may prevent the Company from entering into any meaningful negotiations due to the uncertainties surrounding the lawsuit. Furthermore, an unfavorable outcome or a settlement may result in the Company making a substantial cash payment, and thus reducing the amount of available cash for reinvestment in potential business opportunity acquisitions. At this time, the Company is unable to predict the outcome or estimate costs that may arise upon an unfavorable outcome.

         LIQUIDITY AND CAPITAL RESOURCES

         The Company's projected balance sheet subsequent to the consummation of the ZEVEX Transaction and GalaGen Transaction will consist primarily of approximately $2.6 million in cash and the GalaGen Shares with a book value of $625,000. In addition, the Company will retain fixed assets with a net book value of approximately $25,000. The Company will generate nominal accounts receivable upon the continued sale of L-Emental Plus.

         In connection with the ZEVEX Transaction, the Company has agreed to issue the ZEVEX Shares, pay $450,000 in cash and issue a warrant to purchase 50,000 shares of Common Stock to Elan International Services Ltd. ("EIS") in exchange for the cancellation of the promissory note dated January 13, 1997 issued by the Company to Elan Pharma (that was subsequently assigned to EIS) and the redemption of 213,750 shares of Common Stock held by EIS. The Company's remaining liabilities will consist of accounts payable and other accruals incurred during the Company's divestment of its operating assets, both of which are expected to decrease to a balance of approximately $50,000.

         Based upon these assumptions, the Company expects that its working capital balance will be approximately $2.6 million upon the consummation of the ZEVEX Transaction and GalaGen Transaction. Company management expects that this working capital balance will decrease by approximately $23,000 for each month until the Company successfully acquires a business opportunity entity. Company management intends to utilize the remaining working capital in connection with the search, valuation, assessment and acquisition of a potential business opportunity. The working capital balance may be adversely affected upon an unfavorable outcome in the patent infringement lawsuit and by the continued monthly operating deficit.

BUSINESS OF THE COMPANY

         GENERAL

         The Company, a Minnesota corporation formed in July 1993, develops and sells generic critical care and disease specific nutrition formulas, as well as related enteral feeding pumps, delivery sets and feeding tubes for the hospital, nursing home and home health care markets. The Company's critical care and disease specific nutrition products are generally manufactured using ingredients, formulas and processes comparable to those of national brand products. As of September 30, 1998, the Company marketed nine critical care and disease specific nutrition products, four intact protein formulas and more than thirty related delivery devices.

         On January 13, 1997, the Company acquired certain assets from Elan Pharma, a U.S. subsidiary of Ireland-based Elan Corporation, plc. The products acquired included inventory and fixed assets relating to the production of the enteral (tube feeding) products (the "Elan Acquired Products") of Elan Pharma, as well as exclusive rights to manufacture and market the Elan Acquired Products. In exchange for the Elan Acquired Products and related assets, the Company issued Elan Pharma a note in the initial principal amount of $3,000,000 (due January 12, 2004 along with interest accruing at 3% per annum) and the Elan Owned Shares. Total value of the transaction, after taking into consideration market interest rates on the note payable, was approximately $3,428,936. In September 1997, the Company announced the signing of a distribution agreement with Nellson Nutraceutical, an Irwindale, California-based manufacturer of nutritional products. Under the terms of the agreement, the Company is the exclusive distributor of Nellson's Suppla-Cal-TM- and Hi-Cal VM-TM- supplemental nutrition bars.

          During 1996 and 1997, the Company incurred significant expenses related to the development of a generic infant formula. In January 1998, the Company announced its decision to suspend further independent development efforts associated with this project. Also in January 1998, the Company announced its intention to discontinue its private label adult nutrition supplement business, which was introduced in late 1995. Accordingly, the private label adult nutrition business has been classified as discontinued operations in the Company's financial statements.

         In March 1998, the Company entered into an agreement (the "Agrilink Agreement") with Agrilink Foods, Inc., a New York corporation ("Agrilink"), pursuant to which the Company transferred its private label adult nutrition supplement business to Agrilink effective May 1, 1998. Pursuant to the terms of the Agrilink Agreement, the Company transferred to Agrilink its (i) finished goods or bright stock inventory related to the transferred business and (ii) all unused labels related to such business. As consideration for its adult nutrition supplement business, the Company received (x) a cash payment of $18,000, (y) cash in an amount equal to the Company's cost for such inventory and labels and
(z) for a two year period commencing on May 1, 1998, a royalty on all case sales of product to customers of the Company's adult nutrition supplement business as of May 1, 1998. Agrilink also agreed to supply the Company with adult nutrition supplements for its international customers, and, for a three year period commencing on May 1, 1998, to supply the Company with critical care nutritional products. The Company also agreed not to compete with Agrilink in the retail adult liquid nutritional supplement products business in North America for a period of three years commencing on May 1, 1998.

         PRODUCTS

         Critical care nutrition formulas are used by hospitals and other health care providers to feed critically ill patients who cannot consume adequate nutrients orally and consequently require specialized feeding via tubes into the intestinal tract. The use of critical care nutrition formulas often continues at home or in a nursing home after a patient is discharged from the hospital. The Company's strategy has been to focus on the development and sale of a core line of generic critical care formulas for patients who are being treated in intensive care units. Certain of these products contain unique ingredients or proportions of ingredients to meet the metabolic requirements of specific patient populations. The Company markets its critical care and disease specific nutrition products to hospitals and other health care providers as less expensive, generic alternatives to the established products offered by major manufacturers.

         BACKGROUND

         Critically ill or severely injured patients are often unlikely to consume adequate nutrients, which can exacerbate a patient's condition, cause complications and prolong hospital stays. Total enteral nutrition ("TEN") delivers, often via specialized pumps, formulations of protein, carbohydrates, fat and vitamins via feeding tubes directly into the patient's intestinal tract. Unless nearly all of the intestinal tract is missing or nonfunctional, most patients can be fed via this enteral route. One application of TEN is in the treatment of critical care patients. The largest single category of TEN nutrition products used in critical care are products that contain unique protein sources referred to as "elemental." Unlike long-term care formulas that contain "whole protein," which must be digested before it can be absorbed and utilized by the patient, elemental formulas contain predigested protein that offers immediately available nutrition because little or no digestion is required. With one exception, all of the Company's critical care nutrition products are elemental formulas. The critical care nutrition formula market is currently dominated by a small number of established manufacturers of national brands, each of which focuses on particular segments of the market. These manufacturers include Ross Laboratories, a division of Abbott Laboratories ("Ross Laboratories"), Novartis, formerly known as Sandoz Corp. ("Novartis"), Nestle, formerly known as Clintec Nutrition Co. and McGaw, Inc. ("McGaw"). The Company believes these manufacturers sell their formulas at substantial profit margins. Meanwhile, the United States health care system has been under pressure to control costs. As a result, the medical community and consumers have come to accept lower priced generic drugs and private label over-the-counter products, and the market for these products has grown rapidly. The Company believes it is the only company that has addressed the critical care medical nutrition market with lower cost, generic alternatives to established brands. The Company generally sells its generic critical care nutrition formulas under its own label. The Elan Acquired Products provide the Company with whole-protein formulas, as well as the pumps and disposable hardware (E.G., feeding tubes and containers) used to administer formulas. The Elan Acquired Products are marketed under the Company's label and are generally priced below competitor's brands.

         CRITICAL CARE PRODUCTS

         The Company currently has nine critical care and disease specific nutrition products. With the exception of Gluco-Pro-TM-, each contains elemental protein sources, which contain predigested protein that offers immediately available nutrition. In February 1998, the Company launched its first proprietary critical care formula, Glutasorb-TM-. This formula is the first high glutamine, ready-to-use elemental diet available in the United States and, as such, has no specific competing branded product. The following chart provides information regarding each of the Company's critical care nutrition products.

                                    Date                Treatment              Competing
   Product Name                  Introduced             Category                Product                              Manufacturer
   ------------                  ----------             --------                -------                              ------------
L-Emental-TM-                   May 1994             ICU nutrition         Vivonex-Registered Trademark-             Novartis
L-Emental-TM-Plus               January 1995         ICU nutrition         Vivonex Plus-Registered Trademark-        Novartis
L-Emental-TM-Hepatic            June 1996            Liver Failure         Hepatic Aid II-Registered Trademark-      McGaw
L-Emental-TM-Pediatric          June 1996            Children Vivonex      Pediatric-Registered Trademark-           Novartis
Pro-Peptide-TM-                 November 1994        ICU nutrition         Peptamen-Registered Trademark-            Nestle
Pro-Peptide-TM-VHN              November 1995        Trauma                Peptamen VHP-Registered Trademark-        Nestle
Pro-Peptide-TM-For Kids         May 1997             Children              Peptamen Jr.-Registered Trademark-        Nestle
Gluco-Pro-TM-                   June 1997            Diabetes              Choice dm-Registered Trademark-           Mead Johnson
Glutasorb-TM-                   February 1998        Trauma/ICU            Proprietary                               Not Applicable


         The Company generally establishes target prices for its critical care and disease specific nutrition products that are approximately 20% to 30% less than the selling prices of competing established brand name products. At least one competitor in the critical care nutrition products market has lowered prices to various customers of its branded products to levels that offset all or part of the price advantage of the Company's three competitive products.

         The Elan Acquired Products provide the Company with approximately forty additional products consisting of special intact protein formulas, disposable administration hardware and the related delivery pumps. In addition to the delivery of critical care formulas, the Elan Acquired Products appeal to the larger long-term care segment of the clinical nutrition market. The pricing strategy involves special contractual pricing with distributors and package pricing for large end users. In addition, the enteral feeding delivery pump is offered as an OEM product to several medical supply companies which directly compete with the Company.

         RESEARCH AND DEVELOPMENT

         The product development process begins with a determination by the Company's management that a market opportunity exists with respect to a particular product. The Company then contracts with an outside laboratory to analyze the ingredients of the competitor's product and to formulate the Company's version of the product. Certain members of the Company's scientific advisory board consult with the contractors during the development process. Research and development costs for continuing operations for 1996 and 1997 were $627,000 and $245,000, respectively. To date, the Company has only developed products for which the Company believes that no patent has been issued, and expects to continue this development strategy. The Company has selectively engaged legal counsel to conduct formal searches for intellectual property rights with respect to its products in development, in addition to relying on the industry knowledge of its employees and consultants. The Company's critical care, disease specific and intact protein nutrition formulas are not required to undergo clinical testing or obtain Food and Drug Administration ("FDA") approval.

         MANUFACTURING AND DISTRIBUTION

         All of the Company's products are manufactured on a contract basis by third parties. These contract manufacturers are subject to FDA regulatory requirements for food and medical food production, and the Company's products undergo quality control testing during and after the production process. By using third party manufacturers, the Company is better able to introduce new products that require differing manufacturing processes. Nevertheless, reliance on contract manufacturers involves various risks, including those set forth under the heading "--Risk Factors." Critical care nutrition products are shipped from the manufacturer to the Company's distribution warehouse in Minneapolis, Minnesota. Home consumers of critical care and nutrition products typically acquire the Company's products through health care providers. The Elan Acquired Products are distributed through several distributors or shipped from the Company's warehouse in Minneapolis, Minnesota.

         MARKETING

         The Company employs its own inside sales personnel to market its critical care nutrition products. These sales personnel target, via telephone, the dietary and pharmaceutical departments of hospitals and nursing homes. This approach reduces the Company's selling costs by eliminating travel expenses and allowing its sales personnel to contact and service a larger number of potential and actual customers. The Company also uses direct mail and trade shows to further promote its products. In addition, the Veteran's Administration and state and county hospitals have annual bids for clinical nutrition products, and the Company actively participates in these bids. The Company markets the Elan Acquired Products through distributors and through independent outside salespeople who visit customer sites to promote awareness and provide training and support as required. In addition, the Company utilizes its existing inside sales force to target customers of these products, as well as potential purchasers of the Suppla-Cal-TM- and Hi-Cal VM-TM- bars.

         Pump manufacturers frequently supply enteral feeding pumps to customers at no charge in return for the opportunity to supply, on an exclusive basis, the related formulas and administration hardware. This strategy was employed by Elan Pharma in the marketing of the Elan Acquired Products. The Company employed this strategy in 1997.

         COMPETITION

         Competition in the critical care nutrition products market primarily consists of three companies that have established brands in the specialty markets in which the Company has chosen to compete. These companies, Novartis, Nestle and McGaw, each market their specialty products through sales personnel who generally use traditional in-person sales calls rather than the telemarketing approach historically employed by the Company. Although Ross Laboratories is the dominant manufacturer in the United States adult TEN market (which includes the critical care nutrition market), Ross Laboratories has focused on whole protein products that do not compete directly with the Company's critical care elemental protein formulas, but rather with several formulas acquired from Elan Pharma. Although the Company believes it is the only company currently offering low cost, generic alternatives to the established brands, other companies may enter this market. Competitors in the enteral pump and delivery device market include Nestle and Novartis. However, the market leaders are Ross Laboratories and Sherwood Medical, which together control approximately 75 percent of the pump and disposables market.

         GOVERNMENT REGULATION

         The Company's products and potential products are subject to government regulation. The Company's current products are regulated as food and medical food by the FDA and are subject to labeling requirements, current good manufacturing practice ("CGMP") regulations and certain other regulations designed to ensure the safety of the products. Claims made by the Company in labeling and advertising its products are subject to regulation by the FDA, the Federal Trade Commission and various state agencies under their general authority to prevent false, misleading and deceptive trade practices. In its pump and delivery device product categories, the Company is also subject to FDA regulations regarding Class II medical devices. These regulations involve more stringent tracking, testing and documentation standards. Failure to comply with FDA requirements can result in adverse regulatory action, including injunctions, civil or criminal penalties, product recalls or the relabeling, reformulation or possible termination of certain products. The Company's current and potential products may become subject to further regulation in the future.

         EMPLOYEES

         The Company currently has two full-time employees, engaged in general corporate and administrative functions. The Company does not have an agreement with any labor union and the Company believes its relations with its employees are good.

         PROPERTY

         The Company's corporate headquarters are located at 9850 51st Avenue North, Minneapolis, Minnesota, 55442, in an office/warehouse complex consisting of approximately 9,500 square feet. The Company's current lease expires on November 30, 2001. Monthly rent, which includes the Company's pro rata share of taxes, utilities and common area charges, is $6,900. In addition, the Company rents, on an as-needed basis, public warehouse space to store inventory. The Company considers the facilities adequate and suitable for the purposes they currently serve. The Company is currently renting some of its space to GalaGen. See "Approval of the GalaGen Agreement--Description of the GalaGen Agreement--Transitional Matters."

         LITIGATION

         In August 1995, the Company was named as a defendant in a patent infringement lawsuit brought by Novartis Nutrition ("Novartis"), formerly Sandoz Nutrition Corporation, in the United States District Court for the District of Minnesota. The complaint asserts that one of the Company's products, L-Emental-TM- Plus, infringes two patents held by Novartis and asks for relief in the form of an injunction that would prevent the Company from selling the product as well as damages of an unspecified amount. Both patents were issued subsequent to the Company's introduction of L- Emental-TM- Plus. The Company responded with a counterclaim seeking a declaration of invalidity, unenforceability, non-infringement and inventorship of the subject patents. The Company has vigorously defended and intends to continue to vigorously defend against the claim. Sales of L- Emental-TM- Plus constituted $298,000, or 40%, $497,000, or 41%, and $431,000, or 10.5% of the Company's net sales in 1995,
1996 and 1997, respectively. Net sales of L-Emental-TM-Plus in the first nine months of 1998 were $214,000. It is not possible at this time to predict the outcome of the lawsuit, including whether the Company will have to cease selling L-Emental-TM- Plus, or to estimate the amount or range of potential loss, if any. To date, no injunction has been issued. The trial date for the case has been set for January 11, 1999.

         In November 1997, the Company was named as a defendant in a patent infringement lawsuit brought by Nestle in the United States District Court for the Northern District of Illinois. The suit asserted that one of the Company's products, Pro-Peptide-TM- For Kids, infringes on a patent held by Nestle. Additional litigation against the Company was filed but not served by Nestle. Through a settlement agreement effective October 6, 1998, the parties resolved all outstanding claims between the parties. In connection with the settlement, the Company agreed to reformulate its product Pro- Peptide-TM- For Kids and to change its marketing for its product Pro-Peptide-TM- VHN.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE COMPANY

         GENERAL

         The Company develops and sells nutrition products marketed as cost-effective, generic alternatives to equivalent national brand products. Initial development focused on branded generic formulas for the critical care nutrition market. These products are sold to hospitals and other health care facilities to feed critically ill patients who cannot consume adequate nutrients orally and consequently require specialized feeding via tubes into the intestinal tract. As of September 30, 1998, the Company had developed nine such products. Critical care nutrition products are generally purchased by a relatively large customer base, which typically places orders in relatively small quantities. In 1996, the Company diversified its core business with the development and marketing of products for sale to the adult nutrition retail market and commenced development of a generic national brand infant formula.

         In January 1997, the Company purchased a line of products from Elan Pharma consisting of intact protein formulas, enteral pumps and the related disposable delivery hardware. These products appeal to the larger long-term care segment of the clinical nutrition market, while providing a wider range of products that may be offered to the existing hospital and healthcare customer base. In the fourth quarter of 1997, the Company completed a review of cash flows expected to be derived from the products acquired from Elan. Based upon this review and analysis, the Company concluded that the intangible asset received in the Elan Pharma acquisition was impaired and, as a result, took a charge of $1.5 million to operations in 1997, thereby reducing goodwill from the Elan Pharma acquisition to zero. As a result, no goodwill amortization charges have been incurred in 1998.

         In January 1998, the Company discontinued its private label adult nutrition product business. In 1997, the private label adult nutrition product line represented 35% of Company gross sales but represented only approximately 6.8% of gross profit. The results of operations of this product line are shown as discontinued operations, separated from continuing operations in all periods for which a statement of operations is presented. The Company also announced in January 1998, that it was discontinuing its efforts to develop and market a generic national brand infant formula. In 1997, the Company incurred an estimated $300,000 in sales and marketing related costs and an equivalent amount in research and development costs related to this project.

         Effective August 31, 1998, William L. Rush resigned as a director, Chairman of the Board, Chief Executive Officer and President of the Company. Currently, the Company has two full-time employees engaged in general corporate and administrative functions. The Company expects to retain additional employees, as needed, upon the Company's acquisition of other business opportunities.

         RESULTS OF OPERATIONS

         TWELVE MONTHS ENDED DECEMBER 31, 1997 AND 1996

         NET SALES. Net sales from continuing operations for the year ended December 31, 1997 totaled $4,104,601 compared to $1,224,871 for the same period of 1996, an increase of 235%. The growth in sales is the result of increases in sales of products offered in both periods, as well as new products introduced in January 1997 as a result of the acquisition from Elan Pharma. This growth is attributable to the addition of new customers and growth in orders from existing customers, combined with a greater number of products available for sale in the 1997 period.

         GROSS PROFIT. Gross profit from continuing operations for the year ended December 31, 1997 increased to $1,293,158, compared to $685,431 in the same period of 1996. As a percentage of sales, however, gross profit decreased from 56% in 1996 to 31.5% in 1997. The decrease in gross profit as a percentage of sales is primarily the result of change within the product mix due to the Elan Acquired Products, which have a lower profit margin than the critical care formulas. In addition, profit margins were depressed in early 1997 due to costs related to the integration of the Elan Acquired Products into the Company's existing operations.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses from continuing operations for the year ended December 31, 1997 increased 126% to $2.5 million, from $1.1 million in the same period of 1996. The expense increase relates to the overall staffing and related expenditures required to support the growth in sales by the Company and the addition of new products. As noted above, the Company incurred charges of $300,000 in 1997 for sales and marketing efforts related to the Company's private label infant formula development project. Selling, general and administrative expenses, expressed as a percentage of net sales, were 62% and 92% for the years ended December 31, 1997 and 1996, respectively. The percentage decrease is the result of economies of scale arising from the relatively fixed nature of certain of the Company's selling, general and administrative expenses, which have increased slowly in comparison to the increase in overall sales.

         RESEARCH AND DEVELOPMENT. Research and development costs from continuing operations for the year ended December 31, 1997 increased 156% to $627,000 from $245,000 incurred in same period of 1996. The increase is attributable to higher costs associated with new products under development in 1997, particularly costs related to the development of a generic, national brand equivalent infant formula product, which has been discontinued. Research and development costs in 1998 are expected to drop to 1996 levels as a result of this change.

         GOODWILL. Goodwill amortization of $1.8 million, of which $1.6 million was written off in the fourth quarter of 1997, based upon the Company's assessment of impaired value, represents all of the goodwill recorded at the time of the acquisition of the Elan Acquired Products.

         OTHER EXPENSES. Interest income for the year ended December 31, 1997 increased to $125,969 from $83,932 in the same period of 1996, as remaining funds from the Company's initial public offering were invested for a full year, compared with three months in 1996. Interest expense in 1997 represents interest on the Promissory Note.

         TWELVE MONTHS ENDED DECEMBER 31, 1996 AND 1995

         NET SALES. Net sales from continuing operations for the year ended December 31, 1996 totaled $1,224,871 compared to $745,245 for the same period of 1995, an increase of 64%. The growth in sales is the result of increases in orders to existing customers and the addition of new customers, as well as a larger number of products available for sale in the 1996 period.

         GROSS PROFIT. Gross profit from continuing operations for the year ended December 31, 1996 increased to $685,431, compared to $423,401 in the same period of 1995. As a percentage of sales, gross profit remained relatively stable at 56% in 1996, compared with 56.8% in 1995.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses from continuing operations for the year ended December 31, 1996 remained flat at $1.1 million. As a percentage of sales, these expenses decreased from 148% in 1995 to 92% in 1996. The percentage decrease is primarily the result of economies of scale arising from the relatively fixed nature of certain of the Company's selling, general and administrative expenses, which have increased slowly in comparison to the increase in overall sales.

         RESEARCH AND DEVELOPMENT. Research and development costs from continuing operations increased 61% to $245,000 for the year ended December 31, 1996 when compared with the $152,157 incurred in the comparable 1995 period. The increase is attributable to higher costs associated with new products under development, particularly costs related to development of a generic, national brand equivalent infant formula product.

         THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

         NET SALES. Net sales from continuing operations for the three-month period ended September 30, 1998 totaled $830,339 compared to $1,250,646 for the same period in 1997, a decrease of 34 percent. This decrease is attributable to lower sales prices for products sold by the Company under the ZEVEX Marketing Agreement and GalaGen Marketing Agreement. Since product marketing and sales to customers will be performed primarily by ZEVEX, Inc. and GalaGen pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement, respectively, the Company believes that it will be able to reduce overall related operating expenses and inventory levels during the fourth quarter of 1998 prior to the closing of the applicable sale transactions under the ZEVEX Agreement and GalaGen Agreement.

         GROSS PROFIT. Gross profit from continuing operations for the three months ended September 30, 1998 decreased to $250,445 compared to $386,787 for the same period in 1997. The decrease is related to lower sales prices of products sold by the Company pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement. Despite lower sales prices, gross profit remained relatively consistent decreasing to 30 percent of sales in 1998 from 31 percent of sales in 1997, when margins were affected negatively by transition related costs related to the acquisition of the assets from Elan Pharma. In addition, gross profit for the three months ended September 30, 1998 remained relatively consistent due, in part, to a non-recurring royalty payment of $40,000 paid by ZEVEX, Inc. to the Company without any corresponding expenses incurred by the Company. Gross profit as a percentage of sales as well as gross profit contribution are expected to decrease in the fourth quarter of 1998 as a result of the lower sales price of products sold by the Company pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses from continuing operations for the three months ended September 30, 1998 decreased 17 percent to $577,734 from $699,904 for the same period in 1997. The decrease in sales and marketing expenses is primarily the result of the discontinuation of the development of infant formula and expense reductions related to sales of Company products pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement, offset by non-recurring employee severance costs of approximately $150,000. In addition, there was no acquisition amortization charge in 1998 associated with goodwill resulting from the Elan Pharma acquisition since the entire outstanding balance of goodwill was charged to operations in December 1997. Expressed as a percentage of net sales, selling, general and administrative expenses were 70 percent and 56 percent for the three months ended September 30, 1998 and 1997, respectively. The Company expects that fourth quarter expenses will also decline as a result of reductions implemented in the third quarter relating to the sale of Company products pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement.

         RESEARCH AND DEVELOPMENT. Research and development costs from continuing operations for the three-month period ended September 30, 1998 decreased 79 percent to $19,003 from $88,710 incurred in same period in 1997. The decrease is primarily the result of the discontinuation of the development of infant formula in 1998. Research and development expenses are expected to continue at a low level during the fourth quarter of 1998 reflecting costs associated with maintenance of existing Company products.

         OTHER EXPENSES. Other expenses for the three-month period ended September 30, 1998 increased to $33,607 from $29,237 for the same period in 1997, due to higher interest expense incurred by the Company. Interest expense is expected to equal zero upon the closing of the sale to ZEVEX, Inc. of the Company's Pump Business and the cancellation of the Promissory Note.

         NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

         NET SALES. Net sales from continuing operations for the nine months ended September 30, 1998 totaled $3,691,817 compared to $2,695,056 for the same period in 1997, an increase of 37 percent. The growth in sales is primarily the result of sales increases in the first six months of 1998, attributable to the addition of new customers, growth in orders from existing customers and a greater number of products available for sale in the 1998 period, offset by the third quarter sales decrease related to sale of Company products pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement.

         GROSS PROFIT. Gross profit from continuing operations for the nine months ended September 30, 1998 increased to $1,227,055 compared to $856,601 for the same period in 1997. As a percentage of sales, gross profit increased to 33 percent in 1998. The increase in gross profit as a percentage of sales is primarily the result of increased Company sales during the first six months of 1998, offset by a decrease in gross profit during the third quarter of 1998 due to sales of Company products pursuant to the ZEVEX Marketing Agreement and the GalaGen Marketing Agreement.

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses from continuing operations for the nine months ended September 30, 1998 decreased 15 percent to $1,531,089 from $1,795,593 for the same period in 1997. The decrease in sales and marketing expense is primarily the result of the discontinuation of the development of infant formula and expense reductions in the third quarter of 1998 related to sales of Company products pursuant to the ZEVEX Marketing Agreement and GalaGen Marketing Agreement. In addition, there were no amortization charges in 1998 associated with goodwill resulting from the Elan Pharma acquisition as the entire outstanding balance of goodwill was charged to operations in December 1997. These lower costs were offset by higher personnel costs reflecting the expansion of sales efforts during the first six months of 1998 and non-recurring employee severance costs incurred during the third quarter of 1998. Expressed as a percentage of net sales, selling, general and administrative expenses were 41 percent and 67 percent for the nine months ended September 30, 1998 and 1997, respectively. This percentage decrease was the result of lower product sales by the Company during the third quarter of 1998 and economies of scale arising from the fixed nature of certain of the Company's selling, general and administrative expenses relative to sales of Company products during the first six months of 1998.

         RESEARCH AND DEVELOPMENT. Research and development costs from continuing operations for the nine-month period ended September 30, 1998 decreased 77 percent to $76,027 from $324,135 incurred in same period in 1997. The decrease is primarily the result of the discontinuation of the development of infant formula in 1998. Research and development expenses are expected to continue at a low level in the fourth quarter of 1998.

         OTHER EXPENSES. Other expenses for the nine-month period ended September 30, 1998 increased to $102,191 from $33,264 for the same period in 1997. The Company had a higher balance invested in short-term investments in 1997 resulting from proceeds received in its 1996 public stock offering. In addition, interest expense for the 1998 period is higher as a result of the increased accrued interest on the outstanding principal amount payable by the Company to Elan Pharma pursuant to the Promissory Note. Interest expense is expected to be zero upon the closing of the transaction contemplated by the ZEVEX Agreement and the cancellation of the Promissory Note.

         DISCONTINUED OPERATIONS

         As discussed in "General Information Regarding the Company--Business of the Company--General," the Company transferred its private label adult nutrition supplement business to Agrilink effective May 1, 1998. This segment of the Company's business, active since late 1995, generated revenues of approximately $1.8 million in the first nine months of 1997 and $915,000 for the same period of 1998. In the nine-month period ended September 30, 1997, the operating losses from the discontinued operations were approximately $71,200 compared to a gain of $25,000 for the same period of 1998.

         YEAR 2000 ISSUE

         The Company is addressing the issues associated with computing difficulties that may affect existing computer systems as a result of programming code malfunction in distinguishing 21st century dates from 20th century dates (the "Year 2000") issue. The Year 2000 issue is a pervasive problem affecting many information technology systems and embedded technologies in all industries. The Company has reviewed its internal financial and other process control systems in order to assess and remediate Year 2000 concerns.

         The Company's information technology ("IT") systems consist of computer hardware systems and software supplied by third parties. The Company utilizes current generation off-the- shelf software for its contact management and accounting systems. As a result, the Company expects its exposure to be minimal since such software has been determined by the Company to be Year 2000 compliant.

         The Company's assessment of internal systems includes a review of non-information technology ("non-IT") systems (systems that contain embedded technology in process control equipment containing microprocessors or other similar circuitry). This assessment includes a review of the Company's internal equipment and facilities (including building maintenance, security, electrical, lighting, fire protection, telephone, heating and cooling systems). Based upon this review, the Company believes that its non-information technology systems and equipment are Year 2000 compliant.

         The Company's current plans, as previously discussed, involve the discontinuation of its core business and the pursuit of new investment opportunities. A fundamental aspect of due diligence with any potential acquisition candidate will include a comprehensive review of any Year 2000 exposure.

         In the event that the proposed sales of the Company's current product lines contemplated by the ZEVEX Agreement and GalaGen Agreement are not consummated, the Company has reviewed areas of Year 2000 exposure associated with the continuation of its business operations. The Company utilizes contract manufacturers to produce its products and relies upon various common carriers and wholesalers to distribute its products. To date, the Company has not identified any actual external Year 2000 exposure areas. The Company believes that the Year 2000 issue, insofar as production is concerned, can be mitigated somewhat by carrying larger than normal quantities of inventory on-hand. The higher inventory levels would not be expected to have a significant impact on the Company's liquidity.

         The Company has incurred less than $1000 in incremental costs to address the Year 2000 issue during 1998. Since the Company has not yet identified potential business opportunity acquisitions, the Company is unable to estimate the cost of Year 2000 compliance costs arising from such business opportunity acquisitions. In the event the Company does not consummate the transactions contemplated by the ZEVEX Agreement and GalaGen Agreement, the Company expects to incur no more than approximately $2,500 in 1999. The actual cost, however, could exceed these estimates. These costs are not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

         The Company has not yet developed a contingency plan to provide for continuity of normal business operations in the event the Company continues its current business operations and the other described problem scenarios arise, but will assess the need to develop such a plan immediately if the transactions contemplated by the ZEVEX Agreement and GalaGen Agreement do not close prior to December 31, 1998. Assuming no major disruption in service from critical third party providers, the Company believes that it will be able to manage the Year 2000 transition without any material effect on the Company's results of operations or financial position. There can be no assurance, however, that unexpected difficulties will not arise and, if so, that the Company will be able to timely develop and implement a contingency plan.

         LIQUIDITY AND CAPITAL RESOURCES

         Since inception, the Company has incurred net losses and negative cash flows from operations. On September 26, 1996, the Company's initial public offering was declared effective by the Commission. The Company sold pursuant to this registration statement, in a transaction that closed on October 1, 1996, 359,375 shares of the Company's common stock at $14.00 per share, including an over allotment of 49,375 shares. Net proceeds to the Company, after deducting all offering costs, totaled $4.24 million. Unused funds are invested in U.S. Treasury backed funds with maturities ranging under three months. Prior to the initial public offering, the Company's principal source of cash and working capital had been from the private placement of Common Stock, through which the Company received approximately $2,800,000 in net proceeds. In connection with the above described activities and results of operations, the Company's net cash used by operations in the year ended December 31, 1997, excluding the net cash used in the operation of the assets acquired from Elan Pharma, totaled $2.2 million, compared with $1.1 million in 1996. Cash and cash equivalents as of December 31, 1997 totaled $1,647,482. Accounts receivables increased during 1997 by approximately $785,000 due to sales increases and some extended sales terms. Inventories, not including those received in the acquisition from Elan Pharma, increased by approximately $655,000, offset by an increase of approximately $557,000 in accounts payable.

         The Company's net cash provided by operations for the nine-month period ended September 30, 1998, totaled $612,177, compared with cash used in operations of $2,062,425 for the same period in 1997. Cash and cash equivalents as of September 30, 1998 totaled $2,151,178. Accounts receivable decreased during the nine-month period ended September 30, 1998 by approximately $719,000 due to improvement in collections and discontinuation of product lines. Inventories decreased by approximately $831,000, offset by a decrease of approximately $556,000 in accounts payable. The inventory and accounts payable decrease are attributable to the discontinuation of the private label adult nutrition supplement business announced in January 1998, and the disposition, in the ordinary course of business, of the related inventory. In addition, the Company has slowed replenishment of certain products in anticipation of the sale of its product lines pursuant to the ZEVEX Agreement and GalaGen Agreement.

         The Company made additions to equipment in 1998, primarily for the placement of leased pumps with customers who purchase tubing and accessories. Capital expenditures over the balance of 1998 is expected to be lower as pump placement will be discontinued since ZEVEX, Inc. has assumed responsibility for this activity under the ZEVEX Marketing Agreement.

         As discussed in "General Information Regarding the Company--Business of the Company--Litigation," the Company has been named as a defendant in a patent infringement lawsuit brought on by Novartis. It is not possible at this time to predict the outcome of this lawsuit, including whether the Company will have to cease selling L-Emental-TM- Plus, the product in question, or to estimate the amount or range of potential loss, if any.

         The Company expects that the existing cash balances will be sufficient to fund the operations of the Company through 1998. The Company is unable to assess the Company's future liquidity and capital requirements due to the Company's stated desire to enter into different business opportunities that have not been currently identified. In the event the closings of the transactions contemplated by the ZEVEX Agreement and GalaGen Agreement do not occur, the Company's future liquidity and capital requirements to continue its current business operations will depend on numerous factors including competition, the extent to which the Company's products gain market acceptance and the costs and timing of expansion of sales, marketing and product development activities. There can be no assurance that the Company will not be required to raise additional capital before the end of 1998, or any time thereafter, or that such capital will be available on acceptable terms, or at all.

MARKET PRICE AND DIVIDEND DATA OF THE COMPANY

         The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "NMED" and has been quoted for trading on the Nasdaq SmallCap Market since September 26, 1996. On June 10, 1998, the Company effected a four-for-one reverse stock split (the "Reverse Stock Split") in response to a Nasdaq SmallCap Market listing requirement that the Common Stock maintain a minimum bid price of $1.00 per share. Unless otherwise noted, all share numbers and per share prices contained in this Proxy Statement reflect the Reverse Stock Split. The following table sets forth the range of high and low per share bid prices as reported by the Nasdaq SmallCap Market beginning on September 26, 1996. These quotations reflect inter-dealer prices, without retail markup, markdown, or commission and may not reflect actual transactions.


     YEAR            QUARTER         HIGH          LOW
---------------   -------------    ---------    ----------
     1996             Third          17.0000       14.0000
     1996            Fourth          18.0000       15.0000
     1997             First          16.0000       15.0000
     1997            Second          15.0000        8.0000
     1997             Third          13.5000        8.0000
     1997            Fourth          10.5000        4.0000
     1998             First           5.5000        2.0000
     1998            Second           3.5000        0.9375
     1998             Third           1.7500        0.8750


         The Company has never paid or declared any cash dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future. On July 27, 1998, the last full day of trading prior to the announcement by the Company that it had entered into the ZEVEX Agreement, the last reported sale price per share of Common Stock was $1.75. On September 1, 1998, the last full day of trading prior to the announcement by the Company that it had entered into the GalaGen Agreement, the last reported sale price per share of Common Stock was $1.031. On December 3, 1998, the last reported sale price per share of Common Stock was $1.00. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.

         Company management does not intend to undertake any efforts to cause a market to develop in the Company's securities until after such time the Company has successfully consummated a business opportunity acquisition transaction. As a result, there have been no preliminary discussions by and among Company management and any market maker regarding such market maker's participation in future trading activity of the shares of Common Stock. Upon the consummation of a business opportunity acquisition transaction, the Company will ask certain broker-dealers, including Miller, Johnson & Kuehn, Incorporated, the broker-dealer which has previously acted as a market maker in the Common Stock, to participate in future trading activities.

RISK FACTORS

         The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company:

         LACK OF OPERATING PROFITS; LIMITED OPERATING HISTORY

         The Company, which was incorporated in July 1993, is subject to all of the risks inherent in the establishment of a new business. The likelihood of the success of the Company must be considered in light of the difficulties, expenses and delays frequently encountered in connection with the development and marketing of new products and the competitive environment in which the Company is operating.

         Although the Company began generating revenues from product sales in May 1994, the Company has accumulated substantial losses to date. No assurance can be given that the Company will be able to achieve profitability. Further, there can be no assurance that the Company will be able to successfully develop or market additional products or that the Company will have sufficient funds available to successfully market its current products or any new products that it may develop in the future.

         PRODUCT ACCEPTANCE AND PRICING

         The Company's products are designed to be substantially equivalent to existing branded competitive products. Although the Company believes that the quality and efficacy of its products is comparable to branded competitive products, no independent comparison between the Company's products and competitive products has been completed and there can be no assurance that the efficacy or quality of the Company's products is or will be comparable to branded competitive products.

         Furthermore, the Company's name and its products are relatively unknown to large segments of the Company's target markets, and there can be no assurance that the Company's marketing efforts will achieve sufficient name recognition of the Company and its products to significantly enhance revenues.

          The principal advantage of the Company's products is, and is expected to be, lower price. The Company is aware of one competitor in the critical care nutrition products market that has historically lowered prices to various customers of its branded products to levels that offset all or part of the price advantage of the Company's competitive products. The Company believes that these selective price reductions have resulted in indeterminable lost sales of the Company's competing products, and other competitors may adopt the same strategy. The market for the clinical nutrition products acquired from Elan Pharma in January 1997 is expected to be extremely price competitive and often involves the need to offer package pricing of products. Because the Company's marketing


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strategy is focused on the price advantage of its products, if a competitor selling competitive products reduces or eliminates the price advantage of the Company's products, there can be no assurance that the Company can compete successfully with such a competitor or operate profitably under such conditions.

         DEPENDENCE ON CONTRACT MANUFACTURERS

         The Company engages contract manufacturers to produce its products according to the Company's specifications. The Company relies on these manufacturers to comply with all applicable government regulations and manufacturing guidelines. There can be no assurance that contract manufacturers will consistently supply adequate quantities of the Company's products on a timely basis, that such manufacturers will consistently comply with government regulations or that the quality of such products will be consistently maintained. In the event of a sale of a defective product, the Company would be exposed to product liability claims and could lose customer confidence. In addition, minimum quantity order requirements imposed by manufacturers may result in excess inventory levels, requiring additional working capital and increasing exposure to losses from inventory obsolescence. Although the Company believes it could find alternative manufacturers for its products, any interruption in supply of any of the Company's products could adversely affect the Company's ability to market its products and, therefore, the Company's business, financial condition and results of operations.

         POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

         The Company believes that its future operating results may be subject to substantial quarterly fluctuations because its large OEM pump customer may order large quantities at irregular intervals. In addition, the gross profit as a percentage of sales on the sale of products acquired from Elan Pharma is less than the gross profit percentage on the Company's critical care products, and therefore the Company's overall gross profit percentage could vary widely based on the product mix in a given period. To the extent that quarterly revenues and operating results fluctuate substantially, the market price of the Common Stock may be affected.

         CUSTOMER CONCENTRATION

         Although the Company's experience with its customer base is limited, the Company may incur concentration issues with large distributors and OEM customers for its clinical nutrition products, including the products acquired from Elan Pharma. There can be no assurance that orders from such customers will continue or that its future orders will not significantly decline.

         FUTURE CAPITAL REQUIREMENTS; NO ASSURANCE FUTURE CAPITAL WILL BE AVAILABLE

         Although the Company's existing cash balances are expected to be sufficient to fund the Company's operations through 1998, under certain circumstances the Company may require substantial additional funds before the end of 1998 to meet its working capital requirements in


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connection with the introduction of new products. In order to meet this possible need, and to meet possible needs after 1998, the Company may be required to raise additional funds through public or private financings, including equity financings. Any additional equity financings may be dilutive to existing shareholders, and debt financing, if available, may involve restrictive covenants. Adequate funds for the Company's operations, regardless of the source, may not be available when needed or on terms attractive to the Company. Insufficient funds may require the Company to delay, scale back or eliminate the introduction of new products and the failure to obtain funding when needed could have a material adverse effect on the Company's business, financial condition and results of operations.

         LITIGATION INVOLVING COMPETITORS

         It is not uncommon for companies in the generic and private label industry to be the subject of claims and lawsuits brought by brand name competitors alleging that the generic or private label products have formulas, labelings or packagings similar to competing brand name products. The Company is currently subject to one suit alleging patent infringement. Since the Company's business strategy is to develop and market products that are equivalent to competitors' branded products, similar claims may be made by competitors in the future. Competitors may also respond to the Company's strategy by more aggressively seeking patents on their products to limit the Company's future product development efforts. If similar allegations are made against the Company in the future, some of the Company's current and future products may need to be reformulated or repackaged in order for the Company to continue to market products that are comparable to competitors' patented products. While the Company believes that reformulation of its products is generally possible, the Company may be unable to effectively reformulate certain of its products, and there can be no assurance that a reformulated product would be deemed by customers to be essentially equivalent to the patented product. Moreover, there can be no assurance that any future lawsuits could be satisfactorily settled by reformulating, relabeling or repackaging a product, that such litigation will not require the commitment of substantial management time and legal fees, or that such litigation would not have a material adverse effect on the Company's future revenues, financial condition and results of operations.

         COMPETITION

         Competition in the clinical nutrition products market consists of established companies that sell branded products which have achieved a high level of customer awareness. Although the Company believes it is the only company currently offering low cost, generic alternatives to the established brands, other companies may enter this market. If a larger company with significant financial resources were to compete directly with the Company in particular market segments, there can be no assurance that the Company will be able to compete successfully with such a competitor or operate profitably.


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         PRODUCT LIABILITY AND INSURANCE RISKS

         The Company's business involves exposure to potential product liability risks that are inherent in the production, manufacture and distribution of food and medical device products. The Company maintains a general insurance policy that includes coverage for product liability claims up to an aggregate amount of $5 million. There can be no assurance, however, that the Company will be able to maintain such insurance on acceptable terms, that the Company will be able to secure increased coverage as the commercialization of its products increases or that any insurance will provide adequate protection against potential liabilities.

         GOVERNMENT REGULATION

         The Company's products and potential products are or will be subject to government regulation. The Company's current products are regulated as food and medical food by the FDA and are subject to labeling requirements, current good manufacturing practice ("CGMP") regulations and certain other regulations designed to ensure the safety of the products. Claims made by the Company in labeling and advertising its products are subject to regulation by the FDA, the Federal Trade Commission and various state agencies under their general authority to prevent false, misleading and deceptive trade practices. With the addition of the products acquired from Elan Pharma, the Company is subject to FDA regulations regarding Class 2 medical devices. These regulations involve more stringent tracking, testing and documentation standards. Failure to comply with such requirements can result in adverse regulatory action, including injunctions, civil or criminal penalties, product recalls or the relabeling, reformulation or possible termination of certain products. The Company's current and potential products may become subject to further regulation in the future. The burden of such regulation could add materially to the costs and risks of the Company's development and marketing efforts. There can be no assurance that the Company could obtain the required approvals or comply with new regulations if the Company's products are subject to additional governmental regulation in the future. Failure to obtain necessary approvals or otherwise comply with government regulations could have a material adverse effect on the Company's future revenues, financial condition and results of operations.

         CONTROL BY PRINCIPAL SHAREHOLDERS

         Present and former directors and officers and principal shareholders of the Company own beneficially approximately 26% of the outstanding Common Stock. As a result, such shareholders may have the ability to effectively control the election of the Company's entire Board of Directors and the affairs of the Company, including all fundamental corporate transactions such as mergers, consolidations and the sale of substantially all of the Company's assets.

         TRADEMARKS

         The Company has not registered its existing trademarks, but instead relies on its common law trademark rights. The lack of such registration may impair the ability of the Company to prosecute


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successfully an infringement action against other users of these trademarks.
There can be no assurance that the Company's marks do not or will not violate the proprietary rights of others, that the Company's proprietary rights in the marks would be upheld if challenged, or that the Company would not be prevented from using its marks, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks.

         UNDESIGNATED STOCK

         The Company's authorized capital consists of 6,250,000 shares of capital stock, of which 5,000,000 shares are designated as Common Stock and 1,250,000 are preferred shares undesignated as to series. The Company has no outstanding shares of preferred stock, and there are no current plans to designate or issue any shares of preferred stock. Nevertheless, the Company's Board of Directors has the power to issue any or all of these shares of unissued stock, including the authority to establish the rights and preferences of the unissued shares, without shareholder approval. Furthermore, as a Minnesota corporation, the Company is subject to certain "anti-takeover" provisions of the MBCA. These provisions and the power to issue additional shares and to establish separate classes or series of common or preferred stock may, in certain circumstances, deter or discourage take-over attempts and other changes in control of the Company not approved by the Board.

         LIMITATIONS ON BROKER-DEALER SALES OF COMMON STOCK; APPLICABILITY OF "PENNY STOCK" RULES; NO ASSURANCE OF CONTINUED QUOTATION ON THE NASDAQ STOCK MARKET.

         Federal regulations promulgated under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or The Nasdaq Stock Market ("Nasdaq"), priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq which are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, if, during the time in which the Common Stock is quoted on the Nasdaq SmallCap Market, the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act, which make it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Securities and Exchange Commission (the "Commission") if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. In such event, it may be more difficult for broker-dealers to sell the Common Stock and purchasers of shares of Common Stock may experience difficulty in selling such shares in the future in secondary trading markets.

         The Common Stock is currently listed on the Nasdaq SmallCap Market. On August 22, 1997, the Commission approved a number of proposed changes to the Nasdaq listing requirements effective February 22, 1998. Common and preferred stock must have a minimum bid price of $1. All companies listed on the Nasdaq SmallCap Market must meet specific corporate governance requirements, including distributing annual and interim reports, maintaining a minimum of two independent directors, holding an annual shareholder meeting, meeting quorum requirements, soliciting proxies, reviewing conflicts of interest, obtaining shareholder approval for certain corporate actions and having certain shareholder voting rights. A company listed on the Nasdaq SmallCap Market must also have (i) either net tangible assets of over $2 million, a market capitalization of $35 million or net income of $500,000, (ii) a public float of 500,000 shares and (iii) the market value of such public float must be over $1 million. The Company must have a minimum of 300 round lot shareholders and there must be at least two market makers in the Company's common stock. Failure by the Company to be in compliance with these requirements or to file a plan acceptable to Nasdaq for meeting such requirements may result in the delisting of the Company's common stock from the Nasdaq SmallCap Market. On November 6, 1998, the Company received notice from the Nasdaq Stock Market that its Common Stock was not in compliance with the minimum bid price requirement of $1.00 per share, pursuant to NASD Marketplace Rule 4310(c)(4). On November 19, 1998, the Company received notice from the Nasdaq Stock Market that it did not maintain net tangible assets of a least $2 million as required pursuant to NASD Marketplace Rule 4310(c)(2). Company management is currently assessing potential actions to bring the Company in compliance with Rules 4310(c)(4) and 4310(c)(2). Should the Common Stock be suspended from trading privileges as a result of the Company's failure to comply with applicable requirements, the Company, prior to re-inclusion, must comply with the requirements prior to continued listing. However, should the Common Stock be terminated from trading privileges on the Nasdaq SmallCap Market, the Company, prior to re-inclusion, must comply with the applicable requirements for initial inclusion on the Nasdaq SmallCap Market, which are more stringent than the requirements for continued listing. There can be no assurance that the Common Stock will continue to be listed on the Nasdaq SmallCap Market.

         In the event that the Common Stock is delisted from the Nasdaq Small Cap Market and the Company fails other relevant criteria, trading, if any, in shares of common stock would be subject to the full range of the Penny Stock Rules. Under Exchange Act Rule 15g-8, broker-dealers must take certain steps prior to selling a penny stock, which steps include: (i) obtaining financial and investment information from the investor; (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; (iii) providing the investor a written identification of the shares being offered and in what quantity; and (iv) deliver to the investor a written statement setting forth the basis on which the broker or dealer approved the investor's account for the transaction. If the Penny Stock Rules are not followed by a broker-dealer, the investor has no obligation to purchase the shares. Accordingly, delisting from the Nasdaq Small Cap Market and the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell the Common Stock, purchasers of shares of Common Stock may have difficulty in selling such shares in the future in secondary trading markets and the per share price of such stock would likely be greatly reduced.

         DEPENDENCE UPON MANAGEMENT

         The ability of the Company to identify an appropriate business combination entity is substantially dependent upon certain key management personnel, particularly George E. Kline. The loss of such key management personnel could have a material adverse effect on the Company's ability to identify such entities and consummate a business combination transaction.

         SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS

         The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While Company management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination transaction, the success of the Company's operations may be dependent upon management of the successor company or entity and numerous other factors beyond the Company's control.

         SCARCITY OF AND COMPETITION  FOR BUSINESS OPPORTUNITIES

         The Company is and will continue to be an insignificant participant in the business of seeking business combination transactions with other companies and entities. A large number of established and well financed entities, including venture capital firms, are active in mergers and acquisitions of companies and other entities which may be desirable candidates for the Company. The entities may have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company may be at a competitive disadvantage in identifying possible business combination opportunities and successfully completing a business combination transaction.

         NO AGREEMENT OR STANDARDS FOR BUSINESS OPPORTUNITIES

         The Company has no arrangement, agreement or understanding with respect to engaging in a business combination transaction with another company or entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or consummating a business combination transaction. Company management has not identified any particular industry or specific business within an industry for evaluation. There is no assurance that the Board of Directors will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination with such business opportunity entity. Accordingly, the Company may enter into a business combination with a business opportunity entity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

         REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT

         The Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the acquired company or entity, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         LACK OF DIVERSIFICATION

         The Company's proposed operations may result in the Company engaging in a business combination with only one business opportunity entity. Consequently, the Company's activities may be limited to those engaged in by the business opportunity which the Company acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

         CHANGE IN CONTROL AND MANAGEMENT

         A business combination transaction involving the issuance of Common Stock may result in shareholders of a business opportunity entity obtaining a controlling interest in the Company. Any such business combination may require Company management to sell or transfer all or a portion of their shares of Common Stock, or resign as directors and officers of the Company. The resulting change in control of the Company could result in the removal of one or more Company officers and directors and a corresponding reduction in or elimination of their participation in the future affairs of the Company. In addition, the issuance of shares of Common Stock in connection with a business combination transaction would result in the reduction in percentage of shares of Common Stock owned by present shareholders of the Company.

         DISADVANTAGES OF BLANK CHECK OFFERINGS

         The Company may enter into a business combination transaction with an entity that desires to establish a public trading market for its shares. An issuance of the Company's shares of Common Stock in connection with such a business combination transaction may be subject to applicable federal and state laws regarding the issuance of "blank check" stock. The consequences of such laws include, but are not limited to, time delays of the registration process, significant expenses incurred in connection with such an offering, and comprehensive disclosure regarding the Company's business, management and financial condition.

         EFFECT OF PATENT LITIGATION LAWSUIT

         The patent infringement lawsuit involving L-Emental-TM- Plus may serve as an impediment to the Company's ability to successfully acquire a business opportunity entity. Continued delay in the settlement of the lawsuit may prevent the Company from entering into any meaningful negotiations due to the uncertainties surrounding the lawsuit. Furthermore, an unfavorable outcome or a settlement may result in the Company making a substantial cash payment, and thus reducing the amount of available cash for reinvestment in potential business opportunity acquisitions. At this time, the Company is unable to predict the outcome or estimate costs that may arise upon an unfavorable outcome.

                       GENERAL INFORMATION REGARDING ZEVEX

BUSINESS OF ZEVEX

         GENERAL

         Throughout this discussion, ZEVEX International and ZEVEX, Inc. are collectively referred to for convenience as ZEVEX. ZEVEX designs and manufactures advanced medical devices, including surgical systems, device components, and sensors for medical technology companies. ZEVEX also designs, manufactures, and markets its own medical devices using its proprietary technologies. ZEVEX's design and manufacturing service customers are medical technology companies, who sell ZEVEX's systems and devices under private labels or incorporate ZEVEX's devices into their products. ZEVEX designs and manufactures over 100 different surgical systems, device components and sensors for more than 50 different established and emerging medical technology companies, such as Alaris Medical Systems, Inc., Allergan, Inc., Paradigm Medical Industries, Inc., various divisions of Baxter Healthcare Corporation, Mentor Corporation, SIMS Deltec, Inc., Staar Surgical Company, and 3M Company Healthcare. ZEVEX uses extensive engineering and regulatory expertise to deliver integrated design and manufacturing solutions to its medical device customers.

         ZEVEX offers its manufacturing service customers the following advantages:

         BROAD EXPERIENCE AND EXPERTISE WITH NUMEROUS MEDICAL DEVICES

         Over its 11-year history, ZEVEX has manufactured numerous advanced medical devices, including surgical systems, device components and sensors. ZEVEX has developed considerable expertise in product design, engineering, manufacturing and regulatory compliance associated with a variety of medical devices.

         GENERALLY LOWER COST AND HIGHER QUALITY. ZEVEX provides a wide range of engineering services for complete device or system design, including engineering, component analysis, testing and regulatory compliance. ZEVEX strives to increase the quality and lower the overall cost of the devices or systems manufactured for its customers by integrating design and engineering work with manufacturing processes, materials acquisitions, quality assurance and regulatory considerations.

         RAPID PRODUCT DEVELOPMENT. With its extensive engineering and manufacturing capabilities, ZEVEX often can develop and commercialize new products faster than its competitors or its customers, who otherwise must expend significant time and financial resources to develop internal engineering expertise and qualified manufacturing facilities.

         REGULATORY COMPLIANCE. ZEVEX is ISO 9001 and EN 46001 certified, and has developed internal systems intended to maintain compliance with the FDA's GMP requirements. ZEVEX devotes significant management time and financial resources to GMP compliance and ISO certification. By using ZEVEX's manufacturing services, customers can take advantage of ZEVEX's investment in regulatory and industry certifications.

         PRODUCTION FLEXIBILITY. A broad customer base and cross-trained work force allow ZEVEX to offer its customers production flexibility, enabling customers to effect product enhancements and to adjust production volumes in response to demand fluctuations.

         ZEVEX's strategy is to augment continuing growth in its design and manufacturing service business with the development and commercialization of proprietary products that use ZEVEX's technologies or engineering expertise, or that complement ZEVEX's existing proprietary products. ZEVEX has successfully applied its engineering and regulatory expertise to the development, commercialization and marketing of EnteraLite-Registered Trademark-, ZEVEX's proprietary Ambulatory Enteral Feeding Pump for patients who require direct gastrointestinal nutritional therapy. The EnteraLite-Registered Trademark- pump provides patients with maximum mobility, while delivering enteral solutions with unprecedented accuracy.

         DEVICES THAT ZEVEX MANUFACTURES FOR OTHERS AND THEIR MARKETS

         SURGICAL DEVICES--OPHTHALMIC. ZEVEX designs and manufactures ultrasonic phacoemulsification handpieces and systems for the surgical removal of cataracts. Phacoemulsification is a method of cataract extraction, which uses ultrasound waves to break the cataract-obstructed lens of the eye into small fragments that can be removed through a hollow needle. Phacoemulsification requires only a three to four millimeter incision, compared to incisions of up to 12 millimeters for other techniques. Phacoemulsification is currently used in more than 80 percent of cataract procedures in the United States. ZEVEX manufactures handpieces of several designs for Allergan, Inc., who is a major customer and a market leader in ophthalmology. ZEVEX currently manufactures two complete phacoemulsification systems for one customer, Paradigm Medical Industries, Inc. These two systems include a basic ultrasonic system and a high-end system that embodies both laser and ultrasonic energy sources. Allergan, Inc., and Paradigm Medical Industries, Inc., are ZEVEX's two largest customers for phacoemulsification products. However, ZEVEX provides handpieces to many more customers worldwide.

         SURGICAL DEVICES--LIPOSUCTION. ZEVEX designs and manufactures ultrasonic handpieces for liposuction. Liposuction, the removal of body fat, is one of the most popular cosmetic procedures performed today. Current liposuction procedures involve the use of a metal cannula to shear fat from a patient. The current procedure requires the physician to exert a large amount of force. In ultrasonically assisted liposuction, a generator sends ultrasonic waves through a probe that is inserted under the skin. The ultrasonic energy emulsifies the fat, which can then be easily aspirated away. Ultrasonic liposuction surgery can significantly reduce patient trauma.

         MEDICAL SENSORS. ZEVEX designs and manufactures a variety of non-invasive ultrasonic sensors for the detection of air bubbles and the monitoring of liquid levels in medical devices. ZEVEX's air bubble detectors monitor intravenous fluid lines in a variety of devices and systems, including drug infusion pumps, hemodialysis machines, blood collection systems, and cardiopulmonary bypass systems. ZEVEX's liquid level detectors are used to monitor critical levels of liquids in various reservoirs used in surgery, such as those employed in cardiopulmonary bypass systems.

         ZEVEX'S PROPRIETARY PRODUCTS

         ENTERALITE-Registered Trademark- AMBULATORY ENTERAL FEEDING PUMP. In September 1996, ZEVEX began selling the EnteraLite-Registered Trademark-Ambulatory Enteral Feeding Pump for patients who require direct gastrointestinal nutritional therapy. Enteral feeding is a means of providing nutrition to patients who have experienced head or neck trauma, or have gastrointestinal disorders, such as short bowel syndrome, Crohn's Disease, bowel pseudo-obstruction, and other serious digestive disorders that prevent them from digesting food normally. Many enteral feeding patients require continuous administration of nutritional solutions throughout the day, which requires the patient to carry an enteral feeding pump. The EnteraLite-Registered Trademark-pump is the lightest, most compact enteral feeding pump on the market, possessing unprecedented safety and accuracy in liquid nutrition delivery. The EnteraLite-Registered Trademark- has a 24-hour battery, one-third longer than the battery life of its closest competitor. The EnteraLite-Registered Trademark-pump carries a two-year warranty, twice the industry average. The EnteraLite-Registered Trademark- requires the use of disposable feeding bags and tube sets, both of which are sold by ZEVEX. ZEVEX has been awarded six U.S. patents for EnteraLite-Registered Trademark- technology. ZEVEX has also received Notices of Allowance from the U.S. Patent and Trademark Office ("PTO") for one additional patents that relate to various aspects of the EnteraLite-Registered Trademark- pump.

         DESIGN AND ENGINEERING CAPABILITIES

         ZEVEX has extensive design and engineering capabilities. In most instances, ZEVEX's manufacturing service customers rely on ZEVEX from the outset of their project for complete design, engineering, component analysis, testing and regulatory compliance for their medical device or system. Over its 11-year history, ZEVEX's engineering staff has performed substantially all of the design and engineering work for such medical devices or systems. In other instances, customers have come to ZEVEX with final drawings for devices that they believe are ready for manufacturing. In such cases, ZEVEX has revised and tested the customer's existing design prior to manufacturing. Many times, ZEVEX's engineers have identified and offered design alternatives, which have improved performance or produced manufacturing efficiencies.

         TEAM APPROACH. ZEVEX puts together a project team of engineers and technicians from various disciplines for each engineering project.

         CLOSE COOPERATION WITH THE CUSTOMER. ZEVEX's engineers work closely with the customer during all phases of the design, engineering, and testing of the customer's device or system. The cooperative approach is used to assure that customers' expectations are met or exceeded in the final product.


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

         INTEGRATION OF ENGINEERING STAFF. ZEVEX's engineers assist sales and marketing personnel in evaluating requests for proposals and developing specific solutions, bids, cost estimates, and plans for each product. ZEVEX's project engineers act as customer contacts throughout the design and engineering phase and have responsibility for all aspects of a customer's project.

         STATE-OF-THE-ART ENGINEERING TECHNOLOGIES. ZEVEX has made significant investments in state-of-the-art equipment to support its design and engineering staff, including product performance modeling software, custom testing stations and three-dimensional computer aided design ("CAD") software. Using its own software design, ZEVEX has created what management believes is the most sophisticated modeling software for ultrasonic device development. ZEVEX's modeling and design capacities hasten product development for ultrasonic devices and improve the quality of the final device.

         MANUFACTURING CAPABILITIES

         ZEVEX's products are assembled and tested at its manufacturing facility in Salt Lake City, Utah. In most cases, the manufacturing process begins with technical drawings and specifications derived through the engineering and design process. Once the preliminary design has been completed, prototypes are manufactured and further design refinements and adjustments are made based on the performance of the prototypes. Following completion of final design specifications, ZEVEX orders the required electronic components, piezoelectric ceramic, molded plastic and stainless steel housings, and other items from qualified suppliers of such items. A state-of-the-art software program and data base are used to manage inventory and control the ordering process for the more than 30,000 parts used in ZEVEX's products. As the evolution of a device or system reaches production, members of the project team with direct responsibility for manufacturing, quality assurance, test engineering, and materials assume a greater role. The project team develops an assembly process, product testing and quality assurance procedures to produce high-quality devices or systems that satisfy customer specifications as well as the FDA's GMP, and ISO 9001/EN 46001 quality standards. Often, manufacturing begins with a relatively small number of pre-production units that are used by the customer for clinical trials. ZEVEX and the customer frequently work closely together to make engineering and manufacturing refinements during this pre-production phase.

         SUPPLIERS. ZEVEX purchases its component parts and raw materials from various suppliers. ZEVEX is not dependent on any single supplier for any item, and believes that it can acquire materials from various sources on a timely basis.

         MARKETING AND SALES

         MARKETING AND SALES OF ZEVEX'S DESIGN AND MANUFACTURING SERVICES. ZEVEX generates new design and manufacturing projects from customers using direct sales personnel who are trained in ZEVEX's engineering expertise and manufacturing capabilities. Project engineers also participate extensively in sales and marketing activities. In addition, ZEVEX promotes its design and manufacturing capabilities at industry trade shows, by advertising in leading industry publications, and by obtaining referrals from customers, former employees of customers, and other persons who are familiar with ZEVEX's services.

         MARKETING AND SALES OF ZEVEX'S ENTERALITE-Registered Trademark-AMBULATORY ENTERAL FEEDING PUMP. ZEVEX has a network of over 50 independent manufacturer's representatives who sell the EnteraLite-Registered Trademark-pump and related disposable delivery sets. These representatives are selected based upon their experience with the home health care market served by EnteraLite-Registered Trademark-, and they sell directly to home health care service providers, including hospitals with such divisions. The manufacturer's representatives are regionally supported by specialists with clinical credentials (registered dietitians or nurses), who are full-time employees of ZEVEX.

         SIGNIFICANT CUSTOMERS

         During 1997, ZEVEX provided design and manufacturing services for over 100 devices to more than 50 customers. Four of ZEVEX's design and manufacturing customers, Alaris Medical Systems, Inc., Allergan, Inc., Mentor Corporation and Paradigm Medical, Inc., accounted for approximately 65% of ZEVEX's total revenues in 1997. Three of these customers accounted for 66% of ZEVEX's total revenues in 1996, and two of these customers accounted for approximately 50% of ZEVEX's total revenues in 1995. Sales of its design and manufacturing services to foreign customers accounted for approximately 7% of revenues during 1997, 1996 and 1995. ZEVEX's customers for its design and manufacturing services are medical technology companies, who sell ZEVEX's systems and devices under private labels or incorporate ZEVEX's devices into their products. Generally, ZEVEX seeks to obtain design and manufacturing arrangements from its customers for a specified period of time. Typically, ZEVEX secures manufacturing rights for three to five years initially, followed by annual renewal. ZEVEX rarely undertakes design work if it does not also obtain a contract for the accompanying manufacturing work.

         BACKLOG

         At December 31, 1997, ZEVEX had a backlog of approximately $6,265,007, on orders for medical devices to be manufactured by ZEVEX for other medical technology companies, as compared to backlogs at December 31, 1996 and 1995, of $3,091,000 and $2,359,000, respectively. As of June 30, 1998, ZEVEX's backlog of customer orders was $5,695,807. For purposes of the above figures, backlog includes all orders received by ZEVEX pursuant to purchase orders that have not been completed and shipped by ZEVEX. This does not include any backlog for ZEVEX's proprietary products, because ZEVEX manufactures these devices and holds appropriate levels in inventory for sale to customers. Some of the orders included in the backlog may be canceled or modified by customers without significant penalty. In addition, since customers may place orders for delivery at various times throughout the year, and because of the possibility of customer changes in delivery schedules or cancellation of orders, ZEVEX's backlog as of any particular date may not necessarily be a reliable indicator of future sales. Management estimates that approximately 90% of the backlog will ship before December 31, 1998.

         COMPETITION

         COMPETITION FOR ZEVEX'S DESIGN AND MANUFACTURING SERVICES. ZEVEX's primary competitors in design and manufacturing services include other contract manufacturers and potential customers that operate in the medical technology industry. The primary competitive factors in medical instrument design and manufacturing include quality, regulatory compliance, engineering competence, cost of non-recurring engineering design, price of the manufactured product, experience, customer service, and ability to meet design and production schedules. Competition is primarily limited to those companies that meet the minimum applicable regulatory requirements of the FDA and international standards for manufacturing and design. In the future, ZEVEX is likely to compete against new entrants into the industry as out-sourcing expands in medical technology products. For example, medical technology companies with design and manufacturing capabilities (especially those with excess capacity) and large electronic contract manufacturers and defense department contractors with extensive engineering expertise may undertake the design and/or manufacture of medical devices.

         COMPETITION FOR ZEVEX'S ENTERALITE-Registered Trademark- AMBULATORY ENTERAL FEEDING PUMP. Two competitors exist in the US market for ambulatory enteral feeding pumps. Ross Laboratories, a division of Abbott Laboratories, offers the Companion-Registered Trademark- pump, which was originally introduced to the market in the late 1980's. ZEVEX estimates that Ross holds a market share of 45% for ambulatory and non-ambulatory enteral feeding applications. Also, Sherwood Medical offers the kangaroo-Registered Trademark- PET enteral feeding pump, which is limited because it can only be operated in an upright position. It is estimated that Sherwood presently holds greater than 35% of the total market for enteral pumps and disposable sets in both ambulatory and non-ambulatory applications.

         RESEARCH AND DEVELOPMENT FOR ZEVEX'S PROPRIETARY PRODUCTS

         As of December 31, 1997, ZEVEX had three full-time engineers in research and development, and had several other designers and engineers contributing to additional research and development projects. ZEVEX's research and development projects are primarily focused on new proprietary products. During the last three fiscal years, ZEVEX continued independent research and development activities with respect to the design and development of new and improved devices, spending $702,563 in 1997, $527,562 in 1996 and $502,255 in
1995. In 1997, 1996 and 1995 research and development costs represented approximately 8%, 10%, and 10% of ZEVEX's revenues respectively. The most notable product from ZEVEX's research and development efforts during the past three years is the EnteraLite-Registered Trademark- Ambulatory Enteral Feeding Pump.

         PATENTS, TRADEMARKS, AND OTHER PROPRIETARY RIGHTS

         PATENTS. ZEVEX currently holds eight United States patents. ZEVEX's first patent relates to a non-invasive ultrasonic liquid level indicator. ZEVEX also holds six patents that relate to its EnteraLite-Registered Trademark-Ambulatory Enteral Feeding Pump. Two patents relate to the use of pressure monitoring to improve the accuracy of fluid delivery by the pump. This monitoring is key to accuracy of delivery and the ability of the EnteraLite-Registered Trademark- Pump to operate in any orientation. Another is related to a novel mechanism for monitoring pump rotor movement. Two additional patents relate to the pinch clip occluder for infusion sets, a crucial safety device that protects the patient from over-infusion of solutions. Another one is related to the unique pole clamp, allowing the pump to be attached to the pole in any orientation. In addition, ZEVEX has recently received notice of allowance from the United States Patent and Trademark Office ("PTO") on a patent for an electromagnetic fluid-level sensor device, currently under development.

         TRADEMARKS. ZEVEX has registered the trademarks EnteraLite-Registered Trademark- and BottleWatch-Registered Trademark- with PTO and has pending registrations for ZEVEX-Registered Trademark-. Additionally, ZEVEX has procured registrations for EnteraLite-Registered Trademark- and BottleWatch-Registered Trademark- in Australia, Belgium, Canada, France, Germany, Italy, Japan, Luxembourg, the Netherlands, and the United Kingdom. ZEVEX intends to file appropriate applications for additional trademarks in the United States and foreign countries.

         GOVERNMENTAL REGULATION

         ZEVEX's manufacturing facilities, its customers' medical devices, and ZEVEX's own medical devices are subject to extensive regulation by the FDA under the Food Drug and Cosmetics Act ("FDC Act"). Manufacturers of medical devices must comply with applicable provisions of the FDC Act, and associated regulations governing the development, testing, manufacturing, labeling, marketing, and distribution of medical devices, record-keeping requirements and the reporting of certain information regarding their safety. In addition, ZEVEX's facilities are subject to periodic inspections by the FDA (and certain state agencies) for compliance with the FDA's Good Manufacturing Process (GMP) requirements. The FDA has recently amended the GMP regulations. Among other things, the new regulations will require design controls and maintenance of service records. ZEVEX believes that the new regulations will not substantially increase ZEVEX's costs of complying with GMP requirements.

         Besides the FDA regulations described above, ZEVEX is also subject to various state and federal regulations with respect to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and the disposal of hazardous or potentially hazardous materials.

         Beginning in 1998, all medical device manufacturers selling their product on the European Common Market will be required to obtain the "CE Mark" on their products sold. The CE Mark is a quality designation given to products that meet certain policy directives of the European Economic Area (an association of 15 European nations). A product designated with the CE Mark can be freely traded in all European Economic Area countries. In 1996, ZEVEX received and has maintained ISO 9001 certification, and in 1997 ZEVEX also received EN 46001 certification. These certifications will allow ZEVEX to CE Mark and distribute its proprietary products internationally, greatly reducing the time necessary to acquire a CE Mark from an outside body. ZEVEX's ISO 9001/EN 46001 certification subjects it to periodic inspection and audit by the NSAI (National Standards Association of Ireland), the European notified body through which ZEVEX is certified.

         EMPLOYEES

         As of August 31, 1998, ZEVEX employed a total of 111 people in the following areas: in Design and Engineering, 26; in Manufacturing and Test, 44; in Quality Assurance, 11; and in Marketing and Administration, 30. ZEVEX also retains 4 consulting and contract personnel in the areas of finance, engineering, and regulation.

         ZEVEX considers its labor relations to be good, and none of its employees are covered by a collective bargaining agreement. Currently, the local economy is growing and the unemployment rate is low in the Salt Lake City metropolitan area, which means that ZEVEX faces competition to attract and retain qualified personnel. At the same time, however, the Salt Lake City metropolitan area has a well-educated work force and is considered an attractive place to live. Accordingly, ZEVEX does not anticipate having difficulty in attracting and retaining qualified personnel to meet its projected growth.

         PROPERTIES AND FACILITIES

         ZEVEX's executive offices and manufacturing facilities are located in its new 51,000 square foot headquarters in Salt Lake City, Utah, which was financed by a $2 million industrial development bond from a local municipality. The building is situated on nearly seven acres of land a few miles from the downtown area. It allows quick access to two major interstate freeways and to the Salt Lake International Airport. ZEVEX believes that its facilities are adequate for its current needs and does not anticipate any difficulty locating additional facilities, if necessary.

         LEGAL PROCEEDINGS

         ZEVEX is not a party to any legal proceedings.

MARKET PRICE AND DIVIDEND DATA OF ZEVEX INTERNATIONAL

         ZEVEX International's common stock has been trading on the Nasdaq National Market System since November 2, 1998, under the symbol ZVXI. Prior to that time, ZEVEX International's common stock traded on the American Stock Exchange from May 19, 1997 to November 2, 1998, under the symbol ZVXI and the OTC Bulletin Boards under the symbols ZVXI and ZVXIU before May 19, 1997. In November, 1997, ZEVEX International commenced a secondary public offering of its common stock at $12.50 per share. ZEVEX International received $13 million in net proceeds from this offering. As of March 24, 1998, there were 480 holders of record of ZEVEX International's common stock. Because many of ZEVEX International's shares of common stock are held by brokers and other institutions on behalf of stockholders, ZEVEX International is unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the range of high and low per share bid prices as reported by the American Stock Exchange and a market maker for the Company's common stock. The prices prior to May 1997 represent interdealer quotations without retail markups, markdowns or commissions and may not represent actual transactions.


     YEAR            QUARTER         HIGH          LOW
---------------   -------------    ---------    ---------
     1996         First                4.250        3.750
     1996         Second               4.000        2.750
     1996         Third                3.250        2.500
     1996         Fourth               3.310        2.750
     1997         First                8.000        3.250
     1997         Second              11.250        7.130
     1997         Third               20.750       13.500
     1997         Fourth              16.250        8.500
     1998         First               12.630        7.860
     1998         Second              11.250        6.250
     1998         Third                9.000        4.500


         ZEVEX International has never declared or paid any cash dividends on its common stock. Since ZEVEX intends to retain all future earnings to finance future growth, it does not anticipate paying any cash dividends in the foreseeable future. On December 3, 1998, the last reported sale price per share of ZEVEX, Inc. common stock was $5.75.

RISK FACTORS

         The disclosure and analysis set forth herein contain certain forward-looking statements, particularly statements relating to future actions, performance or results of current and anticipated products, sales efforts, expenditures, and financial results. Forward-looking statements provide current expectations or forecasts of future events such as new products, product approvals, revenues and financial performance. These statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "plans," "expects," "will"and other words and phrases of similar meaning. In all cases, a broad variety of risks and uncertainties, both known and unknown, as well as inaccurate assumptions can affect the realization of the expectations or forecasts in those statements. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. ZEVEX, Inc. undertakes no obligation to update any forward-looking statements, but investors are advised to consult any further disclosures by ZEVEX, Inc. on this subject in its subsequent filings pursuant to the Securities Exchange Act of 1934. Furthermore, as permitted by the Private Securities Litigation Reform Act of 1995, the ZEVEX, Inc. provides these cautionary statements identifying factors that could cause ZEVEX, Inc.'s actual results to differ materially from expected and historical results. It is not possible to foresee or identify all such factors. Consequently, this list should not be considered an exhaustive statement of all potential risks, uncertainties and inaccurate assumptions.

         DEPENDENCE ON MAJOR CUSTOMERS

         ZEVEX, Inc.'s revenues historically have been, and for a substantial period of time in the future likely will be, largely derived from the sale of its design and manufacturing services to a small number of major customers. During the 1993, 1994, and 1995 fiscal years, ZEVEX, Inc. had two major customers, Allergan, Inc., and Alaris Medical Systems, Inc., (formerly IVAC Corporation), who together accounted for more than 50% of ZEVEX, Inc.'s sales. In 1996, these two customers plus a third customer, Paradigm Medical Inc.,accounted for approximately 66% of sales. These three customers each accounted for more than ten percent of ZEVEX, Inc.'s total sales in 1996. During the 1997 fiscal year, 16% of sales were from Allergan, 25% of sales were from Paradigm, and 26% were from Alaris. No assurances can be given that such customers will continue to do business with ZEVEX, Inc. or that the volume of their orders for ZEVEX, Inc.'s devices will increase or remain constant. The loss of any of such major customers, or a significant reduction in the volume of their orders for ZEVEX, Inc.'s devices, will have a material adverse impact on ZEVEX, Inc.'s operations. In addition, if one or more of these customers were to seek and obtain price discounts from ZEVEX, Inc. for ZEVEX, Inc.'s devices, the resulting lower gross margins on those devices would have a material adverse effect on ZEVEX, Inc.'s overall results of operations. If any customer with which ZEVEX, Inc. does a substantial amount of business were to encounter financial distress, the customer's lateness, unwillingness, or inability to pay its obligations to ZEVEX, Inc. could result in a material adverse effect on ZEVEX, Inc.'s results of operations and financial condition.

         RISK FACTORS RELATING TO ZEVEX, INC.'S CUSTOMERS

         At the present time, and for a substantial period of time in the future, ZEVEX, Inc.'s success will depend largely on the success of the customers for its manufacturing services and on the medical devices designed and manufactured by ZEVEX, Inc. for those customers. Any unfavorable developments or adverse effects on the sales of those devices or such customers' businesses, results of operations, or financial position could have a corresponding adverse effect on ZEVEX, Inc. In addition, ZEVEX, Inc. sells certain types of medical devices to multiple customers and to the extent there is an unfavorable development affecting the sales of any such type of device generally, the adverse effect of such development on ZEVEX, Inc. would be more substantial than that presented by the decline in sales to a single customer for such type of device. ZEVEX, Inc. believes that its design and manufacturing customers and their devices (and ZEVEX, Inc. indirectly) are generally subject to the following risks:

         COMPETITIVE ENVIRONMENT. The medical products industry is highly competitive and subject to significant technological change. Participation in the industry requires ongoing investment to keep pace with technological developments and quality and regulatory requirements. The medical products industry consists of numerous companies, ranging from start-up to well-established companies. Many of ZEVEX, Inc.'s customers have a limited number of products, and some market only a single product. As a result, any adverse development with respect to these customers' products may have a material adverse effect on the business and financial condition of such customer, which may adversely affect that customer's ability to purchase and pay for its products manufactured by

ZEVEX, Inc. The competitors and potential competitors of ZEVEX, Inc.'s customers may succeed in developing or marketing technologies and products that will be preferred in the marketplace over the devices manufactured by ZEVEX, Inc. for its customers or that would render its customers' technology and products obsolete or noncompetitive. In addition, other competitors may develop alternative treatments or cures so that the need for the products manufactured by ZEVEX, Inc. could be reduced or eliminated.

         EMERGING TECHNOLOGY COMPANIES. A significant number of ZEVEX, Inc.'s customers are emerging medical technology companies that have competitors and potential competitors with substantially greater capital resources, research and development staffs, and facilities, and substantially greater experience in developing new products, obtaining regulatory approvals, and manufacturing and marketing medical products. Approximately five customers, representing 15% of ZEVEX, Inc.'s revenues in fiscal year 1997, were, in management's opinion, emerging medical technology companies. These customers may not be successful in launching and marketing their products, or may not respond to pricing, marketing, or other competitive pressures or the rapid technological innovation demanded by the marketplace and, as a result, may experience a significant drop in product revenues which would have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         CUSTOMER REGULATORY COMPLIANCE. The Food and Drug Administration (the "FDA") regulates many of the devices manufactured by ZEVEX, Inc. under the Federal Food, Drug and Cosmetic Act, as amended , which requires certain clearances from the FDA before new medical products can be marketed. As a prerequisite to any introduction of a new device into the medical marketplace, ZEVEX, Inc.'s customers must obtain necessary product clearances from the FDA or other regulatory agencies with applicable jurisdiction. There can be no assurance that ZEVEX, Inc.'s customers will obtain such clearances on a timely basis, if at all.

         Certain medical devices manufactured by ZEVEX, Inc. may be subject to the need to obtain FDA clearance of a premarket approval ("PMA") application, which requires substantial preclinical and clinical testing and may cause delays and prevent introduction of such devices. Currently, at least two of ZEVEX, Inc.'s customers are seeking or plan to seek a PMA for devices to be manufactured by ZEVEX, Inc. Other devices can be marketed without a PMA, but only by establishing in a 510(k) premarket notification "substantial equivalence" to a predicate device. FDA clearance to market regulations depend heavily on administrative interpretations, which may change retroactively and may create additional barriers that prevent or delay the introduction of a product. The process of obtaining a PMA or a 510(k) clearance could delay the introduction of a product. A PMA for a product could be denied altogether if clinical testing does not establish that the product is safe and effective. A 510(k) premarket notification may also need to contain clinical data. Clinical testing must be performed in accordance with the FDA's regulations. A customer's failure to comply with the FDA's requirements can result in the delay or denial of its PMA. Delays in obtaining a PMA are frequent and could result in delaying or canceling customer orders to ZEVEX, Inc. Many products never receive a PMA. Similarly, 510(k) clearance may be delayed, and in some instances, 510(k)clearance is never obtained.

         Once a product is in commercial distribution, discovery of product problems or failure to comply with regulatory standards may result in restrictions on the product's future use or withdrawal of the product from the market despite prior governmental clearance. Additionally, once FDA clearance is obtained, a new clearance in the form of a PMA supplement may be needed to modify the device, its intended use, or its manufacturing. There can be no assurance that product recalls, product defects, or modification or loss of necessary regulatory clearance will not occur in the future. The delays and potential product cancellations inherent in the development, regulatory clearance, commercialization, and ongoing regulatory compliance of products manufactured by ZEVEX, Inc. for its customers may have a material adverse effect on ZEVEX, Inc.'s business, reputation, results of operations, and financial condition.

         Sales of ZEVEX, Inc.'s medical products outside the United States are subject to regulatory requirements that vary widely from country to country. The time required to obtain clearance for sale in foreign countries may be longer or shorter than that required for FDA clearance, and the requirements may differ. The FDA also regulates the sale of exported medical devices, although to a lesser extent than devices sold in the United States. For medical products exported to countries in Europe, ZEVEX, Inc. anticipates that its customers will want their products to qualify for distribution under the "CE Mark." The CE Mark is a designation given to products which comply with certain European Economic Area policy directives and therefore may be freely traded in almost every European country. Commencing in 1998, medical product manufacturers will be required to obtain certifications necessary to enable the CE Mark to be affixed to medical products they manufacture for sale throughout the European Community. In addition, ZEVEX, Inc.'s customers must comply with other laws generally applicable to foreign trade, including technology export restrictions, tariffs, and other regulatory barriers. There can be no assurance that ZEVEX, Inc.'s customers will obtain all required clearances or approvals for exported products on a timely basis, if at all. Failure or delay by ZEVEX, Inc.'s customers in obtaining the requisite regulatory approvals for exported instruments manufactured by ZEVEX, Inc. may have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         Medical devices manufactured by ZEVEX, Inc. and marketed by its customers pursuant to FDA or foreign clearances or approvals are subject to pervasive and continuing regulation by the FDA and certain state and foreign regulatory agencies. Regulatory requirements may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy prohibits the marketing of approved medical products for unapproved uses. ZEVEX, Inc.'s customers control the marketing of their products, including representing to the market the approved uses of their products. If a customer engages in prohibited marketing practices, the FDA or another regulatory agency with applicable jurisdiction could intervene, possibly resulting in marketing restrictions, including prohibitions on further product sales, or civil or criminal penalties, which could have a material adverse effect on ZEVEX, Inc.'s business, the results of operations, and financial condition.

         Changes in existing laws and regulations or policies could adversely affect the ability of ZEVEX, Inc.'s customers to comply with regulatory requirements. Failure to comply with regulatory requirements could have a material adverse effect on the customer's business, results of operations, and financial condition, which, in turn, could affect adversely ZEVEX, Inc.'s business, results of operations, and financial condition. There can be no assurance that a customer of ZEVEX, Inc., or ZEVEX, Inc., will not be required to incur significant costs to comply with laws and regulations in the future, or that such customer or ZEVEX, Inc. will be able to comply with such laws and regulations, or that compliance with such laws and regulations will not have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         UNCERTAIN MARKET ACCEPTANCE OF PRODUCTS. There can be no assurance that the products created for ZEVEX, Inc.'s customers will gain any significant market acceptance and market share among physicians and other health care providers, patients, or health care payors, even if required regulatory approvals are obtained. Market acceptance may depend on a variety of factors, including educating health care providers regarding the use of a new product or procedure, overcoming objections to certain effects of the product or its related treatment regimen, and convincing health care payors that the benefits of the product and its related treatment regimen outweigh its costs. Market acceptance and market share are also affected by the timing of market introduction of competitive products. Accordingly, the relative speed with which ZEVEX, Inc.'s customers can develop products, gain regulatory approval and reimbursement acceptance, and supply commercial quantities of the product to the market are expected to be important factors in market acceptance and market share. Some of ZEVEX, Inc.'s customers, especially emerging medical technology companies, have limited or no experience in marketing their products and have not made marketing or distribution arrangements for their products. ZEVEX, Inc.'s customers may be unable to establish effective sales, marketing, and distribution channels to successfully commercialize their products. The failure by ZEVEX, Inc.'s customers to gain market acceptance of their products could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial conditions.

         PRODUCT OBSOLESCENCE. Rapid change and technological innovation characterize the marketplace for medical products. As a result, ZEVEX, Inc. and its customers are subject to the risk of product obsolescence, whether from prolonged development or government approval cycles or the development of improved products or processes by competitors. In addition, the marketplace could conclude that the task for which a customer's product was designed is no longer an element of a generally accepted diagnostic or treatment regimen. Any development adversely affecting the market for a product manufactured by ZEVEX, Inc. would result in ZEVEX, Inc.'s having to reduce production volumes or to discontinue manufacturing the product, which could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         CUSTOMERS' FUTURE CAPITAL REQUIREMENTS. Many of ZEVEX, Inc.'s customers, especially the emerging medical technology companies, are not profitable and may have little or no revenues, but they have significant working capital requirements. Such customers may be required to raise additional funds through public or private financings, including equity financings. Adequate funds for their operations may not be available when needed, if at all. Insufficient funds may require a customer to delay development of a product, clinical trials (if required), or the commercial introduction of the product or prevent such commercial introduction altogether. Depending on the significance of a customer's product to ZEVEX, Inc.'s revenues or profitability, any adverse effect on a customer resulting from insufficient funding could result in a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT. Sales of many of the devices manufactured by ZEVEX, Inc. will be dependent in part on availability of adequate reimbursement for those instruments from third-party health care payors, such as government and private insurance plans, health maintenance organizations, and preferred provider organizations. Third-party payors are increasingly challenging the pricing of medical products and services. There can be no assurance that adequate levels of reimbursement will be available to enable ZEVEX, Inc.'s customers to achieve market acceptance of their products. Without adequate support from third-party payors, the market for the products of ZEVEX, Inc.'s customers may be limited.

         NONMEDICAL CUSTOMERS. While ZEVEX, Inc. presently does not have any significant nonmedical customers, ZEVEX, Inc. may in the future perform significant design and manufacturing work for such parties. Nonmedical customers are subject to general business risks, such as competition, market acceptance of their products, capital requirements, and credit risks. ZEVEX, Inc.'s future nonmedical customers may operate in highly competitive industries in which their products compete on price, quality, and product enhancements and are subject to risks of technological obsolescence. As a result, sales to nonmedical customers may be volatile and subject to risks of cancellation. Any unfavorable development experienced by such future nonmedical customers, whether of a general nature or a specific risk not anticipated by ZEVEX, Inc., could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         UNCERTAINTY OF MARKET ACCEPTANCE OF OUT-SOURCING MANUFACTURING OF MEDICAL INSTRUMENTS

         ZEVEX, Inc. believes that the market for out-sourcing the design and manufacture of advanced medical products for medical technology companies is in its early stages. Many of ZEVEX, Inc.'s potential customers have internal design and manufacturing facilities. ZEVEX, Inc.'s engineering and manufacturing activities require that customers provide ZEVEX, Inc. with access to their proprietary technology and relinquish the control associated with internal engineering and manufacturing. As a result, potential customers may decide that the risks of out-sourcing engineering or manufacturing are too great or exceed the anticipated benefits of out-sourcing. In addition, medical technology companies that have previously made substantial investments to establish design and manufacturing capabilities may be reluctant to out-source those functions. If the medical technology industry generally, or any significant existing or potential customer, concludes that the disadvantages of out-sourcing manufacturing outweigh the advantages, ZEVEX, Inc. could suffer a substantial reduction in the size of one or more of its current target markets, which could have a material adverse effect on its business, results of operations, and financial condition.

         COMPETITION IN OUT-SOURCING MANUFACTURING OF MEDICAL INSTRUMENTS

         ZEVEX, Inc. faces competition from design firms and other manufacturers that operate in the medical technology industry. Many competitors have substantially greater financial, research, and resources than ZEVEX, Inc. Also, manufacturers focusing in other industries may decide to enter into the medical technology industry. Competition from any of the foregoing sources could place pressure on ZEVEX, Inc. to accept lower margins on its contracts or lose existing or potential business, which could result in a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition. To remain competitive, ZEVEX, Inc. must continue to provide and develop technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis, and compete favorably on the basis of price. There can be no assurance that ZEVEX, Inc. will be able to compete favorably with respect to these factors.

         EARLY TERMINATION OF AGREEMENTS

         ZEVEX, Inc.'s agreements with major customers generally permit the termination of the agreements before expiration thereof if certain events occur that are materially adverse to the design, development, manufacture or sale of the product. Examples of such events include the failure to obtain or the withdrawal of regulatory clearance, or an alteration of regulatory clearance that is materially adverse to the customer or which prohibits or interferes with the manufacture or sale of the products. The performance of agreements with major customers may be suspended or excused, if certain conditions, generally beyond the control of the customer or ZEVEX, Inc. (so-called force majeure events), cause the failure or delay of performance. Such early termination could have a material adverse affect on ZEVEX, Inc.'s business, results of operations, and financial condition, including in certain instances the transfer of manufacturing know-how to the customer.

         RISK FACTORS IN MARKETING ZEVEX, INC.'S PROPRIETARY PRODUCTS

         In producing and marketing its own proprietary devices, ZEVEX, Inc. faces many of the same risks that its design/manufacturing customers face. As discussed above with respect to its customers, such risks include:

         The medical products industry is highly competitive. A significant number of ZEVEX, Inc.'s competitors have substantially greater capital resources, research and development staffs, and facilities, and substantially greater experience in developing new products, obtaining regulatory approvals, and manufacturing and marketing medical products. Competitors may succeed in marketing products preferable to ZEVEX, Inc.'s products or rendering ZEVEX, Inc.'s products obsolete.

         The medical products industry is subject to significant technological change and requires ongoing investment to keep pace with technological development, quality, and regulatory requirements. In order to compete in this marketplace, ZEVEX, Inc. will be required to make ongoing investment in research and development with respect to its existing and future products.

         ZEVEX, Inc. is subject to substantial risks involved in developing and marketing products regulated by the FDA and comparable foreign agencies. There can be no assurance that ZEVEX, Inc. will obtain the necessary FDA or foreign clearances on a timely basis, if at all. As discussed above, commercialized medical products are subject to further regulatory restrictions, which may adversely affect ZEVEX, Inc. Changes in existing laws and regulations or policies could adversely affect the ability of ZEVEX, Inc. to comply with regulatory requirements. The delays and potential product cancellations inherent in obtaining regulatory approval and maintaining regulatory compliance of products manufactured by ZEVEX, Inc. may have a material adverse effect on ZEVEX, Inc.'s business, reputation, results of operations, and financial condition.

         There can be no assurance that ZEVEX, Inc.'s products will gain any significant market acceptance among physicians and other health care providers, patients, or health care payors, even if required regulatory approvals are obtained. Revenues for many of the devices manufactured by ZEVEX, Inc. may be dependent in part on availability of adequate reimbursement for those devices from third-party health care payors, such as government and private insurance plans. There is no assurance that the levels of reimbursements offered by third-party payors will be sufficient to achieve market acceptance of ZEVEX, Inc.'s products. ZEVEX, Inc. may not be successful in launching and marketing its own proprietary devices, or may not respond to pricing, marketing, or other competitive pressures or the rapid technological innovation demanded by the marketplace and, as a result, may experience a significant drop in its product revenues, which could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         REGULATORY COMPLIANCE FOR MANUFACTURING FACILITIES

         Applicable law requires that ZEVEX, Inc. comply with the FDA's detailed good manufacturing practices ("GMP") regulations for the manufacture of medical devices. The FDA monitors compliance with its GMP regulations by subjecting medical product manufacturers to periodic FDA inspections of their manufacturing facilities. To ensure compliance with GMP requirements, ZEVEX, Inc. expends significant time, resources, and effort in the areas of training, production, and quality assurance. In addition, the FDA typically inspects a manufacturer of a PMA device before approving a PMA. The failure to pass such an inspection could result in delay in approving a PMA. ZEVEX, Inc. is also subject to other regulatory requirements and may need to submit reports to the FDA relating to certain types of adverse events. Failure to comply with GMP regulations or other applicable legal requirements can lead to warning letters, seizure of violative products, injunctive actions brought by the U.S. government, and potential civil or criminal liability on the part of ZEVEX, Inc. and of the officers and employees who are responsible for the activities that lead to any violation. In addition, the continued sale of any instruments manufactured by ZEVEX, Inc. may be halted or otherwise restricted. Any such actions could have a material adverse effect on the willingness of customers and prospective customers to do business with ZEVEX, Inc. In order for ZEVEX, Inc.'s instruments to be exported and for ZEVEX, Inc. and its customers to be qualified to use the CE Mark for sales into the European Economic Area, ZEVEX, Inc. maintains International Organization for Standardization ("ISO") 9001/EN 46001 certification, which subjects ZEVEX, Inc.'s operations to periodic surveillance audits. The ultimate regulatory risks present in manufacturing products for markets governed by these standards are currently substantially similar to those posed by GMP regulations. There can be no assurance that ZEVEX, Inc.'s manufacturing operations will be found to comply with GMP regulations, ISO standards, or other applicable legal requirements or that ZEVEX, Inc. will not be required to incur substantial costs to maintain its compliance with existing or future manufacturing regulations, standards, or other requirements. Any such noncompliance or increased cost of compliance could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         ZEVEX, Inc. is also subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. While ZEVEX, Inc. has not been the subject of any material proceeding concerning such laws, and believes it is currently in compliance with such laws in all material respects, there can be no assurance that ZEVEX, Inc. will not be required to incur significant costs to comply with such laws and regulations now or in the future, or that such laws or regulations will not have a material adverse effect upon ZEVEX, Inc.'s ability to do business. Changes in existing requirements or adoption of new requirements or policies could affect adversely the ability of ZEVEX, Inc. to comply with regulatory requirements. Failure to comply with regulatory requirements could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         PRODUCT DEVELOPMENT

         The success of ZEVEX, Inc. will depend to a significant extent upon its ability to enhance and expand on its current offering of proprietary products and to develop and introduce additional innovative products that gain market acceptance. While ZEVEX, Inc. maintains research and development programs and has established a Technical Advisory Board to assist it, there is no assurance that ZEVEX, Inc. will be successful in selecting, developing, manufacturing and marketing new products or enhancing its existing products on a timely or cost-effective basis. Moreover, ZEVEX, Inc. may encounter technical problems in connection with its efforts to develop or introduce new products or product enhancements. Some of the devices currently under consideration by ZEVEX, Inc. (as well as devices of some of its customers) will require significant additional development, pre-clinical testing and clinical trials and related investment prior to their commercialization. There can be no assurance that such devices will be successfully developed, prove to be safe or efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The failure of ZEVEX, Inc. to develop or introduce new products or product enhancements that achieve market acceptance on a timely basis could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         DESIGN AND MANUFACTURING PROCESS RISKS

         While ZEVEX, Inc. has substantial experience in designing and manufacturing devices, ZEVEX, Inc. may still experience technical difficulties and delays with the design and manufacturing of its or its customer's products. Such difficulties could cause significant delays in ZEVEX, Inc.'s production of products and have a material adverse effect on ZEVEX, Inc.'s revenues. In some instances, payment by a manufacturing customer is dependent on ZEVEX, Inc.'s ability to meet certain design and production milestones in a timely manner. Also, some major contracts can be canceled if purchase orders thereunder are not completed when due. Potential difficulties in the design and manufacturing process that could be experienced by ZEVEX, Inc. include difficulty in meeting required specifications, difficulty in achieving necessary manufacturing efficiencies, and difficulties in obtaining materials on a timely basis. Such design and manufacturing difficulties could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         EXPANSION OF MARKETING; LIMITED DISTRIBUTION

         ZEVEX, Inc. currently has a limited domestic direct sales force consisting of eight individuals, complemented by a network of independent manufacturing representatives. ZEVEX, Inc. anticipates that it will need to increase its marketing and sales capability significantly to more fully cover its target markets, particularly as additional proprietary devices become commercially available. There can be no assurance that ZEVEX, Inc. will be able to compete effectively in attracting and retaining qualified sales personnel or independent manufacturing representatives as needed. There can be no assurance that ZEVEX, Inc. or its independent manufacturing representatives will be successful in marketing or selling ZEVEX, Inc.'s services and products. ZEVEX, Inc.'s ability to sell its devices in certain areas may depend on alliances with independent manufacturing representatives. There can be no assurance that ZEVEX, Inc. will be able to identify and obtain suitable independent manufacturing representatives in desirable markets.

         PRODUCT RECALLS

         If a device that is designed or manufactured by ZEVEX, Inc. is found to be defective, whether due to design or manufacturing defects, to improper use of the product, or to other reasons, the device may need to be recalled, possibly at ZEVEX, Inc.'s expense. Furthermore, the adverse effect of a product recall on ZEVEX, Inc. might not be limited to the cost of a recall. For example, a product recall could cause a general investigation of ZEVEX, Inc. by applicable regulatory authorities as well as cause other customers to review and potentially terminate their relationships with ZEVEX, Inc.. Recalls, especially if accompanied by unfavorable publicity or termination of customer contracts, could result in substantial costs, loss of revenues, and a diminution of ZEVEX, Inc.'s reputation, each of which would have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         RISK OF PRODUCT LIABILITY

         The manufacture and sale of products, and especially medical products, entails an inherent risk of product liability. ZEVEX, Inc. does maintain product liability insurance with limits of $1 million per occurrence and $2 million in the aggregate. There can be no assurance that such insurance is adequate to cover potential claims or that ZEVEX, Inc. will be able to obtain product liability insurance on acceptable terms in the future or that any product liability insurance subsequently obtained will provide adequate coverage against all potential claims. Such claims may be large in the medical products area where product failure may result in loss of life or injury to persons. A successful claim brought against ZEVEX, Inc. in excess of its insurance coverage, or any material claim for which insurance coverage was denied or limited, could have material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition. Additionally, ZEVEX, Inc. generally provides a design defect warranty and in some instances indemnifies its customers for failure to conform to design specifications and against defects in materials and workmanship. Any substantial claim against ZEVEX, Inc. under such warranties or indemnification could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         POTENTIAL INABILITY TO SUSTAIN AND MANAGE GROWTH

         ZEVEX, Inc.'s need to manage its growth effectively will require it to continue to implement and improve its operational, financial, and management information systems, to develop its managers' and project engineers' management skills, and to train, motivate, and manage its employees. ZEVEX, Inc. must also be able to attract and retain a sufficient number of suitable employees to sustain its growth. If ZEVEX, Inc. cannot keep pace with the growth of its customers, it may lose customers and its growth may be limited.

         DEPENDENCE UPON MANAGEMENT

         ZEVEX, Inc. is substantially dependent upon its key managerial, technical, and engineering personnel, particularly its three executive officers, Dean G. Constantine, Chief Executive Officer and President, David J. McNally, Vice President and Marketing Director, and Phillip L. McStotts, Chief Financial Officer and Secretary/Treasurer. ZEVEX, Inc. must also attract and retain highly qualified engineering, technical, and managerial personnel. Competition for such personnel is intense, the available pool of qualified candidates is limited, and there can be no assurance that ZEVEX, Inc. can attract and retain such personnel. The loss of its key personnel could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition. None of ZEVEX, Inc.'s key personnel have an employment agreement with ZEVEX, Inc. ZEVEX, Inc. carries key-man life insurance on the lives of its Chief Executive Officer, Chief Financial Officer, and Vice President in the amount of $500,000 each. No assurances can be given that such insurance would provide adequate compensation to ZEVEX, Inc. in the event of the death of such key employee.

         PATENT PROTECTION

         As of December 31, 1997, ZEVEX, Inc. held six U.S. patents on devices developed by ZEVEX, Inc. Such patents disclose certain aspects of ZEVEX, Inc.'s technologies and there can be no assurance that others will not design around the patent and develop similar technology. ZEVEX, Inc. believes that its devices and other proprietary rights do not infringe any proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future.

         CONTROL BY MANAGEMENT AND CERTAIN MAJOR SHAREHOLDERS

         As of March 24, 1998, the current executive officers and directors of ZEVEX, Inc., together with those persons who are the beneficial owners of more than 5% of ZEVEX, Inc.'s common stock, will beneficially own or have voting control over approximately 35% of the outstanding common stock. Accordingly, these individuals have the ability to influence the election of ZEVEX, Inc.'s directors and most corporate actions. This concentration of ownership, together with other provisions in ZEVEX, Inc.'s charter and applicable corporate law, may also have the effect of delaying, deterring, or preventing a change in control of ZEVEX, Inc.

         SUPPLIERS AND SHORTAGES OF COMPONENT PARTS

         ZEVEX, Inc. relies on third-party suppliers for each of the component parts used in manufacturing its customers' devices. Although component parts are generally available from multiple suppliers, certain component parts may require long lead times, and ZEVEX, Inc. may have to delay the manufacture of customer devices from time to time due to the unavailability of certain component parts. In addition, even if component parts are available from an alternative supplier, ZEVEX, Inc. could experience additional delays in obtaining component parts if the supplier has not met ZEVEX, Inc.'s vendor qualifications. Component shortages for a particular device may adversely affect ZEVEX, Inc.'s ability to satisfy customer orders for that device. Such shortages and extensions of production schedules may delay the recognition of revenue by ZEVEX, Inc. and may in some cases constitute a breach of a customer contract, which may have a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition. If shortages of component parts continue or if additional shortages should occur, ZEVEX, Inc. may be forced to pay higher prices for affected components or delay manufacturing and shipping particular devices, either of which could adversely affect subsequent customer demand for such devices and ZEVEX, Inc.'s business, results of operations, and financial condition.

         CUSTOMER CONFLICTS

         The medical technology industry reflects vigorous competition among its participants. As a result, its customers sometimes require ZEVEX, Inc. to enter into noncompetition agreements that prevent ZEVEX, Inc. from manufacturing instruments for its customers' competitors. For example, ZEVEX, Inc. has agreed with one customer not to manufacture certain devices for laser cataract surgery for any other customer or potential customer. Such restrictions generally apply during the term of the customer's manufacturing contract and, in some instances, for a period following termination of the contract. If ZEVEX, Inc. enters into a noncompetition agreement, ZEVEX, Inc. may be adversely affected if its customer's product is not successful and ZEVEX, Inc. must forgo an opportunity to manufacture a successful instrument for such customer's competitor. Any conflicts among its customers could prevent or deter ZEVEX, Inc. from obtaining contracts to manufacture successful instruments, which could result in a material adverse effect on its business, results of operations and financial condition.

         FUTURE CAPITAL REQUIREMENTS

         ZEVEX, Inc. believes that its existing capital resources and amounts available under ZEVEX, Inc.'s existing bank line of credit, will satisfy ZEVEX, Inc.'s anticipated capital needs for the next three years (depending primarily on ZEVEX, Inc.'s growth rate and its results of operations). The commercialization of proprietary products, which is an element of ZEVEX, Inc.'s growth strategy, would require increased investment in working capital and could therefore shorten this period. Thereafter, ZEVEX, Inc. may be required to raise additional capital or increase its borrowing capacity, or both. There can be no assurance that alternative sources of equity or debt will be available in the future or, if available, will be on terms acceptance to ZEVEX, Inc.. Any additional equity financing would result in additional dilution to ZEVEX, Inc.'s shareholders. If adequate funds are not available, ZEVEX, Inc.'s business, results of operations, and financial condition could be materially adversely affected.

         RELIANCE ON EFFICIENCY OF DISTRIBUTION AND THIRD PARTIES

          ZEVEX, Inc. believes its financial performance is dependent in part on its ability to provide prompt, accurate, and complete services to its customers on a timely and competitive basis. Accordingly, delays in distribution in its day-to-day operations or material increases in its costs of procuring and delivering products could have an adverse effect on ZEVEX, Inc.'s results of operations. Any failure of either its computer operating system or its telephone system could adversely affect its ability to receive and process customer's orders and ship products on a timely basis. Strikes or other service interruptions affecting Federal Express Corporation, United Parcel Service of America, Inc., or other common carriers used by ZEVEX, Inc. to receive necessary components or other materials or to ship its products also could impair ZEVEX, Inc.'s ability to deliver products on a timely and cost-effective basis.

         VOLATILITY OF REVENUES AND PRODUCT MIX

         ZEVEX, Inc.'s annual and quarterly operating results are affected by a number of factors, including the volume and timing of customer orders, which vary due to (i) variation in demand for the customer's products as a result of, among other things, product life cycles, competitive conditions, and general economic conditions, (ii) the customer's attempt to balance its inventory,
(iii)the customer's need to adapt to changing regulatory conditions and requirements, and (iv) changes in the customer's manufacturing strategy. Technical difficulties and delays in the design and manufacturing processes may also affect such results. The foregoing factors may cause fluctuations in revenues and variations in product mix, which could in turn cause fluctuations in ZEVEX, Inc.'s gross margin. Under the terms of ZEVEX, Inc.'s contracts with many of its customers, the customers have broad discretion to control the volume and timing of product deliveries. Further, ZEVEX, Inc.'s contracts with its customers typically have no minimum purchase requirements. As a result, production may be reduced or discontinued at any time. Therefore, it is difficult for ZEVEX, Inc. to forecast the level of customer orders with certainty, making it difficult to schedule production and maximize manufacturing capacity. Other factors that may adversely affect ZEVEX, Inc.'s annual and quarterly results of operations include inexperience in manufacturing a particular instrument, inventory shortages or obsolescence, labor costs or shortages, low gross margins on design projects, an increase in design revenues as a percentage of total revenues, price competition, and regulatory requirements. Because ZEVEX, Inc.'s business organization and its related cost structure anticipate supporting a certain minimum level of revenues, ZEVEX, Inc.'s limited ability to adjust its short term cost structure would compound the adverse effect of any significant revenue reduction. Any one of these factors or a combination thereof could result in a material adverse effect on ZEVEX, Inc.'s business, results of operations, and financial condition.

         UNCERTAIN PROTECTION OF INTELLECTUAL PROPERTY

         To maintain the secrecy of its proprietary information, ZEVEX, Inc. relies on a combination of trade secret laws and internal security procedures. ZEVEX, Inc. typically requires its employees, consultants, and advisors to execute confidentiality and assignment of inventions agreements. There can be no assurance, however, that the common law, statutory, and contractual rights on which ZEVEX, Inc. relies to protect its intellectual property and confidential and proprietary information will provide it with adequate or meaningful protection. Third parties may independently develop products, techniques, or information that are substantially equivalent to the products, techniques, or information that ZEVEX, Inc. considers proprietary. In addition, proprietary information regarding ZEVEX, Inc. could be disclosed in a manner against which ZEVEX, Inc. has no meaningful remedy. Disputes regarding ZEVEX, Inc.'s intellectual property could force ZEVEX, Inc. into expensive and protracted litigation or costly agreements with third parties. An adverse determination in a judicial or administrative proceeding or failure to reach an agreement with a third party regarding intellectual property rights could prevent ZEVEX, Inc. from manufacturing and selling certain of its products. Any of the foregoing circumstances could have a material adverse effect on ZEVEX, Inc.'s business, results of operations, or financial condition.

         LIMITED MARKET FOR ZEVEX, INC. COMMON STOCK

         Historically, the market for ZEVEX, Inc.'s common stock has been limited due to the relatively low trading volume and the small number of brokerage firms acting as market makers. In May 1997, ZEVEX, Inc.'s common stock was listed for trading on the American Stock Exchange, which has increased the market for ZEVEX, Inc.'s common stock. No assurance can be given, however, that the market for ZEVEX, Inc.'s common stock will continue or increase, or that the prices in such market will be maintained at their present levels.

         POSSIBLE VOLATILITY OF STOCK PRICE

         Announcements of technological innovations for new commercial devices by ZEVEX, Inc. or its competitors, developments concerning ZEVEX, Inc.'s proprietary rights, or the public concern as to safety of its devices may have a material adverse impact on ZEVEX, Inc.'s business and on the market price of ZEVEX, Inc.'s common stock, particularly as ZEVEX, Inc. expands its efforts to become a medical technology company that manufactures and markets its own proprietary devices. The market price of ZEVEX, Inc.'s common stock may be volatile and may fluctuate based on a number of factors, including significant announcements by ZEVEX, Inc. and its competitors, quarterly fluctuations in ZEVEX, Inc.'s operating results, and general economic conditions and conditions in the medical technology industry. In addition, in recent years the stock market has experienced extreme price and volume fluctuations, which have had a substantial effect on the market prices for many medical-technology companies and are often unrelated to the operating performance of such companies.

         ISSUANCE OF ADDITIONAL SHARES FOR ACQUISITION OR EXPANSION

         Any future major acquisition or expansion of ZEVEX, Inc. may result in the issuance of additional common shares or other stocks or instruments that may be authorized without shareholder approval. The issuance of subsequent securities may also result in substantial dilution in the percentage of ZEVEX, Inc.'s common stock held by existing shareholders at the time of any such transaction. Moreover, the shares or warrants issued in connection with any such transaction may be valued by ZEVEX, Inc.'s management based on factors other than the trading price on the American Stock Exchange.

         DIVIDENDS

         While ZEVEX, Inc. has declared one stock dividend in its history, it has never paid a cash dividend and there can be no assurance that ZEVEX, Inc. will pay a dividend on ZEVEX, Inc.'s common stock in the future. Any future cash dividends will depend on earnings, if any, ZEVEX, Inc.'s financial requirements, and other factors. ZEVEX, Inc.'s management does not currently intend to pay any cash dividends in the foreseeable future. Additionally, ZEVEX, Inc. is restricted from declaring any cash dividends under its current line of credit arrangement.

         IMPACT OF ANTI-TAKEOVER MEASURES; POSSIBLE ISSUANCE OF PREFERRED STOCK; CLASSIFIED BOARD

         Certain Provisions of ZEVEX, Inc.'s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law may have the effect of preventing, discouraging, or delaying a change in the control of ZEVEX, Inc. and may maintain the incumbency of the Board of Directors and management. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of ZEVEX, Inc.'s common stock. Pursuant to ZEVEX, Inc.'s Certificate of Incorporation, the Board of Directors is authorized to fix the rights, preferences, privileges, and restrictions, including voting rights, of unissued shares of ZEVEX, Inc.'s preferred stock and to issue such stock without any further vote or action by ZEVEX, Inc.'s stockholders. The rights of the holders of ZEVEX, Inc.'s common stock will be subject to and may be adversely affected by the rights of the holders of any ZEVEX, Inc. preferred stock that may be created and issued in the future. In addition, stockholders do not have the right to cumulative voting for the election of directors. Furthermore, ZEVEX, Inc.'s Certificate and Bylaws provide for a staggered board whereby only one-third of the total number of directors are replaced or re-elected each year. The Certificate also provides that the provisions of the Certificate relating to number, vacancies, and classification of the Board of Directors may only be amended by a vote of at least 66 2/3% of the shareholders. Finally, the Bylaws provide that special meetings of the stockholders may only be called by the President of ZEVEX, Inc. or pursuant to a resolution adopted by a majority of the Board of Directors.

         ZEVEX, Inc. is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder"owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved in a prescribed manner, Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transactions that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock.

         FOREIGN EXCHANGE, CURRENCY, AND POLITICAL RISK

         ZEVEX, Inc.'s international business is subject to risks customarily encountered in foreign operations, including changes in a specific country's or region's political or economic conditions, nationalization, trade protection measures, import or export licensing requirements, the overlap of different tax structures, unexpected changes in regulatory requirements, other restrictive government actions such as capital regulations, and natural disasters. ZEVEX, Inc. is also exposed to foreign currency exchange rate risk inherent in its foreign sales commitments and anticipated foreign sales because the prices charged for its products are denominated in U.S. dollars. Consequently, ZEVEX, Inc.'s foreign sales commitments and anticipated sales could be adversely affected by an appreciation of the U.S. dollar relative to other currencies, which in turn could have an adverse material effect on ZEVEX, Inc.'s consolidated financial position, results of operations and the amount and timing of cash flows.

YEAR 2000

         Many computer systems experience problems handling dates beyond the year 1999. Therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. ZEVEX, Inc. is assessing both the internal readiness of its computer systems and the compliance of its computer products and software sold to customers for handling the year 2000. ZEVEX, Inc. expects to implement successfully the systems and programming changes necessary to address year 2000 issues, and does not believe that the cost of such actions will have a material effect on ZEVEX, Inc.'s results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and ZEVEX, Inc.'s inability to implement such changes could have an adverse effect on future results of operations.

                      GENERAL INFORMATION REGARDING GALAGEN

BUSINESS OF GALAGEN

         FORWARD-LOOKING STATEMENTS

         The information presented below contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Because actual results may differ, readers are cautioned not to place undue reliance on these forward-looking statements. Certain forward-looking statements are indicated below by an asterisk.

         INTRODUCTION

         GalaGen was incorporated in 1992 as a successor to a wholly-owned subsidiary of Land O'Lakes, Inc. ("Land O'Lakes") that was incorporated in 1987. GalaGen's mission is to become the leading presence in foods, beverages and dietary supplements that support the immune system.* Through its reliable access to bovine colostrum, proprietary manufacturing procedures, ingredient patent protection, and ability to address multiple health conditions, GalaGen believes it has a strategic advantage over potential competitors in its target markets.*

         ACCESS TO COLOSTRUM. GalaGen has agreements with Land O'Lakes which provide GalaGen with access to the Land O'Lakes dairy system. This dairy system has approximately 500,000 cows from which GalaGen receives its supply of colostrum, which is milk collected in the first few milkings of a dairy cow after a calf is born. From this colostrum, GalaGen obtains antibodies which help bolster the body's defenses. These cows are located primarily in the upper Midwest and both the East and West coasts.

         PROPRIETARY MANUFACTURING PROCEDURES. GalaGen has patented, proprietary manufacturing processes that are used to concentrate antibodies from the colostrum. Standard dairy processing techniques destroy the activity of most of the antibodies present in milk and colostrum, whereas GalaGen's processing retains the antibody's effectiveness.

         INGREDIENT PATENT PROTECTION. GalaGen holds sole patent licenses that prevent potential competitors from combining antibodies with dietary fibers or antibodies with active cultures. These licenses provide GalaGen with a competitive advantage in addition to establishing GalaGen as an innovator in the functional foods industry.*

         ABILITY TO ADDRESS MULTIPLE HEALTH CONDITIONS. Using its proprietary immunization technologies, including the use of immune system stimulating adjuvants, GalaGen can produce antibodies in the cow that target specific pathogens that may colonize or infect the human gastrointestinal tract, including bacteria and their toxins, parasites, fungi and viruses. This


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technology increases by many fold a dairy cow's natural production of pathogenspecific antibodies in its colostrum and can be utilized to help bolster the body's natural defenses against a variety of conditions, including consumer problems like tooth decay, diarrhea and yeast infections in women.

         GalaGen is utilizing this antibody expertise to develop a portfolio of proprietary consumer and clinical nutritional food and beverage products which will incorporate its Proventra-TM- Brand Natural Immune Components ("Proventra") and other key immune enhancing ingredients. It is also seeking to supply Proventra as an ingredient for dietary supplements or other similar products. Proventra contains active antibodies and certain other beneficial components derived from the colostrum of cows as described above. These products will target the needs of both consumers and healthcare professionals.

         BACKGROUND

         Passive immunity consists of using antibodies produced by one individual or animal to treat, prevent or protect against infection in another. Dairy cows provide antibodies to their calves through colostrum. The concentration of antibodies in colostrum is many times higher than the normal concentration in milk. Through their natural exposure to the environment, cows have developed antibodies that recognize and bind to many human pathogens.

         GalaGen believes that its antibody technology based on passive immunity lends itself to the creation of food products or dietary supplements with health claims, often called "functional foods" or "nutraceuticals".* Functional foods and nutraceuticals have been defined as foods which provide benefits beyond their nutritional value. While there is not a regulatory definition for the terms "functional food" or "nutraceutical", these terms are widely used in the marketplace. GalaGen believes that the enactment by Congress of the Nutrition Labeling and Education Act "NLEA") in 1990 and the Dietary Supplement Health and Education Act ("DSHEA") in 1994 enabled the regulatory process for marketing foods or dietary supplements. DSHEA permits such products to bear "structure-function" claims related to how the product affects the structure or function of the body. Such claims do not require FDA review or approval, but must be supported by scientific evidence.

         According to Frost & Sullivan, a competitive-market analysis firm, the market for nutraceutical or functional food beverages now exceeds $20 billion. GalaGen believes that this significant market size is due to a number of factors, including (i) increased interest in healthier lifestyles, (ii) the publication of research findings supporting the positive health effects of certain nutritional supplements and (iii) the aging of the "Baby Boom" generation combined with the tendency of consumers to purchase more nutritional supplements as they age.*

         GalaGen believes that the inclusion of Proventra in functional foods or nutraceuticals, along with including other components such as active cultures and dietary soluble fiber, for which GalaGen has licensed certain patents, will provide important benefits and competitive advantages, including (i) a unique immune-enhancing system, (ii) a fit with consumer needs, and (iii) a safe and natural


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approach to control pathogens.* GalaGen also believes that there is a significant amount of scientific data to support the claims of these benefits.*

         BUSINESS STRATEGY, COLLABORATIONS AND LICENSE AGREEMENTS

         GalaGen will focus on three market segments to optimally capitalize on its capabilities: (1) nutritional consumer foods and beverages (2) clinical nutrition products and (3) ingredients supplied to other companies. The first market segment will yield products containing Proventra for grocery and health food stores.* The second market segment will yield products for hospitals, nursing homes and home healthcare.* The third market segment will yield products containing Proventra for incorporation into dietary supplements in forms such as powders, tablets or pills or incorporated into various food products of another company. GalaGen will selectively collaborate with other entities to bring products to market in these three segments.*

         MARKETING COLLABORATIONS. To exploit Proventra as broadly as possible in human applications, GalaGen's strategy is to enter into licensing and collaborative relationships with food companies to develop products that incorporate Proventra and are complementary with the food companies existing product lines and/or to sell Proventra to food companies as an ingredient.* GalaGen does not anticipate that it will manufacture, market or distribute any final food products, but will rely upon collaborations with larger companies to accomplish these goals.*

         RESEARCH COLLABORATIONS. GalaGen's research and development strategy is to pursue its own research programs internally and to complement such programs by establishing relationships with key external medical, academic, governmental and major research organizations. Specifically, GalaGen intends to continue complementing its extensive current technology base by acquiring access to additional proprietary technology and patents in the areas of antibodies, vaccine, molecular biology and processing and manufacturing technology.* GalaGen also may seek collaborative arrangements for commercialization of its antibody products.* GalaGen spent $3.9 million, $5.3 million and $3.7 million for research and development in fiscal years 1997, 1996 and 1995, respectively.

         LAND O'LAKES RELATIONSHIP. GalaGen believes that its existing relationship with Land O'Lakes provides it with certain advantages over existing and potential competitors.* Land O'Lakes has made significant advances in the development and commercialization of antibody products for treating and preventing diseases in animals. This technology provides GalaGen with a solid foundation on which to base its efforts to develop similar products for human use.

         Under a supply agreement with Land O'Lakes, GalaGen agreed to purchase all of its commercial requirements for colostrum from Land O'Lakes through May 7, 2002, subject to Land O'Lakes' option to renew the supply agreement for an additional ten-year period. GalaGen must provide program specifications to Land O'Lakes prior to commencing each of its commercial programs and Land O'Lakes must notify GalaGen within a specified period whether it will supply according to the agreement. If Land O'Lakes does not confirm during that period that it will supply


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colostrum according to the specifications, then GalaGen has the right to obtain the colostrum from alternative sources. Commercial production of Proventra could be delayed if Land O'Lakes does not elect to supply according to the supply agreement and GalaGen is required to locate an alternate supplier.

         When GalaGen was formed, it signed a letter of intent with Land O'Lakes to develop strategic relationships focused on the development of functional food products. In March 1998, GalaGen and Land O'Lakes signed an amended and restated license agreement (the "Restated License") in which the rights of Company to develop and market functional foods were significantly broadened. Under the Restated License, GalaGen can use, improve, exploit, license or share existing Procor technology **, Procor technology improvements and new technologies, as defined, in all areas of functional foods except under certain "reserved food product" and "first refusal food product" categories, as defined. If GalaGen intends to engage in manufacturing or marketing any "first refusal food product", GalaGen must give Land O'Lakes notice of its intent, in which case Land O'Lakes can negotiate with GalaGen, in good faith and within a defined period of time, to undertake any part of the manufacturing or marketing areas. If GalaGen intends to engage in manufacturing or marketing any "reserved food product", GalaGen must give Land O'Lakes notice of its intent and must work only with Land O'Lakes to undertake the manufacturing or marketing of such products. In the original license agreement with Land O'Lakes, GalaGen retained rights to pursue the development of infant formula products containing polyclonal antibody technology.

         In March 1997, Land O'Lakes granted GalaGen a license (the "Kefir License") to use existing antibody technology and future improvements in the development, formulation, manufacture, marketing, distribution and sale of kefir-based products, as defined in the Kefir License. Kefir is a cultured dairy beverage similar to yogurt. In consideration of granting the Kefir License, Land O'Lakes will receive a royalty based on food components or ingredients sold by GalaGen to be included in any kefir-based product and on net receipts from any kefir-based finished product sold by GalaGen.

         RECENT COLLABORATIONS. To advance the introduction of GalaGen's Proventra into GalaGen's two market segments, GalaGen has entered into several financial and/or collaborative agreements over the past year, including the following:

         1. In December 1997, GalaGen introduced Basics Plus-TM-, a dietary supplement product, in conjunction with its marketing and manufacturing partner, Lifeway Foods, Inc. Basics Plus is the first product to emerge from the collaboration with Lifeway Foods, Inc. It contains active kefir cultures, which contain beneficial bacteria strains, and Proventra. Basics Plus is the first dairy-based dietary supplement sold in the United States in the refrigerated section of health food stores and grocery stores. The product was featured in the February 1998 issue of DAIRY FOODS MAGAZINE and has gained recognition as an industry breakthrough.

         2. In April 1998, GalaGen entered into an agreement with Land O'Lakes to develop and market a line of yogurt products incorporating Proventra. Products developed under this


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arrangement will leverage Land O'Lakes strength as a dairy producer and marketer. GalaGen plans to introduce the first products in test markets sometime during the first half of 1999.*

         3. In June 1998, GalaGen announced the initiation of a nutritional products collaboration with Rhodia, Inc., a $6 billion spin-off from Rhone Poulenc formed earlier this year. The two companies will jointly develop and market a patent protected range of nutritional products positioned for the rapidly growing nutraceutical and functional foods markets. Under this arrangement, jointly developed products will contain GalaGen's Proventra and Rhodia's proprietary probiotics.

         MANUFACTURING SYSTEM

         GalaGen's manufacturing system produces antibodies for nutritional products and utilizes the existing Land O'Lakes milk production infrastructure. GalaGen's system has been designed to access very large numbers of cows in commercial milking herds, organize them into discrete product specific groups, immunize them with specific antigens to heighten the natural production of pathogen specific antibodies in their colostrum, collect the colostrum and concentrate the antibodies using a proprietary process. This process preserves the essential antibody activity while reducing unnecessary components, including microbial contaminants.

         Modern dairy cows, having been bred for high volume milk production, produce colostrum in quantities far greater than their calves can consume. After the calf fulfills its colostrum needs, this surplus colostrum is not placed into the commercial milk supply and is ordinarily a waste product. GalaGen's technology turns the surplus colostrum into a valuable raw material.

         GalaGen's processing system is essentially the same for the manufacture of all of GalaGen's antibodies, including Proventra. The colostrum, including antibodies, for each potential product is processed into a bulk powder using the same procedures, according to the same specifications and using the same equipment. This bulk powder may undergo final finishing steps, depending on the form that is desired. The primary point of product differentiation is whether an antigen/adjuvant combination (immunogen) is used to produce the specific and desired antibody response in the cow. This antibody specificity can be used to define a product targeting a specific health condition.

         Standard dairy processing techniques destroy the activity of most of the antibodies present in milk and colostrum and render them inactive. The proprietary process used by GalaGen to concentrate antibodies has been developed by GalaGen through many years of research and development. This work has resulted in a process that uses well-tested and efficient dairy manufacturing techniques, including pasteurization, that have been modified to preserve the biological activity of the antibodies. GalaGen has been issued two patents for this process. GalaGen supports its proprietary antibody processing system with a quality control system designed to regulate, monitor and review the processing system. GalaGen has obtained Kosher certification for the natural immune components found in Proventra. Additionally, GalaGen has obtained the appropriate license from Minnesota Department of Agriculture.


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         Construction of GalaGen's pilot plant facility within the existing Land
O'Lakes pilot plant complex in Arden Hills, Minnesota was completed in 1996.
Land O'Lakes has guaranteed the equipment leases associated with the pilot plant facility. GalaGen believes that the capacity of this facility will be adequate for the production of Proventra for nutritional products, either for sale or clinical requirements, in 1999 and believes that contract manufacturers would be available to increase its production capacity quickly, if required.*

         PROPRIETARY RIGHTS AND PATENTS

         GalaGen's policy is to protect its proprietary technology as trade secrets and by filing patent applications on technology for which GalaGen believes patent protection is available and is in the best interest of GalaGen. GalaGen also relies upon know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position.

         GalaGen believes that certain of its process improvements are more valuable as trade secrets than as patented processes, where the process improvements would be publicly disclosed. GalaGen relies on trade secrets and proprietary know-how it developed while manufacturing antibody products for veterinary use. GalaGen believes that substantial barriers exist for competitors desiring to commercialize antibodies derived from milk or colostrum that have the features of GalaGen's antibody products, or Proventra;* however, there can be no assurance that other companies will not develop production processes or initiate relationships with other large dairy cooperatives to develop a similar procurement system. GalaGen seeks to protect trade secrets and know-how through confidentiality agreements with employees, consultants and other parties. These agreements provide that all confidential information developed or made known during the course of the relationship with GalaGen, is to be kept confidential and not disclosed to third parties, except in specific circumstances. No assurance can be given that such agreements will provide meaningful protection for GalaGen's unpatented trade secrets or provide adequate remedies in the event of unauthorized use of such information. Neither can assurance be given that others will not independently develop substantially equivalent proprietary information and technology or otherwise gain access to GalaGen's trade secrets or disclose such technology.

         GalaGen has been issued three patents, #5,670,196; #5,707,678; and #5,773,000 from the United States Patent & Trademark Office. Two patents cover significant processes in its core manufacturing technology for antibodies that relate to microfiltering milk and colostrum to reduce bioburden while improving yield. The third patent covers the therapeutic use of CLOSTRIDIUM DIFFICILE specific bovine antibodies for the treatment of C. DIFFICILE related diseases. GalaGen also has one United States patent application pending and has acquired licenses to a number of patents or patent applications of others. GalaGen's United States patent application is in the area of bovine antibody technology. GalaGen believes that useful, new and unobvious antibody formulations also may be patentable.* Furthermore, in some cases, patent coverage may be available for the vaccines or antigens used to provoke the immunological response which produces the antibodies. GalaGen has also obtained sole licenses for enabling patents from Metagenics, Inc., #5,531,988; #5,531,989; and #5,744,134 from the
United States Patent & Trademark Office, relating to the combination of


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

antibodies and soluble fibers and antibodies and active cultures for use in the field of dietary supplements. Metagenics, Inc. retains rights to use these patents for its own products. GalaGen has also acquired United States Patent & Trademark Office patent #4,644,056 from Biotest Pharma GmbH for an alternative antibody processing technology. GalaGen's strategy is to pursue patent protection for each of its products where possible, including their components (e.g., antigens, vaccine compositions), as well as for certain process and formulation improvements,* although GalaGen may not be successful in achieving broad patent protection for its technology.

         GalaGen has become aware of several patents that may relate to its antibody technology. In 1991, GalaGen became aware of one such issued patent. Land O'Lakes engaged outside patent counsel to review the patent and such counsel rendered its written opinion to Land O'Lakes that the patent is not infringed by GalaGen's technology. GalaGen engaged its own outside patent counsel to review the patent and such counsel rendered its independent opinion that the patent is not infringed by GalaGen's technology and that, in any event, the patent would be invalid if it were interpreted broadly enough so as to cover GalaGen's technology. While GalaGen does not regard the patent as a threat to its business*, there can be no assurance that the holder of the patent will not pursue litigation which could be costly to GalaGen. In 1993, GalaGen became aware of another issued patent relating to the application of colostrum-based passive immunity technology to an H. PYLORIspecific product. GalaGen engaged outside patent counsel to review the patent, and a related patent which was subsequently issued, and such counsel rendered its independent opinion to GalaGen that neither patent is valid and, in any event, it is not certain at this time if GalaGen's technology would infringe either patent even if valid. While GalaGen does not regard the patents as a threat to its business*, there can be no assurance that the holder of the patents will not pursue litigation which could be costly to GalaGen. GalaGen is aware of a published international patent application entitled "Urease-Based Vaccine and Treatment of Helicobacter Infection". To date, no patent on this application has been granted and therefore GalaGen cannot meaningfully assess the impact, if any, of this patent application on its nutritional business.

         GOVERNMENT REGULATION

         GENERAL. The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of nutritional supplements such as those being developed by GalaGen are subject to regulation by one or more federal agencies, principally the FDA and the Federal Trade Commission (the "FTC"), and to a lesser extent the Consumer Product Safety Commission and the United States Department of Agriculture. These activities are also regulated by various governmental agencies for the states and localities in which GalaGen's products are sold, as well as by governmental agencies in certain foreign countries in which GalaGen's products are sold. Among other matters, regulation of GalaGen by the FDA and FTC is concerned with claims made with respect to a product which refer to the value of the product in treating or preventing disease or other adverse health conditions.

         Federal agencies, primarily the FDA and FTC, have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist


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orders, requiring corrective labels or advertising, requiring consumer redress
(for example, requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure and imposing civil penalties or commencing criminal prosecution. In addition, certain state agencies have similar authority, as well as the authority to prohibit or restrict the manufacture or sale of products within their jurisdiction. These federal and state agencies have in the past used these remedies in regulating participants in the nutritional products industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. There can be no assurance that the regulatory environment in which GalaGen operates will not change or that such regulatory environment, or any specific action taken against GalaGen, will not result in a material adverse effect on GalaGen's business, financial condition or results of operations.* In addition, increased sales and publicity of nutritional supplements may result in increased regulatory scrutiny of the nutritional supplements industry.

         DIETARY SUPPLEMENT HEALTH AND EDUCATION ACT. DSHEA was enacted in October 1994, amending the Food, Drug and Cosmetic Act. GalaGen believes this law is generally favorable to the dietary supplement industry.* DSHEA establishes a new statutory class of "dietary supplements," which includes vitamins, minerals, herbs, amino acids and other nutritional supplements for human use to supplement the diet and includes in such class all dietary ingredients on the market as of October 15, 1994. Such class of nutritional supplements will not require the submission by the manufacturer or distributor of evidence of a history of use or other evidence of safety establishing that the supplement will reasonably be expected to be safe, but a nutritional supplement which contains a dietary ingredient which was not on the market as of October 15, 1994 does require such submission of evidence of a history of use or other evidence of safety. Among other things, this law prevents the further regulation of dietary ingredients as "food additives" and allows the use of statements of nutritional support on product labels.

         OTHER REGULATORY REQUIREMENTS. GalaGen is also subject to regulation by the Occupational Safety and Health Administration, the Environmental Protection Agency and the Minnesota Environmental Quality Board and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act, among others, and other regulations, and may in the future be subject to other federal, state and local statutes or regulations. GalaGen is unable to predict whether any agency will adopt any regulation which would have a material adverse effect on GalaGen.

         COMPETITION

         The nutritional products area is highly competitive with many large nationally known manufacturers and many smaller manufacturers and marketers of nutritional products. GalaGen knows of no other company that is developing or marketing a product that incorporates antibody technology combined with active cultures and other ingredients; such as soluble fiber. Potential competitors, however, could be larger than GalaGen, have greater access to capital and may be better able to withstand volatile market conditions. Moreover, because the nutritional products industry generally has low barriers to entry, additional competitors could enter the market at any time. In that


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regard, although the nutritional products industry to date has been characterized by many relatively small participants, national or international companies (which may include food or pharmaceutical companies or other suppliers to mass merchandisers) may seek to enter or to increase their presence in this industry, which would have a material adverse effect on GalaGen's competitive position.

         GalaGen has assessed the factors that may make it competitive in this environment and believes its central strength is that the products it will develop with its partners will be unique, distinct and proprietary in the marketplace.* The products will be distinct in that they will offer direct immune enhancing benefits including Proventra and a combination of other key ingredients, such as active cultures and soluble fiber, currently not available in the market.* These products will also be subject to patent protection.* Another competitive advantage of GalaGen is its proprietary technologies that can enhance Proventra by offering immune protection against specific common disease-causing pathogens.* Additionally, GalaGen's collaborative relationships offer financial, production, sales and distribution synergies beyond those of GalaGen itself, allowing it to compete more effectively.*

         PROPERTIES

         GalaGen leases approximately 4,500 square feet of administrative and laboratory space at the Land O'Lakes corporate office located in Arden Hills, Minnesota. In addition, GalaGen leases a portion of the existing Land O'Lakes pilot plant facility in Arden Hills for its current manufacturing needs to process antibody products for development, early stage clinical use and potential commercial use. At the end of 1996, GalaGen completed its pilot plant. Management believes that GalaGen's facilities are suitable and adequate for current office, research and manufacturing requirements.

         LEGAL PROCEEDINGS

         GalaGen is not a party to any material legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GALAGEN

         GENERAL

         GalaGen has broadened its focus to include nutritional products and is utilizing its expertise in its platform antibody technology to develop a portfolio of proprietary nutritional products, including dietary supplements, which incorporate its Proventra-TM- Brand Natural Immune Components. These products will target needs of both consumers and healthcare professionals. GalaGen continues to develop oral pharmaceuticals that target life threatening and emerging pathogens. These antibodies used in nutritional and pharmaceutical products are food proteins that are derived from the milk collected in the first few milkings of a dairy cow after its calf is born. Using its proprietary procedures, GalaGen has produced antibodies that target specific pathogens


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infecting the human gastrointestinal tract, including bacteria and their toxins, parasites, fungi and viruses. Because GalaGen's antibodies are derived from cows' milk, they do not represent new chemical compounds with uncertain toxicity, but rather their components are commonly found in dairy foods that are already widely consumed.

         In August 1997, GalaGen announced that it was placing its Sporidin-G clinical trial on hold due to continuing decline in the patient population for the product's initial indication, AIDS-related CRYPTOSPORIDIUM PARVUM infection. The decline was brought about by the effectiveness and increased use of new AIDS therapies, including protease inhibitors and earlier administration of combination therapy.

         In December 1997, GalaGen introduced Basics Plus, a dietary supplement product, in conjunction with its marketing and manufacturing partner, Lifeway Foods. Basics Plus is the first product to emerge from the collaboration with Lifeway Foods and contains active beneficial kefir cultures and GalaGen's Proventra-TM- Brand Natural Immune Components.

         Diffistat-G, its pharmaceutical product in Phase II clinical development, is being developed for the treatment and prevention of antibiotic-associated diarrhea, a disease which annually affects more than 400,000 patients in the United States.

         RESULTS OF OPERATIONS

         TWELVE MONTHS ENDED DECEMBER 31, 1997, 1996 AND 1995

         GENERAL. The net loss applicable to common stockholders decreased by $9,148,457, or 61.9%, in 1997 to $5,635,134 from $14,783,591 in 1996 and increased by $9,309,553, or 170.1%, in 1996 from $5,474,038 in 1995. The decrease in 1997 and increase in 1996 was due primarily to a one time non-cash charge to earnings in April 1996 of $7,296,844 for a preferred stock dividend, as described below, relating to the value of additional shares issued to holders of certain preferred stock upon conversion into common stock at the closing of GalaGen's initial public offering (the "Offering"), which occurred in April 1996. Historical spending levels may not be indicative of future spending levels. GalaGen is continuing its nutritional and pharmaceutical product development activity, which is planned to include costs relating to research and development activity, small scale manufacturing, clinical trial activity and market research. For these reasons, GalaGen believes its expenses and losses will increase before any material product revenues are generated.

         RESEARCH AND DEVELOPMENT EXPENSES. Expenses for research and development decreased $1,321,803, or 25.1%, in 1997 to $3,935,817 from
$5,257,620 in 1996 and increased $1,526,543, or 40.9%, in 1996 from $3,731,077 in 1995. The decrease in 1997 was due primarily to decreased clinical trial expenses associated with Sporidin-G of approximately $2,000,000 and decreased personnel and administration expenses of approximately $280,000 offset primarily by increased manufacturing expenses of approximately $440,000, increased clinical expenses for Diffistat-G of


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approximately $320,000 and increased nutritional products expense of approximately $200,000. The increase in 1996 as compared to 1995 was due primarily to increased expenses associated with the Sporidin-G clinical trial as well as increased development, clinical and personnel expenses for GalaGen's other products, offset by a $300,000 license fee paid to Chiron Corporation in 1995 in the form of GalaGen stock.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $76,642 or 4.1% in 1997 to $1,966,001 from $1,889,359 in 1996 and decreased $132,840, or 6.6%, in 1996 from $2,022,199 in 1995. The increase in 1997 is due primarily to increased public reporting and shareholder relations expense of approximately $157,000 and increased insurance costs of approximately $68,000 offset by decreased outside consulting expense of approximately $83,000 and decreased deferred compensation expense of approximately $65,000. The decrease in 1996 compared to 1995 was due primarily to a decrease of $136,200 in deferred compensation expense (see Note 9 of Notes to Financial Statements).

         INTEREST INCOME. Interest income was $448,322 in 1997, $605,548 in 1996 and $30,526 in 1995. The decrease in 1997 is attributable to the decreased level of investable funds. The increase from 1995 to 1996 was due to the investment of funds received by GalaGen from the Offering.

         INTEREST EXPENSE. Interest expense was $181,638 in 1997, $945,316 in 1996 and $506,709 in 1995. Interest expense for 1997 consisted primarily of line of credit interest expense of $91,679 (see Note 7 of Notes to GalaGen's audited Financial Statements included herewith) and convertible debt interest expense of $82,459 (see Note 8 of Notes to GalaGen's audited Financial Statements included herewith). Interest expense for 1996 was due primarily to warrants valued at $768,064 which were issued to guarantors of a line of credit for GalaGen and to purchasers of GalaGen's promissory notes and to interest over a period of approximately three months on the convertible promissory notes (the "GalaGen Convertible Promissory Notes") issued by GalaGen. The Convertible Promissory Notes converted into GalaGen common stock upon the closing of the Offering. Interest expense for 1995 related primarily to interest on the GalaGen Convertible Promissory Notes.

         EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT. The extraordinary gain on extinguishment of debt of $605,421 in 1995 related to certain debt reduction settlements negotiated in connection with the termination of GalaGen's transgenics program (see Note 12 of the Notes to GalaGen's audited Financial Statements included herewith).

         PREFERRED STOCK DIVIDEND. The preferred stock dividend of $7,296,844 in 1996 related to the value of additional GalaGen common stock received by the holders of GalaGen Convertible Promissory Notes, Series E and Series E Preferred Stock upon the conversion of such securities into Common Stock at the closing of the Offering (the Convertible Promissory Notes converting first into Series D Preferred Stock which in turn converted immediately into GalaGen common stock at the closing). The GalaGen Convertible Promissory Notes and the Series D and Series E Preferred Stock


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provide that their conversion prices be automatically adjusted to reflect the lower of their currently effective conversion price or 70% of the Offering price.

         THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

         GENERAL. The net loss applicable to common stockholders decreased $404,062 or 31.5%, for the three months ended September 30, 1998 to $878,881 from $1,282,943 for the same period in 1997. The decrease was due primarily to decreased research and development expense, including the receipt of a fee of $250,000 in September 1998 relating to the re-licensing of previously licensed technology, offset by increased selling, general and administrative expense. As described above, GalaGen entered into the GalaGen Marketing Agreement with the Company regarding critical care enteral nutrition products. As part of these transactions, GalaGen commenced selling critical care enteral nutrition products beginning September 1, 1998. The sales and marketing group from the Company has joined GalaGen, effective September 1, 1998, to provide continuity in the marketing and selling operations. The marketing agreement will remain effective until the earlier of the purchase transaction being approved by the Company's shareholders, which is expected in late 1998, or December 31, 1998. During this interim marketing phase, GalaGen is purchasing inventory from the Company, at the Company's cost, and paying the Company certain administrative expenses, depending upon the sales volume that GalaGen generates, and certain fixed operating expenses. GalaGen expects that upon the closing of the purchase agreement, the ongoing selling, general and administrative expenses associated with these products will decrease.*

         REVENUES. For the three months ended September 30, 1998, revenues of $160,890 consisted of sales of GalaGen's recently acquired critical care enteral nutrition products and formulas or approximately $141,000, and sales of GalaGen's Proventra-TM- for use in Basics Plus of approximately $20,000.

         COST OF GOODS SOLD. For the three months ended September 30, 1998, cost of goods sold were $60,447, which consisted of approximately $50,000 relating to the critical care enteral nutrition products and $10,000 relating to Proventra-TM- for use in Basics Plus.

         RESEARCH AND DEVELOPMENT EXPENSES. Expenses for research and development decreased $666,547, or 73.9%, to $235,736 for the three months ended September 30, 1998 from $902,283 for the three months ended September 30, 1997. The decrease was due primarily to a fee of $250,000 received in September 1998 relating to the re-licensing of previously licensed technology which was netted against research and development expense. In addition, personnel and related expense decreased approximately $246,000, clinical trial expenses associated with GalaGen's terminated pharmaceutical products decreased approximately $141,000 and other pharmaceutical research related expenses decreased approximately $30,000.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $239,092, or 54.8%, to $675,765 for the three months ended September 30, 1998 from $436,673 for the same period in 1997. The increase was due to increased marketing expenses of approximately $176,000 associated with GalaGen's consumer product development, increased critical care nutrition sales personnel expenses of approximately $43,000 and increased administrative and operating expenses of approximately $20,000 associated with the GalaGen Marketing Agreement.

         INTEREST INCOME. Interest income decreased to $42,928 for the three months ended September 30, 1998 from $96,664 for the three months ended September 30, 1997. This $53,736 decrease, or 55.6%, is attributable to GalaGen's decreased level of investable funds.

         INTEREST EXPENSE. Interest expense was $110,751 for the three months ended September 30, 1998 and $40,651 for the three months ended September 30, 1997. The interest expense for the third quarter in 1998 consisted of approximately $100,000 of amortization expense associated with GalaGen's convertible debentures (see Note 7 of the Notes to GalaGen's unaudited Financial Statements included herewith), approximately $7,000 of accrued interest expense on the outstanding convertible debentures and approximately $3,000 of other interest expense. Interest expense in 1997 was due to GalaGen's note payable (see Note 8 of the Notes to GalaGen's unaudited Financial Statements included herewith) and the amortization of the valuation of the associated warrants.

         NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

         GENERAL. The net loss applicable to common stockholders decreased $614,686 or 14.2%, to $3,701,751 for the nine months ended September 30, 1998 from $4,316,437 for the nine months ended September 30, 1997. The decrease was primarily due to decreased research and development expense offset by increased interest expense and increased general and administrative expense.

         REVENUES. For the nine months ended September 30, 1998 revenues of $173,699 consisted of sales of GalaGen's recently acquired critical care enteral nutrition products and formulas of approximately $141,000, and sales of the GalaGen's Proventra-TM- for use in Basics Plus of approximately $32,000.

         COST OF GOODS SOLD. For the nine months ended September 30, 1998, cost of goods sold were $66,852, which consisted of approximately $50,000 relating to the critical care enteral nutrition products and approximately $17,000 relating to Proventra-TM- for use in Basics Plus.

         RESEARCH AND DEVELOPMENT EXPENSES. Expenses for research and development decreased $1,403,604, or 45.9%, to $1,654,245 for the nine months ended September 30,1998 from $3,057,849 for the nine months ended September 30, 1997. Approximately $585,000 of the decrease was due to decreased associated personnel expenses, decreased development and clinical trial expenses associated with a terminated pharmaceutical product of approximately $514,000, a fee of $250,000 received in September 1998 relating to the re-licensing of previously licensed technology which was netted against research and development expense and decreases in other pharmaceutical research, quality and procurement expenses of approximately $212,000. These decreases were offset by increased expenses associated with nutritional products of approximately $87,000 and increased clinical expense for a terminated pharmaceutical product of approximately $70,000.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $351,064, or 22.7%, to $1,896,832 for the nine months ended September 30, 1998 from $1,545,768 for the nine months ended September 30, 1997. The increase was due to increased marketing related expenses of approximately $307,000 associated with GalaGen's consumer product development, increased administrative personnel expense of approximately $59,000, increased critical care nutrition sales personnel expense of approximately $43,000 and increased administrative and operating expenses of approximately $20,000 associated with the GalaGen Marketing Agreement offset by decreased outside service expenses of approximately $78,000.

         INTEREST INCOME. Interest income decreased to $235,204 for the nine months ended September 30, 1998 from $327,831 for the nine months ended September 30, 1997. This $92,627 decrease, or 28.3%, is attributable to the decreased level of investable funds offset by a slightly increased earnings rate.

         INTEREST EXPENSE. Interest expense was $492,725 for the nine months ended September 30, 1998 and $40,651 for the nine months ended September 30, 1997. The interest expense in 1998 consisted of approximately $356,000 of amortization expense associated with GalaGen's convertible debentures (see Note 7 of the Notes to GalaGen's unaudited Financial Statements included herewith), approximately $37,000 of accrued interest expense on the outstanding convertible debentures, approximately $97,000 of interest expense associated with the Company's note payable (see Note 8 in Notes to Financial Statements) and approximately $3,000 of other interest expense. Interest expense in 1997 was due to GalaGen's note payable (see Note 8 of the Notes to GalaGen's unaudited Financial Statements included herewith) and the amortization of the valuation of the associated warrants.

         LIQUIDITY AND CAPITAL RESOURCES

         GENERAL. GalaGen was incorporated in March 1992. On July 24, 1992, Procor, GalaGen's predecessor, was merged with and into GalaGen (the "ProcorGalaGen Merger"). At the time of the ProcorGalaGen Merger, Procor was a wholly owned subsidiary of Land O'Lakes. Since GalaGen's inception through September 30, 1998, investments in GalaGen have totaled approximately $53.1 million, including approximately $7.1 million of intercompany obligations payable to Land O'Lakes which were forgiven and recorded as contributed capital at the time of the ProcorGalaGen Merger, $17.9 million from GalaGen's initial public offering (the "Offering"), after deducting underwriting discounts and offering expenses, and approximately $28.1 million from private placements of equity and convertible debt and from conversion of accrued interest on such debt and the exercise of stock options and warrants. GalaGen has invested funds received in the Offering and these private placements in investment grade, interest bearing obligations.

         FOR YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995. Cash used in operating activities decreased by $83,664, or 1.4%, in 1997 to $6,052,148 from $6,135,812 in 1996 and increased by $2,903,924, or 89.9%, in 1996 from
$3,231,888 in 1995. Cash used in operations went primarily to fund operating losses and was offset slightly by changes in operating assets and liabilities.

         GalaGen invested $13,276 in 1997 and $7,498,343 in 1996 in available-for-sale securities. GalaGen invested $215,320 in 1997 and $1,264,342 in 1996 in equipment and tenant improvements related to GalaGen's pilot plant manufacturing facility, the majority of which has been subsequently financed through the line of credit (see Note 7 of the Notes to GalaGen's audited Financial Statements included herewith). GalaGen invested $63,685 in 1997, $193,012 in 1996 and $36,311 in 1995 in lab equipment, computer equipment and software and furniture used primarily to support GalaGen's operations.

         GalaGen's seven-year operating lease for manufacturing equipment is in effect through 2003 and requires future annual minimum payments of approximately $140,000. Additionally GalaGen's five-year lease agreement with Land O' Lakes for specified manufacturing space is in effect through June 2001 and requires future annual minimum payments of approximately $86,000 (see Note 10 of the Notes to GalaGen's audited Financial Statements included herewith).

         GalaGen anticipates that its existing resources and interest thereon will be sufficient to satisfy its anticipated cash requirements through approximately the first quarter of 1999. GalaGen's working capital and capital requirements will depend upon numerous factors, including the progress of GalaGen's market research, product development and marketing and distribution for nutritional products in addition to the clinical trials, research and development programs and the timing of and cost of obtaining regulatory approvals and marketing activities for pharmaceutical products. GalaGen's capital requirements also will depend on the levels of resources devoted to the development of manufacturing capabilities, technological advances, the status of competitive products and the ability of GalaGen to establish strategic alliances to provide funding to GalaGen for research, development and marketing.

         GalaGen expects to incur substantial additional research and development and other costs, including costs related to clinical studies and marketing activities for both nutritional and pharmaceutical products. Capital expenditures may be necessary to obtain licensure of the existing pilot plant facility and to establish additional commercial scale manufacturing facilities. GalaGen will need to raise substantial additional funds for longer-term product development, manufacturing and marketing activities that may be required in the future. GalaGen's ability to continue funding its planned operations beyond the first quarter of 1999 is dependent upon its ability to generate product revenues or to obtain additional funds through equity or debt financing, strategic alliances, license agreements or from other financing sources. A lack of adequate revenues or funding could eventually result in the insolvency or bankruptcy of GalaGen. At a minimum, if adequate funds are not available, GalaGen may be required to delay or to eliminate expenditures for certain of its product development efforts or to license to third parties the rights to commercialize products or technologies that GalaGen would otherwise seek to develop itself. Because of GalaGen's significant long-term capital requirements, it may seek to raise funds when conditions are favorable, even if it does not have an immediate need for such additional capital at such time. If GalaGen has not raised funds prior to such time as GalaGen's needs for funding become immediate, GalaGen may be forced to raise funds when conditions are unfavorable which could result in substantial dilution to GalaGen's current stockholders.

         FOR NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997. Cash used in operating activities decreased by $2,515,918, or 48.1%, for the nine months ended September 30, 1998 to $2,715,573 from $5,231,491 for the same period in 1997. Cash used in operations for the nine month period ended September 30, 1998 went primarily to fund operating losses, and for the same period in 1997 cash was used to fund operating losses and for repayment of current liabilities.

         For the nine months ended September 30, 1998 GalaGen redeemed $5,128,180 of its available for-sale securities. GalaGen invested $34,178 in equipment related to GalaGen's pilot plant manufacturing facility for the nine months ended September 30, 1998. For the same period in 1997 GalaGen invested $210,036 in equipment and tenant improvements related to the pilot plant manufacturing facility and $63,355 in lab equipment, computer equipment and software and furniture used primarily to support GalaGen's operations.

         GalaGen anticipates that its existing resources and interest thereon will be sufficient to satisfy its anticipated cash requirements through approximately the third quarter of 1999.* GalaGen's working capital and capital requirements will depend upon numerous factors, including the progress of GalaGen's market research, product development and ability to obtain partners with the appropriate manufacturing, sales, distribution and marketing capabilities.* GalaGen's capital requirements also will depend on the levels of resources devoted to the development of manufacturing capabilities, technological advances, the status of competitive products and the ability of GalaGen to establish partners or strategic alliances to provide funding to GalaGen for certain manufacturing, sales, product development and marketing activities.*

         GalaGen expects to incur substantial additional product development and other costs, including costs related to clinical studies and marketing activities.* Capital expenditures may be necessary to obtain licensure of the existing pilot plant facility and to establish additional commercial scale manufacturing facilities.* GalaGen will need to raise substantial additional funds for longer-term product development, manufacturing and marketing activities that may be required in the future. GalaGen's ability to continue funding its planned operations beyond the third quarter of 1999 is dependent upon its ability to generate product revenues or to obtain additional funds through equity or debt financing, strategic alliances, license agreements or from other financing sources.* A lack of adequate revenues or funding could eventually result in the insolvency or bankruptcy of GalaGen.* At a minimum, if adequate funds are not available, GalaGen may be required to delay or to eliminate expenditures for certain of its product development efforts or to license to third parties the rights to commercialize products or technologies that GalaGen would otherwise seek to develop itself.* Because of GalaGen's significant long-term capital requirements, it may seek to raise funds when conditions are favorable, even if it does not have an immediate need for such additional capital at such time.* If GalaGen has not raised funds prior to such time as GalaGen's needs for funding become immediate, GalaGen may be forced to raise funds when conditions are unfavorable which could result in substantial dilution to GalaGen's current stockholders.*

YEAR 2000

         GalaGen began the process of assessing its risks associated with Year 2000 date conversion in early 1998. This assessment included three main areas:
1.) the business hardware and software applications, mainly certain accounting applications and office network, 2.) the manufacturing facilities and 3.) the external business partners or suppliers. After GalaGen completed its assessment, it concluded that the Year 2000 risk was focused mainly in the area of its business computer hardware and computer software applications. GalaGen has addressed this issue by authorizing the installation of new network server hardware and software, specifically for its accounting applications and office network. This process has begun and is anticipated to be completed in late 1998 with costs of approximately $50,000. GalaGen has contracted this work out to outside parties. The manufacturers of the hardware and software have guaranteed Year 2000 compliance for their products. In planning for the worst case scenarios, we have addressed this issue in the plan. GalaGen believes that its hardware and software systems for its business will be operational for Year 2000, but it may experience isolated incidences of non-compliance.* GalaGen's manufacturing facility, completed and operational in mid 1997, has been Year 2000 compliant since inception and no further work is necessary. GalaGen has identified its key business partners and has started to assess their readiness for Year 2000 and mitigate the risk to GalaGen if they are not Year 2000 compliant. If certain vendors are unable to deliver product on a timely basis due to their own Year 2000 issues, GalaGen anticipates that there will be other companies who will be able to deliver product on a timely basis. GalaGen also recognizes the risks if other key suppliers in utilities, communications, banking and government are not ready for Year 2000, but does not believe GalaGen will be materially adversely impacted.* GalaGen is currently in the process of developing its contingency plans for each of its three main areas and should have them completed in early 1999.*

MARKET PRICE AND DIVIDEND DATA OF GALAGEN

         GalaGen's common stock has traded on the Nasdaq National Market under the symbol GGEN since its initial public offering in March 1996. The following table sets forth, for the periods indicated, the reported high and low sale prices of GalaGen's common stock on the Nasdaq National Market for the periods indicated, as reported by the Nasdaq National Market.


   YEAR                     QUARTER                    HIGH         LOW
----------    -----------------------------------   ----------   ---------
   1996       First (from March 27, 1996)               10.750      10.000
   1996       Second                                    10.375       7.125
   1996       Third                                      7.500       3.813
   1996       Fourth                                     6.125       4.000
   1997       First                                      4.625       1.750
   1997       Second                                     3.250       2.000
   1997       Third                                      2.750       2.000
   1997       Fourth                                     2.375       1.500
   1998       First                                      2.250        .844
   1998       Second                                     2.813       1.563
   1998       Third                                      4.000       1.750


         GalaGen has never declared or paid any cash dividends on its common stock. GalaGen currently does not anticipate paying any cash dividends in the foreseeable future. On December 3, 1998, the last reported sale price per share of GalaGen's common stock was $1.9063.

RISK FACTORS

         Certain statements made in this Proxy Statement, including those indicated by an asterisk above (some of which are summarized below), are forward-looking statements that involve risks and uncertainties, and actual results may differ. Factors that could cause actual results to differ include those identified below.

         GENERAL

         GalaGen's ability to satisfy its anticipated cash requirements through approximately the first quarter of 1999 for its working capital and capital requirements will depend upon numerous factors, including the progress of GalaGen's research and development programs, clinical trials, the timing and cost of obtaining regulatory approvals, marketing activities and its ability to secure strategic alliances. GalaGen's capital requirements also will depend on the levels of resources devoted to the development of manufacturing capabilities, technological advances, the status of competitive products and the ability of GalaGen to establish strategic alliances to provide funding for research, development and marketing. GalaGen's ability to continue funding its planned operations beyond the first quarter of 1999 is dependent upon its ability to obtain additional funds through product revenues, equity or debt financing, strategic alliances, license agreements or from other financing sources. A lack of adequate funding could eventually result in the insolvency or bankruptcy of GalaGen. At a minimum, if adequate funds are not available, GalaGen may be required to delay or to eliminate expenditures for certain of its product development efforts or to license to third parties the rights to commercialize products or technologies that GalaGen would otherwise seek to develop itself. Because of GalaGen's significant long term capital requirements, it may seek to raise funds when conditions are favorable, even if it does not have an immediate need for such additional capital at such time. If GalaGen has not raised funds prior to such time as GalaGen's needs for funding become immediate, GalaGen may be forced to raise funds when conditions are unfavorable which could result in significant dilution of GalaGen's current stockholders.

         Although at its inception GalaGen entered into a letter of intent with Land O'Lakes to enter into discussions regarding a strategic alliance for the commercialization of functional food products, no such discussions are currently underway. GalaGen intends to form additional strategic alliances that will leverage its technology to bring products to market, including alliances for marketing, manufacturing and distribution for all of its products. There are no assurances, however, that GalaGen will be able to form such strategic alliances. Without such alliances, GalaGen may not have the financial resources necessary to continue the development of certain, if not all, nutritional and pharmaceutical products.

         NUTRITIONAL PRODUCTS

         GalaGen, like any manufacturer of products that are designed to be ingested, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. In the event that GalaGen does not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on GalaGen. GalaGen is not currently a named defendant in any product liability lawsuit. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding GalaGen's insurance coverage could have a material adverse effect on GalaGen.

         GalaGen will be highly dependent upon consumers' perception of the safety and quality of its products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on GalaGen, regardless of whether such reports are scientifically supported and regardless of whether the harmful effects would be present at the dosages recommended for such products.

         Although the ingredients in GalaGen's products have a long history of human consumption, some of GalaGen's products may contain innovative ingredients or combinations of ingredients. Although GalaGen believes all of its potential products will be safe when taken as directed by GalaGen, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although GalaGen performs research and/or tests the formulation and production of its products, it will sponsor only limited clinical studies or rely on other outside published data.

         The nutritional products area is highly competitive with many large nationally known manufacturers and many smaller manufacturers and marketers of nutritional products. GalaGen currently knows of no other company that is developing or marketing a product that incorporates antibody technology combined with active cultures and other ingredients. Potential competitors, however, could be larger than GalaGen, have greater access to capital and may be better able to withstand volatile market conditions. Moreover, because the nutritional products industry generally has low barriers to entry, additional competitors could enter the market at any time. In that regard, although the nutritional products industry to date has been characterized by many relatively small participants, there can be no assurance that national or international companies (which may include pharmaceutical companies or other suppliers to mass merchandisers) will not seek to enter or to increase their presence in this industry. Increased competition in the industry could have a material adverse effect on GalaGen.

         Market and related data (including, without limitation, information as to the dollar amount of retail sales for the nutritional beverage market) were obtained from Frost & Sullivan, a competitive-market analysis firm. GalaGen has not independently verified the accuracy of such information, and, in any event, the methodology typically used in compiling market and related data means that such data is subject to inherent uncertainties and estimations. As a result, there can be no assurance as to the accuracy or completeness of the market and other similar information (including information as to sales) appearing in this Proxy Statement.

         GalaGen believes that its pilot plant will meet the anticipated requirements for the production of nutritional products and believes that contract manufacturers would be available to increase its production capacity quickly, if required. However, given the limited manufacturing experience of GalaGen in nutritional products, no assurance can be given that GalaGen will be successful in producing acceptable product on a commercial scale and at acceptable costs in its pilot plant facility. GalaGen's nutritional products will be regulated by MDA under the appropriate license.

         GalaGen also expects to incur further product development and marketing research expenses and outside legal expenses in 1998 associated with the further development of certain consumer nutritional and clinical nutritional products. GalaGen's product development length and cost is dependent upon, to a certain degree, results of GalaGen's market research which may give GalaGen certain indications of whom GalaGen's target customers may be and what types of products they may desire.

         PHARMACEUTICAL PRODUCTS

         Diffistat-G will require additional research and development and further extensive clinical testing and regulatory approval prior to any commercial sales. There can be no assurance that clinical testing of any of GalaGen's products will be completed successfully within any specified time period, if at all, or that a partner will be found with adequate resources to fund further clinical testing or research and development if needed. Time required for completion of trials may be affected by the rate at which patients meeting trial criteria can be found and enrolled. Moreover, GalaGen or the FDA may suspend clinical trials at any time if the subjects or patients participating in such trials are thought to be exposed to unacceptable health risks. Although GalaGen believes that its products are safe, there can be no assurance that GalaGen will not encounter problems in clinical trials which will cause GalaGen or the FDA to suspend clinical trials or which will result in delays in GalaGen's clinical trials. GalaGen's human clinical trials were preceded by preclinical testing in animals, and

GalaGen is continuing to conduct additional animal studies as part of its development program. Such testing may not be predictive of the results seen in humans.

         GalaGen believes that certain of its products in development may face a shorter and less expensive path to regulatory approval than many other biopharmaceutical products. Factors that GalaGen believes may result in a shorter and less expensive path include the favorable safety profile of GalaGen's products and that multiple products can be manufactured by GalaGen using a single, proprietary manufacturing process and facility, and as a result will not require separate investments in manufacturing facilities or process techniques. However, GalaGen is still at an early stage of product development. GalaGen does not have the approval of the FDA for the sale of any products, nor is GalaGen aware of any other FDA approved biologic based on bovine colostrumderived polyclonal antibody technology for the human health care market. GalaGen's products will require significant laboratory and clinical testing, additional development and investment prior to commercialization. There can be no assurance that any of GalaGen's product development efforts will be successful or that any candidate products will prove to be safe and effective in clinical trials and receive necessary regulatory approvals. Even if GalaGen is able to develop products that receive required regulatory approvals, there can be no assurance that any such products will achieve market acceptance and be commercially successful.

         GalaGen believes that its pilot plant will meet the anticipated requirements for the production of pharmaceutical products, either for sale or clinical requirements, in 1998 and believes that contract manufacturers would be available to increase its production capacity quickly, if required. GalaGen does not anticipate that it will need to fully validate the facility for pharmaceutical purposes in 1998. To successfully establish commercial pharmaceutical manufacturing capacity, GalaGen will have to scale up its manufacturing processes and demonstrate the ability to consistently manufacture a clinically safe pharmaceutical product. Given the limited manufacturing experience of GalaGen in pharmaceutical products, no assurance can be given that GalaGen will be successful in producing acceptable product on a commercial scale and at acceptable costs in its pilot plant facility. GalaGen's pharmaceutical products will be regulated by FDA as human biologics, respectively, and its manufacturing facility may have to be operational prior to its potential partner completing required pivotal clinical trials.

         The human pharmaceutical and biotechnology industries are subject to intense competition as well as rapid and significant technological change. GalaGen expects that the human pharmaceutical and biotechnology industries will continue to experience rapid technological development which may render GalaGen's processes and products noncompetitive or obsolete. GalaGen is also aware of companies which are developing products that will compete for the same disease markets as several of GalaGen's products. Many of these competitors, or potential competitors, either alone or through collaborative arrangements with large pharmaceutical companies or academic institutions, have significantly greater financial, human and other resources and greater expertise in research and development, testing, manufacturing, marketing and distribution than GalaGen. Consequently, these competitors may succeed in developing, obtaining patent protection for, or commercializing technologies and products that are more effective, easier to use or less expensive than those GalaGen is developing.

                                   PROPOSAL 4:
             AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION

         Article I of the Articles of Incorporation currently provides that the name of the Company is Nutrition Medical, Inc. The Board of Directors has approved an amendment to the Articles of Incorporation changing the corporate name of the Company to NM Holdings, Inc., and recommends the adoption of this amendment by the shareholders of the Company. The Board of Directors believes that the corporate name of the Company should be changed to accurately reflect the Company's intention to utilize the net proceeds of the ZEVEX Transaction and the GalaGen Transaction to pursue other business opportunities as discussed in "Additional Information About the ZEVEX Transaction and the GalaGen Transaction--Plans for the Company After the ZEVEX Transaction and the GalaGen Transaction." THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present, in person or by proxy, at the Annual Meeting is required for the approval of the amendment to the Articles of Incorporation.


                                   PROPOSAL 5:
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ended December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception.

         The consolidated financial statements of the Company as of December 31, 1997 and December 31, 1996, and for each of the years in the two-year period ended December 31, 1997, included in this Proxy Statement, have been audited by Ernst & Young LLP, independent auditors.

         Representatives of Ernst & Young LLP will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present, in person or by proxy, at the Annual Meeting is required for the ratification of Ernst & Young LLP as independent auditors of the Company.

                                  OTHER MATTERS

         As of this date, the Board of Directors does not know of any business to be brought before the Annual Meeting other than as specified above. However, if any matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Because the Company has delayed its 1998 Annual Meeting of Shareholders and is unable to set a date for next year's annual meeting that is based on the Company's 1998 Annual Meeting of Shareholders, the date by which proposals of shareholders must be received by the Company for inclusion in the Company's proxy materials relating to its 1999 Annual Meeting of Shareholders has not been determined. The Company intends to provide such date to its shareholders at a later date in its Quarterly Report on Form 10-Q or some other appropriate filing.

                              AVAILABLE INFORMATION

         The Company, ZEVEX and GalaGen are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and each such party, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington, D.C. address at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov.

                            INDEX TO FINANCIAL STATEMENTS


NUTRITION MEDICAL, INC.:

NUTRITION MEDICAL, INC. UNAUDITED FINANCIAL STATEMENTS

Statements of Operations -- Three and Nine Months Ended September 30, 1998 and 1997. . . . . . F-3

Balance Sheets -- September 30, 1998 and December 31, 1997 . . . . . . . . . . . . . . . . . . F-4

Statements of Cash Flows -- Nine Months Ended September 30, 1998 and 1997. . . . . . . . . . . F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

NUTRITION MEDICAL, INC. AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9

Balance Sheets -- December 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . F-10

Statements of Operations -- Years Ended December 31, 1997 and 1996 . . . . . . . . . . . . . . F-11

Statement of Shareholders' Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-12

Statements of Cash Flows  -- Years Ended December 31, 1997 and 1996. . . . . . . . . . . . . . F-13

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-14

GALAGEN INC.:

GALAGEN INC. UNAUDITED FINANCIAL STATEMENTS

Balance Sheets -- September 30, 1998 and December 31, 1997 . . . . . . . . . . . . . . . . . . F-24

Statements of Operations -- Three and Nine Months Ended September 30, 1998 and 1997
    and for the period from November 17, 1987 (inception) through September 30, 1998 . . . . . F-25

Statements of Cash Flows -- Nine Months Ended September 30, 1998 and 1997 and for the period
    November 17, 1987 (inception) through September 30, 1998 . . . . . . . . . . . . . . . . . F-26

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-27

GALAGEN INC. AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-30

Balance Sheets -- December 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . F-31

Statements of Operations -- Years Ended December 31, 1997, 1996 and 1995 and for the period from November 17, 1987 (inception) to December 31, 1997. . . . . . . . . . . . . . . . . . F-32


                                       F-1

Statement of Changes in Stockholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . F-33

Statements of Cash Flows  -- Years Ended December 31, 1997, 1996 and 1995 and for the
    period from November 17, 1987 (inception) to December 31, 1997 . . . . . . . . . . . . . . F-39


Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-40


                             NUTRITION MEDICAL, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                               -------------------------------   -------------------------------
                                                                     THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                       SEPTEMBER 30,
                                                               -------------------------------   -------------------------------
                                                                    1998                 1997         1998                 1997
                                                               -----------         -----------   -----------         -----------
Net sales...............................................       $   830,339         $ 1,250,646   $ 3,691,817         $ 2,695,056
Cost of goods sold......................................           579,894             863,859     2,464,762           1,838,455
                                                               -----------         -----------   -----------         -----------
Gross profit............................................           250,445             386,787     1,227,055             856,601
Operating expenses:
   Selling, general and administrative..................           577,734             699,904     1,531,089           1,795,593
   Research and development.............................            19,003              88,710        76,027             324,135
                                                               -----------         -----------   -----------         -----------
                                                                   596,737             788,614     1,607,116           2,119,728
                                                               -----------         -----------   -----------         -----------
Operating income (loss).................................          (346,292)           (401,827)     (380,061)         (1,263,127)
Other income (expense):
   Interest expense.....................................           (57,742)            (51,243)     (168,183)           (142,388)
   Interest income......................................            24,135              22,066        65,992             109,124
                                                               -----------         -----------   -----------         -----------
                                                                   (33,607)            (29,237)     (102,191)            (33,264)
                                                               -----------         -----------   -----------         -----------
Loss from continuing operations.........................          (379,899)           (431,064)     (482,252)         (1,296,391)
Discontinued operations:
   Income (loss) from discontinued
   operations...........................................            (5,784)            (27,985)       25,245             (71,248)
                                                               -----------         -----------   -----------         -----------
Net income (loss).......................................       $  (385,683)        $  (459,049)  $  (457,007)        $(1,367,639)
                                                               -----------         -----------   -----------         -----------
                                                               -----------         -----------   -----------         -----------
Loss per share data (basic and diluted):
   Loss from continuing operations......................             (0.28)              (0.31)        (0.35)              (0.96)
   Income (loss) from discontinued
   operations...........................................             (0.00)              (0.02)         0.02               (0.05)
Net loss per share......................................       $     (0.28)        $     (0.33)  $     (0.33)        $     (1.01)
                                                               -----------         -----------   -----------         -----------
                                                               -----------         -----------   -----------         -----------
Weighted average number of shares outstanding...........         1,364,001           1,363,756     1,364,001           1,352,814


                 See accompanying notes to financial statements

                             NUTRITION MEDICAL, INC.
                                 BALANCE SHEETS

                                                                                   --------------------------------
                                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                                       1998                1997
                                                                                   --------------------------------
                                                                                   (Unaudited)
Assets
Current assets
   Cash and cash equivalents...................................................    $  2,151,718        $  1,647,482
   Accounts receivable, less allowance of $53,986 in 1998 and $31,500 in 1997..         398,230           1,140,020
   Inventories.................................................................         784,513           1,615,165
   Prepaid expenses............................................................          30,883              51,401
                                                                                   ------------        ------------
     Total current assets......................................................       3,365,344           4,454,068
Equipment and office furniture, net............................................       1,049,677           1,179,200
                                                                                   ------------        ------------
     Total assets..............................................................    $  4,415,021        $  5,633,268
                                                                                   ------------        ------------
                                                                                   ------------        ------------

Liabilities and shareholders' equity Current liabilities:
   Accounts payable............................................................    $    270,552        $    827,007
   Accrued lease costs.........................................................              --              66,600
   Accrued payroll.............................................................         185,962             158,298
   Accrued expenses............................................................         148,021             482,044
                                                                                   ------------        ------------
     Total current liabilities.................................................         604,535           1,533,949
Subordinated note payable, including accrued interest..........................       1,957,117           1,788,934

Shareholders' equity:
   Undesignated Preferred Stock, $.04 par value:
     Authorized shares - 1,250,000
     Issued and outstanding shares - none......................................              --                  --
   Common Stock, $.04 par value:
     Authorized shares - 5,000,000 shares
     Issued and outstanding shares - 1,364,001 - 1998; 1,364,006 - 1997........          54,560              54,560
Paid-in capital................................................................       8,706,435           8,706,444
Accumulated deficit............................................................      (6,907,626)         (6,450,619)
                                                                                   ------------        ------------
     Total shareholders' equity................................................       1,853,369           2,310,385
                                                                                   ------------        ------------
       Total liabilities and shareholders' equity..............................    $  4,415,021        $  5,633,268
                                                                                   ------------        ------------
                                                                                   ------------        ------------



                 See accompanying notes to financial statements

                             NUTRITION MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  --------------------------------
                                                                                      1998                1997
                                                                                  ------------        ------------
OPERATING ACTIVITIES
Net loss......................................................................    $   (457,007)       $ (1,367,639)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Depreciation and amortization..............................................         237,464             516,481
   Reserve for bad debts......................................................          22,467                  --
   Changes in operating assets and liabilities:
     Accounts receivable......................................................         719,323            (745,225)
     Inventories..............................................................         830,652          (1,012,667)
     Prepaid expenses.........................................................          20,518            (111,123)
     Accounts payable.........................................................        (556,455)            592,658
     Accrued liabilities......................................................        (204,785)             65,090
                                                                                  ------------        ------------
       Net cash provided by (used in) operating activities....................         612,177          (2,062,425)
                                                                                  ------------        ------------

INVESTING ACTIVITIES
Proceeds from sale of short-term investments..................................              --           1,671,596
Purchase of goodwill..........................................................              --             (58,174)
Purchase of equipment and office furniture....................................        (107,941)           (275,042)
                                                                                  ------------        ------------
       Net cash provided by (used in) investing activities....................        (107,941)          1,338,380
                                                                                  ------------        ------------

FINANCING ACTIVITIES
Proceeds from issuance of common stock........................................              --               7,000
                                                                                  ------------        ------------
       Net cash provided by financing activities..............................              --               7,000
                                                                                  ------------        ------------
       Increase (decrease) in cash............................................         504,236            (717,045)
Cash and cash equivalents at beginning of period..............................       1,647,482           2,553,955
                                                                                  ------------        ------------
Cash and cash equivalents at end of period....................................    $  2,151,718        $  1,836,910
                                                                                  ------------        ------------
                                                                                  ------------        ------------

Supplemental disclosure of noncash investment and financing activities
Acquisition of a business:
   Issuance of note payable...................................................              --        $  1,593,750
   Issuance of stock..........................................................              --           3,206,250


                 See accompanying notes to financial statements

                              NUTRITION MEDICAL, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                    (UNAUDITED)

1.   BASIS OF PRESENTATION

     The condensed financial statements as of September 30, 1998 and for the three and nine-month periods ended September 30, 1998 and 1997 included in this Proxy Statement have been prepared by Nutrition Medical, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and related notes thereto for the year ended December 31, 1997 included in this Proxy Statement.

     The condensed financial statements presented herein as of September 30, 1998 and for the three and nine-month periods ended September 30, 1998 and 1997 are unaudited, but in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments and adjustments related to employee severance costs, necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

2.   DISCONTINUED OPERATIONS

     The Company announced in January 1998 its intention to discontinue its private label adult nutrition supplement business and signed an agreement (the "Agrilink Agreement") to transfer the business to Agrilink Foods, Inc. ("Agrilink") effective May 1, 1998. Pursuant to the terms of the Agrilink Agreement, the Company transferred its private label supplement business customer list and unused labels to Agrilink in return for cash plus royalty payments on adult nutrition supplement products sold to such customers for the two-year period commencing on May 1, 1998. This segment of the Company's business, active since late 1995, generated revenues of approximately $1.8 million in the first nine months of 1997 and $915,000 for the same period of 1998.

     The Company did not record any gain or loss arising from the closing of the transaction contemplated by the Agrilink Agreement. The cash received from Agrilink relates primarily to inventory and labels purchased by Agrilink which were sold at cost. The Company received $41,779 from the transfer of inventory and labels to Agrilink. In addition, the Company received $18,000 for artwork related to label stock, which was recorded as an offset to label stock written off as a result of this transaction. No amounts were recorded as future royalty payments. These amounts are being recorded as income upon receipt, as the amount of royalty and collection of these amounts is not assured beyond a reasonable doubt.

3.   REVERSE STOCK SPLIT

     The Board of Directors of the Company authorized a one-for-four reverse stock split effective June 10, 1998. As a result of the reverse stock split, the par value of the Company's common and preferred stock increased to $.04 per share, and the total number of authorized shares and outstanding shares were proportionately reduced. The total number of the outstanding shares of the Company's common stock, $.04 par value ("Common Stock"), decreased from 5,456,024 to 1,364,001. Comparative financial statements for the three and nine-month periods ended September 30, 1998 and 1997 have been restated to reflect the reverse stock split.

                               NUTRITION MEDICAL, INC.
                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                     (UNAUDITED)

4.   PRODUCT LINE SALES

AGREEMENT TO SELL THE PUMP AND PLASTIC DISPOSABLES PRODUCT LINE

     On July 27, 1998, the Company entered into an agreement with ZEVEX, Inc., a wholly-owned subsidiary of ZEVEX International, Inc. (the "ZEVEX Agreement"), to sell its pump and plastic disposables product line in exchange for $500,000 in cash and 115,000 shares of ZEVEX International, Inc. $.001 par value common stock (the "ZEVEX Shares").

     In connection with the execution of the ZEVEX Agreement, the Company and ZEVEX, Inc. entered into an exclusive marketing agreement dated July 27, 1998 (the "ZEVEX Marketing Agreement"). Pursuant to the terms of the ZEVEX Marketing Agreement, the Company granted ZEVEX, Inc. an exclusive domestic and worldwide license to market, sell, distribute and service enteral feeding pumps, delivery sets and enteral feeding tubes before the closing date of the transactions contemplated by the ZEVEX Agreement. The Company will purchase the products from product manufacturers for resale to ZEVEX, Inc. For each product sold by ZEVEX, Inc., pursuant to the ZEVEX Marketing Agreement, ZEVEX, Inc. will pay the Company the Company's actual cost of such products purchased by the Company for resale to ZEVEX, Inc., except for certain back orders of enteral feeding pumps, for which ZEVEX, Inc. has paid to the Company a nonrecurring royalty payment of $40,000 for sales of such pumps.

     The Company has entered into an agreement with Elan Pharma, Inc. ("Elan Pharma") and Elan International Services Ltd. ("Elan") to cancel the promissory note dated January 13, 1997 issued by the Company to Elan Pharma in connection with the Company's purchase of certain assets from Elan Pharma pursuant to an asset purchase agreement dated January 13, 1997 (which assets currently constitute the assets used in connection with the Company's pump and plastic disposables business) and to repurchase 213,750 shares of Common Stock held by Elan in exchange for $450,000 cash, the ZEVEX Shares and a three-year warrant to purchase 50,000 shares of Common Stock at a purchase price of $3.50 per share.

     The closing of the transactions contemplated by the ZEVEX Agreement is subject to certain closing conditions, including approval by the Company's shareholders. The Company expects that a shareholder meeting to approve the sale will occur in December 1998.

AGREEMENT TO SELL THE CRITICAL CARE NUTRITION PRODUCT LINE

     On September 1, 1998, the Company and GalaGen Inc. ("GalaGen") entered into an agreement (the "GalaGen Agreement") to sell certain of the assets of the Company used in connection with the Company's critical care nutrition business. In exchange, GalaGen will assume certain liabilities and pay to the Company a total purchase price of $831,000 consisting of $206,000 in cash and $625,000 worth of shares of common stock, $.01 par value, of GalaGen. GalaGen has also agreed to pay the Company a royalty equal to 9% of the net sales received by GalaGen for sales of the transferred critical care products (other than Glutasorb Ready to Use) in the United States that exceed (i) $5 million during the year ended December 31, 2000, (ii) $6 million during the year ended December 31, 2001, and (iii) $7.5 million during the year ended December 31, 2002. In addition, GalaGen has agreed to pay the Company an international royalty for sales by GalaGen of the transferred critical care products (other than Glutasorb Ready to Use) in all countries other than the United States and of Glutasorb Ready to Use in all countries other than the United States and certain other foreign countries equal to 5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the one year anniversary date of the closing of the transaction contemplated by the GalaGen Agreement and 2.5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending on the second anniversary date of the closing of the transaction contemplated by the GalaGen Agreement. The total purchase price is subject to certain adjustments as particularly set forth in the GalaGen Agreement.

                               NUTRITION MEDICAL, INC.
                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                     (UNAUDITED)


     In connection with the execution of the GalaGen Agreement, the Company and GalaGen entered into a marketing agreement pursuant to which the Company granted GalaGen the right to distribute the Company's critical care products on or before December 31, 1998 (unless terminated earlier) (the "GalaGen Marketing Agreement"). Under the GalaGen Marketing Agreement, the Company has agreed to purchase critical care products from product manufacturers for resale and shipment to GalaGen at a price to be paid by GalaGen equal to the Company's invoice price from the applicable product manufacturer, plus shipping, labor and other specified costs. In addition, GalaGen has agreed to pay the Company an additional amount equal to 15% of all of GalaGen's sales of such critical care products and reimburse the Company for certain other operating expenses.

     The closing of the transactions contemplated by the GalaGen Agreement is subject to certain closing conditions, including approval by the Company's shareholders. The Company expects that a shareholder meeting to approve the sale will occur in December 1998.

                            REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Nutrition Medical, Inc.

We have audited the accompanying balance sheets of Nutrition Medical, Inc. as of December 31, 1997 and 1996 and the related statements of operations, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutrition Medical, Inc. at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


                                                         /s/ Ernst & Young LLP




Minneapolis, Minnesota
February 20, 1998

                             NUTRITION MEDICAL, INC.

                                 BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                   --------------------------------
                                                                                      1997                1996
                                                                                   ------------        ------------
ASSETS
Current assets:
   Cash and cash equivalents...................................................    $  1,647,482        $  2,553,955
   Sort-term investments.......................................................              --           1,671,596
   Accounts receivable, less allowance of $31,500 in 1997 and $81,000 in 1996..       1,140,020             356,240
   Inventories.................................................................       1,615,165             460,115
   Prepaid expenses............................................................          51,401              34,039
                                                                                   ------------        ------------
Total current assets...........................................................       4,454,068           5,075,945
Equipment and office furniture, net............................................       1,179,200             132,369
                                                                                   ------------        ------------
Total assets...................................................................    $  5,633,268        $  5,208,314
                                                                                   ------------        ------------
                                                                                   ------------        ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable............................................................    $    827,007        $    269,037
   Accrued lease costs.........................................................          66,600              75,000
   Accrued payroll.............................................................         158,298              80,554
   Accrued expenses............................................................         482,044              84,487
                                                                                   ------------        ------------
Total current liabilities......................................................       1,533,949             509,078
Subordinated note payable, including accrued interest..........................       1,788,934                  --

Shareholders' equity:
   Undesignated Preferred Stock, $.01 par value:
     Authorized shares - 5,000,000
     Issued and outstanding shares - none......................................              --                  --
   Common Stock, $.01 par value:
     Authorized shares - 20,000,000 shares
     Issued and outstanding shares -  5,456,024 - 1997; 4,593,024 -1996........          54,560              45,930
   Paid-in capital.............................................................       8,706,444           6,943,287
   Accumulated deficit.........................................................      (6,450,619)         (2,289,981)
                                                                                   ------------        ------------
Total shareholders' equity.....................................................       2,310,385           4,699,236
                                                                                   ------------        ------------
Total liabilities and shareholders' equity.....................................    $  5,633,268        $  5,208,314
                                                                                   ------------        ------------
                                                                                   ------------        ------------

                             See accompanying notes

                             NUTRITION MEDICAL, INC.

                            STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                    1997               1996
                                                                 ------------        -----------
Net sales....................................................    $  4,104,601        $ 1,224,871
Cost of goods sold...........................................       2,811,443            539,440
                                                                 ------------        -----------
Gross profit.................................................       1,293,158            685,431
Operating expenses:
   Selling, general and administrative.......................       2,538,184          1,120,787
   Research and development..................................         627,438            245,280
   Goodwill amortization (and write-off).....................       1,853,936                 --
                                                                 ------------        -----------
                                                                    5,019,558          1,366,067
                                                                 ------------        -----------
Operating loss...............................................      (3,726,400)          (680,636)
Other income (expense):
   Interest expense..........................................        (195,184)            (4,075)
   Interest income...........................................         125,969             83,932
                                                                 ------------        -----------
                                                                      (69,215)            79,857
                                                                 ------------        -----------
Loss from continuing operations..............................      (3,795,615)          (600,779)
Discontinued operations:
   Loss from discontinued operations.........................        (365,023)          (158,233)
                                                                 ------------        -----------
Net loss ....................................................    $ (4,160,638)       $  (759,012)
                                                                 ------------        -----------
                                                                 ------------        -----------
Loss per share data (basic and diluted):
   Loss from continuing operations...........................    $       (.70)       $      (.14)
   Loss from discontinued operations.........................            (.07)              (.04)
                                                                 ------------        -----------
Net loss per share...........................................    $       (.77)       $      (.18)
                                                                 ------------        -----------
                                                                 ------------        -----------
Weighted average number of shares outstanding................       5,422,525          4,325,384
                                                                 ------------        -----------
                                                                 ------------        -----------

                             See accompanying notes

                             NUTRITION MEDICAL, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY

                                                     -------------------------
                                                         COMMON STOCK                  PAID IN        ACCUMULATED
                                                     -------------------------
                                                      SHARES            AMOUNT         CAPITAL          DEFICIT            TOTAL
                                                     ----------      ---------      -----------       ------------     -----------
Balance at December 31, 1995......................    3,105,524      $  31,055      $ 2,581,612       $ (1,530,969)    $ 1,081,698
   Issuance of Common Stock at $2.50 per share
   in June 1996...................................       50,000            500          124,500                 --         125,000
   Issuance of Common Stock at $3.50 per share
   in September 1996, net of offering costs.......    1,437,500         14,375        4,222,675                 --       4,237,050
   Value of warrants granted for services
   performed......................................           --             --           14,500                 --          14,500
   Net loss.......................................           --             --               --           (759,012)       (759,012)
                                                     ----------      ---------      -----------       ------------     -----------
Balance at December 31, 1996......................    4,593,024         45,930        6,943,287         (2,289,981)      4,699,236
   Issuance of Common Stock to purchase Elan
   product line...................................      855,000          8,550        1,754,887                 --       1,763,437
   Stock options exercised........................        8,000             80            8,270                 --           8,350
   Net loss.......................................           --             --               --         (4,160,638)     (4,160,638)
                                                     ----------      ---------      -----------       ------------     -----------
Balance at December 31, 1997......................    5,456,024      $  54,560      $ 8,706,444       $ (6,450,619)    $ 2,310,385
                                                     ----------      ---------      -----------       ------------     -----------
                                                     ----------      ---------      -----------       ------------     -----------

                             See accompanying notes

                             NUTRITION MEDICAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                               --------------------------------
                                                                                  1997                1996
                                                                               ------------        ------------
OPERATING ACTIVITIES
Net income                                                                     $ (4,160,638)       $   (759,012)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Amortization (and goodwill write-off)....................................      1,853,936                  --
   Depreciation.............................................................        331,854              25,600
   Reserve for bad debts....................................................        (49,500)             81,000
   Value of options and warrants granted for services performed.............             --              14,500
   Changes in operating assets and liabilities:
     Accounts receivable....................................................       (734,280)           (315,895)
     Inventories............................................................       (655,050)           (102,011)
     Prepaid expenses.......................................................        (17,362)            (28,310)
     Accounts payable.......................................................        557,970             (44,773)
     Accrued interest.......................................................        195,184                  --
     Accrued liabilities....................................................        466,901              41,529
                                                                               ------------        ------------
Net cash provided by (used in) operating activities.........................     (2,210,985)         (1,087,372)

INVESTING ACTIVITIES
Sale (purchase) of short-term investments...................................      1,671,596          (1,671,596)
Purchase of a business......................................................        (71,749)                 --
Purchase of equipment and office furniture..................................       (303,685)            (76,374)
                                                                               ------------        ------------
Net cash provided by (used in) investing activities.........................      1,296,162          (1,747,970)

FINANCING ACTIVITIES
Proceeds from issuance of Common Sstock.....................................          8,350           4,362,050
Payment on notes payable....................................................             --            (100,000)
                                                                               ------------        ------------
Net cash provided by financing activities...................................          8,350           4,262,050
                                                                               ------------        ------------

Decrease (increase) in cash.................................................       (906,473)          1,426,708
Cash at beginning of year...................................................      2,553,955           1,127,247
                                                                               ------------        ------------
Cash at end of year.........................................................   $  1,647,482        $  2,553,955
                                                                               ------------        ------------
                                                                               ------------        ------------

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES
Purchase of a business:
   Issuance of subordinated debt............................................   $  1,593,750        $         --
   Issuance of stock........................................................      1,763,437                  --

                             See accompanying notes

                               NUTRITION MEDICAL, INC.

                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1997

1.   NATURE OF OPERATIONS

     Nutrition Medical, Inc. (the "Company") develops and sells branded generic critical care nutrition products for the hospital/nursing home market, as well as private label nutrition products for sale through retail chains. The Company's products are manufactured using ingredients, formulas and processes comparable to those of national brand products. The Company currently has nine critical care nutrition products and intends to continue to expand its existing product lines. In early 1998, the Company announced its intention to discontinue its private label nutrition products. Accordingly, the results of operations of the segment have been classified as discontinued operations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents are available-for-sale, are carried at cost which approximates market and consist of money market funds.

SHORT-TERM INVESTMENTS

     Short-term investments are comprised of U.S. Treasury debt securities and are classified as available-for-sale. At December 31, 1996, the Company's cost of short-term investments approximated market value, with no resulting unrealized gains and losses recognized. Realized gains and losses and declines in value judged to be other than temporary are included in investment income along with interest and dividends.

INVENTORIES

     Inventories are valued at the lower of cost or market by the first-in, first-out (FIFO) method.

EQUIPMENT AND OFFICE FURNITURE

     Equipment and office furniture are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from three to seven years.

INCOME TAXES

     Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities.

REVENUE RECOGNITION

     The Company recognizes revenue at the time of shipment of the product. Provisions for estimated returns and allowances are accrued for at the time of sale.

                               NUTRITION MEDICAL, INC.

RESEARCH AND DEVELOPMENT COSTS

     All research and development costs are charged to operations as incurred.

RECLASSIFICATIONS

     Certain 1996 amounts have been reclassified to conform with the 1997 presentation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, but applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

NET LOSS PER SHARE

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, EARNINGS PER SHARE. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements.

3.   ACQUISITION

     On January 13, 1997, (the "Closing Date"), the Company executed an Asset Purchase Agreement (the "Agreement") whereby the Company acquired certain assets from Elan Pharma, Inc. ("Elan"), a U.S. subsidiary of Ireland-based Elan Corporation, plc. The assets purchased include inventory and fixed assets relating to the production of the enteral (tubal feeding) products (the "Acquired Products") of Elan as well as exclusive rights to manufacture and market the Acquired Products. In exchange for the Acquired Products and related assets, the Company issued Elan a subordinated promissory note in the amount of $3,000,000 (due in seven years along with interest accruing at three percent per annum) and 855,000 shares of the Company's common stock. The Agreement contains provisions which restrict Elan's ability to vote or sell the shares of common stock. Total value of the transaction was $3,428,936 after

                               NUTRITION MEDICAL, INC.

taking into consideration market interest rates on the note payable, a discounted valuation for the common stock due to restrictions, and $71,749 in acquisition expenses associated with the purchase.

     The Agreement contains a provision for the forgiveness of up to 100% of the promissory note based on the Company's future stock performance. The principal amount of the promissory note may be reduced on the fourth through seventh anniversaries of the closing date. The amount of the reduction will be determined by multiplying the number of shares sold by Elan during the respective year by one-half of the difference between the average sales price less $5 (year four), $6 (year five), $7 (year six) and $8 (year seven). A similar reduction, using an eight dollar threshold will be applied to shares remaining unsold at the end of the seventh anniversary of the closing date.

     Based upon management's estimates of asset values, taking into consideration market values and condition of the assets, as well as the estimated future cash flows from the Acquired Products, the following represents the allocation of the purchase price to the acquired assets, with the excess of the purchase price over the assets allocated to goodwill:

                     Inventory                   $   500,000
                     Manufacturing equipment         600,000
                     Leased pumps                    475,000
                     Goodwill                      1,853,936
                                                 -----------
                                                 $ 3,428,936
                                                 -----------
                                                 -----------

     Pro forma results of operations, as if the acquisition had taken place on January 1, 1996, for the twelve month period ended December 31, 1996 are shown below. Pro forma results are not necessarily indicative of the results to be expected for the full year or the results that would have been achieved if the acquisition had actually taken place on that date.

                          Pro Forma Statement of Operations
                 (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE)


                                                                 TWELVE-
                                                              MONTH PERIOD
                                                                 ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
    Net sales                                                 $      7,285
    Gross profit                                                     2,324
    Loss from continuing operations                                 (1,134)
    Discontinued operations                                           (158)
    Net loss                                                        (1,292)
    Loss per share data:                                             (0.25)
      Loss from continuing operations                                (0.22)
      Loss from discontinued operations                              (0.03)
      Net loss per share                                             (0.25)


                               NUTRITION MEDICAL, INC.

Pro forma results for the twelve-month period ended December 31, 1997 are not shown since the impact would not have been materially different from report results.

     Sales from Elan products dropped significantly in 1997 due to a number of factors. A number of Elan products were discontinued during 1997 and sales expectations through distributors did not meet Company expectations. As a result, the Company's market share of such products declined significantly during 1997. The Company took steps to stop the decline in its sales and market share in this product line, but management does not expect sales to recover to pre-1997 levels in the foreseeable future. Management reviewed an analysis of the undiscounted cash flows from the acquired business and concluded that the carrying value of goodwill had been impaired. As a result, the carrying value of goodwill on December 31, 1997 of approximately $1.5 million was written down to zero and the expense charged to continuing operations.

     In addition, the Company also wrote down the value of equipment for packaging infant formula $60,000. This amount was determined by comparing the carrying value of the equipment with the price the equipment would demand if sold as used equipment in the secondary market.

4.   DISCONTINUED OPERATIONS

     In January 1998, the Company announced its intention to discontinue its private label adult nutrition supplement business, which was introduced in late 1995.

     The decision to discontinue the private label adult nutrition supplement business was primarily due to low margins generated in this business and the high level of working capital needed to support this business. In 1997, this product line represented 35% of gross sales but only approximately 6.8% of gross profit, while at the same time requiring approximately $1.0 million in working capital to support its operations.

     This segment of the Company's business generated revenues of $2,213,000 and $1,777,000 in 1997 and 1996, respectively. Gross margins in this business were $95,000 and $166,000 in 1997 and 1996, respectively, while operating losses for the same periods were $365,023 and $158,000. At December 31, 1997, the Company had approximately $840,000 of accounts receivable and inventory on hand associated with the private label adult nutrition supplement business. The Company expects any gain (loss) on disposal of operations to be insignificant given current sales orders.

     In March 1998, the Company entered into an agreement with Agrilink Foods, Inc., under which the Company will transfer its private label adult nutrition supplement business to Agrilink effective May 1, 1998. As a part of this agreement, the Company will be receiving cash for various marketing and supply related items and royalty payments for two years on the sale of these products.

                               NUTRITION MEDICAL, INC.

5.   INVENTORIES

     Inventories consist of the following:

                                               DECEMBER 31,
                                        -------------------------
                                           1997          1996
                                        ------------   ----------
          Raw materials................ $    292,032   $   72,403
          Work in progress.............       63,313           --
          Finished goods...............    1,259,820      387,712
                                        ------------   ----------
                                        $  1,615,165   $  460,115
                                        ------------   ----------
                                        ------------   ----------

6.   EQUIPMENT AND OFFICE FURNITURE

     Equipment and office furniture consist of the following:


                                                                     DECEMBER 31,
                                                              -------------------------
                                                                  1997         1996
                                                              ------------   ----------
      Equipment and office furniture:
         Computer equipment................................   $    153,855   $  106,925
         Office furniture..................................        104,443       64,564
         Equipment, including pumps at customer sites......      1,303,268       11,392
                                                              ------------   ----------
                                                                 1,561,566      182,881
      Less accumulated depreciation........................        382,366       50,512
                                                              ------------   ----------
                                                              $  1,179,200   $  132,369
                                                              ------------   ----------
                                                              ------------   ----------

7.   NOTES PAYABLE

     Notes payable consist of the following:


                                                                                      DECEMBER 31,
                                                                               -------------------------
                                                                                  1997         1996
                                                                               ------------   ----------
Subordinated note payable, with a stated interest rate of 3% and interest...   $  1,593,750   $       --
imputed at 12%, due January 2004............................................
Accrued interest at the imputed 12% rate....................................        195,184           --
                                                                               ------------   ----------
                                                                               $  1,788,934   $       --
                                                                               ------------   ----------
                                                                               ------------   ----------

    In January 1997, the Company entered into a subordinated promissory note with Elan as a result of the acquisition of certain assets of Elan. Principal and interest associated with this note are due January 2004. This note is secured by the assets of the Company. For further discussion of the acquisition see Note 3.

                               NUTRITION MEDICAL, INC.

8.   LEASES

     The Company entered into an agreement, commencing October 6, 1996, to lease an office and warehouse facility in Minneapolis, Minnesota. The lease terminates on November 30, 2001, and requires the Company to pay its proportionate share of real estate taxes and operating expenses. The agreement allows for a five year renewal and a termination option after three years in the event the landlord is unable to provide additional space for the Company.

     Future minimum lease rental payments required under leases in excess of one year as of December 31, 1997 are as follows:

                                             1998       $  103,065
                                             1999           69,545
                                             2000           69,360
                                             2001           65,664
                                                        ----------
                                                        $  307,634
                                                        ----------
                                                        ----------

     Total rent expense under operating leases for the years ended December 31, 1997 and 1996 was $90,383 and $48,989, respectively.

9.   INCOME TAXES

     At December 31, 1997 and 1996, the Company had net operating loss carryforwards for tax purposes of approximately $3,601,000 and $2,040,000, respectively. These net operating loss carryforwards are available to offset future taxable income through 2012 subject to limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company.

                               NUTRITION MEDICAL, INC.

     Significant components of deferred tax assets and liabilities are as follows:

                                                                DECEMBER 31,
                                                          1997                1996
                                                      -------------      ----------
      Deferred tax assets:
         Net operating loss carryforwards ........    $   1,440,000      $  816,000
         Goodwill write-off ......................          692,000               -
         Depreciation ............................           32,000               -
         Inventory reserve .......................          258,000          14,000
         Accounts receivable allowance ...........           13,000          32,000
         Accrued professional fees ...............           80,000               -
         Other accrued expenses ..................           22,000          11,000
                                                      -------------      ----------
                                                          2,537,000         873,000
      Deferred tax liabilities:
         Depreciation ............................               --         (12,000)
                                                      -------------      ----------
                                                                 --         (12,000)
                                                      -------------      ----------
      Net deferred income tax assets .............        2,537,000         861,000
      Valuation allowance ........................       (2,537,000)       (861,000)
                                                      -------------      ----------
      Net deferred income taxes ..................    $          --      $       --
                                                      -------------      ----------
                                                      -------------      ----------

10.  CAPITAL STOCK

STOCK AUTHORIZATION

     In July 1996, the Company increased the authorized shares of capital stock to 25,000,000, including 20,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock.

INITIAL PUBLIC OFFERING

     In September 1996, the Company sold 1,437,500 shares of common stock in an initial public offering from which the Company received net proceeds of $4,237,000. In connection with the initial public offering, the Company sold to the underwriter, for a nominal price, a five-year warrant to purchase up to 125,000 shares of common stock exercisable at $4.20 per share.

11.  STOCK OPTIONS AND WARRANTS

     The Company has two stock option plans that include both incentive stock options and non-qualified stock options to be granted (the "Plans") to directors, officers, employees, consultants and others. As of December 31, 1997, the maximum number of shares of common stock reserved under the Plans is 900,000 shares. The Board of Directors establishes the terms and conditions of all stock option grants, subject to the Plans and applicable provisions of the Internal Revenue Code.

                               NUTRITION MEDICAL, INC.

          The following table summarizes activity under the Plans:


                                                                                                 WEIGHTED
                                         SHARES             PLAN OPTIONS OUTSTANDING             AVERAGE
                                        AVAILABLE           ------------------------          EXERCISE PRICE
                                        FOR GRANT         INCENTIVE       NON-QUALIFIED          PER SHARE
                                       -----------       ----------       -------------       --------------

Balance at December 31, 1995 ......        122,500          109,000             268,500       $         1.18
   Additional shares reserved .....        400,000               --                  --                   --
   Granted ........................       (295,750)         166,000             129,750                 2.99
   Canceled .......................         19,500          (14,500)             (5,000)                1.40
                                       -----------       ----------       -------------
Balance at December 31, 1996 ......        246,250          260,500             393,250                 1.97
   Exercised ......................             --           (1,000)             (7,000)                1.04
   Granted ........................       (139,000)         116,500              22,500                 2.97
   Canceled .......................        120,500         (115,500)             (5,000)                2.34
                                       -----------       ----------       -------------
Balance at December 31, 1997 ......    $   227,750       $  260,500       $     403,750                 2.13
                                       -----------       ----------       -------------
                                       -----------       ----------       -------------


     The following table summarizes information about the stock options outstanding at December 31, 1997:

                               OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                      ----------------------------------------------   -----------------------
                                          WEIGHTED          WEIGHTED                  WEIGHTED
                                           AVERAGE           AVERAGE                   AVERAGE
       RANGE OF         NUMBER            REMAINING         EXERCISE     NUMBER       EXERCISE
    EXERCISE PRICES   OUTSTANDING     CONTRACTUAL LIFE        PRICE    EXERCISABLE      PRICE
    ---------------   ------------   ------------------    ---------   -----------    --------
     $1.00 - $1.50         327,250         3 years         $    1.15     313,500      $   1.10
     $2.00 - $4.25         337,000         9 years              2.30     105,549          3.36
                      ------------                                     -----------
                           664,250         6 years              1.73     419,049      $   1.64
                      ------------                                     -----------
                      ------------                                     -----------

     Options outstanding under the Plans expire at various dates during the period from November 1998 through December 2006. The number of options exercisable as of December 31, 1997 and 1996 were 419,049 and 301,200, respectively, and are exercisable at a weighted average price of $1.64 and $1.22 per share, respectively. The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 was $1.93 and $1.14 per share, respectively.

     In connection with the issuance of common stock at $1.35 per share from February through September 1995, the Company granted warrants to purchase a total of 152,107 shares of common stock. The warrants are exercisable at $1.35 per share and expire at various dates through September 2000.

     The Company has elected to following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options.

                               NUTRITION MEDICAL, INC.

     Pro forma information regarding net loss and loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997 and 1996: risk-free interest rate of 6.0% for both years; and dividend yield of 0% for both years; volatility factor of the expected market price of the Company's common stock of .71 and .33, respectively, and a weighted average expected life of the option of 7 and 4 years, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:


                                                          1997         1996
                                                       -----------   ----------
Pro forma net loss                                     $(4,248,128)  $ (825,404)
Pro forma net loss per common share - basic diluted    $      (.78)  $     (.19)


     The pro forma effect on net loss of 1997 and 1996 is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

12.  CONTINGENCY

     In August 1995, the Company was named as a defendant in a patent infringement lawsuit brought by Novartis, formerly Sandoz Nutrition. The complaint asserts that one of the Company's products, L-Emental-TM- Plus, infringes on two patents held by Novartis and asks for relief in the form of an injunction preventing the Company from selling the product, as well as damages of an unspecified amount. The Company responded with a counterclaim seeking a declaration of invalidity, unenforceability, non-infringement and inventorship of the subject patents. On August 13, 1997, the Company received notification that the United States Patent and Trademark Office will issue the two patents under review. Though the patents were narrowed, the Company expects that the litigation which was stayed pending this determination will resume, and the Company intends to continue to vigorously defend against the claim. Sales of L-Emental Plus constituted $497,000, or 40.5% and $431,000, or 10.5% of the Company's net sales in 1996 and 1997, respectively. It is not possible at this time to predict the outcome of the lawsuit, including whether the Company will have to cease selling L-Emental Plus, or to estimate the amount or range of potential loss if any.

     In November 1997, the Company was named as a defendant in a patent infringement lawsuit brought by a division of Nestle Clinical Nutrition. The complaint asserts that one of the Company's products, Pro-Peptide for kids, infringes on a patent held by Nestle and asks for relief in the form of an injunction, that would prevent the Company from selling the product, as well as damages of an unspecified amount. Sales of Pro-Peptide for Kids constituted $134,000 or 3% of the Company's net sales in 1997. It is not possible at this time to predict the outcome of the lawsuit, including whether the Company will have to cease selling Pro-Peptide for Kids, or to estimate the amount or range of potential loss, if any.

                               NUTRITION MEDICAL, INC.

     The Company has accrued in the fourth quarter for the expected litigation costs associated with the two lawsuits based on management's estimate of costs to defend against these lawsuits.

13.  MAJOR CUSTOMERS

     Two customers account for net aggregated revenues, expressed as percentages of total sales from continuing operations as follows:


                                   SALES       % OF SALES
                               -----------------------------
Customer A  . . . . . . . . .     $504,500        12.3%
Customer B  . . . . . . . . .     $452,500        11.0%


                               GALAGEN INC.
                       (A DEVELOPMENT STAGE COMPANY)

                              BALANCE SHEETS

                                                                                    SEPTEMBER 30,        DECEMBER 31,
                                                                                        1998                 1997
                                                                                    -------------       -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents.....................................................   $   2,608,911       $     155,908
   Available-for-sale securities.................................................       2,383,439           7,511,619
   Prepaid expenses..............................................................          87,993             196,672
                                                                                    -------------       -------------
Total current assets.............................................................       5,080,343           7,864,199

Property, plant and equipment....................................................         585,133           1,869,974
   Less accumulated depreciation.................................................        (243,293)           (363,355)
                                                                                    -------------       -------------
                                                                                          341,840           1,506,619
Deferred expenses................................................................         124,778             158,953
                                                                                    -------------       -------------
Total assets.....................................................................   $   5,546,961       $   9,529,771
                                                                                    -------------       -------------
                                                                                    -------------       -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable..............................................................   $     585,864       $     559,498
   Note payable..................................................................              --             238,250
   Accrued expenses..............................................................         100,365              38,129
                                                                                    -------------       -------------
Total current liabilities........................................................         686,229             835,877
Commitments
Convertible notes, net of discount...............................................         426,999           1,071,818
Note payable, long term portion..................................................              --             923,998
Other long-term liabilities......................................................          45,000              45,000
Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares-15,000,000
     Issued and outstanding shares-none..........................................              --                  --
   Common stock, $.01 par value:
     Authorized shares-40,000,000
     Issued and outstanding shares-8,308,619 at September 30, 1998;
     7,234,974 at December 31, 1997..............................................          83,086              72,350
   Additional paid-in capital....................................................      60,957,206          59,669,586
   Deficit accumulated during the development stage..............................     (56,520,805)        (52,819,054)
   Deferred compensation.........................................................        (130,754)           (269,804)
                                                                                    -------------       -------------
   Total stockholders' equity....................................................       4,388,733           6,653,078
                                                                                    -------------       -------------
Total liabilities and stockholders' equity.......................................   $   5,546,961       $   9,529,771
                                                                                    -------------       -------------
                                                                                    -------------       -------------

                      See accompanying notes.

Note: The balance sheet at December 31, 1997 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                  GALAGEN INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                                                    PERIOD FROM
                                                                                                                    NOVEMBER 17,
                                                           THREE MONTHS ENDED            NINE MONTHS ENDED              1987
                                                             SEPTEMBER 30,                  SEPTEMBER 30,          (INCEPTION) TO
                                                       --------------------------    --------------------------     SEPTEMBER 30,
                                                           1998           1997           1998          1997             1998
                                                       -----------    -----------    -----------    -----------    --------------
Revenues:
   Product sales...................................    $   160,890    $        --    $   173,699    $        --    $  1,623,292
   Product royalties...............................             --             --             --             --          62,747
   Research and development revenues...............             --             --             --             --         396,350
                                                       -----------    -----------    -----------    -----------    ------------
                                                           160,890             --        173,699             --       2,082,389

Operating costs and expenses:
   Cost of goods sold..............................         60,447             --         66,852             --       3,535,563
   Research and development........................        235,736        902,283      1,654,245      3,057,849      28,785,598
   General and administrative......................        675,765        436,673      1,896,832      1,545,768      17,911,428
                                                       -----------    -----------    -----------    -----------    ------------
                                                           971,948      1,338,956      3,617,929      4,603,617      50,232,589
                                                       -----------    -----------    -----------    -----------    ------------

Operating loss.....................................       (811,058)    (1,338,956)    (3,444,230)    (4,603,617)    (48,150,200)

Interest income....................................         42,928         96,664        235,204        327,831       1,440,878
Interest expense...................................       (110,751)       (40,651)      (492,725)       (40,651)     (3,120,060)
                                                       -----------    -----------    -----------    -----------    ------------
Net loss before extraordinary gain.................       (878,881)    (1,282,943)    (3,701,751)    (4,316,437)    (49,829,382)
Extraordinary gain on extinguishment of debt.......             --             --             --             --         605,421
                                                       -----------    -----------    -----------    -----------    ------------
Net loss for the period and deficit accumulated
during the development stage.......................       (878,881)    (1,282,943)    (3,701,751)    (4,316,437)    (49,223,961)
Less preferred stock dividends.....................             --             --             --             --      (7,296,844)
                                                       -----------    -----------    -----------    -----------    ------------

Net loss applicable to common stockholders.........    $  (878,881)   $(1,282,943)   $(3,701,751)   $(4,316,437)   $(56,520,805)
                                                       -----------    -----------    -----------    -----------    ------------
                                                       -----------    -----------    -----------    -----------    ------------

Net loss per share applicable to common
stockholders Basic and Diluted.....................    $     (0.11)   $     (0.18)   $     (0.46)   $     (0.60)   $     (16.74)

Weighted average number of common shares
outstanding Basic and Diluted......................      8,284,673      7,186,180      8,115,654      7,173,078       3,375,662


                          See accompanying notes.

                                  GALAGEN INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                                                   PERIOD FROM
                                                                                                                   NOVEMBER 17,
                                                                                    NINE MONTHS ENDED            1987 (INCEPTION)
                                                                                      SEPTEMBER 30,                     TO
                                                                             -------------------------------       SEPTEMBER 30,
                                                                               1998               1997                 1998
                                                                             ------------       ------------     ----------------

OPERATING ACTIVITIES:
Net loss..................................................................   $ (3,701,751)      $ (4,316,437)    $ (56,520,805)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization.............................................        845,004            384,824         3,235,761
Preferred stock dividend..................................................             --                 --         7,296,844
Warrants issued, net......................................................             --                 --           907,064
Extraordinary gain on extinguishment of debt..............................             --                 --          (605,421)
Equity/debt issued for services...........................................             --              3,953         2,990,615
Changes in operating assets and liabilities...............................        141,174         (1,303,831)        1,492,292
                                                                             ------------       ------------     -------------
Net cash (used in) operating activities...................................     (2,715,573)        (5,231,491)      (41,203,650)
                                                                             ------------       ------------     -------------

INVESTING ACTIVITIES:
Purchase of property, plant and equipment.................................        (34,178)          (273,391)       (3,757,067)
Change in available-for-sale securities, net..............................      5,128,180          2,413,890        (2,383,439)
                                                                             ------------       ------------     -------------
Net cash provided by (used in) investing activities.......................      5,094,002          2,140,499        (6,140,506)
                                                                             ------------       ------------     -------------

FINANCING ACTIVITIES:
Proceeds from sale of stock, net offering costs...........................        214,304            126,895        32,556,407
Proceeds/payment from/on note payable.....................................       (139,730)         1,214,625        17,396,660
                                                                             ------------       ------------     -------------
Net cash provided by financing activities.................................         74,574          1,341,520        49,953,067
                                                                             ------------       ------------     -------------
Increase (decrease) in cash...............................................      2,453,003         (1,749,472)        2,608,911
Cash and cash equivalents at beginning of period..........................        155,908          3,869,549                --
                                                                             ------------       ------------     -------------
Cash and cash equivalents at end of period................................   $  2,608,911       $  2,120,077     $   2,608,911
                                                                             ------------       ------------     -------------
                                                                             ------------       ------------     -------------

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Discount valuation for convertible debentures.............................   $         --       $         --     $     500,182
Valuation of issued options and warrants..................................         62,500             33,333           350,083
Deferred compensation recognized for employee options.....................             --                 --         1,657,000
Deferred compensation adjustment for canceled options.....................             --                 --           297,000
Conversion of note to operating lease.....................................      1,047,904                            1,047,904
Conversion of convertible promissory notes plus related accrued interest,
net of financing costs....................................................      1,021,552                 --         9,886,377


                             See accompanying notes

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal, recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine months ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. These financial statements of GalaGen Inc. (the "Company") should be read in conjunction with the audited financial statements and accompanying notes contained in this Proxy Statement for the fiscal year ended December 31, 1997.

2.   CASH AND CASH EQUIVALENTS

     Cash equivalents include short-term highly liquid investments purchased at cost, which approximate market, with original maturities of three months or less.

3.   INVESTMENTS

     Investments in debt securities with a remaining maturity of more than three months at the date of purchase are classified as available-for-sale securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The book value of the investments approximates their estimated market value. As of September 30, 1998 the Company's investments were all U.S. Government agency securities with an estimated market value of $2,383,439. All investments have a contractual maturity of one year or less.

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization are provided for on the straight line method.

5.   NET LOSS PER SHARE

     Basic and diluted net loss per share is presented in conformance with Financial Accounting Standards Board Statement No. 128.

6.   COMPREHENSIVE INCOME

     As of January 1, 1998 the Company adopted Statement No. 130, Reporting Comprehensive Income. Statement No. 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholder's equity.

7.   CONVERTIBLE DEBENTURES

     In November 1997, the Company raised $1,500,000 through the private placement sale of 6% convertible debentures (the "Debentures") to three institutional investors pursuant to Regulation D under the Securities Act of 1933. The principal and interest of the Debentures can be converted into shares of the Company's common stock at 82.5% of the lowest closing bid price of the Company's common stock three days prior to conversion. One-third of the Debentures can convert to common stock upon the effective date of registration, one-third after five months from the closing date and the remaining one third twelve months after the closing date. An aggregate maximum of 1,400,000 discounted shares

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO FINANCIAL STATEMENTS (CONTINUED)

of common stock (the "Discounted Shares") can be issued upon the conversion of the Debentures, with each investor owning at any given time a maximum of 4.99% of the then issued and outstanding shares of common stock. If there remains any unconverted principal and accrued interest due to all the Discounted Shares being issued, the Company has the obligation to repay the investors, in the aggregate, a maximum principal of $500,000. The Debentures automatically convert into the Discounted Shares eighteen months from the closing date. Five-year warrants were issued to the investors to purchase, in the aggregate, 200,000 shares of common stock at $2.3375 per share which is 110% of the market value of the common stock on the closing date. The value of the warrants plus the value of the discount of the Discounted Shares was $500,182, which the Company is amortizing to interest expense over the term of the Debentures. A deferred expense was recorded for $144,467, which represents costs associated with closing the Debentures. These deferred expenses are being amortized until the Debentures are converted into Discounted Shares. As of September 30, 1998, $1,000,000 of Debenture principal plus accrued interest was converted into 977,848 shares of common stock. The net carrying value of the Debentures approximates fair market value.

8.   NOTE PAYABLE

     In June 1997, the Company established a note payable with Transamerica Business Credit Corporation to purchase certain lab equipment, computer equipment and tenant improvements. In June 1998, the Company converted the note payable into an operating lease in accordance with Financial Accounting Standards Board Statement 13 and as such the applicable assets and the related note payable have been eliminated. At the time of the conversion to an operating lease, the net book value of the associated assets approximated the note payable balance. Payment schedules and other terms of the operating lease are similar to the terms of the note payable.

9.   ASSET PURCHASE

     In September 1998, the Company entered into an asset purchase agreement with Nutrition Medical, Inc. ("NMI") to acquire NMI's developed line of critical care enteral nutrition products and formulas. The asset purchase agreement is subject to NMI's shareholder approval that is expected in late 1998. According to the terms of the agreement, the Company will purchase substantially all of NMI's critical care enteral nutrition products and formulas, all related inventory and certain other assets including the existing customer base of hospitals and home healthcare facilities. Total consideration for the transaction is approximately $800,000, comprised of $175,000 in cash and $625,000 of the Company's common stock at a share price to be determined. In addition, the two companies have entered into a marketing agreement that provides GalaGen the rights to commence selling the purchased products as of September 1, 1998. The terms of the interim marketing agreement will terminate upon the earlier of the purchase closing or December 31, 1998. The Company commenced recording revenue in September 1998.

10.  SUBSEQUENT EVENT

     In October 1998, the Company entered into a collaboration and license agreement and a manufacturing and supply agreement with Wyeth-Ayerst, a division of American Home Products. The two companies will develop and commercialize a proprietary ingredient with unique antibacterial properties for use in infant formula and other nutritional products. The companies will collaborate during the research and development phase of the product, which will be funded by Wyeth-Ayerst through payments to the Company. Additionally, Wyeth-Ayerst will have financial and oversight responsibilities for all clinical trials and regulatory compliance related to the use of the ingredient in infant formula products. Wyeth-Ayerst will have worldwide rights to the use of the ingredient in its infant formula and other nutritional products. The Company will retain certain rights for the manufacture, product development and licensing of the ingredient in non-infant formula nutritional products. The Company will also receive licensing and milestone payments.

                            REPORT OF INDEPENDENT AUDITORS



Board of Directors
GalaGen Inc.

     We have audited the accompanying balance sheets of GalaGen Inc. (a development stage company) as of December 31, 1997, and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, and for the period from November 17, 1987, (inception) to December 31, 1997. These financial statements are the responsibility of GalaGen's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GalaGen Inc. at December 31, 1997 and 1996 and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 and for the period from November 17, 1987, (inception) to December 31, 1997, in conformity with generally accepted accounting principles.


                                             /s/  Ernst & Young LLP



Minneapolis, Minnesota
February 13, 1998

                             GALAGEN INC.
                     (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEETS

                                     ASSETS
                                                                                      DECEMBER 31,
                                                                              ------------------------------
                                                                                 1997               1996
                                                                              ------------      ------------
Current assets:
   Cash and cash equivalents...............................................   $    155,908      $  3,869,549
   Available-for-sale securities...........................................      7,511,619         7,498,343
   Prepaid expenses........................................................        196,672            87,274
                                                                              ------------      ------------
Total current assets.......................................................      7,864,199        11,455,166

Property, plant and equipment..............................................      1,869,974         1,687,838
   Less accumulated depreciation...........................................       (363,355)         (195,483)
                                                                              ------------      ------------
                                                                                 1,506,619         1,492,355

Deferred expenses..........................................................        158,953            11,944
                                                                              ------------      ------------
Total assets...............................................................   $  9,529,771      $ 12,959,465
                                                                              ------------      ------------
                                                                              ------------      ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable........................................................   $    559,498      $  1,486,928
   Note payable............................................................        238,250                --
   Accrued expenses........................................................         38,129           192,633
                                                                              ------------      ------------
Total current liabilities..................................................        835,877         1,679,561

Commitments

Convertible notes, net of discount of $428,182 in 1997.....................      1,071,818                --
Note payable, long term portion............................................        923,998                --
Other long-term liabilities................................................         45,000            45,000

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares-15,000,000
     Issued and outstanding shares-none in 1997 and 1996...................             --                --
   Common stock, $.01 par value:
     Authorized shares-40,000,000
     Issued and outstanding shares-7,234,974 in 1997; 7,163,769 in 1996....         72,350            71,638
   Additional paid-in capital..............................................     59,669,586        58,926,654
   Deficit accumulated during the development stage........................    (52,819,054)      (47,183,920)
   Deferred compensation...................................................       (269,804)         (579,468)
                                                                              ------------      ------------
   Total stockholders' equity..............................................      6,653,078        11,234,904
                                                                              ------------      ------------

Total liabilities and stockholders' equity.................................   $  9,529,771      $ 12,959,465
                                                                              ------------      ------------
                                                                              ------------      ------------

                             See accompanying notes.

                                  GALAGEN INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                                                                      PERIOD FROM
                                                                                                                      NOVEMBER 17,
                                                                                                                           1987
                                                                           YEAR ENDED DECEMBER 31,                   (INCEPTION) TO
                                                             --------------------------------------------------       DECEMBER 31,
                                                                 1997               1996               1995                1997
                                                             ------------       -------------      ------------      --------------
Revenues:
   Product sales..........................................   $         --       $          --      $         --      $   1,449,593
   Product royalties......................................             --                  --                --             62,747
   Research and development revenues......................             --                  --           150,000            396,350
                                                             ------------       -------------      ------------      -------------
                                                                       --                  --           150,000          1,908,690
Operating costs and expenses:
   Cost of goods sold.....................................             --                  --                --          3,468,711
   Research and development...............................      3,935,817           5,257,620         3,731,077         27,131,353
   General and administrative.............................      1,966,001           1,889,359         2,022,199         16,014,596
                                                             ------------       -------------      ------------      -------------
                                                                5,901,818           7,146,979         5,753,276         46,614,660
                                                             ------------       -------------      ------------      -------------
Operating loss............................................     (5,901,818)         (7,146,979)       (5,603,276)       (44,705,970)

Interest Income...........................................        448,322             605,548            30,526          1,205,674
Interest expense..........................................       (181,638)           (945,316)         (506,709)        (2,627,335)
                                                             ------------       -------------      ------------      -------------
Net loss before extraordinary gain........................     (5,635,134)         (7,486,747)       (6,079,459)       (46,127,631)
Extraordinary gain on extinguishment of debt..............             --                  --           605,421            605,421
                                                             ------------       -------------      ------------      -------------
Net loss for the period and deficit accumulated during
the development stage.....................................     (5,635,134)         (7,486,747)       (5,474,038)       (45,522,210)
Less preferred stock dividends............................             --          (7,296,844)               --         (7,296,844)
                                                             ------------       -------------      ------------      -------------
Net loss applicable to common stockholders................   $ (5,635,134)      $ (14,783,591)     $ (5,474,038)     $ (52,819,054)
                                                             ------------       -------------      ------------      -------------
                                                             ------------       -------------      ------------      -------------

Net loss per share applicable to common stockholders
Basic and Diluted.........................................   $       (.78)      $       (2.24)     $      (2.87)     $      (25.93)

Weighted average number of common shares outstanding
Basic and Diluted.........................................      7,184,722           6,604,902         1,904,059          2,036,959

                             See accompanying notes

                                  GALAGEN INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                  SERIES A                SERIES B                   SERIES C
                                                              PREFERRED STOCK         PREFERRED STOCK            PREFERRED STOCK
                                                         --------------------------------------------------------------------------
                                                           SHARES       AMOUNT        SHARES        AMOUNT      SHARES      AMOUNT
                                                         ----------    ---------    ----------    ---------    ---------   --------
Common stock issued to parent on January 1, 1988
at $1.00 per share....................................
   Net loss of the year...............................

Balance at December 31, 1988
   Net loss of the year...............................

Balance at December 31, 1989
   Net loss of the year...............................

Balance at December 31, 1990
   Net loss of the year...............................

Balance at December 31, 1991
   Sale of 941,148 shares of GalaGen common stock
   in may 1992 at $1.23 per share.....................
   Merger of GalaGen with Procor Technologies, Inc.
     Issuance of 812,502 shares of GalaGen common
     stock to Land O'Lakes............................
     Cancellation of Procor Technologies, Inc.
     common stock held by Land O'Lakes................
     Contribution of payable to Land O'Lakes to
     capital of GalaGen...............................
   Sale of 2,500,000 shares of GalaGen Series A
   Preferred Stock in July 1992 at $2.00 per share,
   net of offering costs of $42,000...................    2,500,000    $  25,000            --           --           --         --
   Exercise of stock option...........................
   Compensation related to stock options/warrants.....
   Net loss of the year...............................
                                                         ----------    ---------    ----------    ---------    ---------   --------
Balance at December 31, 1992..........................    2,500,000       25,000            --           --           --         --
   Sale of 1,234,748 shares of GalaGen Series B
   Preferred Stock in March 1993 at $3.25 per
   share, net of offering costs of $18,460............                               1,234,748    $  12,347
   Sale of 539,000 shares of GalaGen Series C
   Preferred Stock in December 1993 at $5.00 per
   share, net of offering costs of $133,316...........                                                           539,000   $  5,390
   Exercise of stock option...........................
   Compensation related to stock warrants.............
   Net loss of the year...............................
                                                         ----------    ---------    ----------    ---------    ---------   --------
Balance at December 31, 1993..........................    2,500,000       25,000     1,234,748    $  12,347      539,000      5,390
   Sale of 12,000 shares of GalaGen Series C
   Preferred Stock in March 1994 at $5.00 per
   share, net of offering costs of $5,479.............                                                            12,000        120
   Exercise of stock options..........................
   Common stock issued for service....................
   Warrant valuation for convertible promissory
   notes..............................................
   Net loss for the year..............................
                                                         ----------    ---------    ----------    ---------    ---------   --------
Balance at December 31, 1994..........................    2,500,000    $  25,000     1,234,748    $  12,347      551,000   $  5,510



                                                                  SERIES F-1            SERIES E
                                                               PREFERRED STOCK       PREFERRED STOCK            COMMON STOCK
                                                             ------------------    -------------------     -----------------------
                                                              SHARES     AMOUNT     SHARES      AMOUNT       SHARES        AMOUNT
                                                             --------    ------    --------     ------     ----------     --------
Common stock issued to parent on January 1, 1988
at $1.00 per share....................................                                                         13,541     $ 13,541
   Net loss of the year...............................
                                                                                                           ----------     --------
Balance at December 31, 1988                                                                                   13,541       13,541
   Net loss of the year...............................
                                                                                                           ----------     --------
Balance at December 31, 1989                                                                                   13,541       13,541
   Net loss of the year...............................
                                                                                                           ----------     --------
Balance at December 31, 1990                                                                                   13,541       13,541
   Net loss of the year...............................
                                                                                                           ----------     --------
Balance at December 31, 1991                                                                                   13,541       13,541
   Sale of 941,148 shares of GalaGen common stock
   in may 1992 at $1.23 per share.....................                                                        941,148        9,411
   Merger of GalaGen with Procor Technologies, Inc.
     Issuance of 812,502 shares of GalaGen common
     stock to Land O'Lakes............................                                                        812,502        8,125
     Cancellation of Procor Technologies, Inc.
     common stock held by Land O'Lakes................                                                        (13,541)     (13,541
     Contribution of payable to Land O'Lakes to
     capital of GalaGen...............................
   Sale of 2,500,000 shares of GalaGen Series A
   Preferred Stock in July 1992 at $2.00 per share,
   net of offering costs of $42,000...................
   Exercise of stock option...........................                                                         13,541          135
   Compensation related to stock options/warrants.....
   Net loss of the year...............................
                                                             --------    ------    --------     ------     ----------     --------
Balance at December 31, 1992..........................             --        --          --         --      1,767,191       17,671
   Sale of 1,234,748 shares of GalaGen Series B
   Preferred Stock in March 1993 at $3.25 per
   share, net of offering costs of $18,460............
   Sale of 539,000 shares of GalaGen Series C
   Preferred Stock in December 1993 at $5.00 per
   share, net of offering costs of $133,316...........
   Exercise of stock option...........................                                                         14,895          149
   Compensation related to stock warrants.............
   Net loss of the year...............................
                                                             --------    ------    --------     ------     ----------     --------
Balance at December 31, 1993..........................             --        --          --         --      1,782,086       17,820
   Sale of 12,000 shares of GalaGen Series C
   Preferred Stock in March 1994 at $5.00 per
   share, net of offering costs of $5,479.............
   Exercise of stock options..........................                                                        100,886        1,009
   Common stock issued for service....................                                                          5,025           50
   Warrant valuation for convertible promissory
   notes..............................................
   Net loss for the year..............................
                                                             --------    ------    --------     ------     ----------     --------
Balance at December 31, 1994..........................             --    $   --          --     $   --      1,887,997     $ 18,879


                                                                                          DEFICIT
                                                                                        ACCUMULATED     RECEIVABLE
                                                            ADDITIONAL    DEFERRED      DURING THE         FROM
                                                             PAID-IN       COMPEN-      DEVELOPMENT       OFFICER
                                                             CAPITAL       SATION          STAGE          OFFICER         TOTAL
                                                          ------------    --------     -------------    -----------    ------------
Common stock issued to parent on January 1, 1988
at $1.00 per share....................................    $     36,459                                                 $     50,000
   Net loss of the year...............................                                 $  (1,724,853)                    (1,724,853)
                                                          ------------                 -------------                   ------------
Balance at December 31, 1988                                    36,459                    (1,724,853)                    (1,674,853)
   Net loss of the year...............................                                    (2,819,808)                    (2,819,808)
                                                          ------------                 -------------                   ------------
Balance at December 31, 1989                                    36,459                    (4,544,661)                    (4,494,661)
   Net loss of the year...............................                                    (2,863,109)                    (2,863,109)
                                                          ------------                 -------------                   ------------
Balance at December 31, 1990                                    36,459                    (7,407,770)                    (7,357,770)
   Net loss of the year...............................                                    (3,103,948)                    (3,103,948)
                                                          ------------                 -------------                   ------------
Balance at December 31, 1991                                    36,459                   (10,511,718)                   (10,461,718)
   Sale of 941,148 shares of GalaGen common stock
   in may 1992 at $1.23 per share.....................       1,148,923                                                    1,158,334
   Merger of GalaGen with Procor Technologies, Inc.
     Issuance of 812,502 shares of GalaGen common
     stock to Land O'Lakes............................          21,875                                                       30,000
     Cancellation of Procor Technologies, Inc.
     common stock held by Land O'Lakes................         (36,459)                                                     (50,000)
     Contribution of payable to Land O'Lakes to
     capital of GalaGen...............................       7,127,720                                                    7,127,720
   Sale of 2,500,000 shares of GalaGen Series A
   Preferred Stock in July 1992 at $2.00 per share,
   net of offering costs of $42,000...................       4,933,000                                                    4,958,000
   Exercise of stock option...........................          16,532                                                       16,667
   Compensation related to stock options/warrants.....          27,000                                                       27,000
   Net loss of the year...............................                                    (3,497,040)                    (3,497,040)
                                                          ------------    --------     -------------    -----------    ------------
Balance at December 31, 1992..........................      13,275,050          --       (14,008,758)            --        (691,037)
   Sale of 1,234,748 shares of GalaGen Series B
   Preferred Stock in March 1993 at $3.25 per
   share, net of offering costs of $18,460............       3,982,124                                                    3,994,471
   Sale of 539,000 shares of GalaGen Series C
   Preferred Stock in December 1993 at $5.00 per
   share, net of offering costs of $133,316...........       2,556,294                                                    2,561,684
   Exercise of stock option...........................          18,184                                  $   (18,333)             --
   Compensation related to stock warrants.............         112,000                                                      112,000
   Net loss of the year...............................                                    (7,523,499)                    (7,523,499)
                                                          ------------    --------     -------------    -----------    ------------
Balance at December 31, 1993..........................      19,943,652          --       (21,532,257)       (18,333)     (1,546,381)
   Sale of 12,000 shares of GalaGen Series C
   Preferred Stock in March 1994 at $5.00 per
   share, net of offering costs of $5,479.............          54,401                                                       54,521
   Exercise of stock options..........................         142,359                                       18,333         161,701
   Common stock issued for service....................          55,616                                                       55,666
   Warrant valuation for convertible promissory
   notes..............................................          77,000                                                       77,000
   Net loss for the year..............................                                    (5,394,034)                    (5,394,034)
                                                          ------------    --------     -------------    -----------    ------------
Balance at December 31, 1994..........................    $ 20,273,028    $     --     $ (26,926,291)   $        --    $ (6,591,527)


                               GALAGEN INC.
                       (A DEVELOPMENT STAGE COMPANY)

         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (CONTINUED)


                                                                                 SERIES B                   SERIES C
                                                    SERIES A                     PREFERRED                  PREFERRED
                                                 PREFERRED STOCK                   STOCK                      STOCK
                                           ---------------------------------------------------------------------------------
                                              SHARES         AMOUNT         SHARES       AMOUNT        SHARES       AMOUNT
                                           ------------   ------------   ------------  -----------   -----------  ----------
Balance at December 31, 1994............      2,500,000   $     25,000      1,234,748  $    12,347       551,000  $    5,510
   Sale of 338,461 shares of
   GalaGen Series E Preferred
   Stock at $3.25 per share in
   December 1995, net of
   offering costs of $23,610............
   Issuance of Series F-1
   preferred Stock at $17.50
   per share to Chiron
   Corporation in March 1995............
   Warrant valuation for Chiron
   Corporation agreement, net
   of offering costs of $24,803.........
   Exercise of stock options............
   Common stock issued for
   services.............................
   Warrant valuation for
   convertible promissory notes.........
   Deferred compensation
   related to stock options.............
   Amortization of deferred
   compensation.........................
   Net loss of the year.................
                                           ------------   ------------   ------------  -----------   -----------  ----------
Balance at December 31, 1995............     2,500,000          25,000      1,234,748       12,347       551,000       5,510
   Sale of Series E Preferred
   Stock................................
   Issuance of Series F-1
   Preferred Stock......................
   Warrant valuation for line
   of credit and notes..................
   Warrant valuation for
   Convertible Promissory Notes.........
   Conversion of Series A
   Preferred Stock......................    (2,500,000)        (25,000)
   Conversion of Series B
   Preferred Stock......................                                   (1,234,748)     (12,347)
   Conversion of Series C
   Preferred Stock......................                                                                (551,000)     (5,510)
   Conversion of Series F-1
   Preferred Stock......................
   Conversion of Series E
   Preferred Stock......................
   Conversion of Convertible
   Promissory Notes, net of
   financing costs of $131,010..........
   Initial public offering, net
   of offering costs of
   $2,078,225...........................
   Preferred stock dividend.............
   Stock issued through
   Employee Stock Purchase Plan.........
   Amortization of deferred
   compensation.........................
   Deferred compensation
   adjustment, canceled options.........
   Exercise of stock options............
   Net loss for the year................
                                           ------------   ------------   ------------  -----------   -----------  ----------
Balance at December 31, 1996............             --   $         --             --  $        --            --  $       --


                                                  SERIES F-1            SERIES E
                                               PREFERRED STOCK       PREFERRED STOCK             COMMON STOCK
                                              -----------------   ---------------------    ------------------------
                                               SHARES    AMOUNT     SHARES        AMOUNT      SHARES        AMOUNT
                                              --------   ------   ---------    --------    ------------    --------
Balance at December 31, 1994............           --    $  --          --     $    --       1,887,997     $ 18,879
   Sale of 338,461 shares of
   GalaGen Series E Preferred
   Stock at $3.25 per share in
   December 1995, net of
   offering costs of $23,610............                           338,461       3,385
   Issuance of Series F-1
   preferred Stock at $17.50
   per share to Chiron
   Corporation in March 1995............       17,143      171
   Warrant valuation for Chiron
   Corporation agreement, net
   of offering costs of $24,803.........
   Exercise of stock options............                                                        36,670         367
   Common stock issued for
   services.............................                                                        27,585         276
   Warrant valuation for
   convertible promissory notes.........
   Deferred compensation
   related to stock options.............
   Amortization of deferred
   compensation.........................
   Net loss of the year.................
                                              --------   ------   ---------    --------    ------------    --------
Balance at December 31, 1995............       17,143      171     338,461       3,385       1,952,252      19,522
   Sale of Series E Preferred
   Stock................................                            46,154         461
   Issuance of Series F-1
   Preferred Stock......................       17,144      171
   Warrant valuation for line
   of credit and notes..................
   Warrant valuation for
   Convertible Promissory Notes.........
   Conversion of Series A
   Preferred Stock......................                                                       677,063       6,771
   Conversion of Series B
   Preferred Stock......................                                                       543,413       5,434
   Conversion of Series C
   Preferred Stock......................                                                       248,758       2,488
   Conversion of Series F-1
   Preferred Stock......................      (34,287)    (342)                                 85,717         857
   Conversion of Series E
   Preferred Stock......................                          (384,615)     (3,846)        178,568       1,786
   Conversion of Convertible
   Promissory Notes, net of
   financing costs of $131,010..........                                                     1,434,495      14,345
   Initial public offering, net
   of offering costs of
   $2,078,225...........................                                                     2,000,000      20,000
   Preferred stock dividend.............
   Stock issued through
   Employee Stock Purchase Plan.........                                                         3,642          36
   Amortization of deferred
   compensation.........................
   Deferred compensation
   adjustment, canceled options.........
   Exercise of stock options............                                                        39,861         399
   Net loss for the year................
                                              --------   ------   ---------    --------    ------------    --------
Balance at December 31, 1996............           --    $  --          --     $    --       7,163,769     $71,638

                                                                                  DEFICIT
                                                                                ACCUMULATED      RECEIVABLE
                                               ADDITIONAL       DEFERRED         DURING THE         FROM
                                                PAID-IN          COMPEN-        DEVELOPMENT        OFFICER
                                                CAPITAL           SATION           STAGE           OFFICER         TOTAL
                                              --------------   ------------    --------------   -----------   -------------
Balance at December 31, 1994............      $  20,273,028    $        --     $ (26,926,291)   $       --    $ (6,591,527)
   Sale of 338,461 shares of
   GalaGen Series E Preferred
   Stock at $3.25 per share in
   December 1995, net of
   offering costs of $23,610............          1,073,002                                                      1,076,387
   Issuance of Series F-1
   preferred Stock at $17.50
   per share to Chiron
   Corporation in March 1995............            299,829                                                        300,000
   Warrant valuation for Chiron
   Corporation agreement, net
   of offering costs of $24,803.........            125,197                                                        125,197
   Exercise of stock options............             45,434                                                         45,801
   Common stock issued for
   services.............................            305,282                                                        305,558
   Warrant valuation for
   convertible promissory notes.........             33,333                                                         33,333
   Deferred compensation
   related to stock options.............          1,657,000     (1,657,000)                                             --
   Amortization of deferred
   compensation.........................                           476,266                                         476,266
   Net loss of the year.................                                          (5,474,038)                   (5,474,038)
                                              --------------   ------------    --------------   -----------   -------------
Balance at December 31, 1995............         23,812,105     (1,180,734)      (32,400,329)           --      (9,703,023)
   Sale of Series E Preferred
   Stock................................            149,539                                                        150,000
   Issuance of Series F-1
   Preferred Stock......................            299,849                                                        300,020
   Warrant valuation for line
   of credit and notes..................            768,064                                                        768,064
   Warrant valuation for
   Convertible Promissory Notes.........            (68,474)                                                       (68,474)
   Conversion of Series A
   Preferred Stock......................             18,229                                                             --
   Conversion of Series B
   Preferred Stock......................              6,913                                                             --
   Conversion of Series C
   Preferred Stock......................              3,022                                                             --
   Conversion of Series F-1
   Preferred Stock......................               (515)                                                            --
   Conversion of Series E
   Preferred Stock......................              2,060                                                             --
   Conversion of Convertible
   Promissory Notes, net of
   financing costs of $131,010..........          8,918,954                                                      8,933,299
   Initial public offering, net
   of offering costs of
   $2,078,225...........................         17,901,775                                                     17,921,775
   Preferred stock dividend.............          7,296,844                                                      7,296,844
   Stock issued through
   Employee Stock Purchase Plan.........             13,512                                                         13,548
   Amortization of deferred
   compensation.........................                           340,066                                         340,066
   Deferred compensation
   adjustment, canceled options.........           (261,200)       261,200                                              --
   Exercise of stock options............             65,977                                                         66,376
   Net loss for the year................                                         (14,783,591)                  (14,783,591)
                                              --------------   ------------    --------------   -----------   -------------
Balance at December 31, 1996............      $  58,926,654    $  (579,468)    $ (47,183,920)   $       --    $ 11,234,904

                                  GALAGEN INC.
                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (CONTINUED)


                                                                            SERIES B                   SERIES C
                                               SERIES A                     PREFERRED                  PREFERRED
                                            PREFERRED STOCK                   STOCK                      STOCK
                                      ---------------------------------------------------------------------------------
                                         SHARES         AMOUNT         SHARES       AMOUNT        SHARES       AMOUNT
                                      ------------   ------------   ------------  -----------   -----------  ----------
Balance at December 31, 1996.......             --   $         --             --  $        --            --  $       --
   Amortization of deferred
   compensation....................
   Deferred compensation
   adjustment, canceled options....
   Exercise of stock options.......
   Common stock issued for
   services........................
   Discount valuation for
   convertible debentures..........
   Valuation of issued options
   and warrants....................
   Warrant valuation for note
   payable.........................
   Stock issued through
   Employee Stock Purchase Plan....
   Net loss for the year...........
                                      ------------   ------------   ------------  -----------   -----------  ----------
Balance at December 31, 1997.......             --   $         --             --  $        --            --  $       --
                                      ------------   ------------   ------------  -----------   -----------  ----------
                                      ------------   ------------   ------------  -----------   -----------  ----------

                             See accompanying notes.



                                        SERIES F-1             SERIES E
                                     PREFERRED STOCK        PREFERRED STOCK             COMMON STOCK
                                    -------------------   --------------------    ------------------------
                                     SHARES     AMOUNT     SHARES      AMOUNT       SHARES         AMOUNT
                                    --------   --------   --------    --------    -----------    ---------
Balance at December 31, 1996.......      --    $ --            --     $  --        7,163,769     $  71,638
   Amortization of deferred
   compensation....................
   Deferred compensation
   adjustment, canceled options....
   Exercise of stock options.......                                                   64,703           647
   Common stock issued for
   services........................                                                    1,493            15
   Discount valuation for
   convertible debentures..........
   Valuation of issued options
   and warrants....................
   Warrant valuation for note
   payable.........................
   Stock issued through
   Employee Stock Purchase Plan....                                                    5,009            50
   Net loss for the year...........
                                    --------   --------   --------    --------    -----------    ---------
Balance at December 31, 1997.......      --    $ --            --     $  --        7,234,974     $  72,350
                                    --------   --------   --------    --------    -----------    ---------
                                    --------   --------   --------    --------    -----------    ---------


                                                                             DEFICIT
                                                                           ACCUMULATED     RECEIVABLE
                                             ADDITIONAL     DEFERRED        DURING THE        FROM
                                              PAID-IN       COMPEN-        DEVELOPMENT      OFFICER
                                              CAPITAL       SATION            STAGE         OFFICER         TOTAL
                                           ------------   ------------    -------------   -----------   -------------
Balance at December 31, 1996.......        $ 58,926,654   $   (579,468)     (47,183,290)  $        --   $  11,234,904
   Amortization of deferred
   compensation....................                            273,864                                        273,864
   Deferred compensation
   adjustment, canceled options....             (35,800)        35,800                                             --
   Exercise of stock options.......              79,004                                                        79,651
   Common stock issued for
   services........................              14,376                                                        14,391
   Discount valuation for
   convertible debentures..........             500,182                                                       500,182
   Valuation of issued options
   and warrants....................              98,450                                                        98,450
   Warrant valuation for note
   payable.........................              78,800                                                        78,800
   Stock issued through
   Employee Stock Purchase Plan....               7,920                                                         7,970
   Net loss for the year...........                                          (5,635,134)                   (5,635,134)
                                           ------------   ------------    -------------   -----------   -------------
Balance at December 31, 1997.......        $ 59,669,586   $   (269,804)     (52,819,054)  $        --   $   6,653,078
                                           ------------   ------------    -------------   -----------   -------------
                                           ------------   ------------    -------------   -----------   -------------



                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                               STATEMENTS OF CASH FLOWS



                                                                                                                   PERIOD FROM
                                                                                                                   NOVEMBER 17,
                                                                                                                      1987
                                                                                                                 (INCEPTION) TO
                                                               ------------------------------------------------  --------------
                                                                              YEAR ENDED DECEMBER 31,             DECEMBER 31,
                                                               ------------------------------------------------  --------------
                                                                     1997             1996            1995            1997
                                                               --------------    --------------  --------------  --------------

OPERATING ACTIVITIES:
Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . $   (5,635,134)   $  (14,783,591) $   (5,474,038) $  (52,819,054)
Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization. . . . . . . . . . . . . . .        408,403            68,797         128,966       1,300,561
    Deferred compensation amortization . . . . . . . . . . . .        273,864           340,066         476,266       1,090,196
    Preferred stock dividend . . . . . . . . . . . . . . . . .             --         7,296,844              --       7,296,844
    Warrants issued, net . . . . . . . . . . . . . . . . . . .             --           768,064              --         907,064
    Loss on equipment disposal . . . . . . . . . . . . . . . .             --                --             468         221,524
    Extraordinary gain on extinguishment of debt . . . . . . .             --                --        (605,421)       (605,421)
    Notes issued for service . . . . . . . . . . . . . . . . .             --                --              --       1,915,000
    Stock issued for services and license agreement. . . . . .         14,391                --       1,005,558       1,075,615
    Deferred expense . . . . . . . . . . . . . . . . . . . . .             --                --              --         (76,806)
    Changes in operating assets and liabilities:
        Inventory. . . . . . . . . . . . . . . . . . . . . . .             --                --              --        (738,636)
        Prepaid expenses . . . . . . . . . . . . . . . . . . .        (31,738)           (5,571)        (20,961)       (108,607)
        Other assets . . . . . . . . . . . . . . . . . . . . .             --           123,967         (99,670)       (110,528)
        Accounts payable and accrued expenses. . . . . . . . .     (1,081,934)           55,612         887,617       1,510,767
        Other long-term liabilities. . . . . . . . . . . . . .             --                --         469,327         653,404
                                                               --------------    --------------  --------------  --------------
Net cash used in operating activities. . . . . . . . . . . . .     (6,052,148)       (6,135,812)     (3,231,888)    (38,488,077)
                                                               --------------    --------------  --------------  --------------
INVESTING ACTIVITIES:
Purchase of property, plant and equipment. . . . . . . . . . .       (279,005)       (1,457,354)        (36,311)     (2,942,948)
Purchase of available-for-sale securities, net . . . . . . . .        (13,276)       (7,498,343)             --      (7,511,619)
Purchase of trademark. . . . . . . . . . . . . . . . . . . . .             --                --              --         (50,000)
Purchase of equipment from Land O'Lakes. . . . . . . . . . . .             --                --              --        (729,941)
                                                               --------------    --------------  --------------  --------------
Net cash used in investing activities. . . . . . . . . . . . .       (292,281)       (8,955,697)        (36,311)    (11,234,508)
                                                               --------------    --------------  --------------  --------------
FINANCING ACTIVITIES:
Proceeds from Land O'Lakes borrowings. . . . . . . . . . . . .             --                --              --      12,733,223
Proceeds from sale of stock to Land O'Lakes. . . . . . . . . .             --                --              --          50,000
Proceeds from sale of common stock, net of offering costs. . .             --        17,921,775              --      19,096,776
Proceeds from sale of preferred stock. . . . . . . . . . . . .             --           450,020         676,387      12,695,083
Proceeds from common stock options exercised . . . . . . . . .         79,651            66,376          45,801         353,529
Proceeds from borrowings from investors. . . . . . . . . . . .             --           500,000              --         700,000
Proceeds from convertible notes, net of issuance costs . . . .      1,380,919                --       2,500,000       7,740,919
Net proceeds from note payable . . . . . . . . . . . . . . . .      1,162,248                --              --       1,162,248
Payment to Land O'Lakes. . . . . . . . . . . . . . . . . . . .             --                --              --      (4,100,000)
Payment to investors on borrowings . . . . . . . . . . . . . .             --          (500,000)             --        (700,000)
Proceeds from Chiron warrant purchase. . . . . . . . . . . . .             --                --         125,197         125,197
Proceeds from Employee Stock Purchase Plan . . . . . . . . . .          7,970            13,548              --          21,518
                                                               --------------    --------------  --------------  --------------
Net cash provided by financing activities. . . . . . . . . . .      2,630,788        18,451,719       3,347,385      49,878,493
                                                               --------------    --------------  --------------  --------------
Increase decrease in cash. . . . . . . . . . . . . . . . . . .     (3,713,641)        3,360,210          79,186         155,908
Cash and cash equivalents at beginning of period . . . . . . .      3,869,549           509,339         430,153              --
                                                               --------------    --------------  --------------  --------------
Cash and cash equivalents at end of period . . . . . . . . . . $      155,908    $    3,869,549  $      509,339  $      155,908
                                                               --------------    --------------  --------------  --------------
                                                               --------------    --------------  --------------  --------------
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Discount valuation for convertible debentures. . . . . . . . . $      500,182    $           --  $           --  $      500,182
Valuation of issued options and warrants . . . . . . . . . . .        177,250                --          33,333         287,583
Deferred compensation recognized for employee options. . . . .             --                --       1,657,000       1,657,000
Deferred compensation adjustment, canceled options . . . . . .         35,800           261,200              --         297,000
Conversion of convertible promissory notes plus related
accrued interest, net of financing costs . . . . . . . . . . .             --         8,864,825              --       8,864,825



                                See accompanying notes

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                            NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS

     GalaGen Inc. is utilizing its expertise in its platform antibody technology to develop a portfolio of proprietary nutritional products, including dietary supplements. These products will target needs of both consumers and healthcare professionals. GalaGen is also developing oral pharmaceuticals that target life threatening and emerging pathogens. These antibodies used in nutritional products and pharmaceuticals are derived from the milk collected in the first few milkings of a dairy cow after its calf is born. Using its proprietary procedures, the Company has produced antibodies that target specific pathogens infecting the human gastrointestinal ("GI") tract, including bacteria and their toxins, parasites, fungi and viruses.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     Cash equivalents include short-term highly liquid investments purchased at cost, which approximates market, with remaining maturities of three months or less.

INVESTMENTS

     Investments in debt securities with a remaining maturity of more than three months at the date of purchase are classified as marketable securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale as of December 31, 1997 and 1996. The book value of the investments approximates their estimated market value. The estimated market value of investments by security type as of December 31, 1997 and 1996 is as follows:


                                           1997           1996
                                        ----------     ----------
Corporate debt securities               $1,939,501     $2,686,131
U.S. Government securities               1,397,838      2,012,987
U.S. Treasury securities                 4,174,280      2,602,968
Investment grade debt securities                --        196,257
                                        ----------     ----------
                                        $7,511,619     $7,498,343
                                        ----------     ----------
                                        ----------     ----------

     All investments as of December 31, 1997 and 1996 have a contractual maturity of one year or less.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost and depreciated primarily on a straight-line basis over their estimated useful lives of three to seven years.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     At December 31, 1996, construction in progress consisted of leasehold improvements and manufacturing equipment in connection with the Company's pilot plant manufacturing facility. The Company transferred the construction in progress to its respective asset account and began depreciation in the third
quarter of 1997.   At December 31, 1997 and 1996, property, plant and equipment consisted of the following:


                                               1997            1996
                                           ------------   -----------
Furniture, fixtures and equipment          $  1,869,974   $   423,496
Construction in progress                             --     1,264,342
                                           ------------   -----------
                                              1,869,974     1,687,838
Less accumulated depreciation                  (363,355)     (195,483)
                                           ------------   -----------
                                           $  1,506,619   $ 1,492,355
                                           ------------   -----------
                                           ------------   -----------


RESEARCH AND DEVELOPMENT COSTS

     All research and development costs are charged to operations as incurred.

INCOME TAXES

     Income taxes are accounted for using the liability method. Deferred income taxes are provided for temporary differences between financial reporting and tax bases of assets and liabilities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NET LOSS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to Statement 128 requirements.

STOCK BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("Statement 123"), but applies Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for its stock plans. Under APB 25, when the exercise price of stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

3.   MERGER

     In March 1992, GalaGen was incorporated as a wholly owned subsidiary of its predecessor, Procor Technologies, Inc.("Procor"), a wholly-owned subsidiary of Land O'Lakes Inc. ("Land O'Lakes"), and issued 270 shares of its $.01 par value common stock to Procor for $1.23 per share. In May 1992, GalaGen sold 941,148 shares of its

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

common stock to certain outside investors and future officers, directors, and advisors of GalaGen for $1.23 per share. Effective July 24, 1992, GalaGen was merged with Procor and GalaGen was the surviving entity. As part of this merger, the 13,541 shares of Procor's common stock held by Land O'Lakes were converted into 812,502 shares of $.01 par value common stock of GalaGen. Additionally, the 270 shares of common stock of GalaGen issued to Procor were canceled and $7,127,720 of inter-company obligations owed to Land O'Lakes were forgiven and recorded as contributed capital.

4.   RELATED PARTY TRANSACTIONS

     During 1992, the Company entered into the following agreements with Land
O'Lakes:

PURCHASE AND SALE OF ASSETS AGREEMENT

     Land O'Lakes purchased from the Company all equipment, inventory, and certain other assets and assumed all current liabilities at book value, which approximated $1,636,000. The purchase price was paid by crediting against other indebtedness owed by the Company to Land O'Lakes.

ROYALTY AGREEMENT

     The Company will pay to Land O'Lakes a royalty on net receipts from any product, other than infant formula, which is based on existing technology or technology improvements, as defined by the agreement. The Company will pay an additional royalty on net receipts from infant formula based on existing or improved technology and an additional royalty on net receipts from infant formula based on new technology, as defined by the agreement. This agreement will continue until terminated by both parties. Royalty payments range from one to two percent of net receipts.

LICENSE AGREEMENT

     The Company has licensed to Land O'Lakes the rights to use the Company's existing technologies and technology improvements, as defined by the agreement, for Land O'Lakes' use in animal products, functional foods and infant formula. The Company received a lump sum license fee. The Company has agreed not to compete for fifteen years in the area of animal products and functional foods based on milk and colostrum based immunoglobulin technology. Land O'Lakes has agreed not to compete for fifteen years in the areas of prescription drugs and over-the-counter drugs regulated by the Food and Drug Administration. The term of this agreement is perpetual.

     In March 1997, Land O'Lakes granted a five-year license, an amendment to the license above, in the area of functional foods to use existing technology and future technology improvements in the development, formulation, manufacture, marketing, distribution and sale of kefir-based products, as defined in the granted license. In consideration of granting the Company this license, Land O'Lakes will receive a royalty of five percent from food components or ingredients sold by the Company to be included in a kefir-based product and one percent of net receipts from a kefir-based finished product sold by the Company.

     In March 1998, the Company and Land O'Lakes signed an amended and restated license agreement in which the Company has significantly broadened its rights to
develop and market functional foods.   Under the restated license agreement, the
Company can use, improve, exploit, license or share existing technology, technology improvements and new technologies, as defined, in all areas except under certain "reserved food" and "first refusal food product" categories.

SUPPLY AGREEMENT

     The Company has entered into an agreement with Land O'Lakes whereby the Company will purchase and Land O'Lakes will supply, at their option, all of the Company's commercial requirements for colostrum and milk. As part of

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

this agreement, Land O'Lakes will provide expertise in dairy herd selection, on farm management, membership relations and procurement to the Company for the manufacture of antibody material. The agreement will last for ten years and Land O'Lakes, at its sole discretion, has the option to extend the agreement for an additional ten years.

MASTER SERVICES AGREEMENT

     The Company has entered into an agreement with Land O'Lakes whereby the Company may purchase services from Land O'Lakes for certain administrative and research and development activities. This agreement will enable the Company to access expertise, on an as needed basis, from Land O'Lakes. The agreement terminated on December 31, 1992, but has been renewed annually and is currently extended through December 31, 1998. The Company was charged approximately $442,000, $682,000 and $641,000 in 1997, 1996 and 1995, respectively, in accordance with the Master Services Agreement.

STRATEGIC ALLIANCE LETTER OF INTENT

     The Company and Land O'Lakes have entered into a letter of intent for good faith discussions designed to lead to a definitive agreement regarding a strategic alliance to provide research, development, regulatory and product support, manufacturing, marketing, sales and distribution for certain functional food products.

PROMISSORY NOTE

     The Company issued a promissory note to Land O'Lakes for $4,000,000 as part of the merger. This note had an interest rate of five percent and was due December 31, 1992. Payment of $3,000,000 plus accrued interest of $43,333 was made upon the sale of the Series A preferred stock. Land O'Lakes extended the remaining $1,000,000 note for consideration of $100,000. The $1,000,000, accrued interest of $50,959 and the $100,000 extension fee were paid in 1993.

     Subsequent to 1992, the Company has entered into other related party agreements as noted below:

     In December 1995 and January 1996, Land O'Lakes and certain investment funds controlled by IAI purchased 169,230 and 76,923 shares, respectively, of Series E preferred stock at $3.35 per share.

     In January 1996, the Company entered into a $2.7 million line of credit agreement with a commercial bank, which expired with the closing of the Company's initial public offering (the "Offering"). Loans under this line of credit were guaranteed by six parties and the guarantee was collateralized by letters of credit posted by them in the aggregate amount of $2.7 million. In consideration for the guarantees and letters of credit posted by these parties, the Company issued warrants to purchase an initial aggregate of 162,011 shares of common stock at $7.00 per share. In connection with this transaction Land O'Lakes guaranteed $500,000 of the $2.7 million line of credit, and in exchange received a warrant to purchase 30,002 shares of common stock at $7.00 per share. See Note 9.

     In January 1996, the Company issued two convertible promissory notes for $375,000 and $125,000 to two investment funds controlled by IAI. The notes became due on completion of the Offering. The notes were convertible into Series E preferred stock at the option of the holder. In connection with these notes, the Company issued warrants to purchase 30,001 shares which are identical to the line of credit warrants described above. The notes have been repaid.

     In June 1996, the Company entered into a five-year lease agreement with Land O' Lakes for specified space within the Land O' Lakes facility in connection with the Company's pilot plant manufacturing facility. See Note 10.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     In December 1996, the Company entered into an equipment operating lease which was guaranteed by Land O'Lakes. See Note 10.

5.   REVERSE STOCK SPLIT

     On January 19, 1996, the Board approved a reverse stock split of 3.6923 for 1 for the Company's outstanding common stock. The Company's stockholders approved this reverse stock split in March 1996. Certain information in the financial statements with respect to the common stock and to the conversion prices and ratios of the preferred stock have been adjusted to reflect this change. The reverse stock split had no effect upon the numbers of shares of preferred stock issued and outstanding (as opposed to the conversion prices of the preferred stock and the numbers of shares of common stock into which the preferred stock converted).

6.   STOCK

INITIAL PUBLIC OFFERING

     GalaGen Inc. consummated the Offering on April 1, 1996, which consisted of 2,000,000 shares of common stock at a $10 per share price to the public. All of the Company's preferred stock mandatorily converted into common stock immediately prior to the closing of the Offering. The 2,500,000 shares of Series A preferred stock, 1,234,748 shares of Series B preferred stock and 551,000 shares of Series C preferred stock that were outstanding prior to the Offering were converted into 677,063, 543,413 and 248,758 shares of common stock, respectively, upon the closing of the Offering. The $8,275,000 of Convertible Promissory Notes to investors, plus accrued interest, that were outstanding prior to the Offering converted into shares of Series D preferred stock and simultaneously into 1,434,495 shares of common stock upon the closing of the Offering. The 338,461 shares of Series E preferred stock and 34,287 shares of Series F stock outstanding prior to the Offering were converted into 178,568 and 85,717 shares, respectively, of common stock upon the closing of the Offering.

PREFERRED STOCK DIVIDEND

     The Series D preferred stock, Series e preferred stock and Series F-1 preferred stock converted into common stock at 70% of the Offering price. These reductions in the conversion prices to 70% of the Offering price were valued at $7,296,844 and recorded as a non-cash preferred stock dividend to arrive at the net loss available to holders of common stock in the calculation of net loss per share.

EMPLOYEE STOCK PURCHASE PLAN

     In March 1996, the Company adopted the Employee Stock Purchase Plan whereby 270,833 shares of common stock have been reserved. All employees who have met the service eligibility requirements are eligible to participate and may direct the Company to make payroll deductions of one to 10 percent of their compensation during a purchase period for the purchase of shares under the plan. Participants may purchase up to 5,000 shares of common stock for a given calendar year provided the fair market value of the stock is not more than $25,000 (determined at the beginning of each purchase period). The plan provides a participating employee the right, subject to certain limitations, to purchase the Company's common stock at a price equal to the lower of 85% of the fair market value of the Company's common stock on the first day, or the last day, of the applicable purchase period. The first purchase period commenced on July 1, 1996 and ended on December 31, 1996, of which 3,642 shares of common stock were issued to employees for $13,548. In May 1997, the Employee Stock Purchase Plan was amended by stockholders to have two six month purchase periods beginning on January 1 and July 1 of each year. In 1997, 8,279 shares of common stock were purchased of which 5,009 shares were issued in 1997.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.   LINE OF CREDIT

     In June 1997, the Company established a $2,000,000 line of credit for fixed assets with Transamerica Business Credit Corporation ("Transamerica") which extends through June 1998. Terms of the line of credit include monthly payments over four years equal to 2.5837% of each advance with a final balloon payment of 12.5% at the end of the four-year period. The line of credit is secured by the Company's fixed assets. Transamerica received a warrant for 40,000 shares of common stock granted at the fair market value on the date of grant. The warrant was valued at approximately $79,000 and will be amortized to interest expense over the expected term of the outstanding line of credit. The Company drew approximately $1,319,000 of the line of credit in 1997, of which $1,162,248 is outstanding at December 31, 1997.

8.   CONVERTIBLE DEBENTURES

     In November 1997, the Company raised $1,500,000 through the private placement sale of 6% convertible debentures (the "Debentures") to three institutional investors pursuant to Regulation D under the Securities Act of 1933. The principal and interest of the Debentures can be converted into shares of the Company's common stock at 82.5% of the lowest closing bid price of the Company's common stock three days prior to conversion. One-third of the Debentures can convert to common stock upon the effective date of registration, one-third after five months from the closing date and the remaining one third twelve months after the closing date or nine months if the price of the common stock does not average at least $2.00 per share in the eighth month after closing. An aggregate maximum of 1,400,000 discounted shares of common stock (the "Discounted Shares") can be issued upon the conversion of the Debentures, with each investor owning at any given time a maximum of 4.99% of the then issued and outstanding shares of common stock. If there remains any unconverted principal and accrued interest due to all the Discounted Shares being issued, the Company has the obligation to repay the investors, in the aggregate, a maximum principal of $500,000. The Debentures automatically convert into the Discounted Shares eighteen months from the closing date. Five-year warrants were issued to the investors to purchase, in the aggregate, 200,000 shares of common stock at 110% of the market value of the common stock on the closing date. The value of the warrants plus the value of the discount of the Discounted Shares was $500,182, which the Company is amortizing over the term of the Debentures. In 1997, $72,000 was amortized and recorded as interest expense. A deferred expense was recorded for $119,081, which represents costs associated with closing the Debentures. These deferred expenses are being amortized until the Debentures are converted into Discounted Shares. In 1997, $9,378 was amortized and recorded as an expense. In February and March 1998, $499,500 of Debenture principal plus accrued interest was converted into 718,543 shares of common stock. The net carrying value of the Debentures approximates fair market value. In connection with this private placement, the Company has reserved 1,129,062 shares of common stock for issuance.

9.   OPTIONS AND WARRANTS

STOCK OPTION PLAN

     The Company has established a 1992 Stock Plan (the "1992 Plan") and a 1997 Incentive Plan (the "1997 Plan"), under which both incentive and nonqualified options may be granted, which have reserved 880,210 and 1,250,000 shares of common stock, respectively, for issuance. The Company uses these plans as an incentive for employees, directors and technical advisors. Stock awards in the aggregate of 100,000 shares of common stock may also be granted under the 1997 Plan. Options are granted at fair market value as determined on the date of grant and normally vest over three to five years.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     The following plan and nonplan options are outstanding at December 31, 1997:

                                                                                    WEIGHTED
                                      1992 PLAN      1997 PLAN    OUTSIDE PLANS     AVERAGE
                                       OPTIONS        OPTIONS         OPTIONS       OPTION
                                     OUTSTANDING    OUTSTANDING    OUTSTANDING       PRICE
                                     -----------    -----------   -------------    ---------
Balance at December 31, 1994......       353,842                         27,082    $    4.86
   Granted........................       272,076                        140,830         6.66
   Exercised......................       (36,684)                            --         1.25
   Canceled.......................      (238,101)                       (13,541)        6.97
                                     -----------                  -------------
Balance at December 31, 1995......       351,133                        154,371         5.67
   Granted........................       477,476                         57,003         4.68
   Exercised......................       (39,902)                            --         1.66
   Canceled.......................      (118,479)                       (25,730)        7.36
                                     -----------                  -------------
Balance at December 31, 1996......       670,228                        185,644         4.74
   Granted........................            --        379,300              --         3.96
   Exercised......................       (51,162)            --         (13,541)        1.23
   Canceled.......................       (69,335)       (60,000)         (4,334)        4.51
                                     -----------    -----------   -------------
Balance at December 31, 1997......       549,731        319,300         167,769    $    4.96
                                     -----------    -----------   -------------
                                     -----------    -----------   -------------

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     The following table summarizes information about the stock options outstanding at December 31, 1997:

                                      OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                  -------------------------------------------------------    -------------------------------
                                     WEIGHTED-AVERAGE         WEIGHTED                          WEIGHTED
   RANGE OF           NUMBER             REMAINING             AVERAGE         NUMBER           AVERAGE
EXERCISE PRICE     OUTSTANDING       CONTRACTUAL LIFE      EXERCISE PRICE    EXERCISABLE     EXERCISE PRICE
                  -------------    --------------------    --------------    -----------    ----------------
$         1.23            5,416       < 1 year             $         1.23          5,416    $           1.23
   2.50 - 3.25           21,000       10 years                       3.21         15,000                3.25
          3.69          163,439       < 1 year                       3.69        114,166                3.69
          4.00          510,000        9 years                       4.00        122,000                4.00
          4.88           50,000        4 years                       4.88         16,667                4.88
   5.25 - 5.38           45,471        3 years                       5.37         14,802                5.37
          5.75          128,000        4 years                       5.75         25,600                5.75
          7.39           16,249        3 years                       7.39          2,166                7.39
         11.08           97,225        3 years                      11.08         39,532               11.08
                  -------------                                              -----------
$ 1.23 - 11.08        1,036,800                            $         4.96        355,349    $           4.86
                  -------------                                              -----------
                  -------------                                              -----------

     Options expire in five years and three months to ten years from the grant date. Fully vested and exercisable options were 355,349, 189,986 and 161,426 as of December 31, 1997, 1996 and 1995, respectively. The weighted average exercise prices for the fully vested and exercisable options as of December 31, 1997, 1996 and 1995 were $4.86, $3.80 and $2.63, respectively. In May 1997, the Company granted options for 20,000 shares of common stock to two consultants for services provided, of which 15,000 are fully vested. In August 1997, a consultant was granted a stock award, based upon the value of the common stock at the date of grant, from the 1997 Plan of 1,493 shares of common stock in exchange for services provided.

WARRANTS

     In January 1993, the Company granted a warrant to purchase 13,541 shares of the Company's common stock at $12.00 per share to an investment banking firm for financial advisory services. This warrant expires May 1998.

     In June 1993, the Company granted a warrant to purchase 9,479 shares of the Company's common stock at $.18 per share to a contract research organization for services rendered in 1993. Expense was recorded for the difference between the exercise price and fair market value of the common stock, as determined by the Board of Directors. This warrant expires December 1998.

     In October 1993, the Company granted a warrant to purchase 20,312 shares of the Company's common stock at $18.46 per share to each of a board member and an investor in return for their guarantee for the Company's line of credit. These warrants expire October 1998.

     In connection with the June 1994 to October 1995 Convertible Promissory Notes (the "Notes") issuance of $8,275,000, each Note holder received a warrant, exercisable at $11.07 per share, to purchase that number of shares of common stock equal to 20% of the principal amount of such holder's Note divided by $11.07. The Company granted warrants to purchase 149,384 shares of the Company's common stock. These warrants expire five years from the date of grant, which range from June 1999 to October 2000.

     In March 1995, Chiron was issued warrants to purchase 200,000 shares of the Company's Series F preferred stock for which the Company was paid $150,000. The Company issued the warrants to purchase 200,000 shares of Series F preferred stock to Chiron as follows: (i) warrant to purchase 17,144 shares of Series F1 preferred stock, exercise price

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

of $17.50 per share (pre-Offering) or $24.00 per share (post-Offering); (ii) warrant to purchase 42,856 shares of Series F2 preferred stock, exercise price of $18.70 per share (pre-Offering) or $27.00 per share (post-Offering); (iii) warrant to purchase 60,000 shares of Series F3 preferred stock, exercise price of $25.00 per share (pre-Offering) or $33.00 per share (post-Offering); and (iv) warrant to purchase 80,000 shares of Series F3 preferred stock, exercise price of $25.00 per share (pre-Offering) or $36.00 per share (post-Offering). If, after the Company's Offering, the market value (as defined in the purchase agreement for the warrants) of a share of common stock is less than the stated post-Offering exercise price of any such warrant, the exercise price is reduced to such per share market value and the number of shares of common stock covered by the warrant are increased proportionately. Based upon the warrant agreements, the ceiling price for the warrants described in clauses (ii), (iii) and (iv) above were set at the closing of the Offering at $10.11, $9.24 and $10.08, respectively, per share of common stock. Chiron exercised the warrant described in clause (i) above in March 1996 which converted into 42,860 shares of common stock at the closing of the Company's Offering. Assuming the remaining three warrants were exercised in full on December 31, 1997, 3,117,672 shares of the Company's common stock would have been issued upon such exercise based upon the twenty day average of the average of the high and low closing market price, as reported by Nasdaq National Market, prior to December 31, 1997 of $1.93 per
share.   The warrants expire on the earlier of six years from the date of issuance or 120 days after the warrant holder receives notice from the Company of the occurrence of certain defined milestone events. See Note 10.

     In January 1996, the Company granted warrants to purchase 162,011 shares of common stock at $7.00 per share to six parties, one of which is a company which has a representative on the Company's Board which received a warrant to purchase 30,002 shares of common stock, in return for their guarantee on the Company's $2.7 million line of credit. The Company also granted warrants to purchase 7,500 and 22,501 shares of the Company's common stock at $7.00 per share to certain investment funds associated with a representative on the Company's Board in return for their issuance of two convertible promissory notes totaling $500,000. These warrants expire February 2001. The difference between the Offering price and exercise price of these warrants multiplied by the number of warrants, plus the intrinsic value of the warrants was $768,064 which was recorded as interest expense in 1996.

     In March 1997, the Company issued warrants to purchase 10,000 shares of common stock, granted at the fair market value on the date of grant, for certain services to be rendered. The warrant expires in March 2002.

     In connection with the line of credit, Transamerica received a five-year warrant for 40,000 shares of common stock granted at the fair market value on the date of grant. The intrinsic value of the warrant is approximately $79,000 and is being amortized to interest expense over the expected term of the outstanding line of credit. See Note 7.

     In conjunction with the issuance of the Debentures, the Company issued warrants to purchase 200,000 shares of the Company's common stock at 110% of the market value of the common stock on the closing date of the Debentures. The intrinsic value of these warrants is $182,000, which is being amortized as interest expense. These warrants expire in December 2002. See Note 8.

     In December 1997, the Company issued five-year warrants to financial consultants to purchase 25,000, 40,000 and 75,000 shares of common stock at $2.50, $3.00 and $6.50, respectively, which was greater than the market value of the common stock at the date of grant. These warrants have an intrinsic value of $50,450 which is being amortized over the term of the consulting relationship. The warrant for 75,000 shares of common stock will vest upon the Company's common stock trading for ten consecutive days, from the time of grant until June 30, 1998, at or greater than $6.50 per share.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

STOCK OPTION AND WARRANT AGREEMENT REVISIONS

     In March 1994, the Company canceled all common stock option and warrant agreements that were issued in 1993 that had exercise prices of $12.00 per share and $18.46 per share and issued new stock option and warrant agreements with the same terms and conditions except that the grant prices were $7.38 per share and $11.07 per share, respectively.

     In August 1996, the Company canceled all common stock option agreements, totaling 57,715 shares of common stock under the Plan and 18,958 shares of common stock outside of the Plan, with the exception of officer and director options, that were issued with a grant price greater than the fair market value at the date of re-grant and issued new stock option agreements with the same terms and conditions except that the grant prices were $5.375 per share.

STOCK-BASED COMPENSATION

     The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement 123, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net loss and loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995: risk-free interest rates approximating 6.2%; volatility factor of the expected market price of the Company's common stock ranging from .3 to .527 and a weighted-average expected life of the option of 5 years. The weighted average fair value of the options granted in 1997 and 1996 is $2.16 and $2.54 per share, respectively, as computed as described above.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:



                                                                 1997            1996           1995
                                                             -----------    ------------    -----------
Pro forma amortized expense . . . . . . . . . . . . . . . .  $   435,589    $    165,762    $     1,763
Pro forma net loss applicable to common stockholder . . . .  $(6,070,723)   $(14,949,353)   $(5,475,801)
Pro forma net loss per common share, Basic and Diluted. . .  $     (0.84)   $      (2.26)   $     (2.88)


The pro forma effect on net loss for 1997, 1996 and 1995 is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DEFERRED COMPENSATION

     In December 1995, the Company canceled certain stock option agreements within the Plan and certain stock options that were outside of the Plan that had grant prices ranging from $7.38 per share to $11.07 per share and issued new stock option agreements with the same terms and conditions except that the grant prices were $3.69 per share. The Company recorded $1,657,000 as deferred compensation for the difference between the new grant price per share of common stock and the fair market value of the common stock per share on the date of grant, as determined by the board of directors, multiplied by the total number of options affected. In December 1997 and 1996, the Company adjusted the deferred compensation balance by $35,800 and $261,200 to account for terminated employee options that were not vested. The deferred compensation is amortized ratably over the vesting period of the options. In 1997, 1996 and 1995, $273,864, $340,066 and $476,266 was amortized, respectively.

     The remaining deferred compensation is expected to be amortized as follows:

                         1998. . . . . . . .   $185,400
                         1999. . . . . . . .     82,400
                         2000. . . . . . . .      2,004
                                               --------
                                               $269,804
                                               --------
                                               --------


10.  COMMITMENTS

     The Company has commitments under the following agreements:

LICENSE AGREEMENTS

     In March 1993, Nestec, an affiliate of Nestle Ltd., granted a license to the Company, including the right to grant sublicenses, relating to the production and use of bovine antirotavirus and antiE. Coli antibodies derived from milk and colostrum for therapeutic and prophylactic applications. The license is exclusive in North America and semiexclusive in the rest of the world and obligates the Company to pay royalties on products incorporating the licensed technology.

     In September 1993, Institut Pasteur granted the Company an exclusive worldwide license to certain applications relating to human passive immunity. Conversely, the Company granted Institut Pasteur an exclusive worldwide license relating to certain technology regarding active immunity. Both license agreements expire upon the earlier of ten years from the date of the first commercial sale arising out of the use of these certain technologies or upon the expiration of the last to issue licensed patent on a countrybycountry basis.

     In March 1995, the Company entered into a License and Collaboration Agreement with Chiron Corporation involving the licensing of Chiron adjuvant technology and a collaboration to research and develop passive immune therapies using bovine antibodies for certain products. Pursuant to this Agreement, Chiron has granted an exclusive worldwide license for certain of Chiron's proprietary adjuvant technology to the Company for which the Company issued 17,143 shares of its Series F1 preferred stock to Chiron. Additionally, Chiron has been granted certain rights to exclusively market a certain product for which the Company was paid $100,000. See Note 9.

     In November 1997, the Company entered into a product development agreement with Taste Technologies, Inc. to collaborate on the creation of nutritional products containing GalaGen antibodies. Based upon their contributions Taste Technologies is entitled to receive royalties on certain net sales.

     The royalties on the above agreements range from one-half to five percent, depending on the volume, of certain net sales.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

OTHER AGREEMENTS

     A three-year service agreement that began in 1996 for specified raw material preparation assistance requires minimum payments of approximately $24,000 in 1998 and $14,000 in 1999.

     The Company entered into a clinical service agreement with a contract research organization in June 1997. This agreement requires payment over the length of the clinical trial that is anticipated to be completed in 1998. The agreement requires a minimum payment of approximately $36,000 in 1998.

LEASE COMMITMENTS

     The Company leases certain office equipment under an operating lease.

     During June 1996, the Company entered into a five-year lease agreement with Land O' Lakes for specified space within the Land O' Lakes facility in connection with the Company's pilot plant manufacturing facility. The lease calls for annual payments of approximately $87,000 and can be extended for additional one-year periods at the option of the Company.

     In December 1996, the Company entered into an operating lease with Cargill Leasing Corporation for $835,393 of manufacturing equipment for the Company's pilot plant facility. Lease payments of $10,990 per month plus tax will continue for a period of seven years with the Company's option to extend for an additional 12 months. The rental percentage was computed on a weighted average of the 30-day LIBOR rate and the rate on five-year U.S. Treasury Notes. The lease is guaranteed by Land O' Lakes.

     The total lease expense was $199,808, $3,133 and $9,547, respectively, for the years ended December 31, 1997, 1996, and 1995. The future minimum annual lease payments are as follows:

                1998  . . . . . . . . . . . . .  $      228,000
                1999  . . . . . . . . . . . . .         228,000
                2000  . . . . . . . . . . . . .         227,000
                2001  . . . . . . . . . . . . .         184,000
                2002  . . . . . . . . . . . . .         140,000
                Thereafter  . . . . . . . . . .         140,000
                                                 --------------
                . . . . . . . . . . . . . . . .  $    1,147,000
                                                 --------------
                                                 --------------



11.  INCOME TAXES

     Prior to the effective date of the merger with Procor, GalaGen's losses were utilized by Land O'Lakes in its consolidated tax return. Subsequent to the effective date of the merger and through December 31, 1997, GalaGen has operating loss carryforwards to offset future taxable income of approximately $33,500,000 which begin to expire in 2007. No benefit has been recorded for such loss carryforwards, and utilization in future years may be limited, if significant ownership changes have occurred.

                                     GALAGEN INC.
                            (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     Components of deferred tax assets are as follows:

                                                                           DECEMBER 31
                                                     -------------------------------------------------------
                                                           1997               1996                1995
                                                     ----------------    ---------------    ----------------
Loss carryforwards...............................    $     12,403,000    $    10,270,000    $      7,500,000
Research and development tax credit                           791,000            566,000             322,000
carryforwards....................................    ----------------    ---------------    ----------------
                                                     $     13,194,000    $    10,836,000    $      7,822,000
Less valuation allowance.........................         (13,194,000)       (10,836,000)         (7,822,000)
                                                     ----------------    ---------------    ----------------
Net deferred tax assets..........................    $             --    $            --    $             --
                                                     ----------------    ---------------    ----------------
                                                     ----------------    ---------------    ----------------

12.   EXTRAORDINARY ITEM

     In July 1995, the Company terminated its fund raising efforts for its wholly owned subsidiary, Altra Bio Inc., and sold the Corporation to a former officer for the nominal consideration of $1.00. Altra Bio had no book value at the time of the sale and, accordingly, no gain or loss was recognized in the transaction. As part of the terminated fund raising efforts, the Company negotiated debt reduction settlements with certain research collaborators and a vendor in the aggregate amount of $605,421. The effect on the December 31, 1995 net loss per share was $.32 for basic and diluted net loss per share.

                                                                       EXHIBIT A





                               ASSET PURCHASE AGREEMENT



                                       BETWEEN



                                     ZEVEX, INC.



                                         AND




                               NUTRITION MEDICAL, INC.




                                    JULY 27, 1998

                                  TABLE OF CONTENTS


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

2.   BASIC TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . .   A-5
     (a)  PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . . . . . .   A-5
     (b)  RETAINED ASSETS. . . . . . . . . . . . . . . . . . . . . . . . .   A-6
     (c)  ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . .   A-7
     (d)  RETAINED LIABILITIES . . . . . . . . . . . . . . . . . . . . . .   A-7
     (e)   PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . .   A-9
     (f)  PAYMENT AND HOLDBACK . . . . . . . . . . . . . . . . . . . . . .   A-9
     (g)  INVENTORY PROCEDURE AND PURCHASE PRICE ADJUSTMENT. . . . . . . .   A-9
     (h)  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
     (i)  DELIVERIES AT THE CLOSING. . . . . . . . . . . . . . . . . . . .  A-10
     (j)  ALLOCATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10

3.   REPRESENTATIONS AND WARRANTIES OF THE TARGET. . . . . . . . . . . . .  A-10
     (a)  ORGANIZATION OF THE TARGET . . . . . . . . . . . . . . . . . . .  A-11
     (b)  AUTHORIZATION OF TRANSACTION . . . . . . . . . . . . . . . . . .  A-11
     (c)  NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . .  A-11
     (d)  BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
     (e)  TITLE TO ACQUIRED ASSETS . . . . . . . . . . . . . . . . . . . .  A-11
     (f)  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .  A-12
     (g)  LEGAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . .  A-12
     (h)  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . .  A-12
     (i)  TANGIBLE ASSETS. . . . . . . . . . . . . . . . . . . . . . . . .  A-15
     (j)  INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
     (k)  CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
     (l)  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
     (m)  PRODUCT WARRANTY . . . . . . . . . . . . . . . . . . . . . . . .  A-16
     (n)  CUSTOMERS AND SUPPLIERS. . . . . . . . . . . . . . . . . . . . .  A-16
     (o)  PRODUCT LIABILITY. . . . . . . . . . . . . . . . . . . . . . . .  A-16
     (p)  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     (q)  INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
     (r)  LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . . .  A-17

4.   REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . . . . .  A-17
     (a)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF THE BUYER. .  A-17
     (b)  AUTHORIZATION OF TRANSACTION . . . . . . . . . . . . . . . . . .  A-18
     (c)  NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . .  A-18
     (d)  BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  A-18

5.   PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  A-18
     (a)  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
     (b)  NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . .  A-18
     (c)  OPERATION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . .  A-19
     (d)  FULL ACCESS AND DUE DILIGENCE. . . . . . . . . . . . . . . . . .  A-20
     (e)  EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
     (f)  MARKETING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  A-20
     (g)  NESTLE PRODUCT ORDERS. . . . . . . . . . . . . . . . . . . . . .  A-21

6.   POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  A-21
     (a)  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
     (b)  LITIGATION SUPPORT . . . . . . . . . . . . . . . . . . . . . . .  A-21
     (c)  TRANSITION . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
     (d)  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .  A-21
     (e)  COVENANT NOT TO COMPETE. . . . . . . . . . . . . . . . . . . . .  A-22
     (f)  TRANSFER OF POSSESSION OF THE ASSETS . . . . . . . . . . . . . .  A-22
     (g)  PRODUCT LIABILITY INSURANCE. . . . . . . . . . . . . . . . . . .  A-22
     (h)  PRODUCT LIABILITY CLAIMS . . . . . . . . . . . . . . . . . . . .  A-23
     (i)  PRODUCT WARRANTY CLAIMS. . . . . . . . . . . . . . . . . . . . .  A-23

7.   CONDITIONS TO OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . .  A-23
     (a)  CONDITIONS TO OBLIGATION OF THE BUYER. . . . . . . . . . . . . .  A-23
     (b)  CONDITIONS TO OBLIGATION OF THE TARGET . . . . . . . . . . . . .  A-25

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT . . . . . . . . . . . . . . .  A-26
     (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .  A-26
     (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. . . . . . .  A-26
     (c)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE TARGET . . . . . .  A-27
     (d)  MATTERS INVOLVING THIRD PARTIES. . . . . . . . . . . . . . . . .  A-28
     (e)  DETERMINATION OF ADVERSE CONSEQUENCES. . . . . . . . . . . . . .  A-29
     (f)  CHARGES AGAINST HOLDBACK . . . . . . . . . . . . . . . . . . . .  A-29
     (g)  INDEMNITY THRESHOLD AND LIMIT. . . . . . . . . . . . . . . . . .  A-29
     (h)  EXCLUSIVE REMEDY . . . . . . . . . . . . . . . . . . . . . . . .  A-30

9.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
     (a)  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . .  A-30
     (b)  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . .  A-30

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
     (a)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . .  A-31
     (b)  RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
     (c)  OBLIGATIONS UNDER WARN . . . . . . . . . . . . . . . . . . . . .  A-31

     (d)  NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . .  A-31
     (e)  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  A-31
     (f)  SUCCESSION AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . .  A-31
     (g)  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     (h)  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     (i)  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     (j)  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
     (k)  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . .  A-33
     (l)  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     (m)  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     (n)  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
     (o)  INCORPORATION OF EXHIBITS AND SCHEDULES. . . . . . . . . . . . .  A-33
     (p)  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . .  A-33
     (q)  DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . .  A-34
     (r)  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
     (s)  BULK TRANSFER LAWS . . . . . . . . . . . . . . . . . . . . . . .  A-35



LIST OF SCHEDULES AND EXHIBITS

Schedule 2(a)(i) - Fixed Assets
Schedule 2(a)(v) - Intellectual Property
Schedule 2(a)(vii)(A) - Assumed Contracts (non-lease)
Schedule 2(a)(vii)(B) - Assumed Contracts (lease)
Schedule 2(j) - Purchase Price Allocation
Schedule 3  - Disclosure Schedule
Schedule 7(a)(iv) - Third Parties Requiring an Estoppel Certificate

Exhibit 5(f) - Form of Marketing Agreement
Exhibit 7(a)(iv)  - Form of Estoppel Certificate
Exhibit 7(a)(x)  - Form of Opinion of Target's Counsel
Exhibit 7(a)(xi) - Form of Investment Representation Letter for Elan International Services Ltd.
Exhibit 7(b)(viii) - Form of Opinion of Buyer's Counsel

                               ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") entered into as of July 27, 1998, by and between ZEVEX, Inc., a Delaware corporation (the "Buyer"), and Nutrition Medical, Inc., a Minnesota corporation (the "Target"). The Buyer and the Target are herein referred to individually as a "Party" and collectively as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Enteral Feeding Device and Disposable Division of the Target in return for cash and common stock of ZEVEX International, the parent corporation of the Buyer.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   DEFINITIONS.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquired Assets" has the meaning set forth in Section 2(a) below.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Applicable Rate" means the prime rate (as published in the Money Rate Section of the WALL STREET JOURNAL on the date of calculation), plus two percent (2%).

     "Assumed Contracts" has the meaning set forth in Section 2(a)(vii) below.

     "Assumed Liabilities" has the meaning set forth in Section 2(c) below.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Closing" has the meaning set forth in Section 2(h) below.

     "Closing Date" has the meaning set forth in Section 2(h) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of the Division that is not already generally available to the public.

     "Contracts" has the meaning set forth in Section 3(k) below.

     "Deferred Intercompany Transaction" has the meaning set forth in Reg.
Section 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Division" means the Target with respect to its enteral feeding pump and disposable division, which includes the production and distribution of enteral feeding pumps, delivery sets, and enteral feeding tubes (but excludes formulas and nutritional products).

     "Division Intellectual Property" has the meaning set forth in Section 3(h) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an "Employee Pension Benefit Plan" as defined in ERISA Section 3(2), (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan as defined in ERISA Section 3(37)), or (d) Employee Welfare Benefit Plan as defined in ERISA Section 3(1) or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Parts Inventory Amount" has the meaning set forth in Section 2(e) below.

     "Final Parts Inventory Amount" has the meaning set forth in Section 2(g) below.

     "Financial Statement" has the meaning set forth in Section 3(f) below.

     "Fixed Assets" has the meaning set forth in Section 2(a)(i) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "General Inventory" has the meaning set forth in Section 2(a)(ii) below.

     "Indemnified Party" has the meaning set forth in Section 8(d) below.

     "Indemnifying Party" has the meaning set forth in Section 8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, design concepts, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory Statement" has the meaning set forth in Section 2(g) below.

     "Knowledge" with respect to the Target means the actual knowledge of the Target after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Licenses and Permits" has the meaning set forth in Section 2(a)(xi) below.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 3(f) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Parts Inventory" means that part of the General Inventory comprised only of parts and materials for the repair of enteral feeding pumps, parts and materials for the manufacture of products other than enteral feeding pumps, and finished products other than enteral feeding pumps.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pump Lease Agreements" means all leases (written and oral) of enteral feeding pumps owned by the Target.

     "Purchase Price" has the meaning set forth in Section 2(e) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Shares" has the meaning set forth in Section 2(e) below.

     "Target" has the meaning set forth in the preface above.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 8(d) below.

     2.   BASIC TRANSACTION.

     (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase and acquire from the Target, and the Target agrees to sell, transfer, convey, and deliver to the Buyer, for the consideration specified below in this Section 2, all of the Target's right, title and interest in and to all of the assets constituting the Division, with such changes, deletions or additions thereto as may occur from the date hereof to the Closing in the ordinary course of business and consistent with the terms and conditions of this Agreement (the "Acquired Assets"). The Acquired Assets shall include, subject to the foregoing, without limitation, all of the Target's right, title and interest in and to the following items to the extent such items are used in or related to the businesses of the Division:

          (i) tangible personal property such as machinery, tooling, tools, molds, jigs, and dies, as identified in Schedule 2(a)(i) (the "Fixed Assets");


          (ii) inventories of raw materials and supplies, enteral feeding pumps (including enteral feeding pumps subject to Pump Lease Agreements), delivery sets, and feeding tubes, manufactured and purchased parts in connection therewith, goods in process and finished goods (collectively, the "General Inventory");

          (iii) supplies, containers, labels, packaging materials, and similar items;

          (iv) all documents or other tangible materials embodying technology used in connection with the manufacture, promotion or distribution of products;

          (v) all Intellectual Property, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions as described on Schedule 2(a)(v);

          (vi)    goodwill and going concern value;

          (vii) agreements, contracts, purchase orders, sales orders, indentures, mortgages, instruments, Security Interests, guaranties, commitments, other similar arrangements and rights thereunder (other than the Pump Lease Agreements) as listed Schedule 2(a)(vii)(B), and Pump Lease Agreements as described in Schedule 2(a)(vii)(B) (collectively, the "Assumed Contracts");

          (viii) warranties provided by VR Industries, Inc. to the Target in connection with the manufacture of enteral feeding pumps;

          (ix)    claims, deposits, prepayments, refunds and the like;

          (x) causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment or refund (including any such item relating to the payment of Taxes);

          (xi) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies (the "Licenses and Permits") to the extent they are assignable under law;

          (xii) original regulatory documentation, including Device Master Records, Device History Records, original 510(k) applications in their entirety, and 510(k) notification letters from the United States Food and Drug Administration; and

          (xiii) printed copies (and computerized copies where available) of books, records, ledgers, files, documents, customer lists, pump tracking information, prospect lists, dealer and distributor lists, purchase orders and invoices, product data, price lists, quotes and bids, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, stock photographs, artwork, dyes, studies, reports, training and operating manuals, and other printed or written materials.

     (b) RETAINED ASSETS. Notwithstanding the foregoing, the Target is not selling, transferring, assigning or conveying to the Buyer the following:

          (i) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto relating to the Division or the Target;

          (ii) any formulas or nutritional products of Target and associated Intellectual Property;

          (iii) rights in and with respect to the assets associated with the Target=s Employee Benefit Plans;

          (iv) cash, cash equivalents, accounts, notes, and other receivables of the Division or the Target;

          (v) the Target=s corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Target as a corporation;

          (vi) the original books and records of the Target and the accounting or other software used by the Target to maintain such books and records; and

          (vii) any of the rights of the Target under this Agreement (or under any side agreement between the Target on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     (c) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, at Closing the Buyer agrees to assume, pay, perform or otherwise satisfy, to the extent not paid, performed or discharged at Closing, only the following liabilities of the Target (the "Assumed Liabilities"):

          (i) the Assumed Contracts identified on Schedule 2(a)(vii), but only to the extent accruing from and after Closing.


     (d)  RETAINED LIABILITIES.  Except to the extent expressly assumed in
Section 2(c), the Buyer shall not assume or otherwise become responsible for any liability or obligation of any kind of the Target, whether or not relating to the operations of the Division, asserted or unasserted, known or unknown, contingent or fixed, arising or accruing prior to or following the Closing, including but not limited to the following, all of which liabilities and obligations shall be retained by the Target:

          (i) any Liabilities of the Target set forth on the face of the Most Recent Balance Sheet;

          (ii) all Liabilities of the Target which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business;

          (iii) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, product liability, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements or incidents or reports of equipment malfunction for a Division's product sold prior to Closing;

          (iv) all Liabilities and obligations of the Target with respect to employees of Target or arising under Target's Employee Benefit Plans;

          (v) any Liability of the Target for unpaid Taxes (with respect to the Division or otherwise) for periods prior to the Closing,;

          (vi) any Liability of the Target for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Target is transferring the Acquired Assets or because the Target has deferred gain on any Deferred Intercompany Transaction);

          (vii) any Liability of the Target for the unpaid Taxes of any Person other than the Target under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise;

          (viii) any obligation of the Target to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Target or was serving at the request of the Target as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

          (ix) all liabilities arising from the operation of any successor liability statutes, to the extent that non-compliance therewith or the failure to obtain necessary clearances would subject either the Buyer or the Acquired Assets to the claims of any creditors of the Target or would subject any of the Acquired Assets to liens or other restrictions.

          (x) any Liability (including any warranty claim) arising out of or connection with any products sold by the Target;

          (xi) any Liability of the Target for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; and

          (xii) any Liability or obligation of the Target under this Agreement (or under any side agreement between the Target on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     (e) PURCHASE PRICE. Subject to the provisions of this Agreement, the purchase price for the Acquired Assets shall be equal to the aggregate of the following (the "Purchase Price"):

          (i)     Five Hundred Thousand Dollars ($500,000.00); plus

          (ii) 115,000 shares of common stock of ZEVEX International, Inc. (the "Shares"); plus

          (iii) an amount equal to the estimated actual cost of the Parts Inventory on the Closing Date (the "Estimated Parts Inventory Amount"), subject to adjustment as set forth in Section 2(g) below.

The value of the Shares for purposes of calculating the amount of the Purchase Price shall be determined based upon the average closing price as quoted on the American Stock Exchange for the 90-day period ending one day prior to the Closing Date.

     (f) PAYMENT AND HOLDBACK. On the Closing Date, the Buyer shall pay to the Target all amounts required by Section 2(e) (subject to the holdback described below) by physical delivery of certificates for the Shares to the Target and by wire transfer of immediately available funds to such account as the Target shall designate. The Buyer acknowledges that the Target intends to immediately transfer the Shares to Elan International Services Ltd. as payment of certain indebtedness of the Target. The Buyer shall reserve a portion of the Purchase Price to be delivered at the Closing to cover any decrease to the Purchase Price as provided in Section 2(g) below and any payments due the Buyer under Section 6(i) or Section 8(b). The Parties agree that the Buyer shall withhold ten Percent (10%) of the Estimated Parts Inventory Amount from the cash portion of the Purchase Price to be delivered at the Closing and that this amount, less deductions required to cover such Purchase Price decrease, will be delivered to the Target on a deferred basis within 10 days following the determination of the Final Parts Inventory Amount. The Parties further agree that the Buyer shall withhold an additional Fifty Thousand Dollars ($50,000) from the cash portion of the Purchase Price to be delivered at the Closing and that this amount, less deductions pursuant to Section 6(i) or Section 8(b) will be delivered to the Target on a deferred basis no later than 180 days following Closing. Such reserved funds shall be delivered instead to a mutually agreeable third party escrow agent, to hold in an interest bearing account, and released to the respective Parties in accordance with the terms of this Agreement and a mutually agreed upon escrow agreement to be executed on or prior to Closing.

     (g) INVENTORY PROCEDURE AND PURCHASE PRICE ADJUSTMENT. Promptly following the Closing Date, the Target shall take a physical inventory of all Parts Inventory in accordance with procedures to be established by mutual agreement of Buyer and the Target prior to Closing. The Buyer shall have the right to have representatives present during such inventory. Within thirty (30) days after the completion of such inventory, the Target shall prepare and deliver to the Buyer a statement (the "Inventory Statement"), which has been reviewed and reported on by Buyer's independent auditors in accordance with procedures to be established by Buyer and the Target, without exception or qualification, setting forth the actual cost of the Parts Inventory (the "Final Parts Inventory Amount"). The Purchase Price shall be increased by the amount, if any, by which the Final Parts Inventory Amount exceeds the Estimated Parts Inventory Amount. Conversely, the Purchase Price shall be decreased by the amount, if any, by which the Final Parts Inventory Amount is less than the Estimated Parts Inventory Amount. The Buyer shall pay to the Target any such increase in the Purchase Price and the Target shall repay to the Buyer any such decrease in the Purchase Price within thirty (30) days following the determination of the adjustment pursuant to this Section 2(g).

     (h) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer at 4314 ZEVEX Park Lane, Salt Lake City, Utah, commencing at 12:00 p.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Buyer shall have no obligation to close this Agreement prior to the expiration of the due diligence period allowed the Buyer under Section 9(a)(ii).

     (i) DELIVERIES AT THE CLOSING. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below; (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) the Target will execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Target such instruments of assumption as the Target and its counsel reasonably may request; and (v) the Buyer will deliver to the Target the consideration specified in Section 2(e) above.

     (j) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2(j).

     3. REPRESENTATIONS AND WARRANTIES OF THE TARGET. The Target represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in Schedule 3 accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Target's portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) ORGANIZATION OF THE TARGET. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) AUTHORIZATION OF TRANSACTION. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Target has duly authorized the execution, delivery, and performance of this Agreement by the Target, subject to the approval of the Target Stockholders. This Agreement constitutes a valid and legally binding obligation of the Target, enforceable in accordance with their respective terms and conditions. Upon Closing, the Target Shareholders will have duly authorized the transactions contemplated by this Agreement to the extent required under applicable law.

     (C) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); (iii) or adversely affect the Acquired Assets. The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) BROKERS' FEES. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e) TITLE TO ACQUIRED ASSETS. As of the date hereof, the Target has, and on the Closing Date will have and will convey to Buyer, good and marketable title to all of the Acquired Assets, free and clear of all Security Interests, other than statutory liens arising from trade payables and Taxes not yet due and payable. There are no leasehold interests, licenses or other agreements granting any party any possessory rights with respect to the Acquired Assets.
Schedule 3(e) is a true and complete list of the location of any Acquired Assets held by a third party. The Acquired Assets are or will be sufficient to permit Buyer to operate the business of the Division in a manner substantially the same as the current operations of the Target, except for assets related to administrative support services, such as computer services for accounting and manufacturing support, which are not being transferred.

     (f) FINANCIAL STATEMENTS. Attached hereto as Schedule 3(f) are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statements of income, changes in control account, and cash flow as of and for the fiscal year ended December 31, 1997 for the Target (the "Fiscal Year End Statements"); and (ii) unaudited balance sheet and statements of income, changes in control account, and cash flow (the "Most Recent Financial Statements") as of and for the three months ended March 31, 1998 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. By August 12, 1998, the Target will deliver unaudited balance sheet and statements of income, changes in control account, and cash flow as of and for the six months ended June 30, 1998, which statements shall thereafter be included in the definition of Financial Statements and Most Recent Fiscal Month End.

     (g) LEGAL COMPLIANCE. The Target is not in violation of or in default under any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), the effect of which individually or in the aggregate of all such violations and defaults could reasonably be expected to have a material adverse effect on the Division, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (h)  INTELLECTUAL PROPERTY.

          (i) To the Knowledge of the Target, it owns or has the right to use pursuant to license, sublicense, agreement, or other permission all Intellectual Property necessary for the operation of the business of the Division as presently conducted and as presently proposed to be conducted ("Division Intellectual Property"). To the Knowledge of the Target, each item of Division Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Target, it has taken all necessary action to maintain and protect each item of Division Intellectual Property.

          (ii) To the Knowledge of the Target, it has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Target has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of the Target in the Division Intellectual Property.

          (iii) Section 3(h)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Target with respect to any of the Division Intellectual Property, identifies each pending patent application or application for registration which the Target has made with respect to any of the Division Intellectual Property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of the Division Intellectual Property (together with any exceptions). The Target has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(h)(iii) of the Disclosure Schedule also identifies each trade name, unregistered trademark, service mark, and product name used by the Target in connection with the business of the Division. With respect to each item of Intellectual Property required to be identified in Section 3(h)(iii) of the Disclosure Schedule:

                  (A) the Target possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 3(h)(iv) of the Disclosure Schedule identifies each item of Division Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Target has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Division Intellectual Property required to be identified in Section 3(h)(iv) of the Disclosure Schedule:

                  (A) To the Knowledge of the Target, the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) To the Knowledge of the Target, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (C) To the Knowledge of the Target, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, to the Knowledge of the Target the representations and warranties set forth in subsections
          (A) through (D) above are true and correct with respect to the underlying license;

                  (F) To the Knowledge of the Target, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) To the Knowledge of the Target, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Target, the Division Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Division's businesses as presently conducted and as presently proposed to be conducted.

          (vi) The Target has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Division.

     (i) TANGIBLE ASSETS. Schedule 2(a)(i) is a true and correct list of the Fixed Assets which are material to the operation of the Business. The Target owns or leases all Fixed Assets and other tangible assets necessary for the conduct of the businesses of the Division as presently conducted and as presently proposed to be conducted. The tangible assets are suitable for the purposes for which they presently are used and proposed to be used. The parties acknowledge that the Fixed Assets are being sold by the Target "as is" without representation or warranty as to defects, condition, maintenance or repair.

     (j) INVENTORY. The General Inventory is merchantable, in good condition, without material defects, meets all applicable specifications and standards, and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete or damaged, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. The Target's finished goods are salable in the Ordinary Course of Business at prices the Target has charged during the past sixty (60) days. The Target has on hand or has ordered and expects timely delivery of such quantities of raw materials and has on hand such quantities of work in process and finished goods as are reasonably required to timely fill orders on hand which require delivery with ninety (90) days. None of the inventory items necessary to manufacture the products currently sold by the Division is in short supply or otherwise difficult to obtain.

     (k) CONTRACTS. Section 3(k) of the Disclosure Schedule is a true, correct and complete list of all the material contracts relating to the Division, and all amendments and modifications thereto (collectively, the "Contracts"), and there are no oral or other amendments or modifications to the Contracts. With respect to each Contract: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. The Assumed Contracts are or will be sufficient to permit Buyer to operate the Business in a manner substantially the same as the current operations of the Target. The assignment of the Assumed Contracts to Buyer at Closing pursuant to the terms of this Agreement will effectively transfer the Target's interests in the Assumed Contracts to Buyer. Nothing in the assignment of the Assumed Contracts to Buyer in accordance with the terms of this Agreement shall render the Assumed Contracts non-binding, invalid or ineffective, subject to the receipt of any required consents to such assignment. The Target has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(k) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(k) of the Disclosure Schedule.

     (l) LITIGATION. Section 3(l) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 3(l) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target or the Division. The Target has no Knowledge and no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

     (m) PRODUCT WARRANTY. To the Knowledge of the Target, each product manufactured, sold, leased, or delivered by the Target with respect to the business of the Division has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product manufactured, sold, leased, or delivered by the Division is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(m) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the products of the Division, including Pump Lease Agreements (containing applicable guaranty, warranty, and indemnity provisions).

     (n) CUSTOMERS AND SUPPLIERS. Section 3(n) of the Disclosure Schedule lists the 10 largest customers and suppliers of the Division for the fiscal year ended December 31, 1997, and the six-month period ended June 30, 1998, and described for each such customer or supplier the approximate percentage of net sales or purchases by the Division for each such period. Since June 30, 1998, no customer listed in accordance with the foregoing has indicated that it will stop or decrease the rate of business done with the Division except for changes in the Ordinary Course of Business.

     (o) PRODUCT LIABILITY. To the Knowledge of the Target, it does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Division.

     (p)  DISCLOSURE.  The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     (q) INVESTMENT. The Target (i) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares with the intent to immediately transfer the Shares to Elan International Services Ltd. and only to Elan International Services Ltd. for the purposes of eliminating a prior debt, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, (vi) is an Accredited Investor as that term is defined in Regulation 501 promulgated under the Securities Act,
(vii) the certificates representing the Shares will bear a legend indicating the Shares may not be transferred unless in compliance with applicable law as determined by counsel for the Buyer (which the Buyer may enforce by issuing stop-transfer instructions to its transfer agent).

     (r) LICENSES AND PERMITS. Except as set forth in Section 3(r) of the Disclosure Schedule, to the Target's Knowledge, the Licenses and Permits constitute all of the necessary or required permits or licenses or other governmental authorizations pertaining to or required for the operation of the Acquired Assets. To the Knowledge of the Target, the Licenses and Permits are valid and in full force and effect and, to its Knowledge, the Target has timely taken all necessary actions to preserve such Licenses and Permits and have not engaged in any activity or act and will not engage in any activity or act that has or may jeopardize the validity of or prevent the effective transfer (to the extent permitted by law) of the Licenses and Permits to Buyer.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Buyer's portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Buyer has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws.

     (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, including the issuance of the shares of Buyer, will have been approved by the board of directors of Buyer as of the Closing Date. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

     (b) NOTICES AND CONSENTS. The Target will give any notices to third parties, and the Target will use its reasonable best efforts to obtain any third party consents, that the Buyer may request in connection with the transfer of the Acquired Assets and assumption of the Assumed Contracts. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above, and to obtain the estoppel certificates referred to in Section 7(a)(iv) from the parties identified in Schedule 7(a)(iv). To the extent that such transfer or assignment shall require such consent of any other party in order to permit such transfer, or to avoid any indebtedness secured by the Acquired Assets coming due by reason of such transfer, this Agreement shall not constitute a contract to transfer the same unless and until such consent is obtained.

     (c) OPERATION OF BUSINESS. The Target agrees that in connection with the operation of the Division from the date hereof until the earlier of the Closing Date or the termination of this Agreement, except as otherwise consented to or approved by Buyer in writing:

          (i) The Target shall use best efforts to continue to operate the Division in the Ordinary Course of Business, consistent with past practices, except for taking such steps as may be necessary or proper to carry out and consummate the transactions contemplated by this Agreement. Without limiting the foregoing obligation, and by way of example, the Target agrees to use best efforts to: (A) to maintain a level of advertising reasonably comparable to that existing during the ninety (90) day period immediately preceding the date of this Agreement; (B) to perform customary maintenance on the Acquired Assets; (C) not to agree to any amendment to any of the Assumed Contracts, or make any agreement affecting the Target's use of or interest in the Acquired Assets (except purchase orders in the Ordinary Course of Business and subject to the other provisions of this Agreement); (D) not to sell, mortgage, pledge, encumber or otherwise dispose of any of the Acquired Assets, except General Inventory in the Ordinary Course of Business; (E) to maintain all insurance coverage currently maintained by the Target in accordance with its present business practices; (F) to use reasonable efforts to maintain the goodwill associated with the Division; and (G) keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (ii) The Target shall promptly notify Buyer of any (A) notice from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement (except for Tax notices which the Target must only advise Buyer of if the same would result in a lien on the Assets); or (B) damage to or claim against the Acquired Assets.

          (iii) The Target shall use best efforts to duly observe and perform in all material respects all terms, conditions and requirements under the Contracts. The Target shall not do any act or omit to do any act, or permit any act or omission which would, upon such act or omission or with the passage of time, cause a breach or default under any of the Contracts or adversely affect Buyer's anticipated operation or ownership of the Acquired Assets.

          (iv) Up to and including August 12, 1998, the Target shall have the right and obligation to amend the Disclosure Schedule to include any fact or circumstance which would make any representation or warranty set forth herein untrue or inaccurate as of such day or as of the date of this Agreement. After August 12, 1998, the Target shall not be entitled to make any further amendments and the Disclosure Schedule shall be deemed to be final and binding, provided the Target may amend or modify the Disclosure Schedule for the sole purpose of disclosing events occurring after such day and prior to Closing. After such day, the Target agrees to promptly notify the Buyer of any fact or circumstance of which the Target has Knowledge which would make any representation or warranty set forth herein untrue or inaccurate as of such day and as of the Closing Date. No disclosure by the Target after such day shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (d) FULL ACCESS AND DUE DILIGENCE. Buyer shall be allowed to conduct such investigations of the Division and Acquired Assets as Buyer in its sole discretion deems necessary or desirable, including but not limited to operational results, condition of the Acquired Assets, legal, marketing and Tax matters, the Contracts, and the Target's relationship with customers and vendors generally. The Target will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target or the Division to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Division.

     (e) EXCLUSIVITY. Unless the Target's Board of Directors determines that there would be a material risk of liability on the part of the members of the Target's Board of Directors to the Target's shareholders, the Target will not (and the Target will not cause or permit the Division to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Division or the Target (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, provided, however, limitations of this Section 5(e) shall not apply to any of the foregoing actions to the extent such actions have no adverse effect on the consummation of the transactions contemplated by this Agreement or on the business of the Division as conducted and presently proposed to be conducted. The Target will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (f) MARKETING AGREEMENT. The Parties agree upon execution of this Agreement to enter into that certain Marketing Agreement in the form attached hereto as Exhibit 5(f). Such agreement will govern the Parties mutual efforts to market and sell products produced by the Division and will expire upon the Closing Date or upon the earlier termination of this Agreement.

     (g) NESTLE PRODUCT ORDERS. The Target shall use best efforts to have manufactured and delivered to Nestle Clinical Nutrition, Inc. prior to Closing all enteral feeding pumps currently on order by Nestle.

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Target acknowledges and agrees that from and after the Closing the Buyer will be entitled to copies (but not original versions) of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Division.

     (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other Party will use reasonable best efforts to cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

     (c) TRANSITION. The Target will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associated with the Division from maintaining the same business relationships with the Buyer after the Closing as it maintained with Target and the Division prior to the Closing. The Target will refer all customer inquiries relating to the business of the Division to the Buyer from and after the Closing.

     (d) CONFIDENTIALITY. The Target will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Target is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Target will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Target is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Target may disclose the Confidential Information to the tribunal; provided, however, that the Target shall use its best efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e) COVENANT NOT TO COMPETE. For a period of five (5) years from and after the Closing Date, the Target will not engage directly or indirectly in any business that the Division conducts as of the Closing Date; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed solely by reason thereof to be the engagement in such corporation's businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f) TRANSFER OF POSSESSION OF THE ASSETS. Except for those Acquired Assets held by a third party as identified on Schedule 3(f), all tangible forms of the Acquired Assets shall be available for possession by the Buyer immediately upon Closing at the Target's location at 9850 51st Ave N., Minneapolis, MN. Such Acquired Assets shall be packaged by the Target in a form reasonably necessary for safe and insurable shipment by common carrier. Buyer shall remove at its expense such Acquired Assets within thirty (30) days of the Closing Date. Transfer of the Acquired Assets held by third parties shall be determined by the Buyer and such third parties.

     (g) PRODUCT LIABILITY INSURANCE. For a period of not less than three (3) years following Closing, the target shall maintain product liability insurance against product liability claims in policy amounts and with deductibles identical to that maintained in the ninety (90) day period prior to the date of this Agreement in such a manner as to provide coverage after Closing (i.e. "tail" coverage) for any and all claims arising out of products sold by the Division prior to the Closing Date; provided that such insurance shall not be less than $1,000,000 per occurrence and $3,000,000 annual aggregate.

     (h) PRODUCT LIABILITY CLAIMS. The Parties acknowledge that, upon execution of this Agreement, they will simultaneously execute the Marketing Agreement attached hereto as Exhibit 5(f). Pursuant to that agreement, Buyer will immediately begin to act as the exclusive representative of the Target with respect to the marketing, sales, distribution, and service of the products relating to the business of the Division as defined in the Marketing Agreement. Each Party shall be responsible for its own product liability, if any, associated with the marketing, sales, distribution, and service of the products, whether such activity occurs prior to or after the Closing; provided, however, that the Target shall indemnify Buyer for all of Buyer's costs and expenses (including legal fees) relating to any claims made against Buyer with respect to the purchase order between the Target and Nestle Clinical Nutrition, Inc., which order was for approximately 750 enteral feeding pumps as of July 24, 1998.
Buyer shall give written notice of any product liability claim in accordance with Section 8(d).

     (i) PRODUCT WARRANTY CLAIMS. The Target covenants and agrees that it will be liable for all expenses associated with any warranty claims and product returns associated with products sold by the Division prior to the Closing Date to the extent the Target would bear such expenses under the applicable warranty and return policies offered by the Target for such products. The Target hereby authorizes the Buyer, on behalf of the Target, to handle and process all such claims. The Target shall reimburse the Buyer for such expenses to the extent actually incurred by the Buyer and approved in advance by William Rush, Anwar Bhimani or their successors in office. The Buyer will provide the Target with a monthly report and invoice, which shall be payable by the Target within thirty
(30) days, for all claims relating to product returns and ordinary warranty claims.

     7.   CONDITIONS TO OBLIGATION TO CLOSE.

     (a)  CONDITIONS TO OBLIGATION OF THE BUYER.

The obligation of the Buyer to consummate the transactions to be performed by Buyer at Closing is subject to Buyer's satisfaction (compliance with which or the occurrence of which may be waived in writing in whole or in part by Buyer) on or before the Closing Date, of the following conditions; provided, the satisfaction or waiver of any of the conditions set forth in this Section shall in no way affect Buyer's rights to indemnification pursuant to Section 8 hereof or the satisfaction or waiver of any other condition precedent:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Target shall have performed and complied with all of its covenants hereunder in all material respects which are to be performed or complied with by it prior to or on the Closing Date;

          (iii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

          (iv) each third party identified on Schedule 7(a)(iv) shall have entered into an Estoppel Certificate and Agreement regarding Acquired Assets in the possession of such third parties (as described in such Schedule), substantially in the form attached hereto as Exhibit 7(a)(iv).

          (v) the board of directors of Target and the Target Stockholders shall have approved this Agreement in all material respects;

          (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of the Buyer to own the Acquired Assets or to operate the business of the Division.

          (vii) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(vi) is satisfied in all respects;

          (viii) the Target shall have delivered to the Buyer a certified copy of the resolutions of the Board of Directors and the shareholders of the Target, authorizing and approving the execution, delivery and performance of this Agreement (and any other agreement to be delivered by the Target in connection herewith) and the consummation of the transactions contemplated hereby;

          (ix) the Buyer shall have received from counsel to the Target an opinion in form and substance as set forth in Exhibit 7(a)(x) attached hereto, addressed to the Buyer, and dated as of the Closing Date;

          (x) the Target shall have delivered to the Buyer a fully executed Investment Representation Letter from Elan International Services Ltd., in the form attached hereto as Exhibit 7(a)(xi);

          (xi) the Target and Buyer shall have entered into a mutually agreeable escrow agreement with a third party for the escrow of the held back portion of the Purchase Price;

          (xii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

          (xiii) no material adverse change in the financial condition or results of operation of the Division, or in the condition or value of the Acquired Assets, taken as a whole, shall have occurred between the date of this Agreement and the Closing Date (other than economic or market conditions affecting the enteral feeding device market generally).

     (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the Target to consummate the transactions to be performed by Target at Closing is subject to the Target's satisfaction (compliance with which or the occurrence of which may be waived in writing in whole or in part by the Target) on or before the Closing Date, of the following conditions; provided, the satisfaction or waiver of any of the conditions set forth in this Section shall in no way affect Target's right to indemnification pursuant to Section 8 hereof or the satisfaction or waiver of any other condition precedent:

          (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Board of Directors of Buyer shall have approved this Agreement in all material respects;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

          (vi) the Buyer shall have delivered to the Target a certified copy of the resolutions of the Board of Directors of the Buyer, authorizing and approving the execution, delivery and performance of this Agreement (and any other agreement to be delivered by the Target in connection herewith), issuance of the Shares to the Target and the consummation of the transactions contemplated hereby.

          (vii) the Target shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit 7(b)(viii) attached hereto, addressed to the Target, and dated as of the Closing Date;

          (viii) the Target and Buyer shall have entered into a mutually agreeable escrow agreement with a third party for the escrow of the held back portion of the Purchase Price; and

          (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

          (x) the Target shall have executed a settlement agreement with Elan Pharma, Inc. and Elan International Services Ltd. with respect to satisfaction of the Target's obligations to Elan Pharma, Inc. and Elan International Services Ltd. pursuant to a certain Asset Purchase Agreement, dated January 13, 1997.

     8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for Section 3(e) and Section 3(h), all of the representations and warranties of the Target contained in this Agreement shall survive the Closing (even if Buyer had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one (1) year thereafter. The representations and warranties in Section 3(e) and Section 3(h) shall survive Closing (even if Buyer had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to applicable statutes of limitation). Notwithstanding the foregoing, Buyer shall bring no claim against the Target following Closing for any inaccuracy or breach of a representation or warranty contained in this Agreement where Buyer has actual knowledge at the time of Closing of such inaccuracy or breach as evidenced by specific documentation of such inaccuracy or breach in the possession of Buyer at the time of Closing.


     (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

          (i) The Target agrees to indemnify the Buyer and its officers, directors, representatives and agents from and against the entirety of any Adverse Consequences the Buyer or its officers, directors, representatives and agents may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                  (A) any breach or inaccuracy of any of the Target's representations or warranties contained in this Agreement, or in any document furnished or required to be furnished pursuant to this Agreement to Buyer or any of its representatives, provided that the claim for indemnification under this subsection (A) arises prior to or during the applicable survival period described in Section 8(a) above and the Buyer makes a written demand for indemnification against the Target pursuant to Section 8(d) below within 30 days after the end of such survival period.

                  (B) any breach of any of the Target's covenants or other commitments contained in this Agreement,

                  (C) any Liability of the Division for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date);

                  (D) any action, suit, proceeding, compromise, assignment or judgment arising out of or incidental to any of the matters indemnified against in this Section 8(b);

                  (E) any Liability of the Target which is not an Assumed Liability, including:

                         (1) any Liability of the Target that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law;

                         (2) any Liability of the Target arising out of the use, ownership and possession of the Acquired Assets prior to the Closing; and

                         (3) those obligations under the Assumed Contracts which have accrued with respect to periods prior to the Closing Date.

     (c)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE TARGET.

          (i) The Buyer agrees to indemnify the Target and its officers, directors, representatives and agents from and against the entirety of any Adverse Consequences the Target or its officers, directors, representatives and agents may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                  (A) any breach or inaccuracy of any of the Buyer's representations or warranties, and covenants contained in this Agreement, or in any document furnished or required to be furnished pursuant to this Agreement to Target or any of its representatives, provided that the claim for indemnification under this subsection (A) arises prior to or during the applicable survival period described in
          Section 8(a) above and the Target makes a written demand for indemnification against the Buyer pursuant to Section 8(d) below within 30 days after the end of such survival period.

                  (B) any breach of any of the Buyer's covenants or other commitments contained in this Agreement;

                  (C)    any Assumed Liability; and

                  (D) any action, suit, proceeding, compromise, assignment or judgment arising out of or incidental to any of the matters indemnified against in this Section 8(c);

     (D)  MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f) CHARGES AGAINST HOLDBACK. The Buyer shall have the option of recovering all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 8) by notifying the Target that the Buyer is drawing against the amount held in escrow from the Purchase Price under Section 2(f).

     (g) INDEMNITY THRESHOLD AND LIMIT. No Party shall be entitled to indemnification under this Section 8 unless and until the aggregate amount of valid claims against the other Party pursuant to the provisions of Section 8(b) or 8(c) exceed ten thousand dollars ($10,000.00) (the "Indemnity Threshold").
If the Indemnity Threshold is exceeded, the Indemnified Party shall be entitled to the entire amount of such claims from the other Party, including the amount up to the Indemnity Threshold as well as the amount exceeding the Indemnity Threshold. In no event shall either Party be liable to the other for a claim or claims for indemnification arising under Section 8(b)(i)(A) or Section 8(c)(i)(A) (including related claims arising under of Section 8(b)(i)(D) or Section 8(c)(i)(D)) which in the aggregate exceeds Eight Hundred Thousand Dollars ($800,000).

     (h)  EXCLUSIVE REMEDY.  After the Closing, the rights set forth in this
Section 8 shall be each Party's sole and exclusive remedies against the other Party for misrepresentations or breaches of covenants contained in this Agreement. Nothing herein shall prevent any Party from demanding arbitration or bringing an action in accordance with the terms of this Agreement based upon allegations of fraud or intentional breach of an obligation of or with respect to either Party in connection with this Agreement.

     9.   TERMINATION.

     (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and the Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target on or before August 14, 1998, if the Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Target and the Division;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Closing (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Target itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

     10.  MISCELLANEOUS.

     (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     (b) RISK OF LOSS. The risk of loss or damage by fire or other casualty (including loss or damage due to condemnation) to the Acquired Assets (to the extent they exist in tangible form) shall be upon the Target until Closing. In the event of a material loss or damage (including loss or damage due to condemnation) that occurs prior to the Closing Date, Buyer shall have the option of terminating this Agreement. In the event of a non-material loss or damage occurs prior to the Closing Date, Buyer shall have the option of: (i) taking such damaged assets and receiving at Closing all insurance proceeds to which the Target would be entitled as a result of such loss or damage; or (ii) rejecting such damaged assets entirely and the Purchase Price shall be reduced to reflect the non-transference of same.

     (c) OBLIGATIONS UNDER WARN. The Target will be responsible to satisfy any and all obligations arising under the Federal Worker Adjustment and Retraining Notification Act that may arise in connection with the sale of the Acquired Assets hereunder and the Target hereby agrees to indemnify Buyer against and hold Buyer harmless from any and all Adverse Consequences relating to or resulting from any failure to comply with such obligations.

     (d) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person (including Elan Pharma, Inc. and Elan International Services Ltd.) other than the Parties and their respective successors and permitted assigns.

     (e) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (f) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (h) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given five (5) days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Target:                       Copy to:
     -----------------                       --------

     Nutrition Medical, Inc.                 Dorsey & Whitney LLP
     9850 51st Ave N.                        220 South Sixth Street
     Minneapolis, MN 55442                   Minneapolis, MN 55402
     Attention: William L. Rush              Attention: Kenneth L. Cutler

     If to the Buyer:                        Copy to:
     ----------------                        --------

     ZEVEX, Inc.                             Jones, Waldo, Holbrook & McDonough
     4314 ZEVEX Park Lane                    1500 Wells Fargo Plaza
     Salt Lake City, UT 84123                170 South Main
     Attention: Dean G. Constantine          Salt Lake City, UT 84101-1644
                                             Attention: Ronald S. Poelman, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule.

     (k) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Target. The Target may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the Target Stockholders have approved this Agreement will be subject to the restrictions, if any, contained in the Minnesota Business Corporation Act. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) EXPENSES. The Buyer and the Target will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(q) below).

     (q)  DISPUTE RESOLUTION.

          (i) The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, a dispute involving the adjudication of the rights of a third party that does not agree to arbitration, or a suit to compel compliance with the dispute resolution provision, the Parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

          (ii) At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by non lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the Parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

          (iii)   If the negotiations do not resolve the dispute within thirty
     (30) days after the initial written request, the disputes shall be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American

     Arbitration Association. A Party may demand such arbitration in accordance with procedures set out in those rules. Each party shall designate, as its appointed arbitrator, an impartial individual who is experienced in the manufacturer of products similar to the products of the Division. Within 20 days of appointment, the two designated arbitrators shall then designate by mutual agreement an impartial attorney licensed in the state of the arbitration, which attorney shall serve as the panel's administrative head. The majority decision of the panel shall final and conclusive upon both Parties. The location of the arbitration shall be in the state and county of the Party not instituting the demand for arbitration. Discovery shall be controlled by the arbitrators and shall be permitted to the extent set out in this paragraph. Each Party may submit in writing to a Party, and that Party shall respond, to a maximum of any combination of thirty-five
     (35) (none of which may have subplots) of the following: interrogatories, demands to produce documents, and requests for admission. Each Party is also entitled to take the oral deposition of five individuals of the other Party. Additional discovery may be permitted upon mutual agreement of the Parties. The Parties shall contract with the arbitrators to commence the arbitration hearing within sixty (60) days of the demand for arbitration. The arbitrators shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The Parties shall require the arbitrators to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          (iv) Each Party shall bear its own cost of these procedures. A Party seeking discovery shall reimburse to the responding Party the costs of production of documents (to including search time and reproduction costs). The Parties shall equally split the fees of any mediation, but in any arbitration or permissible legal proceedings, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and other disbursements in addition to any other relief to which such Party may be entitled.

     (r)  TAX MATTERS.

          (i) The Target will be responsible for the preparation and filing of all Tax Returns for the Target for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for the Target which include the operations of the Division for any period ending on or before the Closing Date). The Target will make all payments required with respect to any such Tax Return.

          (ii) The Buyer will be responsible for the preparation and filing of all Tax Returns for the Division for all periods as to which Tax Returns are due after the Closing Date (other than for Taxes with respect to periods for which the consolidated, unitary, and combined Tax Returns of the Target will include the operations of the Division). The

     Buyer will make all payments required with respect to any such Tax Return; provided, however, that the Target will reimburse the Buyer concurrently therewith to the extent any payment of Taxes the Buyer is making relates to the operations of the Division for any period ending on or before the Closing Date.

     (s) BULK TRANSFER LAWS. The Buyer acknowledges that the Target will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        "BUYER"

                                        ZEVEX, INC.

                                        -----------------------------------
                                        Dean G. Constantine
                                        President and Chief Executive Officer


                                        "TARGET"

                                        NUTRITION MEDICAL, INC.

                                        -----------------------------------
                                        William L. Rush
                                        President and Chief Executive Officer

                                                                       EXHIBIT B




                              ASSET PURCHASE AGREEMENT

                                   BY AND BETWEEN

                                    GALAGEN INC.

                                        AND

                              NUTRITION MEDICAL, INC.


                           DATED AS OF SEPTEMBER 1, 1998

                                  TABLE OF CONTENTS

1.     Purchase and Sale of Assets . . . . . . . . . . . . . . . . . . . . .B-1
       1.1    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-1
       1.2    Title to Assets. . . . . . . . . . . . . . . . . . . . . . . .B-2

2.     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .B-2
       2.1    Cash and Shares. . . . . . . . . . . . . . . . . . . . . . . .B-3
       2.2    Assignment of International Marketing Consideration. . . . . .B-3
       2.3    Royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . .B-3
       2.4    Adjustment to Cash Payment . . . . . . . . . . . . . . . . . .B-3

3.     Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . .B-4

4.     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-4

5.     Labor and Employment Matters. . . . . . . . . . . . . . . . . . . . .B-5

6.     Loss, Destruction, Condemnation or Damage to Assets . . . . . . . . .B-5

7.     Noncompetition Agreement. . . . . . . . . . . . . . . . . . . . . . .B-5

8.     Representations and Warranties of Seller. . . . . . . . . . . . . . .B-5
       8.1    Corporate Organization . . . . . . . . . . . . . . . . . . . .B-6
       8.2    Corporate Power. . . . . . . . . . . . . . . . . . . . . . . .B-6
       8.3    Conflicting Agreements, Governmental Consents. . . . . . . . .B-6
       8.4    Corporate Authority. . . . . . . . . . . . . . . . . . . . . .B-6
       8.5    Actions, Suits, Proceedings. . . . . . . . . . . . . . . . . .B-6
       8.6    No Material Violations . . . . . . . . . . . . . . . . . . . .B-7
       8.7    Title to Personal Property . . . . . . . . . . . . . . . . . .B-7
       8.8    Condition of Assets. . . . . . . . . . . . . . . . . . . . . .B-7
       8.9    Purchase Contracts, Sales Contracts and Other Contracts
              and Agreements . . . . . . . . . . . . . . . . . . . . . . . .B-7
       8.10   Intellectual Property Rights . . . . . . . . . . . . . . . . .B-8
       8.11   Licenses and Permits . . . . . . . . . . . . . . . . . . . . .B-9
       8.12   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-9
       8.13   Composition of Assets. . . . . . . . . . . . . . . . . . . . .B-9
       8.14   Investment Purpose . . . . . . . . . . . . . . . . . . . . . .B-9
       8.15   Continuity of Seller; No Distribution of Shares. . . . . . . .B-9
       8.16   Access to Information Regarding Buyer. . . . . . . . . . . . B-10
       8.17   Restricted Shares. . . . . . . . . . . . . . . . . . . . . . B-10
       8.18   Shareholder Approval . . . . . . . . . . . . . . . . . . . . B-10
       8.19   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . B-10


                                         -i-

       8.20   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . B-10
       8.21   Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . B-10

9.     Representations and Warranties of Buyer . . . . . . . . . . . . . . B-11
       9.1    Corporate Organization . . . . . . . . . . . . . . . . . . . B-11
       9.2    Conflicting Agreements, Governmental Consents. . . . . . . . B-11
       9.3    Corporate Authority. . . . . . . . . . . . . . . . . . . . . B-11
       9.4    Authorized Shares. . . . . . . . . . . . . . . . . . . . . . B-11
       9.5    Brokers and Finders. . . . . . . . . . . . . . . . . . . . . B-11
       9.6    Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . B-11
       9.7    Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . B-12
       9.8    SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . B-12

10.    Conditions to Obligation of Buyer to Close Transactions . . . . . . B-12
       10.1   Approval of Seller's Shareholders. . . . . . . . . . . . . . B-13
       10.2   Secretary's Certificate. . . . . . . . . . . . . . . . . . . B-13
       10.3   Representations and Warranties . . . . . . . . . . . . . . . B-13
       10.4   No Adverse Change. . . . . . . . . . . . . . . . . . . . . . B-13
       10.5   Observance and Performance . . . . . . . . . . . . . . . . . B-13
       10.6   Officer's Certificate. . . . . . . . . . . . . . . . . . . . B-13
       10.7   Searches . . . . . . . . . . . . . . . . . . . . . . . . . . B-13
       10.8   Consents of Third Parties. . . . . . . . . . . . . . . . . . B-13
       10.9   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . B-13
       10.10  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . B-14
       10.11  Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . B-14
       10.12  Copies of Documents. . . . . . . . . . . . . . . . . . . . . B-14
       10.13  No Legal Action. . . . . . . . . . . . . . . . . . . . . . . B-14
       10.14  Closing Documents. . . . . . . . . . . . . . . . . . . . . . B-14
       10.15  Noncompetition Agreement . . . . . . . . . . . . . . . . . . B-14
       10.16  Distribution Agreement . . . . . . . . . . . . . . . . . . . B-14
       10.17  Settlement of Claims . . . . . . . . . . . . . . . . . . . . B-14

11.    Conditions to Obligation of Seller to Close Transactions. . . . . . B-14
       11.1   Approval of Seller's Shareholders. . . . . . . . . . . . . . B-14
       11.2   Secretary's Certificate. . . . . . . . . . . . . . . . . . . B-15
       11.3   Representations and Warranties . . . . . . . . . . . . . . . B-15
       11.4   Observance and Performance . . . . . . . . . . . . . . . . . B-15
       11.5   Officer's Certificate. . . . . . . . . . . . . . . . . . . . B-15
       11.6   Consents of Third Parties. . . . . . . . . . . . . . . . . . B-15
       11.7   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . B-15
       11.8   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . B-15
       11.9   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . B-15
       11.10  No Legal Actions . . . . . . . . . . . . . . . . . . . . . . B-15


                                         -ii-

       11.11  International Marketing Agreement. . . . . . . . . . . . . . B-16
       11.12  Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . B-16
       11.13  Consent of Buyer to Settlement Agreement . . . . . . . . . . B-16

12.    Exclusive Marketing Prior to Closing. . . . . . . . . . . . . . . . B-16

13.    Operation of Business Prior to Closing; Cooperation . . . . . . . . B-16
       13.1   Maintenance of Business. . . . . . . . . . . . . . . . . . . B-16
       13.2   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . B-16
       13.3   No Disposition of Assets . . . . . . . . . . . . . . . . . . B-16
       13.4   No Additional Liens. . . . . . . . . . . . . . . . . . . . . B-16
       13.5   No Modification of Agreements. . . . . . . . . . . . . . . . B-17
       13.6   Maintenance of Tangible Assets . . . . . . . . . . . . . . . B-17
       13.7   No Extraordinary Agreements. . . . . . . . . . . . . . . . . B-17
       13.8   Maintenance of Insurance . . . . . . . . . . . . . . . . . . B-17
       13.9   Accounts Receivable; Accounts Payable. . . . . . . . . . . . B-17
       13.10  Inventories; Supplies. . . . . . . . . . . . . . . . . . . . B-17
       13.11  Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . B-17
       13.12  Inspection Rights. . . . . . . . . . . . . . . . . . . . . . B-18

13A.   Covenants of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . B-18
       13A.1  Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . B-18
       13A.2  Blue Sky Approval. . . . . . . . . . . . . . . . . . . . . . B-18
       13A.3  Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . B-18

14.    Post-Closing Transitional Matters . . . . . . . . . . . . . . . . . B-18
       14.1   Invoices for Existing or Previously Shipped Inventory
              of Products. . . . . . . . . . . . . . . . . . . . . . . . . B-18
       14.2   Delivery of Tangible Assets. . . . . . . . . . . . . . . . . B-19
       14.3   Delivery and Assignment of International Marketing
              Consideration. . . . . . . . . . . . . . . . . . . . . . . . B-19
       14.4   Transitional Consulting. . . . . . . . . . . . . . . . . . . B-19
       14.5   Use of Nutrition Medical Name. . . . . . . . . . . . . . . . B-20
       14.6   Use of Purchased Supplies. . . . . . . . . . . . . . . . . . B-20
       14.7   Use of Office Space. . . . . . . . . . . . . . . . . . . . . B-20
       14.8   Accounts Receivable Remittances. . . . . . . . . . . . . . . B-20

15.    Registration Requirements . . . . . . . . . . . . . . . . . . . . . B-20
       15.1   Required Registration. . . . . . . . . . . . . . . . . . . . B-20
       15.2   Registration Procedures. . . . . . . . . . . . . . . . . . . B-21
       15.3   Delayed Effectiveness of Registration Statement. . . . . . . B-23
       15.4   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
       15.5   Indemnification. . . . . . . . . . . . . . . . . . . . . . . B-23
       15.6   Contribution . . . . . . . . . . . . . . . . . . . . . . . . B-25
       15.7   Right to Suspend Sales . . . . . . . . . . . . . . . . . . . B-25


                                        -iii-

16.    Limitations on Transactions in Shares . . . . . . . . . . . . . . . B-26
       16.1   No Distribution of Shares. . . . . . . . . . . . . . . . . . B-26
       16.2   Limitations on Resale of the Shares. . . . . . . . . . . . . B-26

17.    Taxes, Fees and Other Expenses. . . . . . . . . . . . . . . . . . . B-26
       17.1   Taxes and Fees . . . . . . . . . . . . . . . . . . . . . . . B-26
       17.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . B-26

18.    Indemnification by Seller . . . . . . . . . . . . . . . . . . . . . B-27
       18.1   Generally. . . . . . . . . . . . . . . . . . . . . . . . . . B-27
       18.2   Settlement and Compromise. . . . . . . . . . . . . . . . . . B-27
       18.3   Termination of Indemnification . . . . . . . . . . . . . . . B-27
       18.4   Limitations. . . . . . . . . . . . . . . . . . . . . . . . . B-28

19.    Indemnification by Buyer. . . . . . . . . . . . . . . . . . . . . . B-28
       19.1   Generally. . . . . . . . . . . . . . . . . . . . . . . . . . B-28
       19.2   Settlement and Compromise. . . . . . . . . . . . . . . . . . B-28
       19.3   Termination of Indemnification . . . . . . . . . . . . . . . B-29
       19.4   Limitations. . . . . . . . . . . . . . . . . . . . . . . . . B-29

20.    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . B-29
       20.1   Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . B-29
       20.2   Breach of Agreement. . . . . . . . . . . . . . . . . . . . . B-29
       20.3   Delayed Closing. . . . . . . . . . . . . . . . . . . . . . . B-29
       20.4   Government Action. . . . . . . . . . . . . . . . . . . . . . B-29

21.    Nonsolicitation . . . . . . . . . . . . . . . . . . . . . . . . . . B-29

22.    Sale of Additional Product. . . . . . . . . . . . . . . . . . . . . B-30
       22.1   Additional Product . . . . . . . . . . . . . . . . . . . . . B-30
       22.2   Right of First Refusal . . . . . . . . . . . . . . . . . . . B-30
       22.3   Qualifying Offeror . . . . . . . . . . . . . . . . . . . . . B-31
       22.4   Termination of Right of First Refusal. . . . . . . . . . . . B-31

23.    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-31

24.    Covenant of Further Assurances. . . . . . . . . . . . . . . . . . . B-31

25.    Confidentiality and Nondisclosure . . . . . . . . . . . . . . . . . B-31

26.    Survival of Representations and Warranties. . . . . . . . . . . . . B-31


                                         -iv-

27.    Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . B-32

28.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . B-32

29.    Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . . . . B-32

30.    Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32

31.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32

32.    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . B-33

33.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . B-33

34.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-33

35.    Bulk Transfer Laws. . . . . . . . . . . . . . . . . . . . . . . . . B-33

36.    Definition of Knowledge . . . . . . . . . . . . . . . . . . . . . . B-33

                               SCHEDULES AND EXHIBITS


     Schedules
     ---------

Schedule 1.         Products

Schedule 1.1(b)     Fixed Assets

Schedule 1.1(j)     Intellectual Property

Schedule 1.1(k)     Licenses and Permits

Schedule 1.2        Purchase Money Security Interests

Schedule 8.5        Actions, Suites, Proceedings

Schedule 8.8        Inventory Locations

Schedule 8.9        Contracts

Schedule 8.10(e) Judgments, Orders, Consent Decrees or Settlement Agreements Affecting the Products

Schedule 14.7       Office Space Costs

     Exhibits
     --------

Exhibit A           Form of Marketing Agreement

                              ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT is dated as of September 1, 1998, by and between GalaGen Inc., a Delaware corporation ("Buyer"), and Nutrition Medical, Inc., a Minnesota corporation ("Seller").

                                       RECITALS

       WHEREAS, Seller owns the rights to the products listed in Schedule 1 (each a "Product" and together the "Products") and is engaged in the business of selling and distributing the Products (the "Business"); and

       WHEREAS, Seller desires to sell and Buyer desires to purchase the Seller's interests in the Products and certain related assets of Seller used in, related to or arising from the Business on the terms and subject to the conditions of this Agreement.

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

       1.     PURCHASE AND SALE OF ASSETS.

              1.1 ASSETS. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, on and as of the Closing Date (as defined in Section 4 hereof), the following property and assets of Seller (together the "Assets"):

       (a)    All of Seller's rights to the Products;

       (b)    The fixed assets described in Schedule 1.1(b) attached hereto;

       (c) All Seller's interest in inventory of the Products, wherever held, existing at the Closing Date;

       (d) All rights of Seller under contracts, purchase orders and agreements pursuant to which Seller has agreed to purchase Products after the Closing Date ("Product Manufacturing Contracts");

       (e) All rights of Seller under any warranty or guarantee by any manufacturer, supplier or other transferor of any of the Assets;

       (f) All rights of Seller under contracts and agreements pursuant to which Seller has agreed to sell Products after the Closing Date;

       (g) Electronic or manual copies of all sales records, purchase records, customer lists, supplier lists, production records and other similar records related to the Products or associated with the Business as it applies to the Products;

       (h) All advertising, marketing and promotional materials associated with the Products;

       (i) All rights of Seller under any contracts (in addition to those specified in Sections 1.1(d) and (f) above), indentures, guarantees, leases, commitments, or other agreements related to the Products;

       (j) All interests of Seller in any copyrights, patents, trademarks, trade names, logos, trade secrets, inventions, know how, other confidential information and other intellectual property of any nature related to or arising from the Products, utilized in their production or associated with the Business as it applies to the Products, together with pending applications for any of the foregoing, including without limitation those identified in Schedule 1.1(j) hereto;

       (k)    All rights of Seller, except for those rights identified in
Schedule 1.1.(k) hereto as nontransferable, under any franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, related to the Products or associated with the Business as it applies to the Products including without limitation the licenses and permits listed in Schedule 1.1(k) hereto; and

       (l) All goodwill and other general intangibles of Seller related to the Products or arising from the Business as it applies to the Products.

              1.2 TITLE TO ASSETS. Except as hereinafter specifically provided, the Assets will be transferred by Seller to Buyer in accordance with this Agreement free and clear of all liens, security interests, encumbrances or debts of any nature, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) liens identified in the disclosure schedules attached hereto, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent, (iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) purchase money security interests on any Assets securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Assets, provided that any such lien attaches solely to the Assets so acquired and that the amount of the debt secured thereby does not exceed 100% of the cost of such Assets. A list of each Asset covered by a purchase money security interest referred to in clause (v) above, including in each case the amount of outstanding debt secured thereby, is attached as Schedule 1.2 hereto.

       2.     PURCHASE PRICE.

       2.1 CASH AND SHARES. At the Closing, on the terms and subject to the conditions of this Agreement, Buyer will transfer to Seller, in consideration of the Assets:

       (a)    Cash in the amount of $175,000, adjusted as set forth in Section
2.4 hereof, by wire transfer of immediately available funds to the cash account or accounts as may be specified by Seller, and;

       (b) Shares of Common Stock of Buyer (each a "Share" and together the "Shares") having an aggregate fair market value, as defined below, of $625,000.

       For purposes of determining the number of Shares to be delivered to Seller at the Closing, each Share shall be deemed to have a fair market value equal to the average of the closing sale price of a Share on the Nasdaq National Market for the thirty trading days immediately preceding the Closing Date.

       2.2 ASSIGNMENT OF INTERNATIONAL MARKETING CONSIDERATION. Buyer and Seller anticipate that, prior to the Closing Date, Buyer will enter into an international marketing agreement (the "International Marketing Agreement") with an entity controlled by William L. Rush (the "International Marketing Entity") containing mutually acceptable terms whereby, effective upon the Closing, Buyer will license to the International Marketing Entity the exclusive right to market, sell and distribute certain Products in certain countries other than the United States in return for certain consideration (the "International Marketing Consideration"). The International Marketing Consideration to be received from the International Marketing Entity pursuant to the International Marketing Agreement shall be delivered or assigned by Buyer to Seller, together with all rights to any collateral related to the International Marketing Consideration, as additional consideration for the Assets. Buyer shall have no obligation, as guarantor or otherwise, for payment of any International Marketing Consideration to be made by the International Marketing Entity upon assignment of such consideration to Seller. Buyer will have no obligation to enter into the International Marketing Agreement unless and until Mr. Rush has entered into a noncompetition agreement with the Buyer containing mutually acceptable terms and conditions.

       2.3 ROYALTY. Buyer will pay Seller a royalty of nine percent (9%) of net sales, reduced by uncollectible accounts, of the Products in excess of (i) $5,000,000 during the year ending December 31, 2000, (ii) $6,000,000 during the year ending December 31, 2001, and (iii) $7,500,000 during the year ending December 31, 2002. Buyer will make payment, if any is required, of the royalty no later than 120 days after the end of the year to which such royalty relates, accompanied by such documentation as may be agreed upon by the parties. Buyer will promptly inform Seller if it discontinues sales of any of the Products for any reason, including due to development of alternative products.

       2.4 ADJUSTMENT TO CASH PAYMENT. In the event that the aggregate Inventory Value as defined herein is less than $200,000, the amount of the cash payment to be made by Buyer to Seller pursuant to Section 2.1(a) hereof will be reduced by the difference between the aggregate Inventory Value as determined hereby and $200,000, provided, however, such reduction will not exceed $175,000. Aggregate Inventory Value will be determined by a physical inventory count and valuation conducted by Buyer not more than three days prior to the Closing Date (the "Physical Inventory") of the Products owned by Seller and subject to transfer to Buyer pursuant to this Agreement. "Inventory Value" shall mean the amount invoiced to Seller by the manufacturers of such inventory plus freight from the manufacturers to Seller, provided, however, that Inventory Value will be recognized only (a) for inventory of Products other than Glutasorb Ready to Use, Pro-Peptide VHN and Prop-Peptide Vanilla (i) having a shelf life, as measured from the expiration date of the inventory, ("Shelf Life") of eight months or more at the date of the Physical Inventory, and (ii) for ten percent (10%) of such inventory having a Shelf Life of between six and eight months at the date of the Physical Inventory, further provided, however, that no Inventory Value will be recognized under (i) or (ii) of this part (a) for inventory representing greater than a twelve-month supply of a Product based on Historical Sales of that Product ("Historical Sales" of any Product means sales of such Product for the period six months prior to the date hereof), and (b) for the inventory of Glutasorb Ready to Use expected to be sold between the Closing Date and January 31, 1999 based on Historical Sales of such Product, and (c) (i) if the expiration dates of existing inventories of Pro-Peptide VHN and Pro-Peptide Vanilla are not extended through September 30, 1999, for the inventory of Pro-Peptide VHN expected to be sold between the Closing Date and December 31, 1998, based on Historical Sales of such Product and for inventory of Pro-Peptide Vanilla expected to be sold between the Closing Date and March 31, 1999, based on Historical Sales of such product or (ii) if the expiration dates of existing inventories of Pro-Peptide VHN and Pro-Peptide Vanilla are extended through September 30, 1999, for the inventory of Pro-Peptide VHN and Pro-Peptide Vanilla expected to be sold between the Closing Date and August 31, 1999 based on Historical Sales of such Products.

       3. ASSUMPTION OF LIABILITIES. Except as hereinafter specifically provided, Buyer shall not assume any liabilities or obligations of Seller and Seller shall be solely liable for all liabilities and obligations, known or unknown, fixed or contingent, arising from or in connection with ownership of the Assets or operation of the Business as it relates to the Products prior to the Closing Date, whether or not reflected in its books and records. Subject to the conditions of this Agreement, on the Closing Date Buyer shall assume only those liabilities and obligations of Seller, if any, (a) arising after the Closing Date under Product Manufacturing Contracts assigned to or assumed by Buyer, (b) arising after the Closing Date under any other contracts, purchase orders and agreements assigned to or assumed by Buyer pursuant to Sections 1.1(d), 1.1(f) and 1.1(i) hereof, (c) as provided in Section 1.2(v) related to purchase money security interests, if any, and (d) as provided in Section 5 related to accrued vacation benefits for certain employees of Seller hired by Buyer.

       4. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, at 10:00 a.m. on the seventh business day following fulfillment or appropriate waiver of all of the conditions specified in Sections 10 and 11 hereof, or such other date as Buyer and Seller may mutually agree (the "Closing Date"). At the Closing (a) Buyer shall (i) pay to Seller cash in the amount specified in Section 2.1(a) hereof, (ii) deliver to Seller a certificate for the number of Shares as specified in Section 2.1(b) hereof, (iii) deliver to Seller the International Marketing Consideration, if any, with any such endorsement as may be required, together with an assignment of rights to any future benefits related to the International Marketing Consideration and any related collateral securing payment thereof, and (iv) deliver to Seller the various certificates, instruments and documents referred to in Section 11 hereof, and (b) Seller shall
(i) deliver to Buyer such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interest of Seller in the Assets and (ii) deliver to Buyer the various certificates, instruments and documents referred to in Section 10 hereof.

       5.     LABOR AND EMPLOYMENT MATTERS.  Without limiting the generality of
Section 3 hereof, Buyer, except as otherwise provided in this Section 5, shall not assume any employment or employee benefit obligation, or any wage or salary payment obligation, including without limitation those arising under any pension, profit sharing, deferred compensation, bonus, stock option, severance, welfare, sick leave, vacation, wage or other employee benefit or compensation plan, procedure, policy or practice of Seller regardless of whether such plan, procedure, policy or practice is disclosed to Buyer. For each employee of Seller who enters into an employment agreement with Buyer on or prior to the Closing Date, Buyer will assume Seller's obligation, if any, to provide such employee with up to five days of vacation to be taken in accordance with the Vacation/PFT policy of Buyer within such employee's first year of employment with Buyer. Seller and Buyer hereby agree and acknowledge that Seller shall have no further obligations to Buyer or any employee who enters into an employment agreement with Buyer on or prior to the Closing Date in connection with or related to such employee's employment with Buyer except as otherwise required under applicable federal or state law or as may be provided in any contract between Seller and such employee.

       6. LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS. If, between the date of this Agreement and the Closing Date, tangible Assets (other than inventory) are lost, destroyed, or condemned or suffer any material damage, and if Buyer shall have waived the conditions precedent contained in Section 10 hereof, where applicable, then, the number of Shares to be transferred from Buyer to Seller pursuant to Section 2.1(b) hereof shall be reduced by that number of Shares having an aggregate fair market value equal to the excess of
(i) the liquidation value of such Assets prior to such loss, destruction, condemnation or damage, over (ii) the salvage value, if any, of such Assets following such loss, destruction, condemnation or damage. In no event shall the aggregate adjustments made pursuant to this Section 6 exceed $25,000.

       7. NONCOMPETITION AGREEMENT. On the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer and Seller will execute and deliver a Noncompetition Agreement in form and substance mutually agreeable to Buyer and Seller (the "Noncompetition Agreement").

       8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth in the disclosure schedules accompanying this Agreement:

       8.1 CORPORATE ORGANIZATION. Seller is a corporation duly organized and validly existing, is in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own the Assets and carry on the Business as now being conducted.

       8.2 CORPORATE POWER. Seller has the corporate power to execute and deliver this Agreement and the Noncompetition Agreement and to consummate the transactions contemplated hereby and thereby.

       8.3 CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS. The execution and delivery by Seller of this Agreement and the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by Seller of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any lien on any of the Assets pursuant to, the Articles of Incorporation or ByLaws of Seller, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with Seller's shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Seller or the Assets is subject, in each case, the result of which would have a material adverse effect on the Business or the financial condition of the Business, or
(b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

       8.4 CORPORATE AUTHORITY. The execution and delivery by Seller of this Agreement and the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval by the holders of the requisite number of outstanding shares of the common stock of Seller. This Agreement and the Noncompetition Agreement and all other instruments required hereby to be executed and delivered by Seller are, or when delivered will be, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms subject only to the approval by the holders of the requisite number of outstanding shares of the common stock of Seller, and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

       8.5 ACTIONS, SUITS, PROCEEDINGS. Except as disclosed in Schedule 8.5 hereof, there are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of its property in any court or before any federal, state, municipal or other governmental agency which (a) if decided adversely to Seller, would have a material adverse effect upon the Business or the Assets, (b) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, or (c) if decided adversely to Seller would have a material adverse effect on the enforceability of this Agreement or the Noncompetition Agreement; nor is Seller in default with respect to any order of any court or governmental agency entered against it in respect of the Business or the Assets.

       8.6 NO MATERIAL VIOLATIONS. To its knowledge, Seller is not in material violation of any applicable law, rule or regulation relating to the Business or any of the Assets, which violation could have a material adverse effect on the Business or the financial condition of the Business. To the Seller's knowledge, there are no requests, notices, investigations, claims, demands, actions, administrative proceedings, hearings or other governmental claims or proceedings against Seller alleging or investigating the existence of any such violation. Seller has provided to Buyer copies of all written field inspection reports in its possession submitted to Seller by governmental authorities since the inception of any of the Products.

       8.7 TITLE TO PERSONAL PROPERTY. Seller has good title to all personal property included in the Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings,
(ii) liens identified in Schedule 1.2 attached hereto, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent, and (iv) liens in respect of pledges or deposits under workers' compensation laws.

       8.8 CONDITION OF ASSETS. All of the tangible Assets are, in all material respects, in good operating condition and repair (subject to normal wear and tear) and are adequate and suitable for the purposes for which they are currently being used. All inventory is located at the facilities specified in
Schedule 8.8 hereto.

       8.9 PURCHASE CONTRACTS, SALES CONTRACTS AND OTHER CONTRACTS AND AGREEMENTS. Schedule 8.9 hereto sets forth under the headings of "Purchase Contracts", "Sales Contracts" or "Other Contracts and Agreements" all contracts, indentures, guarantees, leases, commitments, distribution agreements or other agreements related to the Business to which Seller is a party or by which it is bound; provided, however, that with respect to contracts, leases, commitments or other agreements involving payments remaining to or from the Company, only those contracts, leases, commitments or other agreements involving such payments in excess of $5,000 are set forth on such Schedule. Seller and, to the knowledge of Seller, each other party thereto have substantially performed all obligations required to be performed by them to date, and are not in default in any material respect, under any of the instruments or agreements described above. The instruments and agreements described above which are to be assigned to Buyer hereunder are each in full force and effect and are assignable to Buyer without the consent of third parties, and Seller has not waived or assigned to any other person any of its rights thereunder. Seller has delivered to Buyer true and correct copies of all such contracts, indentures, guarantees, leases, commitments and other agreements.

       8.10   INTELLECTUAL PROPERTY RIGHTS.

       (a) Seller owns or possesses, is licensed under, or otherwise has lawful access to all patents, trade secrets, know-how, other confidential information, trademarks, service marks, copyrights, mask works, trade names, logos and other intellectual property, whether registered or unregistered, necessary for the lawful conduct of the Business as it is currently conducted. Seller has not received any notice of any infringement or misappropriation by, or conflict from, any third party with respect to such intellectual property rights. Seller has no knowledge of any unauthorized use or disclosure or misappropriation of any of its intellectual property necessary for the lawful conduct of the Business, and Seller has obtained appropriate employee agreements and taken other reasonable steps to protect against the unauthorized use or disclosure of such intellectual property.

       (b) Schedule 1.1(j) hereto lists and describes correctly all patents and all registered trademarks, service marks, copyrights, mask works, trade names, logos and other registered intellectual property (and all applications for any of the foregoing) included in the Assets, all of which are owned of record solely in the name of Seller or are beneficially owned solely by Seller, and have not been licensed or otherwise been made available by Seller for use by others. All such patents and registered intellectual property rights are in full force and effect, and will not expire or require renewal until the respective dates (if any) set forth in Schedule 1.1(j). Seller (i) does not own or have any license or other interest in or to any other patents or registered trademarks, service marks, copyrights, mask works, trade names, logos or other registered intellectual property (or applications for any of the foregoing) used in the Business, and (ii) does not license from others the right to use any other industrial or intellectual property used in the Business.

       (c) Except as disclosed in Schedule 1.1(j), Seller has no knowledge that (i) any of the intellectual property rights owned or used by Seller in the Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), (ii) any payments to governmental agencies required to maintain the effectiveness of any patents or any registered intellectual properties have not been timely paid, or (iii) any pending applications of Seller for patents or for registration of other intellectual property will be denied or will be materially restricted or conditioned, or any prior art or other information or circumstance exists which would cause such denial, restriction or condition.

       (d) Seller (i) has not received any written communications, nor has any officer or director of Seller received any communications of any kind from any person or entity containing any express or implied allegation that Seller is or may be infringing any of such person's or entity's intellectual property in connection with Seller's conduct of the Business, and (ii) is not currently evaluating any intellectual property of another person or entity (and has not, to Seller's knowledge, conducted any such evaluations in the past five years) to determine whether a license thereof is necessary or desirable in connection with Seller's conduct of the Business or whether such intellectual property may otherwise have a material effect on the Business as now conducted.

       (e) Except as set forth in Schedule 8.10(e), there are no judgments, orders, consent decrees or settlement agreements affecting the Seller's production or sale of the Products.

       8.11 LICENSES AND PERMITS. Schedule 1.1(k) hereto correctly describes all material licenses and permits granted to or by Seller in connection with the operation of the Business. Seller has all material licenses and permits required by law or otherwise necessary for the proper operation of the Business. To the Seller's knowledge, all licenses and permits granted to Seller are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party. Except as disclosed in Schedule 1.1(k), to the Seller's knowledge, the consummation of the transactions contemplated by this Agreement will not violate the provisions of, or require Buyer to reapply for, any such license or permit. Seller has delivered to Buyer true and correct copies of all such licenses and permits.

       8.12 TAXES. Seller has filed all federal, state and local tax returns required to be filed by it with regard to the Products or the Business, and has paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) related to the Products or the Business to the extent that such have become due. No claims for additional taxes have been asserted against Seller and no audits are pending with respect to any tax liabilities of Seller related to the Products or the Business.

       8.13 COMPOSITION OF ASSETS. The Assets comprise all property and assets sufficient to conduct the Business in its present form.

       8.14 INVESTMENT PURPOSE. Seller is acquiring the Shares for investment purposes and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder.

       8.15   CONTINUITY OF SELLER; NO DISTRIBUTION OF SHARES.

       (a)    This Agreement is not part of a plan for dissolution of Seller.

       (b) Seller will make no PRO RATA or similar distribution of the Shares to its shareholders.

       (c) The board of directors of Seller has no current intent to adopt resolutions to dissolve Seller or make a PRO RATA or similar distribution of the Shares to Seller's shareholders within one year after the Closing Date.

       8.16   ACCESS TO INFORMATION REGARDING BUYER.

       (a) Seller has received copies of Buyer's annual report to shareholders and annual report on Form 10-K for the year ended December 31, 1997, and a copy of Buyer's definitive proxy statement dated March 30, 1998.

       (b) Seller has received copies of Buyer's quarterly reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

       (c) Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions upon which the Shares will be issued to Seller and to obtain additional information that Buyer possesses that is necessary to verify the accuracy of information contained in the documents referenced in parts (a) and
              (b) of this Section 8.16.

       8.17 RESTRICTED SHARES. Seller is aware and acknowledges that the Shares to be transferred to it pursuant to Section 2.1(b) hereof will be issued without registration under the Securities Act or under any state securities laws, and, therefore, may not be sold, transferred or pledged in the absence of an effective registration statement under the applicable federal and state securities laws or an opinion of counsel satisfactory to the Buyer that the transfer is exempt from registration. Seller further acknowledges that the certificate or certificates representing the Shares to be transferred to Seller will bear a legend restricting transfer of the Shares as provided above. Reference is made to Section 15 hereof regarding the agreement of Buyer to registration of the Shares for resale by Seller under the conditions therein specified.

       8.18 SHAREHOLDER APPROVAL. Seller will use its reasonable best efforts and will cause its officers and agents to use their reasonable best efforts to promptly secure any approval of shareholders of Seller required to consummate the transactions contemplated by this Agreement.

       8.19 BROKERS AND FINDERS. Seller has not retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this Agreement.

       8.20 FULL DISCLOSURE. No representation or warranty by Seller contained in this Agreement or the schedules hereto, and no written representation, statement or certificate made or furnished, or to be made or furnished hereafter, by Seller or any officer or representative of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.

       8.21 PROXY STATEMENT. At the time the Proxy Statement (as defined herein) is mailed to the shareholders of Seller in order to obtain their approval referred to in Section 10.1 and at all times subsequent to such mailing up to and including the time of such approval, the Proxy Statement

(including all supplements thereto), with respect to all information set forth therein relating to Seller (including its subsidiaries, if any) will (a) comply in all material respects with applicable provisions of the Securities Act, and
(b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

       9. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

       9.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

       9.2 CONFLICTING AGREEMENTS, GOVERNMENTAL CONSENTS. The execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby, and the performance or observance by Buyer of any of the terms or conditions hereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or By-Laws of Buyer, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Buyer is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority, except in connection with the registrations rights granted hereby in Section 15.

       9.3 CORPORATE AUTHORITY. The execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and all other documents and instruments required hereby to be executed and delivered by Buyer are, or when delivered will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

       9.4    AUTHORIZED SHARES.  All Shares to be issued by Buyer pursuant to
Section 2.1(b) hereof will, upon issuance, be duly authorized and validly issued, fully paid and non-assessable.

       9.5 BROKERS AND FINDERS. Buyer has not retained any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

       9.6 FULL DISCLOSURE. No representation or warranty by Buyer contained in this Agreement or the exhibits hereto, and no written representation, statement or certificate made or furnished, or to be made or furnished hereafter, by Buyer or any officer or representative of Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.

       9.7 PROXY STATEMENT. At the time the Proxy Statement (as defined herein) is mailed to the shareholders of Seller in order to obtain their approval referred to in Section 10.1 and at all times subsequent to such mailing up to and including the time of such approval, the Proxy Statement (including all supplements thereto), with respect to all information set forth therein relating to Buyer and supplied by Buyer or on behalf of Buyer for inclusion therein, will (a) comply in all material respects with applicable provisions of the Securities Act, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

       9.8 SEC DOCUMENTS. Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since April 1, 1996 (together with later filed documents that revise or supersede earlier filed documents, the "Buyer SEC Documents").
As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents. None of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10Q of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Buyer SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Buyer has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth in a balance sheet of Buyer or in the notes thereto which, individually or in the aggregate, would have a material adverse effect on the business or results of operations of Buyer.

       10. CONDITIONS TO OBLIGATION OF BUYER TO CLOSE TRANSACTIONS. The obligation of Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, except for any such condition expressly waived in writing by Buyer prior to the Closing Date:

       10.1 APPROVAL OF SELLER'S SHAREHOLDERS. The holders of outstanding shares of common stock of Seller, by the requisite vote of such holders, shall have approved this Agreement and authorized the transactions contemplated hereby and such approval and authorization shall remain effective as of the Closing Date.

       10.2 SECRETARY'S CERTIFICATE. Seller shall have delivered to Buyer a certificate of the Secretary of Seller, dated the Closing Date, to the effect that the execution and delivery by Seller of this Agreement, the Noncompetition Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller.

       10.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only be required to be true on and as of such date.

       10.4 NO ADVERSE CHANGE. There shall have occurred no material adverse change in the Assets as a whole or the Business as it relates to the Products or results of operations of the Business as it relates to the Products since the date hereof.

       10.5 OBSERVANCE AND PERFORMANCE. Seller shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Seller on or prior to the Closing Date.

       10.6 OFFICER'S CERTIFICATE. Seller shall have delivered to Buyer a certificate of a responsible officer of Seller, dated the Closing Date, to the effects set forth in Sections 10.3, 10.4 and 10.5 above.

       10.7 SEARCHES. Buyer shall have received Uniform Commercial Code searches against Seller from the Secretary of State of Minnesota and from such other states and/or counties as Buyer shall reasonably request, together with tax lien and judgment searches and disclosing no liens or security interests against the Assets.

       10.8 CONSENTS OF THIRD PARTIES. Buyer shall have received duly executed copies of any material consents necessary to permit the assignment of the contracts, leases, commitments and agreements described under Schedule 8.9 hereto without breach thereof.

       10.9 NOTICES. Seller shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Seller in connection with the execution and delivery hereof and the consummation of the purchase and sale of the Assets contemplated hereby.

       10.10 REGULATORY APPROVALS. Seller and Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale of the Assets contemplated by this Agreement.

       10.11 LEGAL OPINION. Buyer shall have received an opinion, dated as of the Closing Date, from Dorsey & Whitney LLP, counsel to Seller, as to such matters as Buyer may reasonably request.

       10.12 COPIES OF DOCUMENTS. Buyer shall have received accurate and complete copies of all documents and instruments related to the purchase and sale of the Assets and listed in any of the schedules to this Agreement (and of any amendments, waivers or similar supplementary materials related thereto).

       10.13 NO LEGAL ACTION. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the purchase and sale of the Assets contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the Assets contemplated by this Agreement.

       10.14 CLOSING DOCUMENTS. Buyer shall have received such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interests of Seller in the Assets consistent with the terms of this Agreement.

       10.15 NONCOMPETITION AGREEMENT. Seller shall have entered into the Noncompetition Agreement.

       10.16 DISTRIBUTION AGREEMENT. Seller shall have terminated all distribution agreements, independent representative agreements and the VHA, Inc. purchase agreement, as listed in Schedule 8.9, related to the Products and shall have provided evidence of such termination satisfactory to Buyer.

       10.17 SETTLEMENT OF CLAIMS. All material litigation and claims related to the Products shall have been resolved to the reasonable satisfaction of Buyer.

       11. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE TRANSACTIONS. The obligation of Seller to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, except for any such condition expressly waived in writing by Seller prior to the Closing Date:

       11.1 APPROVAL OF SELLER'S SHAREHOLDERS. The holders of outstanding shares of common stock of Seller, by the requisite vote of such holders, shall have approved this Agreement and authorized the transactions contemplated hereby and such approval and authorization shall remain effective as of the Closing Date.

       11.2 SECRETARY'S CERTIFICATE. Buyer shall have delivered to Seller a certificate of the Secretary of Buyer, dated the Closing Date, to the effect that the execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Buyer.

       11.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only be required to be true on and as of such date.

       11.4 OBSERVANCE AND PERFORMANCE. Buyer shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to or at the Closing Date.

       11.5 OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate of a responsible officer of Buyer, dated the Closing Date, to the effects set forth in Sections 11.3 and 11.4 above.

       11.6 CONSENTS OF THIRD PARTIES. Seller shall have received duly executed copies of any material consents necessary to permit the assignment of the contracts, leases, commitments and agreements described in Schedule 8.9 hereto without breach thereof.

       11.7 NOTICES. Buyer shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Buyer in connection with the execution and delivery hereof and consummation of the purchase and sale of the Assets contemplated hereby.

       11.8 REGULATORY APPROVALS. Seller and Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale of the Assets contemplated by this Agreement.

       11.9 LEGAL OPINION. Seller shall have received an opinion, dated the Closing Date, from Faegre & Benson LLP, counsel to Buyer, as to such matters as Seller may reasonably request.

       11.10 NO LEGAL ACTIONS. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the purchase and sale of the Assets contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the purchase and sale of the Assets contemplated by this Agreement.

       11.11 INTERNATIONAL MARKETING AGREEMENT. If William L. Rush and Buyer have entered into a mutually satisfactory noncompetition agreement, Buyer and the International Marketing Entity shall have entered into the International Marketing Agreement as described in Section 2.2 hereof.

       11.12  NASDAQ LISTING.

       (a) The Common Stock of Buyer shall continue to be listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market.

       (b) The Shares shall have been approved for listing, upon official notice of issuance, on the Nasdaq National Market or the Nasdaq SmallCap Market.

       11.13 CONSENT OF BUYER TO SETTLEMENT AGREEMENT. Buyer shall have consented to be bound by the terms of any settlement agreement resolving the lawsuit described in Schedule 8.5 hereof to the extent required by such settlement agreement.

       12. EXCLUSIVE MARKETING PRIOR TO CLOSING. Contemporaneously with the execution of this Agreement, and pending the Closing, Buyer and Seller are entering into an exclusive marketing agreement (the "Marketing Agreement") substantially in the form of Exhibit A hereto.

       13. OPERATION OF BUSINESS PRIOR TO CLOSING; COOPERATION. Seller agrees that, from the date of this Agreement to the Closing:

       13.1 MAINTENANCE OF BUSINESS. Seller will use reasonable efforts to preserve intact the business organization of the Business, keep available the services of key employees on terms no less favorable to Seller than those on which such employees are presently employed, and preserve for Buyer the goodwill of suppliers, customers and others having business relationships with the Business. Seller will maintain its books and records related to the Business during such period in a manner consistent with past practice.

       13.2 EMPLOYEES. Seller will not hire any new employees for the Business, or effect any increase in compensation or employee benefits for its employees engaged in operating the Business.

       13.3 NO DISPOSITION OF ASSETS. Seller will not sell, transfer, dispose of or abandon any portion of the Assets, except in the ordinary course of business and consistent with past practice.

       13.4 NO ADDITIONAL LIENS. Seller will not permit any of the Assets to become subject to any mortgage, lien, charge or encumbrance, other than liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent, and liens identified in Schedule 1.2 attached hereto.

       13.5 NO MODIFICATION OF AGREEMENTS. Seller will not modify or amend any material contract, lease, commitment or agreement to be assigned to or assumed by Buyer hereunder, or waive or assign to any third party any of its rights under any such contract, lease, commitment or agreement.

       13.6 MAINTENANCE OF TANGIBLE ASSETS. Seller will maintain all tangible Assets in good order and repair, ordinary wear and tear excepted.

       13.7 NO EXTRAORDINARY AGREEMENTS. Seller will not enter into any contract or agreement that relates to the Business or Assets and that contains terms or conditions inconsistent with past business practices of Seller or the continued operation of the Business as a going concern.

       13.8 MAINTENANCE OF INSURANCE. Seller will continue to carry all existing policies of insurance relating to the Assets, or will effect renewals or replacements thereof in substantially the same form and amount, and providing substantially the same coverage, as such existing policies.

       13.9 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE. With respect to the Business, Seller will continue to collect its accounts receivable and pay its accounts payable in accordance with its past business practices.

       13.10 INVENTORIES; SUPPLIES. With respect to the Business, Seller will maintain its inventories and other consumable materials and supplies at levels as reasonably required to conduct the Business.

       13.11 COOPERATION. Seller will furnish to Buyer all information concerning Seller, the Business and the Assets required for inclusion in any statement or application made by Buyer to any governmental body in connection with the transactions contemplated by this Agreement (all of which information Seller represents, warrants and covenants shall when furnished be true and complete in all material respects). Without limiting the foregoing sentence, Seller will reasonably cooperate with Buyer in good faith to obtain all consents and approvals required from governmental and regulatory authorities and private third parties necessary to consummate the transactions contemplated hereby and to enable the Buyer thereafter to carry on the Business without material disruption. Seller will inform Buyer when Seller believes that the extent of services provided by Seller's employees under this Section 13.11 or under
Section 14.4 requires compensation from Buyer. Thereafter, Buyer and Seller will mutually agree upon the terms for such services. No payments made under the Marketing Agreement will be considered compensation for services provided by Seller's employees under this Section 13.11 or under Section 14.4. Buyer will reimburse Seller for the documented fees and expenses, if any, of Seller's independent auditors or other third parties that are charged solely for services performed by them in connection with this Section 13.11.

       13.12 INSPECTION RIGHTS. Seller will permit employees and agents of Buyer during normal business hours and on reasonable notice to Seller to inspect the Assets and to inspect all contracts, agreements, other documents and records reflecting or reasonably relating to the Assets or the Business. All information and records obtained by Buyer pursuant to this Section 13.12 shall be maintained as confidential and shall not be disclosed to any third party without the prior written consent of Seller except in response to legal process or to the extent required to comply with applicable law. Buyer will not be obligated to maintain as confidential any information obtained from Seller which is publicly available, readily ascertainable from public sources, known to Buyer at the time the information was disclosed or which is rightfully obtained from a third party. The obligations of confidentiality arising under this Section
13.12 shall survive the termination or abandonment of this Agreement.

       13A.   COVENANTS OF BUYER.

       13A.1 NASDAQ LISTING. Buyer will file an application for listing of additional shares in accordance with the rules of the Nasdaq Stock Market in order to have the Shares approved for listing on the Nasdaq National Market or The Nasdaq SmallCap Market and will use its best efforts to have such application approved by the Nasdaq National Market or The Nasdaq SmallCap Market prior to Closing.

       13A.2 BLUE SKY APPROVAL. Buyer will file all documents required to obtain, prior to Closing, all necessary approvals under state securities laws, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its reasonable best efforts to obtain such approvals.

       13A.3 PROXY STATEMENT. Buyer will furnish, or cause to be furnished, to Seller all the information concerning Buyer required for inclusion in the proxy statement (the "Proxy Statement") for the meeting of Seller's shareholders at which this Agreement and the transactions contemplated hereby will be submitted to for approval, and Buyer shall cooperate with Seller in the preparation of the Proxy Statement. Any financial statement for any fiscal year provided under this Section 13A must include the audit opinion of Buyer's independent accountant, and the consent of such accountant to use such opinion in the Proxy Statement. Buyer agrees promptly to notify Seller if at any time prior to such meeting the Proxy Statement becomes incorrect or incomplete in any material respect with regard to any information furnished by Buyer for inclusion in the Proxy Statement, and to provide Seller with the information needed to correct such inaccuracy or omission.

       14.    POST-CLOSING TRANSITIONAL MATTERS.

       14.1 INVOICES FOR EXISTING OR PREVIOUSLY SHIPPED INVENTORY OF PRODUCTS. With respect to any purchase orders or contracts assumed by Buyer pursuant to
Section 1.1(d) hereof, in the event that Buyer receives, subsequent to the Closing, an invoice from a product manufacturer for any item of inventory of Products (i) existing and owned by the Seller as of the Closing Date the value of which was included in calculating the aggregate Inventory Value pursuant to
Section 2.4 hereof was satisfied or (ii) included within Products shipped by Seller prior to the Closing, Buyer shall promptly deliver to Seller a copy of such invoice. Seller shall review such invoice and shall, within five business days of delivery of such invoice to Seller, deliver to Buyer documentation, signed by the product manufacturer, of any adjustment to the amounts reflected on such invoice. On the sixth business day after delivery of a copy of such invoice to Seller, Buyer shall have the right, in its sole discretion, either to pay such invoice, as adjusted, and be promptly reimbursed therefor by Seller or demand payment of such invoice, as adjusted, by Seller. Seller agrees to reimburse Buyer for any such invoice amount so paid or to pay any such invoice amount, as requested by Buyer, promptly upon receipt from Buyer of instructions to make such a payment. Nothing in this Section 14.1 shall be deemed to prevent Seller from disputing with the product manufacturer any amounts paid by Seller, and retaining any amounts remitted by the product manufacturer as a result of any such dispute.

       14.2 DELIVERY OF TANGIBLE ASSETS. Promptly after the Closing Date, Seller shall make the tangible Assets available to Buyer at Seller's facilities at Suite 110, 9850 51st Avenue North, Minneapolis, Minnesota and shall cooperate with Buyer's personnel in arranging for the orderly assembly, packing and shipment which shall be at Buyer's expense of all tangible Assets to such locations as Buyer shall specify; provided, however, that (a) machinery, equipment and tooling, if any, in the possession of third parties for production purposes shall be left in their possession and Seller and Buyer shall jointly notify and confirm to such third parties that Buyer has purchased such assets from Seller; (b) Buyer shall be entitled if it so desires to continue to store inventory of the Products at the facilities of the Seller through November 30, 1998 and (c) Buyer shall, with Seller's assistance, identify any books and records the originals of which should remain in the possession of Seller. In consideration of the use of the Seller's facilities to store inventory of the Products, Buyer agrees to pay Seller $3,000 per month pro rated on a daily basis from the Closing Date through the last date upon which any inventory of the Products is stored at the facilities of the Seller.

       14.3 DELIVERY AND ASSIGNMENT OF INTERNATIONAL MARKETING CONSIDERATION. Immediately upon the Closing, Buyer will inform the International Marketing Entity of the Closing; obtain from the International Marketing Entity the International Marketing Consideration; and tender the International Marketing Consideration with any such endorsement as may be required, and with an assignment of any future benefits related to the International Marketing Consideration and any related collateral securing payment thereof in form approved by Seller, to Seller.

       14.4 TRANSITIONAL CONSULTING. The parties contemplate that Buyer will, for a period of nine months after the Closing Date, periodically require the advice and assistance of a number of Seller's scientific, technical, regulatory and marketing executives and employees who are familiar with the history and current status of the Business. Seller will, so long as such persons remain employed by Seller or any other entity affiliated with Seller, make such persons reasonably available to assist Buyer in interpreting and reconciling the books, records and correspondence transferred to Buyer hereunder, responding to customer inquiries and complaints, providing information about regulatory matters and the status of and issues being considered in pending regulatory proceedings, and otherwise carrying forward the Business. Buyer and Seller will use their reasonable best efforts to schedule the availability of the appropriate executives and employees of Seller in such manner that will not materially delay, impede or otherwise adversely affect either Buyer's pursuit of the Business or Seller's pursuit of its remaining business. Buyer will use its reasonable best efforts to reduce its reliance on Seller's personnel as soon as reasonably possible following the date hereof. Seller will inform Buyer when Seller believes that the extent of services provided by Seller's employees under this Section 14.4 or under Section 13.11 requires compensation from Buyer. Thereafter, Buyer and Seller will mutually agree upon the terms for such services. No payments made under the Marketing Agreement will be considered compensation for services provided by Seller's employees under this Section 14.4 or under Section 13.11.

       14.5 USE OF NUTRITION MEDICAL NAME. Buyer will have the right to use the name "Nutrition Medical" and any related trademarks or symbols in connection with the Products for a period commencing on the Closing Date and ending one year after the Closing Date.

       14.6 USE OF PURCHASED SUPPLIES. Subject to any applicable laws, rules or regulations, Buyer shall be entitled following the Closing or Subsequent Closing, if any, to use up any then existing supplies of packaging or promotional materials bearing Seller's name.

       14.7 USE OF OFFICE SPACE. Each employee of Seller hired by Buyer will continue to have access to, and working from, the office space assigned to such employee in the facility of the Seller until the earlier of November 30, 1998 or the date upon which such employee is instructed by Buyer to begin working from Buyer's facility. Buyer will be allowed to use Seller's copy machine(s) and fax machine(s), provided that Buyer purchases paper and other supplies for such use. In consideration of the use of office space, Buyer agrees to pay Seller the amounts enumerated in Schedule 14.7 hereof from the Closing Date through the last date upon which any employee under Buyer's employment works from a facility of Seller.

       14.8 ACCOUNTS RECEIVABLE REMITTANCES. If Seller receives payments on accounts receivable for sales of the Products made by Buyer, it will promptly remit such payments to Buyer. If Buyer receives payments on accounts receivable for sales of Products made by Seller, it will promptly remit such payments to Seller.

       15.    REGISTRATION REQUIREMENTS.

       15.1 REQUIRED REGISTRATION. Following the Closing, and to facilitate resale of the Shares by Seller to the public following the Closing, Buyer shall promptly prepare and file (in any event no later than 45 days of the Closing
Date) a registration statement under the Securities Act covering all of the Shares issued to Seller and shall use its reasonable best efforts to cause such registration statement to become effective. Buyer shall be obligated to prepare, file and cause to become effective only one registration statement (on Form S-3 or any successor form promulgated by the SEC) pursuant to this Section 15.1, and to pay the expenses associated with such registration statement. In the event that Buyer shall not be eligible to use Form S-3, Buyer shall be obligated to prepare, file and cause to become effective one registration statement on Form S-1, S-2 or other applicable form or any other successor form promulgated by the SEC at Buyer's election, in which case references herein to "Form S-3" shall be deemed to refer to such other form. In Buyer's sole discretion, such registration statement may include Shares of Common Stock of Buyer held by other shareholders of Buyer.

       15.2   REGISTRATION PROCEDURES.  Buyer will:

       (a) prepare and file with the SEC a registration statement with respect to the Shares issued to Seller, and use its reasonable best efforts to cause such registration statement to become and remain effective until the earlier of two years from the date upon which such registration statement is declared effective by the SEC (the "Effective Time") or the date that all Shares registered on such registration statement have been sold by Seller;

       (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period described in clause (a) above;

       (c) notify Seller as to the filing of any such registration statement and of all amendments or supplements thereto;

       (d) subject to Section 15.7 hereof, prepare promptly upon request of Seller or any underwriter for Seller, during the period during which Buyer is obligated to keep any such registration statement effective, such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of
Section 10(a)(3) of the Securities Act;

       (e) furnish Seller with copies of such opinions of counsel and accountants' "comfort" letters as it reasonably may request with respect to the registration of the Shares, any registration statement covering the Shares and the financial statements included therein;

       (f) in connection with the preparation and filing of each registration statement registering Shares under the Securities Act, give Seller and any underwriter, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Buyer with its officers and the independent accountants who have certified its financial statements as shall be necessary, in the opinion of Seller and such underwriters, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

       (g) subject to Section 15.7 hereof, prepare and promptly file with the SEC and promptly notify Seller of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event with respect to Buyer shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

       (h) furnish to Seller and to the underwriters, if any, of the Shares to be registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, prospectus supplements and such other documents as Seller or such underwriters may reasonably request in order to facilitate the public offering of the Shares;

       (i) use its reasonable best efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Seller may reasonably request in writing, except that Buyer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

       (j) notify Seller, promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

       (k) notify Seller promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

       (m) subject to Section 15.7 hereof, prepare and file with the SEC, promptly upon the request of Seller or any underwriter, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Seller (and concurred in by counsel for Buyer), is required or advisable under the Securities Act in connection with the distribution of the Shares by Seller;

       (n) advise Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or any amendment thereto or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

       (o) not file any amendment or supplement to such registration statement or prospectus to which Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for Buyer the filing of such amendment or supplement is reasonably necessary to protect Buyer from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

       15.3 DELAYED EFFECTIVENESS OF REGISTRATION STATEMENT. If the registration statement with respect to the Shares has not become effective on or prior to 180 days after the Closing Date, Buyer will issue to Seller, as liquidated damages, that number of Shares equal to ten percent (10%) of the Shares issued to Buyer pursuant to Section 2.1(b) of this Agreement. The registration statement will be amended to cover the Shares, if any, issued pursuant to this Section 15.3. The Shares, if any, issued pursuant to this
Section 15.3 will, upon issuance, be duly authorized and validly issued, fully paid and non-assessable.

       15.4 EXPENSES. With respect to such registration, Buyer shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Buyer, all internal Buyer expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Shares are to be registered or qualified. Fees and disbursements of counsel and accountants for Seller, as the selling security holder, underwriting discounts and commissions and transfer taxes and any other expenses incurred by Seller not expressly included above shall be borne by Seller, provided that Buyer shall bear up to $1,250 of the fees and expenses of counsel to Seller in connection with the registration provided for by this
Section 15, provided, however that in the event that Buyer is unable to register the Shares on Form S-3 Buyer shall bear the full fees and expenses of counsel to Seller in connection with the registration provided for by this Section 15.

       15.5   INDEMNIFICATION.  With respect to such registration:

       (a) Buyer will indemnify and hold harmless Seller, its directors and officers, and any underwriter (as defined in the Securities Act) for Seller and each person, if any, who controls Seller or such underwriter within the meaning of the Securities Act, from and against, and will reimburse Seller and each such director, officer, underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense (including legal fees) to which Seller or any such director, officer, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any state securities law or any regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Seller, such director, officer, underwriter or such controlling person in writing specifically for use in the preparation thereof.

       (b) Seller will indemnify and hold harmless Buyer, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Buyer, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense (including legal fees) to which Buyer or any controlling person and/or any director, officer or underwriter may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Seller specifically for use in the preparation thereof.

       (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 15.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will only relieve it from liability to the extent that such failure to so notify shall materially adversely prejudice the indemnifying party in the defense of any such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation shall, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to the indemnified party.

       15.6   CONTRIBUTION.

       (a) If the indemnification provided for in Section 15.5 from the indemnifying party is unavailable to or unenforceable by the indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 15.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

       (b) Buyer and Seller agree that it would not be just and equitable if contribution pursuant to this Section 15.6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 15.6(a). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (c) If indemnification is available under Section 15.5, the indemnifying party shall indemnify each indemnified party to the full extent provided in Section 15.5 without regard to the relative fault of the indemnifying party or indemnified party or any other equitable consideration provided for in this Section 15.6

       15.7 RIGHT TO SUSPEND SALES. Buyer may suspend sales of Shares under the registration statement for a limited time, which in no event shall be longer than 90 days, if (a) such sales would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus or other filing with the SEC), a proposed financing, reorganization, recapitalization, merger, acquisition, consolidation or similar transaction or other development involving or with respect to Buyer (including, without limitation, through the premature disclosure thereof) or (b)

Buyer is conducting a public offering of capital stock (including during the effectiveness of any registration statement pertaining thereto) and the managing underwriter concludes in its reasonable judgment that sales of Shares held by the Seller would materially adversely affect the success of the offering. Buyer will promptly notify Seller any time sales of Shares under the registration statement are suspended and will promptly notify Seller of the termination of any such suspension.

       16.    LIMITATIONS ON TRANSACTIONS IN SHARES.

       16.1 NO DISTRIBUTION OF SHARES. Seller agrees not to distribute the Shares to its shareholders as a part of the transactions contemplated hereby and not to sell or otherwise transfer any Shares except in accordance with applicable federal and state securities laws and otherwise in accordance with the terms and conditions hereof.

       16.2 LIMITATIONS ON RESALE OF THE SHARES. Seller agrees that it will not sell or otherwise transfer any Shares except pursuant to the registration statement described in Section 15 hereof during the two-year period following the Closing Date and, further, that any such sales or transfers will be limited as follows:

       (a) immediately upon effectiveness of the abovementioned registration statement, Seller may sell or transfer up to 10% of the Shares;

       (b) during each of the first through the sixth months following the Closing Date (the month of the Closing Date being counted as the first such month), Seller may sell or transfer up to an additional 5% of the Shares per month; and

       (c) during each of the seventh through the twelfth months following the Closing Date, Seller may sell or transfer up to an additional 10% of the Shares per month.

       The foregoing percentages are intended to be cumulative, such that any amounts not sold within such limitations at the time or within the period permitted shall continue to be available for sale at any time during the remainder of the one-year period following the Closing Date.

       17.    TAXES, FEES AND OTHER EXPENSES.

       17.1 TAXES AND FEES. Seller shall be responsible for and shall pay all sales, transfer or similar taxes or governmental charges, if any, with respect to the sale and purchase of the Assets, whether levied against the Assets, Seller or Buyer.

       17.2 EXPENSES. Except as otherwise provided herein, each party shall pay all of the costs and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in soliciting any required shareholder approval for this Agreement, in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, including without limitation its attorneys' fees and accountants' fees.

       18.    INDEMNIFICATION BY SELLER.

       18.1 GENERALLY. Seller hereby agrees to defend, indemnify and hold harmless Buyer against and with respect to:

       (a) Any and all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business, as it relates to the Assets, on or prior to the Closing Date, whether or not reflected in Seller's books and records and whether or not readily apparent on or prior to the Closing Date;

       (b) Without limiting the generality of the foregoing, any and all products liability or similar claims in respect of Products sold or delivered by Seller on or prior to the Closing Date;

       (c) Any and all loss, injury, damage or deficiency resulting from any misrepresentation, omission or breach of warranty on the part of Seller under this Agreement or any other agreement, instrument or document contemplated hereby;

       (d) Any and all loss, injury, damage or deficiency resulting from any nonfulfillment of any covenant or agreement on the part of Seller under this Agreement; and

       (e) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

       (f) Any and all liabilities and obligations arising from or in connection with the performance by Seller of Seller's obligations under the Marketing Agreement.

       18.2 SETTLEMENT AND COMPROMISE. Seller shall not settle or compromise any demands, claims, actions, suits or proceedings for which Buyer has sought indemnification from Seller unless it shall have given Buyer not less than 15 days prior written notice of the proposed settlement or compromise and afforded Buyer an opportunity to consult with Seller regarding the proposed settlement or compromise.

       18.3 TERMINATION OF INDEMNIFICATION. The right to indemnification under this Section 18 to the extent based on any misrepresentation or breach of warranty shall terminate twelve months after the Closing Date except (a) for
(i) any claim based on the untruth or inaccuracy of any representation or warranty of Seller contained in Section 8.12 hereof or (ii) any claim based on the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made within twelve months after the Closing Date, the right to indemnity shall not terminate until the final determination and satisfaction of such claim.

       18.4 LIMITATIONS. No claim for indemnification under this Section 18 shall be made by Buyer unless and until the aggregate amount of such claims by Buyer shall exceed $5,000. Seller shall be liable for a maximum of $175,000 of payments made under this Section 18.

       19.    INDEMNIFICATION BY BUYER.

       19.1 GENERALLY. Buyer hereby agrees to defend, indemnify and hold harmless Seller against and with respect to:

       (a) Any and all liabilities and obligations arising from or in connection with ownership of the Assets or operation of the Business, as it relates to the Assets, after the Closing Date, except to the extent Seller is required to indemnify Buyer in respect thereof pursuant to Section 18.1;

       (b) Without limiting the generality of the foregoing, any and all products liability claims or similar claims in respect of Products sold or delivered by Buyer after the Closing Date;

       (c) Any and all loss, injury, damage or deficiency resulting from any misrepresentation, omission or breach of warranty on the part of Buyer under this Agreement or any other agreement, instrument or document contemplated hereby;

       (d) Any and all loss, injury, damage or deficiency resulting from any nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement; and

       (e) Any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

       (f) Any and all liabilities and obligations arising from or in connection with the performance by Buyer of Buyer's obligations under the Marketing Agreement, except to the extent Seller is required to indemnify Buyer in respect thereof pursuant to Section 18.1.

       19.2 SETTLEMENT AND COMPROMISE. Buyer shall not settle or compromise any demands, claims, actions, suits or proceedings for which Seller has sought indemnification from Buyer unless it shall have given Seller not less than 15 days prior written notice of the proposed settlement or compromise and afforded Seller an opportunity to consult with Buyer regarding the proposed settlement or compromise.

       19.3 TERMINATION OF INDEMNIFICATION. The right to indemnification under this Section 19 to the extent based on any misrepresentation or breach of warranty shall terminate twelve months after the Closing Date except (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made within twelve months after the Closing Date, the right to indemnity shall not terminate until the final determination and satisfaction of such claim

       19.4 LIMITATIONS. No claim for indemnification under this Section 19 shall be made by Seller unless and until the aggregate amount of such claims by Seller shall exceed $5,000. Buyer shall be liable for a maximum of $175,000 of payments made under this Section 19.

       20. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing Date only as follows:

       20.1   MUTUAL CONSENT.  By mutual consent of Buyer and Seller.

       20.2 BREACH OF AGREEMENT. By Buyer giving written notice to Seller if Seller is in breach, or by Seller giving written notice to Buyer if Buyer is in breach, in any material respect of any representation, warranty or covenant contained in this Agreement and such breach shall not have been cured by the fourteenth calendar day after the giving of such notice.

       20.3 DELAYED CLOSING. By Buyer giving written notice to Seller, or by Seller giving written notice to Buyer, if the transactions contemplated by this Agreement shall not have been consummated by December 31, 1998, unless such failure shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants, agreements and conditions hereof to be performed or observed by such party at or before the Closing Date.

       20.4 GOVERNMENT ACTION. By Buyer or Seller if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

       21. NONSOLICITATION. Until the termination of this Agreement in accordance with Section 20, Seller will not, directly or indirectly, through any officer, director, agent, affiliate, employee or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person, group or entity relating to any acquisition of the Products or the Business (an "Acquisition Proposal"); will not participate in any negotiations or discussions regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek such acquisition; will inform any person making inquiry with respect to such acquisition of this Agreement; and will inform Buyer of any such inquiry; provided, that in response to an Acquisition Proposal made without any solicitation, initiation or encouragement by Seller or any officer, director, agent, affiliate or employee thereof, Seller may (i) furnish information to any person pursuant to a confidentiality agreement no more favorable to such person than any confidentiality agreement that may be entered into between Buyer and Seller, and
(ii) participate in negotiations regarding such Acquisition Proposal, in each case if and only to the extent that the Board of Directors of Seller shall have concluded in good faith based on the advice of outside counsel that such action is required for the Board of Directors of Seller to comply with its fiduciary duties under applicable law. If any Acquisition Proposal is received or indicated to be forthcoming, Seller shall notify Buyer immediately of such Acquisition Proposal, including the material terms and conditions of such Acquisition Proposal.

       22.    SALE OF ADDITIONAL PRODUCT.

       22.1 ADDITIONAL PRODUCT. Seller is the owner of an additional product, LEmental Plus ("LEP"), that is not one of the Products for purposes of this Agreement. Pending the mutually satisfactory resolution of certain litigation relating to LEP, Buyer may be interested in purchasing Seller's rights to LEP pursuant to a separate purchase agreement to be negotiated by Buyer and Seller (the "LEP Agreement").

       22.2 RIGHT OF FIRST REFUSAL. Pending negotiation and execution of the LEP Agreement, Seller will not at any time assign, transfer, convey or otherwise dispose of any of its rights to LEP unless Seller has first (a) received from a Qualifying Offeror (as hereinafter defined) a BONA FIDE written offer for such rights, in form and substance such that acceptance thereof by signature of an officer of Seller would cause formation of a legally binding contract for such disposition (a "Qualifying Offer") and (b) complied in full with the following provisions:

              (i) Seller will give written notice to Buyer of each Qualifying Offer, including a complete copy thereof, the identify of the Qualifying Offeror, purchase price, rights and other assets involved and all other terms and conditions thereof (the "Notice").

              (ii) With respect to each Qualifying Offer, Buyer shall have 21 days after receipt of the Notice in which to elect to purchase such rights on the same terms and conditions as those contained in the Qualifying Offer.

              (iii) If Buyer gives notice of its election to purchase such rights within such 21 day period, then Buyer and Seller will proceed to close the transfer of such rights on the terms set forth in such Qualifying Offer.

              (iv) If Buyer gives notice of its election not to purchase such rights or fails to give any notice to Seller within such 21 day period, Buyer will be deemed to have waived its rights with regard to such Qualifying Offer, and Seller will have 60 days after the end of such 21 day period in which to accept such Qualifying Offer and close the disposition contemplated therein on the terms set forth in such Qualifying Offer. If the disposition contemplated by such Qualifying Offer has not been closed by the end of such 60 day period, then Seller's right to do so shall lapse and terminate at the end of such 60 day period, such Qualifying Offer shall be deemed to have lapsed and all rights granted to Seller hereunder shall again be subject to all of the provisions hereof.

       22.3 QUALIFYING OFFEROR. For purposes of this Section 22, a "Qualifying Offeror" shall mean a person or entity which (a) is not under any legal or contractual disability preventing completion of the related Qualifying Offer and (b) is financially ready, willing and able to complete the transaction being proposed.

       22.4   TERMINATION OF RIGHT OF FIRST REFUSAL.  Buyer's rights under this
Section 22 shall terminate and be of no further force one year after the Closing Date.

       23. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and no person, firm or corporation other than the parties, their successors and permitted assigns shall acquire or have any rights under or by virtue of this Agreement.

       24. COVENANT OF FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, Seller will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably require to transfer the acquired Assets to, and vest title of the acquired Assets in, Buyer, and to put Buyer in possession of the acquired Assets. In the event that it shall be necessary for Seller to qualify to do business as a foreign corporation in any state after the Closing in order for Buyer to enforce any material claim, Seller shall so qualify promptly upon written request of Buyer.

       25. CONFIDENTIALITY AND NONDISCLOSURE. Seller covenants and agrees from and after the date hereof to maintain in strict confidence and not to use or disclose to others the industrial and intellectual property of Seller to be transferred to Buyer pursuant to this Agreement.

       26. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein, and all other written representations and warranties of Buyer and Seller contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until twelve months after the Closing Date; provided, however, that the foregoing shall not bar the parties hereto, and their respective successors and assigns, from asserting at any time thereafter any cause of action based on (a) the untruth or inaccuracy of any representation or warranty of Seller contained in Section 8.12 hereof, or (b) the untruth or inaccuracy of any other representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof.

       27. PUBLIC ANNOUNCEMENT. Any and all public announcements of any kind or nature whatsoever concerning the transactions contemplated hereby made before, on or after the Closing Date shall require the prior written approval of Buyer and Seller.

       28. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached to this Agreement, and other agreements contemplated hereby constitutes the entire agreement and understanding between Seller and Buyer with respect to the sale and purchase of the Assets and the other transactions contemplated by this Agreement. All prior representations, understandings and agreements between the parties with respect to the purchase and sale of the Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

       29. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived only by a writing signed by the party against which enforcement of the amendment or waiver is sought.

       30. CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws provision thereof, as though all acts and omissions related to this Agreement occurred in the State of Minnesota.

       31. ARBITRATION. Except as provided below, any controversy or claim arising out of or relating to this Agreement, including disputes relating to its formation, or the breach thereof, shall be settled by arbitration in Minneapolis, Minnesota, at a time and location designated by the arbitrator, but not exceeding 90 days after a demand for arbitration has been made. Arbitration shall be conducted by the American Arbitration Association in accordance with its Rules of Commercial Arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be agreed to by both Buyer and Seller and shall be a retired state or federal judge or any attorney who has practiced business litigation for at least 10 years. If Buyer and Seller cannot agree upon the arbitrator within 10 days after a demand for arbitration has been made, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association. Arbitration will be conducted pursuant to the provisions of this Agreement, and the Commercial Arbitration Rules of the American Arbitration Association. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of, and may be decided by, the arbitrator. The arbitrator shall assess the costs and expenses of the arbitration against the parties in such proportion as may be fair and equitable. Nothing herein contained shall bar either party from seeking equitable remedies in a court of appropriate jurisdiction.

       32. SEVERABILITY. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

       33. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original.

       34. NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):

       (i)    If to Seller:
              Nutrition Medical, Inc.
              Suite 110
              9850 51st Avenue North
              Minneapolis, Minnesota 55442
              Attention:  President

       (ii)   If to Buyer:

              GalaGen Inc.
              4001 Lexington Avenue North
              Arden Hills, Minnesota  55126
              Attention:  Robert A. Hoerr


       35. BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

       36. DEFINITION OF KNOWLEDGE. For purposes of this Agreement, "knowledge" shall mean the actual knowledge of an executive officer or director of Seller or Buyer, as the case may be, and including such knowledge as a reasonably prudent person in such position would have obtained upon the exercise of reasonable diligence.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                          GALAGEN INC.

                                          By
                                            ------------------------------------

                                          Its
                                             -----------------------------------


                                          NUTRITION MEDICAL, INC.

                                          By
                                            ------------------------------------

                                          Its
                                             -----------------------------------

                                     AMENDMENT TO
                               ASSET PURCHASE AGREEMENT

          THIS AMENDMENT to that certain Asset Purchase Agreement dated September 1, 1998 (the "Purchase Agreement") by and between GalaGen Inc., a Delaware corporation ("Buyer"), and Nutrition Medical, Inc., a Minnesota corporation ("Seller"), is made as of this 28th day of October, 1998. Capitalized terms not otherwise defined herein are used with the meaning given such terms in the Purchase Agreement.


                                       RECITALS

          The Purchase Agreement provides for Buyer to acquire certain assets of Seller subject to the terms and conditions thereof.

          The Purchase Agreement contemplates that prior to the Closing Date, Buyer will enter into an International Marketing Agreement with an International Marketing Entity whereby, effective upon the Closing, Buyer will license to the International Marketing Entity the exclusive right to market, sell and distribute certain Products in certain countries other than the United States in return for the International Marketing Consideration. The Purchase Agreement further provides that the International Marketing Consideration to be received by Buyer from the International Marketing Entity pursuant to the International Marketing Agreement will be delivered or assigned to Seller.

          Buyer and Seller no longer anticipate that Buyer will enter into the International Marketing Agreement and wish to provide that Buyer will retain all international marketing, sales and distribution rights related to the Products in exchange for making certain payments to Seller in lieu of the International Marketing Consideration.


                                      AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties do hereby amend the Purchase Agreement as follows:

1.   Section 2.1(a) is amended and restated in its entirety to read as follows:

     (a) Cash in the amount of $206,000, adjusted as set forth in Section 2.4 hereof, by wire transfer of immediately available funds to the cash account or accounts as may be specified by Seller, and;

2.   Section 2.2 is amended and restated in its entirety to read as follows:

     2.2 INTERNATIONAL ROYALTY. Buyer will pay to Seller an international royalty (the "International Royalty") (a) of five percent (5%) of net International Sales (as defined herein), reduced by uncollectible accounts, of the Products in excess of $200,000 during the year ending on the first anniversary of the Closing Date, and (b) of two and one half percent
     (2 1/2%) of net International Sales, reduced by uncollectible accounts, of the Products in excess of $200,000 during the year ending on the second anniversary of the Closing Date. Buyer will make payment, if any, of the Intentional Royalty no later than 120 days after the end of the year to which such royalty relates, accompanied by such documentation as may be agreed upon by Buyer and Seller. "International Sales" as used herein means sales of the Product known as "Glutasorb Ready to Use" in all countries except the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland, Denmark, Sweden, Norway and Finland and sales of all Products other than "Glutasorb Ready to Use" in all countries except the United States.

3.   Section 2.3 is amended and restated in its entirety to read as follows:

     2.3 DOMESTIC ROYALTY. Buyer will pay Seller a domestic royalty (the "Domestic Royalty") of nine percent (9%) of net Domestic Sales (as defined herein), reduced by uncollectible accounts, of the Products in excess of
     (a) $5,000,000 during the year ending December 31, 2000, (b) $6,000,000 during the year ending December 31, 2001, and (c) $7,500,000 during the year ending December 31, 2002. Buyer will make payment, if any, of the Domestic Royalty no later than 120 days after the end of the year to which such royalty relates, accompanied by such documentation as may be agreed upon by the parties. Buyer will promptly inform Seller if it discontinues sales of any of the Products for any reason, including due to development of alternative products. "Domestic Sales" as used herein means all sales of the Products except International Sales.

4.   Section 4 is amended and restated in its entirety to read as follows:

     4. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Faegre & Benson LLP, Minneapolis, Minnesota, at 10:00 a.m. on the seventh business day following fulfillment or appropriate waiver of all of the conditions specified in Sections 10 and 11 hereof, or such other date as Buyer and Seller may mutually agree (the "Closing Date"). At the Closing (a) Buyer shall (i) pay to Seller cash in the amount specified in Section 2.1(a) hereof, (ii) deliver to Seller a certificate for the number of Shares as specified in Section 2.1(b) hereof, and (iii) deliver to Seller the various certificates, instruments and documents referred to in Section 11 hereof, and (b) Seller shall (i) deliver to Buyer such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interest of Seller in the Assets and (ii) deliver to Buyer the various certificates, instruments and documents referred to in Section 10 hereof.

5.   Section 11.11 and all references thereto are deleted and Sections 11.12 and
     11.13 and all references thereto are renumbered 11.11 and 11.12, respectively.

6. Section 14.3 and all references thereto are deleted and Sections 14.4, 14.5, 14.6, 14.7 and 14.8 and all references thereto are renumbered 14.3, 14.4, 14.5, 14.6 and 14.7, respectively.

7.   A new Section 14.8 is added and reads in its entirety as follows:

     14.8 PROHIBITED SALES. After the Closing Buyer will not sell any Products to Prime Companies or to any companies affiliated with Dr. Samin until Buyer receives notice from Seller that all amounts owed by Prime Companies to Seller have been paid.

8. Except as expressly set forth herein, the terms and conditions of the Purchase Agreement remain unmodified and in full force and effect.

9. This Amendment may be executed in counterparts, each of which shall be considered an original.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives to be effective as of the date first given above.

NUTRITION MEDICAL, INC.                           GALAGEN INC.


By                                                By
  ---------------------------------                 ----------------------------
 Its                                               Its
    -------------------------------                   --------------------------

                                                                       EXHIBIT C

                       SECTIONS 302A.471 AND 302A.473 OF THE
                         MINNESOTA BUSINESS CORPORATION ACT

302A.471.   RIGHTS OF DISSENTING SHAREHOLDERS

     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1)    alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision I set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.   PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.47 1, subdivision I or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision I is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b)    The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent.

domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located.
The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation.
The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                       EXHIBIT D

                                 CONSULTING CONTRACT

     This document will confirm the agreement between GalaGen Inc. ("GalaGen"), located at 4001 Lexington Avenue North, Arden Hills, Minnesota, 55126 and William L. Rush, d/b/a Medical Nutrition, Inc. ("Contractor"), with respect to
GalaGen's engagement of Contractor as an independent contractor.   Specifically,
the parties agree as follows:

1.0   SCOPE OF WORK

      1.1 Contractor will be available to provide to GalaGen such services related to market development of functional food and medical food products, as more fully set forth in the attached Schedule A. Those services will be performed in accordance with the terms and specifications, directions and instructions issued by GalaGen in written form to Contractor. Those directions and instructions shall constitute the only authorization for Contractor to take any action or spend any money.

      1.2 Contractor is an independent contractor performing services on a contract basis for a variety of persons and entities. As an independent contractor of GalaGen, Contractor is not authorized to act on behalf of GalaGen as its agent or as an employee. Contractor shall not have the right or power to bind GalaGen to any contracts or agreements with any third party, nor shall contractor have the right or power to direct any operations of GalaGen. The relationship created by this Agreement is that of a contract for services and nothing herein contained is intended to nor shall it create the relationship of employment, partnership, joint venture or agency.

2.0   PAYMENT

      GalaGen will pay Contractor for services under this Agreement in accordance with the payment schedule set forth in the attached Schedule B.

3.0   CONFIDENTIALITY

      3.1 In connection with the Company's engagement of Consultant, each of Consultant and the Company may find it beneficial to disclose proprietary and confidential information to the other party.

      3.2 For purposes of this Agreement, the party disclosing proprietary and confidential information in any given instance is referred to as the "Disclosing Party" and the party receiving Information in such instance is referred to as the "Recipient Party."

      3.3 "Information" as used in this paragraph shall include all information of the Disclosing Party and its customers or partners, written or oral, which is nonpublic, confidential or proprietary in nature, including without limitation any process, compilation, device, method, technique or formula, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. It includes, but is not limited to, trade secrets and may relate to such matters as research and development, manufacturing processes, management systems and techniques, the identity of current or potential customers, partners and suppliers and sales and marketing plans and information. It also includes but is not limited to, all analyses, compilations, studies or other documents prepared by the Recipient Party which contain or otherwise reflect such information; provided, however, that Information does not include any analyses, compilations, studies, documents or other work product prepared for and delivered to the Company by Consultant under this Agreement. Information does not lose its status as Information merely because it was known by a limited number of persons or entities or because it was not entirely the origin of the Disclosing Party.

      3.4 With respect to Information provided under this Agreement, each of Consultant and the Company agrees that when it is the Recipient Party with respect to such Information, it shall, during and after the term of Consultant's engagement by the Company:

            (a) not publish, copy or disclose any Information to any third party without the prior written consent of the Disclosing Party;

            (b) exercise reasonable care to protect the confidentiality of the Information and prevent inadvertent disclosure of the same to any third party;

            (c) restrict disclosure of the Information solely to those employees having a need to know and who agree to be bound by the terms of this Agreement;

            (d) advise those employees of Recipient Party's obligations with respect to the Information and enforce compliance therewith; and

            (e) use the Information only for the purposes of this Agreement, and for such other purposes as the Disclosing Party may specifically approve in writing.

      3.5 The Recipient Party shall not have an obligation to preserve the proprietary nature of any Information that it can demonstrate:

            (a) was known by the Recipient Party free of any obligation to keep confidential and free of any restriction on use and disclosure prior to its first receipt thereof from the Disclosing Party; or

            (b) was received from a third party without restrictions on use or disclosure and without breach of any agreement with the Disclosing Party; or

            (c) was disclosed to an unaffiliated party by the Disclosing Party without restrictions on use and disclosure; or

            (d) was publicly known at the time of the receipt thereof by the Recipient Party or, through no violation of this Agreement by the Recipient Party, has since become known; or

            (e) was developed by employees or agents of the Recipient Party independently of and without reference to any Information communicated to the Recipient Party by the Disclosing Party; or

            (f) was approved for release by written authorization by the Disclosing Party.

      3.6 Information disclosed by a Disclosing Party shall be deemed the property of the Disclosing Party, and the Recipient Party shall not reproduce or copy such Information except as required for the purposes of this Agreement or as otherwise authorized in writing by the Disclosing Party. Furthermore, upon the Disclosing Party's request, the Recipient Party shall return all such Information to the Disclosing Party, erase any such Information from the Recipient Party's computer systems, and provide written confirmation of such return and erasure to the Disclosing Party.

      3.7 In the event of a breach or threatened breach of this paragraph by either party hereto, the other party, in addition to any other rights and remedies available to it at law or in equity (except as otherwise limited by this Agreement) shall be entitled to injunctive relief, both preliminary and final, enjoining and restraining such breach or threatened or intended breach.

      3.8 In the event of invalidity of any provisions of this paragraph, the parties hereto agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

4.0   RIGHTS AND DATA

      4.1 All works of authorship, documents and tangible items prepared for or submitted to GalaGen by Contractor under this Agreement shall belong exclusively to GalaGen and shall be deemed to be works made for hire (the "Deliverable Items"). To the extent that any of the Deliverable Items may not, by operation of law, be works made for hire, Contractor hereby assigns to GalaGen the ownership of copyright work in the Deliverable Items, and GalaGen shall have the right to obtain and hold in its own name any trademark, copyright, or mask work registration, and any other registrations and similar protection which may be available in the Deliverable Items. Contractor agrees to give GalaGen or its designees all assistance reasonably required to perfect such rights.

      4.2 To the extent that any pre-existing materials are contained in the Deliverable Items, Contractor grants to GalaGen an irrevocable, nonexclusive, worldwide, royalty-free license to (a) use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works based upon, such pre-existing materials and derivative works thereof; and
(b) authorize others to do any, some or all of the foregoing.

      4.3 In providing services and preparing Deliverable Items hereunder, Contractor understands that GalaGen does not wish to receive from Contractor any information which may be considered confidential and/or proprietary to Contractor or to any third party. Contractor represents and warrants that any information disclosed to GalaGen by Contractor hereunder is not confidential and/or proprietary to Contractor or to any third party.

      4.4 Contractor represents and warrants the originality of the Deliverable Items and that no portion of the Deliverable Items, or their use or distribution, violates or is protected by any copyright or similar right of any third party.

      4.5 No license or right is granted to Contractor, either expressly or by implication, estoppel or otherwise, to use, execute, publish, reproduce, prepare derivative works based upon, distribute copies, publicly display, or perform the Deliverable Items either during or after the term of this Agreement.

      4.6 It is understood by the Company that Consultant's other business activities are primarily conducted within the field of clinical nutrition, and nothing in this agreement will constrain Consultant from pursuing business activities in this field which are not specifically related to the projects undertaken for Company or limited by the terms of confidentiality of this agreement or by the terms of other agreements related to Company to which Consultant may have entered into separately from this Agreement.

5.0   INVENTIONS

      5.1 Contractor agrees that all "Inventions" (as hereinafter defined) made during the term of this Agreement and relating to the work performed for GalaGen shall be the exclusive property of GalaGen unless released to Contractor in writing by the President of GalaGen.

      5.2 "Invention" shall mean any invention, discovery, work of authorship, improvement, concept or idea relating to the services to be performed for GalaGen hereunder, whether patentable or not (including those which may be subject to trademark, copyright registration), including but not limited to machines, devices, processes, methods, techniques and formulae, generated, conceived or reduced to practice by Contractor, either alone or in conjunction with others, during or after working hours; provided, that either the conception or reduction to practice occurs during the term of this Agreement and arises in connection with the performance of services hereunder.

      5.3 Contractor shall (a) promptly and fully disclose and describe all Inventions in writing to an officer of GalaGen or anyone else designated by GalaGen (such disclosure shall include, if requested, a detailed report of the procedure employed and the results achieved by Contractor); and (b) give GalaGen all assistance GalaGen reasonably requires to perfect, protect and use its rights to Inventions, including but not limited to signing all documents, doing all things and supplying all information in Contractor's possession that GalaGen may deem necessary or desirable to (i) transfer or record the transfer to GalaGen of the entire right, title and interest of Contractor and/or Contractor's employees in Inventions, and (ii) enable GalaGen to obtain patent, copyright, or trademark protection for the Inventions anywhere in the world.

      5.4 The obligations of this paragraph 5.0 shall continue beyond the expiration or termination of this Agreement with respect to Inventions which Contractor and/or Contractor's employees conceive or make during the term of this Agreement. For purposes of this agreement, any Invention relating to the polyclonal antibody business interest of GalaGen for which Contractor and/or Contractor's employees file a patent application or any trademark, copyright or mask work registration within six (6) months after the termination of this Agreement shall be presumed to be an Invention which was conceived during the term of this Agreement, subject to proof to the contrary.

NOTICE: To the extent that Minnesota Statute 181.78 applies, Contractor is hereby notified that this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of GalaGen was used, and which was developed entirely on Contractor's own and/or Contractor's employee's time and (a) which does not relate (i) directly to the business of GalaGen, or (ii) to GalaGen's actual demonstrably anticipated research or development; or (b) which does not result from any work performed by Contractor and/or Contractor's employees for GalaGen.

6.0   CONTRACTOR'S EMPLOYEES NOT DEEMED GALAGEN'S

      Personnel supplied by Contractor will be deemed employees of Contractor and will not for any purpose be considered employees or agents of GalaGen. Contractor assumes full responsibility for the actions of such personnel while performing services pursuant to any directions or instructions of GalaGen issued hereunder, and shall be solely responsible for their supervision, daily direction and control, payment of salary (including, withholding of income taxes and social security), worker's compensation, disability benefits and the like, and shall indemnify and hold GalaGen harmless for any and all such expenses, liabilities and obligations.

7.0   TERM, TERMINATION AND CANCELLATION

      7.1 This Agreement shall commence on [September 1, 1998] and shall expire on February 28, 1999. Thereafter, this Agreement shall be renewable for successive one month periods upon the mutual written agreement of the parties.

      7.2 Notwithstanding anything contained herein to the contrary, either party may terminate this Agreement at any time upon sixty (60) and five (5) days prior written notice to the other party if there has been cause which has not been cured within such 5 day period; however, the minimum term of this agreement will be six (6) months.

8.0   GENERAL PROVISIONS

      8.1 Contractor's rights and obligations of paragraphs 3.0, 4.0 and 5.0 are unconditional and shall survive and continue after any expiration or termination of the Agreement, and shall bind the parties and their legal representatives, successors, heirs and assigns.

      8.2 ARBITRATION OF ANY DISPUTE. The parties agree that any dispute arising in conjunction with this Agreement or with the parties' interests, rights and obligations concerning this Agreement, including but not limited to, any dispute regarding the interpretation of this Agreement and any parties' performance thereunder, shall be resolved through binding arbitration. The parties agree that the arbitrator to any such dispute shall be a mutually agreed upon retired judge or attorney with fifteen (15) or more years of legal experience. The arbitration shall be conducted in accordance with the Minnesota Uniform Arbitration Act, Minnesota Statues Chapter 572, and pursuant to the American Arbitration Association's Rules for Commercial Arbitration. The prevailing party in the arbitration shall be entitled to recover his attorney's fees and other costs incurred in the arbitration proceeding in addition to any other relief to which the prevailing parties may be entitled. Any award shall be final and binding upon the parties and the award may be filed by either party in any court of competent jurisdiction.

      8.3 In addition to other relief provided by law, Contractor agrees that GalaGen may enforce the covenants contained in the Agreement by an injunction issued against Contractor and any person concerned, it being understood that both damages and injunction shall be proper modes of relief and are not to be considered as alternative remedies.

      8.4 In the event any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be severed and shall not affect the validity or enforceability of the remaining provisions. In the event that any provision of this Agreement is held to be overbroad, such provision shall be deemed amended to narrow its application to the extent necessary to render such provision enforceable according to applicable law.

      8.5 This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Minnesota.

      8.6 This instrument sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement. This Agreement may be changed or modified only by an agreement in writing signed by the party against whom enforcement of any change or modification is sought.

      8.7 This Agreement may be transferred by GalaGen to its successors and assigns. Neither Contractor nor GalaGen may assign or transfer, voluntarily or involuntarily, by operation of law or otherwise, any of their respective rights or obligations under this Agreement.

      8.8 The waiver by GalaGen of a breach of any provision of this Agreement by Contractor shall not operate or be construed as a waiver of any other or subsequent breach by Contractor.

      8.9 All notices, requests and other communications hereunder shall be in writing, and shall be deemed to have been duly given when mailed or delivered in person to the other party at the address first set forth above, or at such other address as either party may hereafter designate by written notice to the other party.

      8.10 The various headings in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      8.11 Contractor represents that he will use his best efforts to successfully pursue GalaGen's objectives herein stated. However, Contractor does not guarantee that his best efforts will be successful.

      8.12 GalaGen hereby indemnifies Contractor against any and all third parties for any claims against Contractor arising out of the use of GalaGen developed foods, functional foods, medical foods and/or food additives or related products, or any activities directed by GalaGen.

      8.13 Under no circumstances shall Contractor be liable for any special, indirect, incidental or consequential damages of any kind or nature whatsoever arising under or in any way related to this Agreement or the transactions contemplated herein. Contractor's liability arising out of this contract are limited to any fees received in consideration of this contract, unless Contractor's liability arises from gross negligence or willful misconduct on Contractor's part.

     If the foregoing accurately sets forth the understanding between GalaGen and William L. Rush, please so indicate by signing in the space provided below and returning one fully signed copy of this contract to GalaGen.


FOR GALAGEN INC:                             FOR MEDICAL NUTRITION, INC:

Read and agreed to                           Read and agreed to
this __ day of ____________, 1998            this __ day of ___________, 1998


By:                                          By:
     ------------------------------               ------------------------------

     Robert A. Hoerr, M.D., Ph.D.                 William L. Rush
     President and Chief Executive Officer

                                      SCHEDULE A

1. Contractor shall perform services to GalaGen, as mutually agreed upon, related to the market development of functional food and medical food products. Such products will represent repositioning of existing Nutrition Medical branded products, line extensions of such products, and new products, including patented combinations of ingredients available to GalaGen (containing antibodies, active cultures and inulin and other related soluble or fermentable fiber products).

2. Services to be performed by Contractor may include (but not be limited to) assessment of market opportunities (including discussions with clinicians and other health professionals); development of product formulation; consumer testing; preclinical and clinical development planning and implementation; documentation of product ingredient safety and toxicology for regulatory purposes; evaluation of patentability and competing patent positions related to products, as well as assisting in preparation of patent filings; identification of potential commercial partners; identification of potential clinicians who will assist in the formulation, development, testing and market support of products; and other tasks specific to the project plan that will be developed jointly with GalaGen.

3. It is expressly understood and agreed that for all purposes, including, but not limited to workers' compensation insurance, unemployment insurance, FICA, and federal and state tax withholding, any agent or employee of Contractor performing work under this Agreement shall be deemed an independent contractor and not an employee of GalaGen. Any agent or employee of Contractor shall not be entitled to any benefits that GalaGen provides to its employees.

4. Contractor will provide a mutually agreeable work schedule with tangible milestones within 30 days after the start of the consulting period (by October 1, 1998). Work schedule shall provide the equivalent of a minimum of 4 days per month, although changes in the time commitment and compensation are possible upon the mutual agreement of the parties.

                                      SCHEDULE B

     In consideration for the services performed by Contractor under this Agreement, GalaGen shall pay to Contractor $4250 monthly, billable by Contractor on the final day of the month during the term of this Agreement and payable by the 15th day of the following month.

     GalaGen will further grant to contractor an option to purchase 10,000 shares of GalaGen Common Stock at a price equal to the market value of the Stock at time of market close on the day of grant. This warrant will vest 5,000 shares upon completion of the mutually agreeable milestones established between Contractor and GalaGen 30 days after the start of this agreement and 5,000 shares upon the conclusion of the mutually agreed upon milestones identified as a goal of this agreement. The term of the option will be ten (10) years from the date of grant.

     GalaGen shall reimburse Contractor for reasonable out of pocket expenses, materials and other related costs incurred in connection with performance of services under this Agreement, including travel expenses (at coach fare), materials, and other costs incurred at the request of GalaGen. These costs are to be approved in advance, supported by adequate receipts, and sent to GalaGen on a monthly basis, or more frequently if desired, in conjunction with the invoice for services described above. All expense reimbursements will be made in cash.

                                                                      EXHIBIT E

                                  GALAGEN INC.
                         SALES REPRESENTATIVE AGREEMENT


     Agreement made as of October 1, 1998, by and among GalaGen Inc. (the "Company"), a Delaware corporation, Medical Nutrition, Inc. (the
"Representative"), a Minnesota corporation, and William L. Rush
("Principal"), the sole shareholder of Representative.

     WHEREAS, the Company is a party to that certain Marketing Agreement, as amended (the "Marketing Agreement"), by and between the Company and Nutrition Medical, Inc. ("NMI"), a Minnesota corporation, dated as of September 1, 1998;

     WHEREAS, the Company is also a party to that certain Asset Purchase Agreement, as amended (the "APA"), by and between the Company and NMI dated as of September 1, 1998;

     WHEREAS, the Company has obtained certain distribution rights to certain products under the Marketing Agreement;

     WHEREAS, upon the closing of the transactions contemplated by the APA, the Company will acquire the rights owned by NMI to certain critical care nutritional products;

     WHEREAS, Principal has acted as the President and Chief Executive Officer of NMI, is knowledgeable about the products to which the Company has obtained distribution rights under the Marketing Agreement and to be acquired by the Company pursuant to the APA and has been instrumental in establishing NMI's international sales; and

     WHEREAS, Representative wishes to be appointed to promote and solicit orders for the products to be acquired by the Company pursuant to the APA, and the Company desires to authorize the Representative to solicit offers for the products to be acquired by the Company pursuant to the APA, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements, promises and covenants contained herein, the Company, Representative and Principal agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings:

          (a) "Agreement" shall mean this Sales Representative Agreement, together with exhibits.

          (b) "Net Sales" shall mean collected sales made by Representative of the Products (as defined herein) to distributors in the Territory (as defined herein) less any returns accepted or credits issued for collected sales made by Representative of the Products in the Territory.

          (c) "Gross Profits" shall mean Net Sales less all costs of acquiring or producing and delivering the Products sold, including, without limitation, (i) the purchase price of the Products or their raw materials,
(ii) the cost of in-bound freight, (iii) all costs of packaging material, supplies and labor, (iv) appropriate allocations of overhead for storing, packaging and labeling the Products, and (v) the cost of out-bound freight.

          (d) "Initial Products" shall mean those products listed in Schedule A hereto.

          (e)  "Additional Products" shall have the meaning specified in
Section 3 hereof.

          (f) "Products" shall mean the Initial Products together with the Additional Products, if any.

          (g) "Territory" shall mean that geographic area set forth on Schedule B hereto.

          (h) "Prospects" shall mean potential distributors of the Products in the Territory (i) with which the Representative has established reasonable and ongoing contacts since the date hereof but prior to the time such potential distributors and the Company first have direct contact with each other, and (ii) that are identified in writing by Representative to the Company.

          (i) "Assigned Customers" shall mean distributors of the Products in the Territory that purchase Products directly from the Company and that are within one hundred and fifty miles of, and within the same country as, any distributor of the Products that has purchased Products in the Territory through Representative.

          (j) "Direct Sales" shall mean collected sales made by the Company of the Products in the Territory on orders received directly from a customer, and not through any sales representative or agent, less any returns accepted or credits issued for such sales.

          (k) "Gross Profits on Direct Sales" shall mean Direct Sales less all costs of acquiring or producing and delivering the Products sold, including, without limitation, (i) the purchase price of the Products or their raw materials, (ii) the cost of in-bound freight, (iii) all costs of packaging material, supplies and labor, (iv) appropriate allocations of overhead for storing, packaging and labeling the Products and (v) the cost of out-bound freight.

     2.   APPOINTMENT OF REPRESENTATIVE.

          (a) Subject to the terms of this Agreement, the Company hereby appoints Representative as its independent sales representative for soliciting orders for, and distributors of, the Products in the Territory, and Representative hereby accepts such appointment. Representative acknowledges and agrees that it is not authorized to, and will not, solicit orders directly or indirectly for the Products from customers located outside the Territory.

          (b) Representative agrees that customers in the Territory may order Products directly from distributors and representatives; and that the Company may be unable to prevent, and in no event shall be required to take any action to prevent, such activities.

     3. ADDITIONAL PRODUCTS. In its sole discretion, the Company may, from time to time, offer to extend the terms of this Agreement to include additional critical care nutritional, or other, products. Upon acceptance by Representative of such extension of the terms of this Agreement such products will be "Additional Products."

     4. COMPENSATION. The Company will pay to Representative, as full compensation for its services, the following amounts:

          (a) a base fee of $6,000 per month for the term, and any renewal term, of this Agreement;

          (b)  a monthly commission, subject to adjustment pursuant to
Section 5(b) hereof, equal to the lower of (i) twenty percent (20%) of Net Sales or (ii) fifty percent (50%) of Gross Profits;

          (c) fifty percent (50%) of collected License Fees (as defined herein) from solicitations by Representative, if any;

          (d) an option, vesting ratably over three years and subject to the terms and conditions of an Option Agreement to be executed by the Company and Representative, to purchase twenty-five thousand (25,000) shares of the Company's Common Stock, $.01 par value (the "Stock"), at an exercise price equal to $2.25 the fair market value of the Stock as determined by the Board of Directors of the Company on November 18, 1998, the date the grant was approved by the Board of Directors of the Company; and

          (e)  a monthly commission, subject to adjustment pursuant to
Section 5(b) hereof, equal to the lower of (i) twenty percent (20%) of Direct Sales to Prospects or (ii) fifty percent (50%) of Gross Profits on Direct Sales to Prospects, plus the lower of (x) twelve and one half percent (12.5%) of Direct Sales to Assigned Customers or (y) fifty percent (50%) of Gross Profits on Direct Sales to Assigned Customers.

     5.   PAYMENTS.  The Company will pay to the Representative:

          (a) the base fee pursuant to Section 4(a) hereof on the last day of each month, in arrears, for the term and any renewal term of this Agreement;

          (b) the commission pursuant to Sections 4(b) and 4(e) hereof within ten days after the end of the latter of (i) the month in which the Product to which the commission relates were shipped, or (ii) the month in which payment was received for the Product to which the commission relates; provided, however, that the Company may reduce each month's commission payment by the commission amount paid to Representative for prior sales where
(x) any of the Products have been returned by the customer or (y) credit for any of the Products sold has been given to the customer; and

          (c) Representative's portion of collected License Fees, if any, pursuant to Section 4(c) hereof within twenty days after the end of the month in which payment of the License Fee was received by the Company.

     6. LICENSES; LICENSE FEES. Representative may solicit licensees in the Territory to license the production, distribution and/or sale of certain of the Products in certain portions of the Territory. The grant of any license and the terms and conditions thereof are solely at the discretion of the Company. The Company will have no obligation to grant any license and the Company will have no liability or obligations to Representative for refusal to grant any license. The fees collected pursuant to any such license agreement solicited by Representative will be known as "License Fees" for purposes of this Agreement.

     7. EXPENSES. The Company will reimburse Representative for documented business expenses considered reasonable by the Company in its sole determination, including telephone expenses and travel expenses to the extent approved prior to the travel.

     8.   DUTIES OF REPRESENTATIVE AND PRINCIPAL; PROMOTION AND COOPERATION.

          (a) Representative and Principal agree to devote such time as is necessary and use their reasonable best efforts to identify prospective customers and to promote and solicit orders for the Products.

          (b) In the event that the Company is required to recall or, on its own initiative, recalls any of the Products sold in the Territory, Representative agrees to assist the Company in such recall. If such recall occurs through no fault of Representative or Principal, the Company will reimburse Representative for expenses it reasonably incurs in assisting in such recall.

          (c) Representative agrees to promptly report to the Company any complaints or performance problems with the Products reported by customers.

          (d) Representative and Principal agree to comply with all applicable federal and state laws and regulations, including those of the Food and Drug Administration. Representative and Principal further agree to comply with all applicable laws and regulations of the countries in which Representative makes or solicits sales.

          (e) Representative and Principal acknowledge that they are familiar with, and will comply with all provisions of the Foreign Corrupt Practices Act of 1977 as amended by the Foreign Corrupt Practices Act Amendment of 1988 (15 U.S.C. Sections 78, 78dd and 78ff) and all other state and federal regulations of foreign trade.

          (f) Representative shall take its direction from the Chief Executive Officer of the Company or such other officer as the Chief Executive Officer may designate.

          (g) Representative acknowledges and agrees that the duties of Representative set forth in this Section 8 may be modified at any time by mutual agreement of the Company and Representative and that any such modification shall not be considered a termination of this Agreement.

     9.   PROMOTIONAL ACTIVITIES AND MATERIALS.

          (a) The Company shall keep Representative informed of all sales and promotional policies and programs affecting the Territory.

          (b) Price books and other pricing data, catalogs, booklets, pamphlets and other sales aids and Product materials (collectively, "Promotional Materials") in languages other than English for use in Representative's promotion of the Products will be produced upon mutual agreement of Representative and the Company.

          (c) Representative shall provide to the Company for its written approval, at least five business days in advance of any use, copies of all advertising and Promotional Materials that Representative develops to use in relation to the Products and will not use such materials unless such approval is first obtained.

     10.  ORDERS; TERMS OF SALE.

          (a) Representative is authorized only to solicit and receive orders for the Products in the Territory on behalf of the Company. Representative acknowledges and agrees that the Company has the absolute right in its sole discretion (i) to accept or reject any order solicited or taken by Representative and Representative shall inform customers, in writing, of such right, (ii) to discontinue sale of any of the Products or modify any of the Products, and (iii) to allocate sales of any of the Products during periods of shortages without incurring any liability to Representative for the payment of commissions hereunder or otherwise. The Company may cancel any order, either in whole or in part, without liability to Representative at any time after acceptance by the Company.

          (b) Representative shall solicit orders only in accordance with the terms and conditions and at the prices established by the Company from time to time. Any statement, promise, agreement, representation or warranty (collectively, "Representations") made by Representative that deviates from those terms, conditions and prices that has not been approved in writing by the Company shall not be honored by the Company and Representative shall be liable for any and all claims or damages that may be asserted based upon any such Representations.

          (c) Representative shall immediately advise the Company whenever special prices, deliveries, terms or other conditions are, in Representative's opinion, necessary to enable Representative to consummate sales which would not be obtainable at the Company's regular or previously quoted prices, deliveries, terms or other conditions. Any special prices, deliveries, terms or other conditions must be approved in writing by the Company and shall apply only to the extent set forth in such writing.

          (d) The Company shall keep Representative informed in writing of the Company's current shipment policies, which policies may change from time to time. Such policies shall apply to all purchase orders obtained by Representative unless the Company approves an exception thereto in writing. Any such exception shall apply only to the extent set forth in such writing. Delivery dates by the Company shall be approximate only.

     11.  COLLECTION POLICIES.

          (a) Except as otherwise authorized by the Company in writing, Representative shall have no authority under any circumstances to collect money, receive or accept payments or endorse or deposit any checks or other instruments of payment for the account of or on behalf of the Company.

          (b) When requested by the Company, Representative shall take such action as may be reasonably necessary to assist the Company in collecting or settling unpaid customer accounts; provided, however, that Representative shall not be authorized to cause any legal action to be instituted against a customer for the collection or settling of unpaid accounts relating to the Products without the prior written consent of the Company. The Company shall not be liable to Representative for any loss of commissions otherwise payable hereunder due to any failure of the Company to collect any amounts due from customers.

     12. PRODUCT REGISTRATION. The Company will use its reasonable best efforts to assist in the registration of the Products for sale in such countries as requested by Representative.

     13. COMMUNICATIONS. Representative shall transmit promptly to the home office of the Company any process or other notice or communication directed to the Company, in care of the address of Representative. The Company expressly reserves the right, as against Representative, to communicate directly with actual or potential customers to obtain any information regarding the Products or the service provided with respect thereto.

     14.  PROPRIETARY INFORMATION.

          (a) The Company hereby grants to Representative during the term of this Agreement a non-exclusive, non-transferable, and royalty-free right and license to use the trademarks of the Company related to the Products, as such trademarks may be modified by the Company from time to time. Representative shall be permitted to use any such trademarks solely in conjunction with the sale or other distribution, promotion and advertising of the Products within the Territory. Representative shall not acquire any right, title, or interest in such Company trademarks other than the foregoing limited license, and Representative shall not use any Company trademarks as part of Representative's trade name or permit any third party to do so without the prior written consent of the Company. Representative shall use trademarks, trade names and copyrighted materials of the Company only in accordance with the Company's standards, specifications and instructions and shall take all necessary precautions to ensure the protection of the Company's rights in such materials. Upon termination of this Agreement, Representative shall cease using the Company's trademarks for any purpose whatsoever.

          (b) Representative and Principal acknowledges that they will from time to time receive information from the Company that is the confidential property of the Company. At all times, both during the term of this Agreement and after its termination, Representative and Principal shall keep in strictest confidence and trust all Confidential Information (as defined below), and shall not use, disclose or reproduce, or cause or permit the use, disclosure or reproduction of, any such Confidential Information without the prior written consent of the Company. Representative shall require that all of its employees, agents, independent contractors, subcontractors and subrepresentatives who are involved with the Products agree to the same confidentiality provisions as are contained herein. For purposes of this Agreement, "Confidential Information" shall mean all customer lists relating to the Products, all marketing plans, sales plans, distribution plans, product information and product development plans and all other information to which Representative gains access during the term of this Agreement that is marked or designated as confidential by the Company or that Representative and Principal should reasonably understand from the context to be confidential, but will not include any information that is or becomes publicly available through no fault of Representative or Principal. Upon termination of this Agreement or at any time the Company so requests, Representative and Principal shall deliver to the Company all notes, memoranda, notebooks, formulations or other documents compiled by it or him or delivered to it or him containing any Confidential Information, including copies thereof, in its or his possession, it being agreed that such items and all Confidential Information contained therein are at all times the property of Company.

          (c) Representative's and Principal's obligations with respect to Confidential Information shall survive the termination of this Agreement, but Representative's and Principal's obligations with respect to any item of Confidential Information shall cease whenever Representative or Principal can demonstrate that such Confidential Information (i) is or has become publicly known under circumstances not involving any direct or indirect breach of this Agreement or other misconduct attributable to Representative or Principal,
(ii) was lawfully known by Representative or Principal prior to communication of such Confidential Information to Representative or Principal by the Company, or (iii) subsequently became known to Representative or Principal from another source lawfully having possession of such Confidential Information and lawfully entitled to disclose such Confidential Information to Representative or Principal without any direct or indirect breach of any obligation of confidentiality.

          (d) Representative and Principal hereby acknowledge and agree that any breach of its or his obligations under this Section 14 would cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by money damages and, therefore, Representative and Principal expressly agree that the Company shall be entitled to injunctive or other equitable relief to prevent a breach of this Section 14, in addition to any other remedies available to the Company.

     15.  COVENANT NOT TO COMPETE.

          (a) Representative and Principal hereby represent to and agree with the Company that each of them does not now and will not, during the term of this Agreement and, at the option of the Company, for the additional one-year period as set forth in Section 15(b), without obtaining the prior written consent of the Company, directly or indirectly, through any person controlling, controlled by or under common control with Representative or Principal, alone or in association with any other person, firm, corporation or other business organization, engage in or own or acquire any interest in any business that manufactures, markets, sells or distributes any product anywhere in the Territory that is competitive with the Products.

          (b) The Company shall have the option to require Representative and Principal to be bound by the provisions of Section 15(a) for an additional one-year period (the "Optional Noncompete Period") following the termination of this Agreement by giving Representative written notice of the exercise of such option 90 days prior to termination of this Agreement pursuant to Section 26 hereof, or within 15 days following termination of this Agreement pursuant to Section 28 hereof. If the Company elects to exercise such option, Representative shall receive compensation for performance of its and Principal's additional noncompete obligations in an amount equal to (i) the annual amount of the monthly base fee pursuant to
Section 4(a) hereof in effect immediately prior to the termination of this Agreement and (ii) the amount of commissions paid to Representative pursuant to Section 4(b) hereof in the twelve-month period prior to termination of this Agreement. Such compensation, if any, will be paid by the Company ratably ten days after the end of each of the first four fiscal quarters following the termination of this Agreement. Any payments made pursuant to this Section 15(b) will be in addition to any Post-Expiration Commissions (as defined herein) made pursuant Section 27 hereof.

          (c) Representative and Principal hereby acknowledge and agree that this Section 15 and each provision hereof are reasonable and necessary to ensure that the Company receives the expected benefits of Representative's expertise and that any breach of its obligations under this Section 15 would cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by money damages and, therefore, Representative and Principal expressly agree the Company shall be entitled to injunctive or other equitable relief to prevent a breach of this Section 15, in addition to any other remedies available to the Company, and that the duration of the period referred to in Section 15(a) above shall be extended beyond its then scheduled termination date for a period equal to the duration of the violation, without obligation of the Company to make additional payments during such extension. If any provision or application of this Section 15 shall be held unlawful or unenforceable in any respect, this Section 15 shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

     16. CUSTOMER RECORDS. Representative shall provide copies to the Company of any sales, marketing or other information that Representative may obtain as to the existence and extent of products competitive with the Products, market acceptance, usage, new market applications and annual Representative sales projections for the Products.

     17.  STATUS AS INDEPENDENT CONTRACTOR.

          (a) Representative acknowledges and agrees that, throughout the term of this Agreement, its relationship with the Company under this Agreement shall be solely and exclusively that of an independent contractor, that all services to be provided under this Agreement by Representative shall be provided strictly on an independent contractor basis, and that in no event will Representative or Principal be, claim to be, or be deemed to be an employee of the Company by reason of or with respect to this Agreement or any services provided under this Agreement. Without limiting the generality of the immediately preceding sentence in any respect, the Company and Representative hereby agree that Representative shall have the right to control the manner and means of the performance of all services under this Agreement, and Representative specifically agrees (a) to conduct itself strictly as an independent contractor under this Agreement with respect to the Company, (b) to comply with all applicable laws, rules and regulations, including without limitation all laws, rules and regulations governing payment of federal and state income taxes, self-employment taxes, estimated taxes, sales, use and service taxes, and all other federal, state, local and foreign taxes of any nature imposed with respect to any services under this Agreement or payments therefor, and (c) to indemnify the Company and hold it harmless from and with respect to any and all such taxes. Representative recognizes that, as an independent contractor, Representative and Principal may not be covered by any state social security program, unemployment compensation statute or similar statute. In the event that it is determined that Representative or Principal is covered by any of the state statutes or programs mentioned in the preceding sentence, it is agreed by the parties that Representative's status as an independent contractor under this Agreement shall not be adversely affected thereby.

          (b) This Agreement shall not be construed in any way to deem the Representative a franchisee of the Company for any purpose whatsoever. Representative acknowledges that it has paid no fee or other consideration for any right under this Agreement. It is the express intent of the parties hereto, pursuant to their right to freedom of contract, that this Agreement shall govern the obligations of each to the other and the right of each resulting from such relationship, and that no federal or state franchise law or any other law purporting to alter the relationship between the Company and Representative, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement.

     18. SCOPE OF AUTHORITY. Representative has no authority to act on behalf of the Company in any matter other than the solicitation of orders for the Products. Representative has no authority to bind the Company by any promise or representation unless specifically authorized in writing to do so by the Company. All payments for Products sold pursuant to this Agreement shall be made directly to the Company and in no event shall Representative solicit, receive or accept payments on behalf of the Company or due the Company without the prior written consent of the Company.

     19. LICENSES AND PERMITS. At all times during the term of this Agreement, Representative shall have in effect all licenses, permits and authorizations from all state, federal and foreign governmental agencies to the extent the same are necessary to the performance of its obligations under this Agreement.

     20. AGREEMENT NOT TO HIRE. The Company and Representative agree that neither party shall hire any of the other party's employees, agents, independent contractors, subcontractors or subrepresentatives during the term of this Agreement and for a period of six months thereafter without the prior written approval of the other party.

     21. SEPARATE REPRESENTATION. Representative and Principal hereby acknowledge that each of them has sought and received independent advice from counsel of their own selection in connection with this Agreement and that neither of them has relied to any extent on any officer, director or shareholder of, or counsel to, the Company in connection herewith.

     22.  INDEMNIFICATION.

          (a) Representative agrees to indemnify the Company against any claims for injuries or damages caused by Representative while performing services under this Agreement. In addition, Representative shall indemnify and hold the Company harmless from any and all liability arising from the relationship between Representative and any of its employees or agents, whether under industrial accident laws, workmen's compensation laws or any other law applicable to employers and employees. The provisions of this section shall survive the termination of this Agreement.

          (b) The Company agrees to indemnify Representative against any claims for injuries or damages caused by the Company while performing services under this Agreement. In addition, by the Company shall indemnify and hold harmless Representative from any and all liability arising from the relationship between the Company and any of its employees or agents, whether under industrial accident laws, workmen's compensation laws or any other law applicable to employers and employees. The provisions of this section shall survive the termination of this Agreement.

     23. NOTICES. Any notice to be given hereunder shall be deemed given and sufficient if in writing and delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          (a)  If to the Company:

               GalaGen Inc.
               4001 Lexington Avenue North
               Arden Hills, Minnesota  55126
               Attention:  Chief Executive Officer

          (b)  If to Representative:

               Medical Nutrition, Inc.
               11730 - 50th Place North
               Minneapolis, Minnesota  55442
               Attention:  Chief Executive Officer

          (c)  If to Principal:

               William L. Rush
               11730 - 50th Place North
               Minneapolis, Minnesota  55442
or to such other address as the Company, Representative or Principal may specify by written notice to the others from time to time in accordance with the foregoing. All such notices shall be deemed to have been duly given upon the receipt thereof.

     24. ASSIGNMENT. This Agreement is not assignable by Representative in whole or in part without the prior written consent of the Company. The Company may assign this Agreement to any company controlled by it and to any purchaser of the business to which this Agreement relates.

     25.  DELETED.

     26. TERM. This Agreement is effective as of the closing date of the transactions contemplated by the APA (the "Effective Date") and will continue in effect until the first anniversary thereof, unless terminated earlier in accordance with Section 28 hereof. Representative's appointment hereunder may be continued and extended after the initial or any subsequent term only pursuant to a written extension executed by the parties.

     27. POST-EXPIRATION COMMISSIONS. Upon the expiration of this Agreement pursuant to Section 26 hereof, unless continued and extended as provided therein, Representative will be entitled to receive post-expiration commissions (the "Post-Expiration Commissions") equal to (i) the commission at the rate provided in Section 4(b) hereof on collected sales of the Products to Existing Customers (as defined herein) within the first twelve months following the expiration of this Agreement, (ii) a commission at a rate equal to fifty percent (50%) of the rate provided in Section 4(b) hereof on collected sales of the Products to Existing Customers during the thirteenth through the twenty fourth months following the expiration of this Agreement, and (iii) a commission at a rate equal to twenty five percent (25%) of the rate provided in Section 4(b) hereof on collected sales of the Products to Existing Customers during the twenty-fifth through the thirty-sixth months following the expiration of this Agreement. The Post-Expiration Commissions will be payable by the Company quarterly within ten (10) days after the end of each fiscal quarter following the expiration of this Agreement. The Company will have no liability for Post-Expiration Commissions upon the termination of this Agreement pursuant to Section 28(a)(iv) and (v) hereof or Section 28(b) hereof. As used herein "Existing Customers" means those customers within the Territory who have purchased any Product from the Company through Representative within the twelve-month period prior to the expiration of this Agreement.

     28.  TERMINATION.

          (a) Company may terminate this Agreement with immediate effect by written notice of termination in the event of the happening of any of the following:

          (i)    the death or incapacity of Principal;

          (ii) assignment or attempted assignment of this Agreement by Representative without prior written consent of the Company;

          (iii) insolvency of Representative or the filing of a petition in bankruptcy by or against Representative, the appointment of a receiver for Representative or Representative's property, execution of an assignment by Representative for the benefit of creditors, or conviction of Representative or any principal officer or manager of Representative of any crime tending to adversely affect the ownership or operation of Representative's business;

          (iv) the providing by Representative or Principal of falsified data or information to Company; or

          (v) the termination of the Marketing Agreement other than upon the closing of the transaction contemplated by the APA.

          (b) In the event any party is in material breach of any of its obligations under this Agreement and such breach continues and has not been cured by the breaching party within thirty days of receiving notice from any other party of such breach, specifying in reasonable detail such breach, any nonbreaching party may terminate this Agreement with immediate effect by giving notice in writing to the other parties.

          (c) The Company, Representative and Principal will not, by reason of termination, cancellation or expiration of this Agreement, be liable to any other party hereto for compensation, reimbursement, or damages either on account of present or prospective profits on sales or anticipated sales, inability to meet contractual commitments or other obligations, or on account of expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of the business of the Company or Representative, or on account of any other cause or thing whatsoever, provided, however, that such termination, cancellation or expiration shall not affect the rights or liabilities of the parties with respect to (i) Products previously sold pursuant to this Agreement, (ii) Post-Expiration Commissions pursuant to Section 27 hereof, provided, however, that the Company will have no liability for Post-Expiration Commissions upon termination of this agreement pursuant to part (a)(iv) and (v) or part (b) of this Section 28, (iii) Section 15 hereof or (iv) any indebtedness then owing by either party to the other, no matter what the contractual relationship or otherwise of Representative may be with any other third party.

          29. APPLICABLE LAW, ARBITRATION AND JURISDICTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware (without giving effect to the choice of law principles thereof). The parties agree that any dispute regarding the interpretation of this Agreement and any party's performance thereunder shall be resolved through binding arbitration, provided, however, that the Company retains the right to enforce the provisions of Section 15 hereof in any court of competent jurisdiction. The parties agree that the arbitrator to any such dispute shall be a mutually agreed upon retired judge or attorney with fifteen (15) or more years of legal experience. The parties agree that the arbitrator will resolve any such dispute by applying the laws of the State of Delaware. The arbitration shall be conducted in accordance with the Minnesota Uniform Arbitration Act, Minnesota Statutes Chapter 572, and pursuant to the American Arbitration Association's Rules for Commercial Arbitration. The prevailing party in the arbitration shall be entitled to recover its or his attorney's fees and other costs incurred in the arbitration proceeding in addition to any other relief to which the prevailing parties may be entitled. Any award shall be final and binding upon the parties and the award may be filed by either party in any court of competent jurisdiction. Representative and Principal hereby consent and submit to the jurisdiction of any of the Federal or State courts located in the State of Minnesota with respect to the enforcement by the Company of any arbitration award or other rights or remedies it may have hereunder.

          30. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto and incorporated as an integral part hereof, constitutes the entire agreement and understanding among the Company, Representative and Principal with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the among related to this Agreement. Representative and Principal acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

          31. AMENDMENT. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the parties hereto or as expressly provided by the terms hereof.

          32. SEVERABILITY. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of or are otherwise inseparable from, the remainder of this Agreement.

          33. COUNTERPARTS. This Agreement shall be executed in two or more counterparts, each of which shall be considered an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

                                        GALAGEN, INC.


                                        By
                                          --------------------------------------
                                         Its
                                            ------------------------------------



                                        MEDICAL NUTRITION, INC..


                                        By
                                          --------------------------------------
                                         Its
                                            ------------------------------------


I HEREBY ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT, THAT IT IMPOSES CERTAIN LEGAL OBLIGATIONS ON ME AND LIMITS MY RIGHT TO COMPETE WITH GALAGEN, INC. AND I AGREE TO BE BOUND BY ITS TERMS.




                                        ----------------------------------------
                                        William L. Rush

                                                                      SCHEDULE A



                                   INITIAL PRODUCTS

1.   Fiber-PRO

2.   Glutasorb Ready to Use

3.   GlucoPro Vanilla

4.   L-Emental Hepatic

5.   L-Emental Pediatric

6.   L-Emental

7.   Nitro-PRO

8.   Pro-Peptide for Kids

9.   Pro-Peptide Unflavored

10.  Pro-Peptide VHN

11.  Pro-Peptide Vanilla

12.  Instant Nutrition

13.  Instant Nutrition (Lactose Free)

14.  ISO-PRO

15.  ISO-LAN

16.  ULTRA-PRO

17.  ULTRA-LAN

18.  NUTRA-LAN

                                                                      SCHEDULE B



                                     TERRITORY


GLUTASORB READY TO USE. With respect to the Product known as "Glutasorb Ready to Use" the Territory shall mean all countries except the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland, Denmark, Sweden, Norway and Finland.

ALL OTHER PRODUCTS. With respect to the all Products other than "Glutasorb Ready to Use" the Territory shall mean all countries except the United States.

                            NUTRITION MEDICAL, INC.

            REVOCABLE PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated December 8, 1998, hereby appoints Anwar
H. Bhimani and Richard J. Hegstrand (each with the power to act alone and with the power of substitution and revocation) to vote all shares of Common Stock of Nutrition Medical, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Kelly Inn, 2705 North Annapolis Lane in Plymouth, Minnesota on December 22, 1998, at 10:30 a.m., Minneapolis time, and at any and all adjournments thereof, as follows:

1. Election of directors for all nominees listed below (except as marked to the contrary):
    ________ FOR         ________ WITHHELD

TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NOMINEE'S NAME BELOW:

GEORGE E. KLINE                        HILDING C. NELSON
LAWRENCE A. LEHMKUHL

2. Proposal to approve the Asset Purchase Agreement with ZEVEX, Inc. ("ZEVEX"), dated as of July 27, 1998, pursuant to which the Company will sell to ZEVEX all of the Company's assets used in connection with the Company's enteral feeding pump and plastic disposeables business.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

3. Proposal to approve the Asset Purchase Agreement with GalaGen Inc. ("GalaGen"), dated as of September 1, 1998 and amended as of October 28, 1998, pursuant to which the Company will sell to GalaGen all of the Company's assets used in connection with the Company's critical care nutrition product business.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

4. Proposal to amend Article I of the Second Restated Articles of Incorporation (as amended) of the Company changing the corporate name of the Company to NM Holdings, Inc.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

5. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of Nutrition Medical, Inc., for the fiscal year ending December 31, 1998.
    ________ FOR         ________ AGAINST         ________ ABSTAIN

6. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors recommends a vote "FOR" propositions 1, 2, 3, 4 and
5.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.

    This proxy may be revoked by filing a subsequently dated proxy or by notifying the Chief Operating Officer of Nutrition Medical, Inc., of your decision to revoke this proxy, either in person at the Annual Meeting or in writing.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
                                               Date: December __, 1998

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if jointly held

                PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY